                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   AMFM Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $.01 per share, of Clear Channel
         Communications, Inc.
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         228,753,531
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $55.5625
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         $13,521,402,242
--------------------------------------------------------------------------------
     (5) Total fee paid:

         (See below)
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         $3,569,650
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         Form S-4; Registration Statement No. 333-32532
--------------------------------------------------------------------------------
     (3) Filing Party:

         Clear Channel Communications, Inc.
--------------------------------------------------------------------------------
     (4) Date Filed:

         March 15, 2000
--------------------------------------------------------------------------------

                                      LOGO

                                      LOGO

                                      LOGO

                   MERGER PROPOSED -- YOUR VOTE IS IMPORTANT.

     The boards of directors of Clear Channel Communications, Inc. and AMFM Inc. have agreed to a merger that will create one of the world's largest out-of-home media companies reaching local, national and international consumers through a complementary portfolio of radio stations, radio broadcast networks, outdoor advertising displays, television stations, a media representation business and a growing presence in Internet operations. Following the merger, AMFM will be a wholly-owned subsidiary of Clear Channel.

     This document provides you with detailed information about the merger agreement and the merger. This document also serves as a prospectus of Clear Channel to provide information to AMFM stockholders in connection with their receipt of Clear Channel common stock in the merger. This document also provides information to Clear Channel stockholders about proposals not related to the merger to be voted upon at Clear Channel's annual stockholder meeting. In addition, this document refers you to other documents that Clear Channel and AMFM have filed with the Securities and Exchange Commission where you can obtain financial and other information about Clear Channel and AMFM. We encourage you to read this entire document carefully.

     If the merger is completed, AMFM stockholders will receive 0.94 shares of Clear Channel common stock for each share of AMFM common stock that they own. Clear Channel stockholders will continue to own their existing shares. Immediately after the merger, the former stockholders of AMFM will hold shares of Clear Channel common stock representing approximately 37.5% of the outstanding Clear Channel common stock. This information is based on the number of shares of Clear Channel and AMFM common stock outstanding on March 10, 2000 and does not take into account unexercised stock options, incentive awards, warrants or other securities convertible into or exercisable or exchangeable for common stock of Clear Channel or AMFM or shares issuable by Clear Channel in connection with pending or future acquisitions.

     The merger cannot be completed unless the AMFM stockholders approve the merger and the Clear Channel stockholders approve the issuance of Clear Channel common stock to AMFM stockholders in the merger and elect five individuals who are currently AMFM directors as additional members of the Clear Channel board. We have scheduled meetings for our stockholders to vote on these matters. YOUR VOTE IS VERY IMPORTANT.

     The dates, times and places of the stockholder meetings are as follows:

FOR CLEAR CHANNEL STOCKHOLDERS:                         FOR AMFM STOCKHOLDERS:
April 27, 2000                                          April 26, 2000
11:00 a.m., local time                                  9:00 a.m., local time
Clear Channel Communications, Inc.                      The Hotel Crescent Court
200 East Basse Road                                     400 Crescent Court
San Antonio, Texas 78209                                Dallas, Texas 75201

     Your board of directors believes that the merger is advisable and in your best interest and recommends that you vote for the proposals relating to the merger at your meeting.

     BEFORE CASTING YOUR VOTE, PLEASE CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE I-16.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER OR THE CLEAR CHANNEL COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This document is dated March 15, 2000 and is first being mailed to stockholders on or about March 24, 2000.

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                          200 CONCORD PLAZA, SUITE 600
                            SAN ANTONIO, TEXAS 78216

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

                             ---------------------

     NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Clear Channel Communications, Inc. will be held on April 27, 2000, at 11:00 a.m., local time, at Clear Channel Communications, Inc., 200 East Basse Road, San Antonio, Texas, for the following purposes:

          1. To approve the issuance of shares of Clear Channel common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of October 2, 1999, among Clear Channel, CCU Merger Sub, Inc., and AMFM Inc. A copy of the merger agreement is attached to this document as Annex A.

          2. To elect, subject to completion of the merger, Robert L. Crandall, Thomas O. Hicks, Vernon E. Jordan, Jr., Michael J. Levitt and Perry
             J. Lewis as directors to fill five additional seats to be created on the Clear Channel board immediately after the merger in addition to the eight seats currently existing on the Clear Channel board.

          3. To elect eight directors to serve on the Clear Channel board for the coming year.

          4. To approve the adoption of the Clear Channel Communications, Inc. Annual Incentive Plan. A copy of the Annual Incentive Plan is attached to this document as Annex F.

          5. To amend Clear Channel's articles of incorporation to increase the number of authorized shares of Clear Channel common stock from 900 million shares to 1.5 billion shares.

          6. To ratify the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2000.

          7. To consider and transact such other business as may properly come before the meeting of stockholders or any adjournment or postponement thereof.

     The board of directors of Clear Channel has fixed the close of business on March 10, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any holder of Clear Channel common stock at the offices of Clear Channel in San Antonio, Texas during normal business hours for a period of ten days before the meeting.

     Proposals 1 and 2 above may be referred to in this document as the Clear Channel merger proposals. With respect to the Clear Channel merger proposals, the board of directors of Clear Channel recommends that stockholders vote FOR approval of the share issuance and FOR election of the five additional director nominees. The merger will not be completed unless the share issuance proposal is approved by the Clear Channel stockholders, and the director nominees will not be elected unless the merger occurs. Clear Channel stockholders who held 8.6% of the voting power of the outstanding shares of Clear Channel common stock as of March 10, 2000 agreed with AMFM to vote their shares of Clear Channel common stock in favor of the Clear Channel merger proposals.

     The board of directors of Clear Channel also recommends that stockholders vote FOR the election of the eight director nominees nominated by the board, FOR the adoption of the Clear Channel Communications, Inc. Annual Incentive Plan, FOR the amendment to Clear Channel's articles of incorporation, and FOR the ratification of the selection of Clear Channel's independent auditors.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR IN PERSON AT ANY TIME BEFORE THE MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS DOCUMENT. IF YOUR PROXY CARD IS SIGNED, DATED AND RETURNED WITHOUT SPECIFYING YOUR CHOICE, THE SHARES WILL BE VOTED AS RECOMMENDED BY THE CLEAR CHANNEL BOARD OF DIRECTORS.

                                            By Order of the Board of Directors

                                            /s/ L. LOWRY MAYS

                                            L. Lowry Mays
                                            Chairman of the Board
                                            and Chief Executive Officer

San Antonio, Texas
March 15, 2000

                                   AMFM INC.
                    1845 WOODALL RODGERS FREEWAY, SUITE 1300
                              DALLAS, TEXAS 75201

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2000

                             ---------------------

     A special meeting of stockholders of AMFM Inc. will be held on April 26, 2000, at 9:00 a.m., local time, at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 2, 1999, among Clear Channel Communications, Inc., CCU Merger Sub, Inc. and AMFM Inc. A copy of the merger agreement is attached to this document as Annex A.

          2. To consider and transact such other business as may properly come before the special meeting of stockholders or any adjournment or postponement thereof.

     The board of directors of AMFM has fixed the close of business on March 10, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the special meeting of stockholders and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available for examination by any holder of AMFM common stock at the offices of AMFM in Dallas, Texas during normal business hours for a period of ten days before the special meeting.

     The board of directors of AMFM recommends that stockholders vote FOR the approval and adoption of the merger agreement. The affirmative vote of at least a majority of the outstanding shares of AMFM common stock is required for approval and adoption of the merger agreement. AMFM stockholders who held 27.5% of the voting power of the outstanding shares of AMFM common stock as of March 10, 2000 have agreed with Clear Channel to vote their shares of AMFM common stock in favor of the approval and adoption of the merger agreement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR IN PERSON AT ANY TIME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS DOCUMENT. IF YOUR PROXY CARD IS SIGNED, DATED AND RETURNED WITHOUT SPECIFYING YOUR CHOICE, THE SHARES WILL BE VOTED AS RECOMMENDED BY THE AMFM BOARD OF DIRECTORS.

                                            By Order of the Board of Directors

                                            /s/ THOMAS O. HICKS

                                            Thomas O. Hicks
                                            Chairman of the Board
                                            and Chief Executive Officer

Dallas, Texas
March 15, 2000

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       -----
CHAPTER ONE -- THE MERGER
------------------------------------------------------------
  Questions and Answers About the Merger....................    I-1
  Summary...................................................    I-4
  Risk Factors..............................................   I-16
     Risks Relating to the Merger...........................   I-16
     Risks Arising After the Stockholder Meetings or the
      Merger................................................   I-18
  The Merger................................................   I-25
     Structure of the Merger................................   I-25
     Merger Consideration...................................   I-25
     No Fractional Shares...................................   I-25
     Effective Time of the Merger...........................   I-25
     Background of the Merger...............................   I-25
     Recommendation of the Clear Channel Board of Directors;
      Clear Channel's Reasons
       for the Merger.......................................   I-29
     Recommendation of the AMFM Board of Directors; AMFM's
      Reasons for the Merger................................   I-30
     Opinions of Financial Advisors.........................   I-32
     Interests of Certain Persons in the Merger.............   I-43
     Voting Agreements......................................   I-45
     Registration Rights Agreement..........................   I-46
     Shareholders Agreement.................................   I-47
     Certain U.S. Federal Income Tax Consequences...........   I-49
     Accounting Treatment...................................   I-51
     Regulatory Approvals...................................   I-51
     Percentage Ownership Interest of AMFM Stockholders
      After the Merger......................................   I-53
     Absence of Appraisal Rights............................   I-53
     Stock Exchange Listing.................................   I-53
     Certain Consequences of the Merger.....................   I-53
     Management After the Merger............................   I-53
     Resales of Clear Channel Common Stock..................   I-54
  Terms of the Merger Agreement.............................   I-55
     Conversion of Shares in the Merger.....................   I-55
     Exchange Agent; Procedures for Exchange of
      Certificates..........................................   I-55
     Representations and Warranties.........................   I-56
     Conduct of Business Pending the Merger.................   I-56
     Other Covenants........................................   I-58
     Conditions to the Merger...............................   I-61
     Reservation and Registration of Clear Channel Shares...   I-62
     Indemnification of Directors and Officers..............   I-62
     Termination............................................   I-63
     Termination Fees.......................................   I-65
     Fees and Expenses......................................   I-66
     Amendment..............................................   I-66
     Waiver.................................................   I-66
  Comparison of the Rights of Holders of AMFM Common Stock
     and Clear Channel Common Stock.........................   I-67
  Business of Clear Channel.................................   I-78
     Broadcasting...........................................   I-78
     Outdoor Advertising....................................   I-83
     Material Acquisitions..................................   I-85
     Material Pending Acquisitions..........................   I-85

SECTION                                                       PAGE
-------                                                       -----
  Business of AMFM..........................................   I-87
     General................................................   I-87
     Recent Developments....................................   I-88
     Radio Broadcasting.....................................   I-90
     Media Representation...................................   I-94
  Information About Clear Channel Director Nominees Relating
     to the Merger..........................................   I-95
  Security Ownership of Certain Beneficial Owners and
     Management of AMFM.....................................   I-99
CHAPTER TWO -- INFORMATION ABOUT THE MEETINGS AND VOTING
  Matters Relating to the Meetings..........................   II-1
  Votes Required to Approve Merger Proposals................   II-7
  Votes Required to Approve Clear Channel's Other Annual
     Meeting Proposals......................................   II-8
  Solicitation of Proxies...................................   II-8
CHAPTER THREE -- OTHER CLEAR CHANNEL ANNUAL MEETING
  PROPOSALS.................................................  III-1
CHAPTER FOUR -- ADDITIONAL INFORMATION FOR STOCKHOLDERS
  Experts...................................................   IV-1
  Legal Opinions............................................   IV-2
  Where You Can Find More Information.......................   IV-2
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS......................................    P-1
ANNEXES RELATING TO THE MERGER PROPOSALS
  ANNEX A  Agreement and Plan of Merger.....................    A-1
  ANNEX B  Shareholders Agreement...........................    B-1
  ANNEX C  Registration Rights Agreement....................    C-1
  ANNEX D  Opinion of Salomon Smith Barney Inc. ............    D-1
  ANNEX E  Opinion of Morgan Stanley & Co. Incorporated.....    E-1
ANNEXES RELATING TO OTHER CLEAR CHANNEL ANNUAL MEETING
  PROPOSALS
  ANNEX F  Clear Channel Communications, Inc. Annual
     Incentive Plan.........................................    F-1

                             ---------------------

     This document incorporates important business and financial information about Clear Channel and AMFM that is not included in or delivered with this document. Stockholders may obtain this information from the appropriate company without charge upon written or oral request to the following:

     Clear Channel Communications, Inc.                          AMFM Inc.
        200 Concord Plaza, Suite 600              1845 Woodall Rodgers Freeway, Suite 1300
          San Antonio, Texas 78216                          Dallas, Texas 75201
  Attention: Office of Investor Relations              Attention: Investor Relations
        Phone Number: (210) 822-2828                    Phone Number: (214) 922-8700
         Fax Number: (210) 822-2299                      Fax Number: (214) 979-6699

     If you would like to request documents from Clear Channel or AMFM, please do so by April 14, 2000, so that you may receive them before the stockholder meetings. If you request any incorporated documents, we will mail them to you by first class mail or other equally prompt means as soon as practicable after we receive your request.

     Clear Channel has supplied all information contained in this document relating to Clear Channel and AMFM has supplied all of the information relating to AMFM.

     Clear Channel and AMFM have not authorized anyone to give you any information or to make any representations about the merger and other transactions discussed in this document other than those contained in this document. If you are given any information or representations about these matters that is not discussed in this document, you must not rely on that information.

     This document is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom it would be unlawful to offer or sell securities under applicable law.

     The delivery of this document or the common stock of Clear Channel offered by this document does not, under any circumstances, mean that there has not been a change in the affairs of Clear Channel or AMFM since the date of this document. It also does not mean that the information in this document is correct after this date.

                                  CHAPTER ONE
                                   THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:     WHY DO CLEAR CHANNEL AND AMFM WANT TO
       MERGE?

A. A trend toward consolidation currently exists in the broadcasting industry. We want to be a stronger competitive force in the broadcasting industry, and accordingly, we have sought a strategic combination between Clear Channel and AMFM. Clear Channel is one of the world's largest out-of-home advertising companies and the nation's largest radio company in terms of radio stations. AMFM is the nation's second largest radio company in terms of radio stations. We believe that the combination of Clear Channel and AMFM should allow greater geographic diversification of their broadcasting assets, create new opportunities for revenue growth and increase financial strength. For more detailed reasons for the merger, see pages I-29 through I-31.

Q:     WHAT WILL AMFM COMMON STOCKHOLDERS
       RECEIVE IN THE MERGER?

A.     Clear Channel will exchange each
outstanding share of AMFM common stock for 0.94 shares of Clear Channel common stock. AMFM stockholders will not receive any fractional shares. Instead, they will receive cash based on the market value of a share of Clear Channel common stock on the last trading day before the merger, multiplied by the appropriate fraction in lieu of any fractional shares.

Q:     WILL CLEAR CHANNEL STOCKHOLDERS RECEIVE
       ANY SHARES AS A RESULT OF THE MERGER?

A.     No. Clear Channel stockholders will
continue to hold the Clear Channel shares they own at the time of the merger.

Q:     WILL THE MERGER DILUTE THE OWNERSHIP OF
       CLEAR CHANNEL STOCKHOLDERS?

A.     Yes. The issuance of shares of Clear
Channel common stock to AMFM stockholders will dilute the ownership of existing
       Clear Channel stockholders. Immediately after the merger, the former stockholders of AMFM will hold approximately 37.5% of the outstanding Clear Channel common stock. This is based on the number of shares of Clear Channel and AMFM common stock outstanding on March 10, 2000, and does not take into account unexercised stock options, incentive awards, warrants or other securities convertible into or exercisable or exchangeable for common stock of Clear Channel or AMFM or shares issuable by Clear Channel in connection with pending or future acquisitions.

Q:     WHO WILL MANAGE CLEAR CHANNEL AFTER THE
       MERGER?

A. Following the merger, the board of directors of Clear Channel will be expanded from eight to 13 directors. All of the five additional directors will be selected from the current board of directors of AMFM. The new directors will be Robert L. Crandall, Thomas
       O. Hicks, Vernon E. Jordan, Jr., Michael J. Levitt and Perry J. Lewis.

       Mr. L. Lowry Mays will continue to serve as Chairman and Chief Executive Officer of Clear Channel.

       Mr. Thomas O. Hicks, the current Chairman and Chief Executive Officer of AMFM, will serve as Vice Chairman of Clear Channel following the merger.

Q:     WHAT AM I BEING ASKED TO VOTE UPON IN
       CONNECTION WITH THE MERGER?

A.     If you are an AMFM stockholder, you are
       being asked to vote for the approval and adoption of the merger agreement. If you are a Clear Channel stockholder, you are being asked to vote to approve the issuance of shares of Clear Channel common stock in the merger and the election of five additional Clear Channel directors who are currently directors of AMFM and will take office on the Clear Channel board after the merger. Clear Channel stockholders will also vote on other annual meeting proposals not related to the merger. See "Other Clear Channel Annual Meeting Proposals" in Chapter Three beginning on page III-1.

Q:     WHAT DO I NEED TO DO NOW?

A. After reviewing this document, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed postage prepaid return envelope as soon as possible so that the proxyholder may vote your shares at your stockholder meeting.

Q:     WHEN ARE THE STOCKHOLDER MEETINGS?

A.     The annual meeting for Clear Channel
       stockholders will take place on April 27, 2000 and the special meeting for AMFM stockholders will take place on April 26, 2000.

Q:     HOW WILL MY SHARES BE VOTED IF I RETURN A
       BLANK PROXY CARD?

A. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote in favor of the proposals submitted at your stockholder meeting.

Q:     WHAT WILL BE THE EFFECT IF I DO NOT VOTE ON
       THE MERGER PROPOSALS?

A.     If you are an AMFM stockholder and you
       fail to either return your proxy card or attend and vote at your special meeting, it will have the same effect as voting against the merger. If you are a Clear Channel stockholder and you fail to either return your proxy card or attend and vote at the annual meeting, it will not have the same effect as a vote against the Clear Channel merger proposals. However, if you are a Clear Channel stockholder and you return your proxy card marked "withheld" or "abstain" with respect to a merger proposal it will have the same effect as a vote against that Clear Channel merger proposal.

Q:     CAN I VOTE MY SHARES IN PERSON?

A. Yes. If you hold your shares as the record holder and not in street name, you may attend your stockholder meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q:     IF MY SHARES ARE HELD IN "STREET NAME" BY
       MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your shares only if you instruct your broker how to vote. Your broker will send you directions on how you can instruct your broker to vote. Your broker cannot vote your shares without instructions from you.

Q:     CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A.     Yes. You may revoke your proxy on or
       before the day of your stockholder meeting by following the directions on page II-6 in Chapter Two. Then you can either change your vote or attend your stockholder meeting and vote in person.

Q:     SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. After we complete the merger, we will send AMFM stockholders written instructions on how to exchange their stock certificates. Clear Channel stockholders will retain their stock certificates after the merger.

Q:     WHEN DO YOU EXPECT TO COMPLETE THE
       MERGER?

A. We currently expect to complete the merger during the second half of 2000 if we obtain the required stockholder approvals at the stockholder meetings and satisfy numerous additional conditions. However, we cannot give assurance that the merger will be completed within that time period or at all because there are many conditions to the merger that are not within our control. For example, the FCC must approve the merger and the federal antitrust authorities must complete their review of the merger. Final approvals by the FCC and the antitrust authorities likely will not occur until after the stockholder meetings. However, subject to certain exceptions, either company can terminate the merger agreement if we do not complete the merger by March 31, 2001.

Q:     WHAT ARE THE TAX CONSEQUENCES OF THE
       MERGER TO AMFM AND CLEAR CHANNEL STOCKHOLDERS?

A.     The exchange of shares by AMFM
stockholders will be tax-free to them for U.S. federal income tax purposes, except for taxes payable on any gain recognized as a result of receiving cash in lieu of fractional shares of Clear Channel common stock. The merger will have no tax consequences to Clear Channel stockholders. A summary of the material federal income tax consequences of the merger is included in the section "The Merger -- Certain U.S. Federal Income Tax Consequences" in Chapter One on page I-49.

Q:     AM I ENTITLED TO APPRAISAL RIGHTS IN
CONNECTION WITH THE MERGER?

A.     No. Neither Clear Channel stockholders nor
       AMFM stockholders will have appraisal rights.

Q:     WHO CAN HELP ANSWER YOUR QUESTIONS?

A. If you have more questions about the merger you should contact:

       CLEAR CHANNEL COMMUNICATIONS, INC.
       INVESTOR RELATIONS

      Clear Channel Communications, Inc.
       200 Concord Plaza, Suite 600
       San Antonio, Texas 78216
       Attention: Office of Investor Relations
       Phone Number: (210) 822-2828
       Fax Number: (210) 822-2299

       AMFM INC.
       INVESTOR RELATIONS

      AMFM Inc.
       1845 Woodall Rodgers Freeway, Suite 1300
       Dallas, Texas 75201
       Attention: Investor Relations
       Phone Number: (214) 922-8700
       Fax Number: (214) 979-6699

      If you would like additional copies of this document or if you have questions about the merger, you may contact Georgeson Shareholder Communications, Inc., the proxy solicitor for both companies:

      GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
      Toll-Free Number: (800) 223-2064
      Collect Phone Number: (212) 440-9800
      Fax Number: (212) 440-9009

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the terms of the merger fully and for a more complete description of these terms, you should read carefully this entire document, including the annexes and the documents we have referred you to. See "Where You Can Find More Information" in Chapter Four beginning on page IV-2.

THE COMPANIES

CLEAR CHANNEL COMMUNICATIONS, INC.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216
(210) 822-2828

     Clear Channel is a diversified media company with two primary lines of business: broadcasting and outdoor advertising. As of December 31, 1999, Clear
Channel:

     - owned, programmed or sold airtime for 510 domestic radio stations and two radio stations in Denmark;

     - owned or programmed 24 domestic television stations; and

     - was one of the world's largest outdoor advertising companies based on its total advertising display inventory.

     Clear Channel also produces more than 100 syndicated programs and services for more than 6,500 radio stations, which programs include Rush Limbaugh, The Dr. Laura Schlessinger Show and The Rick Dees Weekly Top 40, three of the top-rated radio programs in the United States.

     In addition, Clear Channel has equity ownership interests in radio station companies in Australia, New Zealand, Mexico, Norway, England and the Czech Republic and outdoor advertising companies in Australia, China, Estonia, France, Hong Kong, New Zealand, Singapore and Thailand. Clear Channel also owns a 26.0% non-voting equity interest in Hispanic Broadcasting Corporation, a domestic Spanish-language broadcaster.

AMFM INC.
1845 Woodall Rodgers Freeway, Suite 1300
Dallas, Texas 75201
(214) 922-8700

     AMFM Inc. is a large national pure-play radio broadcasting and related media company with operations in radio broadcasting and media representation and growing Internet operations, which as of December 31, 1999 consisted of:

     - a radio station portfolio that, assuming completion of announced transactions, consisted of 442 radio stations (318 FM and 124 AM) in 99 markets throughout the United States, including nine stations under time brokerage or joint sales agreements which allow AMFM to program another person's station and sell the advertising;

     - Katz Media, a full-service media representation firm that sells national spot advertising time for its clients in the radio and television industries throughout the United States and for AMFM's portfolio of radio stations; and

     - AMFM's growing Internet operations, which focus on developing AMFM's Internet web sites, streaming online broadcasts of AMFM's on-air programming and other media, and promoting emerging Internet and new media concerns.

     In addition, AMFM owns an approximate 30% equity (11% voting) interest in Lamar Advertising Company, an owner and operator of outdoor advertising structures in the United States.

OUR RECOMMENDATIONS TO STOCKHOLDERS ABOUT THE MERGER PROPOSALS (SEE PAGES I-29 THROUGH I-31)

  TO CLEAR CHANNEL STOCKHOLDERS:

     THE CLEAR CHANNEL BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS ADVISABLE AND IN YOUR BEST INTEREST AND RECOMMENDS THAT YOU VOTE FOR THE CLEAR CHANNEL MERGER PROPOSALS TO:

     - APPROVE THE ISSUANCE OF CLEAR CHANNEL COMMON STOCK IN THE MERGER; AND

     - ELECT THE FIVE DIRECTOR NOMINEES WHO ARE CURRENTLY AMFM DIRECTORS TO THE CLEAR CHANNEL BOARD TO TAKE OFFICE AFTER THE MERGER.

  TO AMFM STOCKHOLDERS:

     THE AMFM BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS ADVISABLE AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMFM MERGER PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE I-32)

     In deciding to approve the merger, we considered opinions from our respective financial advisors as to the fairness of the share conversion number from a financial point of view to Clear Channel and to AMFM common stockholders as of the date of these opinions. Clear Channel received an opinion from Salomon Smith Barney Inc. and AMFM received an opinion from Morgan Stanley & Co. Incorporated. Each of these opinions describes the bases and assumptions on which it was rendered. The opinions are attached as Annexes D and E to this document. We encourage you to read and consider these opinions.

RISKS RELATED TO THE MERGER (SEE PAGE I-16)

     You should note that once the merger is completed, the combined company is subject to certain risks discussed in the section "Risk Factors" in Chapter One on pages I-16 through I-24. These risks include:

     - possible restrictions on the combined company's ability to expand its media business as a result of the media interests held by existing AMFM directors and stockholders that will be directors and stockholders of Clear Channel following the merger;

     - the substantial debt service obligations of the combined company after the merger;

     - uncertainty regarding the ability of the combined company to refinance its debt on acceptable terms; and

     - possible difficulties in combining two companies that were previously operated independently.

THE CLEAR CHANNEL MEETING (SEE PAGE II-1)

     The annual meeting of the Clear Channel stockholders will be held at Clear Channel Communications, Inc., 200 East Basse Road, San Antonio, Texas on April 27, 2000, at 11:00 a.m., local time.

     At the Clear Channel meeting, holders of Clear Channel common stock will consider and vote upon the Clear Channel merger proposals to approve the issuance of Clear Channel common stock to the AMFM stockholders in the merger and to elect five additional director nominees to the Clear Channel board to take office after the merger. The election of the five new director nominees will not be effective unless we complete the merger, and the merger will not be completed unless all director nominees are elected. Clear Channel stockholders will also consider and vote upon other proposals not related to the merger. See "Other Clear Channel Meeting Proposals" in Chapter Three beginning on page III-1.

     Approval of the Clear Channel proposal to issue Clear Channel common stock in the merger requires the affirmative vote of at least a majority of the votes cast at the Clear Channel meeting by the holders of Clear Channel common stock entitled to vote at the Clear Channel meeting. The five additional seats created on the Clear Channel board after the merger will be filled by the five individuals receiving the most votes for such positions, although the merger will not occur and the five new seats on the board will not be created if the five nominees are not elected. For a discussion of the vote required for approval of the other Clear Channel meeting proposals, see "Information About the Meetings and Voting -- Votes Required to Approve Clear Channel's Other Annual Meeting Proposals" in Chapter Two and "Other Clear Channel Annual Meeting Proposals" in Chapter Three.

     Only Clear Channel common stockholders who hold Clear Channel common stock at the close of business on the Clear Channel record date, March 10, 2000, are entitled to notice of and to vote at the Clear Channel meeting. As of March 10, 2000, directors and executive officers of Clear Channel and their affiliates beneficially owned approximately 14.5% of the outstanding shares of Clear Channel common stock. They have advised Clear Channel that they plan to vote all of these shares in favor of the Clear Channel merger proposals.

     In conjunction with the execution of the merger agreement, L. Lowry Mays and an affiliated partnership entered into an agreement with AMFM to vote all shares of Clear Channel common stock under their voting control in favor of the Clear Channel merger proposals. These shares represented 8.6% of the outstanding shares of Clear Channel common stock as of March 10, 2000.

THE AMFM MEETING (SEE PAGE II-1)

     The special meeting of the AMFM stockholders will be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, on April 26, 2000, at 9:00 a.m., local time.

     At the AMFM meeting, holders of AMFM common stock will consider and vote upon the AMFM merger proposal to approve and adopt the merger agreement. This approval requires the affirmative vote of at least a majority of the outstanding shares of AMFM common stock entitled to vote at the AMFM stockholder meeting.

     Only AMFM common stockholders who hold AMFM common stock at the close of business on the AMFM record date, March 10, 2000, are entitled to notice of and to vote at the AMFM meeting. As of March 10, 2000, directors and executive officers of AMFM and their affiliates beneficially owned approximately 28.8% of the outstanding shares of AMFM common stock. Each of them advised AMFM that he plans to vote all of these shares in favor of the AMFM merger proposal.

     In conjunction with the execution of the merger agreement, Thomas O. Hicks and affiliates of Hicks, Muse, Tate & Furst Incorporated, who held an aggregate of approximately 27.5% of the voting power of the outstanding shares of AMFM common stock as of March 10, 2000, entered into voting agreements with Clear Channel to vote all AMFM common stock under their voting control in favor of the AMFM merger proposal.

                                   THE MERGER

     The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement because it is the legal document that governs the merger.

  CONDITIONS TO THE MERGER (SEE PAGE I-61)

     We will not complete the merger until we have satisfied numerous conditions. Some of the conditions are listed below:

     - the Clear Channel stockholders approve the issuance of Clear Channel common stock in the merger and elect the five director nominees who are currently AMFM directors to the Clear Channel board to take office after the merger;

     - the AMFM stockholders approve and adopt the merger agreement;

     - no law or court order prohibits the merger;

     - regulatory agencies issue all required approvals under the federal communications laws;

     - the federal antitrust authorities complete their review of the merger;
       and

     - Clear Channel's and AMFM's legal counsel each deliver an opinion that the merger will be tax-free.

     Some of the conditions may be waived by the company entitled to assert the condition.

  REGULATORY APPROVALS (SEE PAGE I-51)

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, we must furnish certain information and materials to the U.S. Department of Justice and the Federal Trade Commission and wait a specified period of time before we can complete the merger. The DOJ or the FTC has the authority to challenge the merger on antitrust grounds before or after we complete the merger. We filed premerger notification forms with the

DOJ and the FTC in connection with various aspects of the merger on November 29, 1999, December 15, 1999 and December 23, 1999.

     In addition, we filed applications with the Federal Communications Commission on November 16, 1999 seeking its approval of the transfer of control of AMFM's FCC licenses. We currently contemplate that we will need to divest between 110 and 115 radio stations to obtain antitrust and FCC approval. See "The Merger -- Regulatory Approvals" in Chapter One. We are in the process of entering into agreements to divest the necessary radio stations, and we have already entered into agreements for 110 station divestitures as of March 14, 2000. We may also need to divest all of AMFM's interest in Lamar or Clear Channel's outdoor advertising assets in overlapping markets or outdoor advertising assets of Clear Channel and Lamar to obtain antitrust approval.

     Some governmental authorities may seek conditions on the merger before granting approval. We cannot predict whether we will obtain the required regulatory approvals within the time frame specified in the merger agreement or on conditions that would not be detrimental to either company or the combined company.

  TERMINATION OF THE MERGER AGREEMENT (SEE PAGE I-63)

     We can jointly agree to terminate the merger agreement at any time without completing the merger, even after obtaining stockholder approval. In addition, either company can terminate the merger agreement if:

     - we do not complete the merger by March 31, 2001;

     - the stockholders of either company fail to approve such company's merger proposal;

     - the board of directors of the other company withdraws or changes its recommendation; or

     - it receives and intends to accept a superior acquisition proposal.

     Both companies have multiple additional termination rights more specifically described in "Terms of the Merger Agreement -- Termination" in Chapter One beginning on page I-63.

  TERMINATION FEES (SEE PAGE I-65)

     AMFM must pay Clear Channel a termination fee of $700 million plus reasonably documented expenses up to $25 million if the merger agreement terminates under specified conditions. Similarly, Clear Channel must pay AMFM a termination fee of $1 billion plus reasonably documented expenses up to $25 million if the merger agreement terminates under specified conditions. See "Terms of the Merger Agreement -- Termination Fees" in Chapter One beginning on page I-65.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (SEE PAGE I-43)

     Some individuals, including some of our directors and officers, have interests in the merger that differ from, or are in addition to, your interests as stockholders of our companies.

  ACCOUNTING TREATMENT (SEE PAGE I-51)

     Clear Channel will account for the merger as a purchase. Under this accounting method, Clear Channel will record AMFM's assets and liabilities at their fair values, and, if the purchase price exceeds the total of these fair market values, Clear Channel will record this excess as goodwill. Clear Channel will include the revenues and expenses of AMFM in Clear Channel's financial statements from the date of consummation of the merger.

  NO APPRAISAL RIGHTS (SEE PAGE I-53)

     Neither Clear Channel's stockholders nor AMFM's stockholders will have appraisal rights in connection with the merger.

  DIRECTORS OF THE COMBINED ENTITY AFTER THE MERGER (SEE PAGE I-53)

     Following the merger, the board of directors of Clear Channel will be increased from eight to 13 directors. As a condition to completing the merger, the Clear Channel stockholders must approve the proposal to fill the five new vacancies with the director nominees named in this document. The five director nominees are Robert L. Crandall, Thomas O. Hicks, Vernon E. Jordan, Jr., Michael
J. Levitt and Perry J. Lewis. All of the director nominees currently serve as directors of AMFM. At the Clear Channel stockholders' meeting, the Clear Channel stockholders will vote upon the election of the other eight directors, not subject to the completion of the merger. See "Other Clear Channel Meeting Proposals" in Chapter Three beginning on page III-1.

                       CLEAR CHANNEL COMMUNICATIONS, INC.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following sets forth summary historical financial data for Clear Channel for the three years ended December 31, 1999. After-tax cash flow is net income before unusual and non-recurring items plus depreciation, amortization of intangibles and deferred taxes (including that of nonconsolidated affiliates). EBITDA is net income before interest expense, income taxes, and depreciation and amortization. You should not consider after-tax cash flow and EBITDA in isolation from, or as a substitute for, or more meaningful than, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles or as a measure of operating performance, or as an alternative to operating cash flows as a measure of liquidity. Although after-tax cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, they are widely used in the media industry as a measure of a company's operating performance because they assist in comparing performance on a consistent basis across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods, particularly where acquisitions are involved, or non-operating factors such as historical cost bases. In addition, Clear Channel's calculation of after-tax cash flows and EBITDA is not necessarily comparable to similarly titled measures reported by other companies, including AMFM.

     Acquisitions and dispositions significantly impact the comparability of the historical consolidated financial data reflected in this financial data. This information is only a summary and you should read the information presented below in conjunction with the Consolidated Financial Statements and the Notes thereto for Clear Channel, incorporated into this document by reference, which qualify the information presented below in its entirety.

                                                                      YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 1997          1998          1999
                                                              -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue.................................................  $   697,068   $ 1,350,940   $ 2,678,160
Operating expenses..........................................      394,404       767,265     1,632,115
Depreciation and amortization...............................      114,207       304,972       722,233
Corporate expenses..........................................       20,883        37,825        70,146
                                                              -----------   -----------   -----------
Operating income............................................      167,574       240,878       253,666
Interest expense............................................       75,076       135,766       192,321
Gain on sale of stations....................................           --            --       138,659
Other income (expense)......................................       11,579        12,810        20,209
                                                              -----------   -----------   -----------
Income before income taxes, equity in net income of
  consolidated affiliates and extraordinary item............      104,077       117,922       220,213
Income taxes................................................       47,116        72,353       150,635
                                                              -----------   -----------   -----------
Income before equity in net income of nonconsolidated
  affiliates and extraordinary items........................       56,961        45,569        69,578
Equity in net income (loss) of nonconsolidated affiliates...        6,615         8,462        16,077
                                                              -----------   -----------   -----------
Net income before extraordinary item........................       63,576        54,031        85,655
Extraordinary item..........................................           --            --       (13,185)
                                                              -----------   -----------   -----------
Net income..................................................  $    63,576   $    54,031   $    72,470
                                                              ===========   ===========   ===========
Net income per common share:(1)
    Net income before extraordinary item -- Basic...........  $      0.36   $      0.23   $      0.27
    Extraordinary item......................................           --            --         (0.04)
                                                              -----------   -----------   -----------
    Net income Basic........................................  $      0.36   $      0.23   $      0.23
                                                              ===========   ===========   ===========
    Net income before extraordinary item -- Diluted.........  $      0.33   $      0.22   $      0.26
    Extraordinary item......................................           --            --         (0.04)
                                                              -----------   -----------   -----------
    Net income Diluted......................................  $      0.33   $      0.22   $      0.22
                                                              ===========   ===========   ===========
Weighted-average common shares outstanding
    Basic...................................................      176,960       236,060       312,610
                                                              ===========   ===========   ===========
    Diluted.................................................      183,030       249,123       324,408
                                                              ===========   ===========   ===========

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1997          1998          1999
                                                        -----------   -----------   -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF CASH FLOWS DATA:
Cash flows from operating activities..................  $   166,497   $   278,989   $   639,406
                                                        ===========   ===========   ===========
Cash flows from investing activities..................  $(1,345,828)  $ 1,602,318   $(1,474,170)
                                                        ===========   ===========   ===========
Cash flows from financing activities..................  $ 1,187,287   $ 1,335,170   $   874,990
                                                        ===========   ===========   ===========

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                 1998             1999
                                                              -----------      -----------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $    36,498      $    76,724
Total assets................................................    7,539,918       16,821,512
Long-term debt, net of current(2)...........................    2,323,643        4,093,543
Shareholders' equity........................................    4,483,429       10,084,037

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1997       1998        1999
                                                              --------   --------   ----------
OTHER DATA:
After-tax cash flow.........................................  $213,445   $419,745   $  788,127
                                                              ========   ========   ==========
EBITDA......................................................  $299,975   $567,122   $1,137,659
                                                              ========   ========   ==========

---------------

(1) Adjusted to reflect the effect of a two-for-one stock split distributed in July 1998.

(2) Includes $575 million aggregate principal amount of 2 5/8% senior convertible notes due April 1, 2003 issued on March 30, 1998 and $1 billion aggregate principal amount of 1.5% senior convertible notes due December 1, 2002 issued on November 24, 1999.

                                   AMFM INC.

                       SUMMARY HISTORICAL FINANCIAL DATA

     AMFM is providing the following summary historical financial data to aid you in your analysis of the financial aspects of the merger. AMFM derived this information from its audited financial statements for 1997 through 1999. Acquisitions and dispositions significantly impact the comparability of the historical consolidated financial data reflected in this financial data. The information is only a summary and you should read it in conjunction with AMFM's historical financial statements and related notes incorporated into this document by reference.

     EBITDA, before non-cash and non-recurring charges consists of operating income excluding depreciation and amortization and non-cash and non-recurring charges. Although EBITDA, before non-cash and non-recurring charges is not calculated in accordance with generally accepted accounting principles, AMFM believes that EBITDA, before non-cash and non-recurring charges is widely used by analysts, investors and others in the broadcast industry as a measure of operating performance. In addition, EBITDA, before non-cash and non-recurring charges is one of the financial measures by which certain covenants under AMFM's indentures governing its long-term indebtedness are calculated. EBITDA, before non-cash and non-recurring charges eliminates the non-cash effect of considerable amounts of depreciation and amortization primarily resulting from the significant number of recent acquisitions. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining AMFM's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. EBITDA, before non-cash and non-recurring charges does not take into account AMFM's debt service requirements and other commitments and, accordingly, EBITDA, before non-cash and non-recurring charges is not necessarily indicative of amounts that may be available for reinvestment in AMFM's business or other discretionary uses. In addition, AMFM's calculation of EBITDA, before non-cash and non-recurring charges is not necessarily comparable to similarly titled measures reported by other companies, including Clear Channel.

                                                                YEAR ENDED DECEMBER 31,
                                                        ---------------------------------------
                                                           1997          1998          1999
                                                        -----------   -----------   -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
DATA:
Net revenues..........................................  $   582,078   $ 1,273,856   $ 1,977,888
Operating expenses....................................      316,248       682,061     1,048,711
Depreciation and amortization.........................      185,982       446,338       732,233
Corporate general and administrative..................       21,442        36,722        57,559
Non-cash and non-recurring charges(1).................           --        63,661        88,272
                                                        -----------   -----------   -----------
Operating income......................................       58,406        45,074        51,113
Interest expense, net.................................       83,095       201,486       416,037
Gain on disposition of assets.........................      (18,380)     (123,845)     (221,312)
Gain on disposition of representation contracts.......           --       (32,198)      (18,173)
Other (income) expense, net...........................          383        (3,221)           --
                                                        -----------   -----------   -----------
Income (loss) before income taxes.....................       (6,692)        2,852      (125,439)
Income tax expense (benefit)..........................        7,802        33,751        (6,391)
Dividends and accretion on preferred stock of
  subsidiaries........................................       12,901        17,601        11,846
                                                        -----------   -----------   -----------
Loss before equity in net loss of affiliates and
  minority interest and extraordinary item............      (27,395)      (48,500)     (130,894)
Equity in net loss of affiliates and minority
  interest............................................           --            --        27,651
                                                        -----------   -----------   -----------
Loss before extraordinary item........................      (27,395)      (48,500)     (158,545)
Extraordinary loss, net of tax benefit(2).............        4,350        47,089        15,142
                                                        -----------   -----------   -----------
Net loss..............................................      (31,745)      (95,589)     (173,687)
Preferred stock dividends.............................       12,165        25,670        15,936
                                                        -----------   -----------   -----------
Net loss attributable to common stockholders..........  $   (43,910)  $  (121,259)  $  (189,623)
                                                        ===========   ===========   ===========
Basic and diluted loss per common share(3)............  $      (.46)  $      (.88)  $     (1.10)
Weighted-average common shares outstanding(3).........       95,636       137,979       172,967
CONSOLIDATED BALANCE SHEET DATA (END OF PERIOD):
Working capital.......................................  $   112,724   $   188,193   $   390,264
Intangible assets, net................................    4,404,443     5,056,047    10,346,005
Total assets..........................................    4,968,875     7,227,907    12,865,808
Long-term debt........................................    2,573,000     4,096,000     5,890,217
Redeemable preferred stock............................      331,208            --       151,982
Stockholders' equity..................................    1,480,207     2,391,830     4,759,583
OTHER FINANCIAL DATA:
EBITDA, before non-cash and non-recurring charges.....  $   244,388   $   555,073   $   871,618
CASH FLOWS RELATED TO:
Operating activities..................................  $   139,514   $   267,631   $   247,080
Investing activities..................................   (1,423,009)   (2,291,169)      129,512
Financing activities..................................    1,297,019     2,019,210      (329,571)

---------------

(1) For 1998, consists of a one-time charge related to the resignation of Scott
    K. Ginsburg as President and Chief Executive Officer of AMFM and Matthew E. Devine as Senior Vice President and Chief Financial Officer of AMFM and new employment agreements entered into with certain members of executive management. For 1999, consists of $31.3 million related to the write-off of transaction costs in conjunction with the termination of the LIN Television Corporation and Petry Media Corporation acquisitions, executive severance and other costs related to the executive management realignment and various internal costs related to the Capstar and Clear Channel mergers. Additional 1999 charges of $50.6 million related to (i) the costs to terminate employees and close certain facilities in connection with the Capstar merger and the implementation of AMFM's market strategy and (ii) the costs associated with AMFM's decision to focus primarily on domestic radio and new media operations including: personnel costs related to the sale of AMFM's outdoor advertising business, legal and advisory fees associated with the termination of contracts and exit of certain non-core business ventures, and developmental costs associated with the Galaxy(TM) system and Star Performance Group, AMFM's proprietary traffic system and sales training program, and with AMFM Interactive Inc. Non-cash compensation expense of $6.4 million was recorded in 1999 related to stock options granted to employees.

(2) Extraordinary losses consist of after tax charges incurred in connection with various refinancings.

(3) Gives effect to the two-for-one common stock split effected in the form of a stock dividend paid on January 12, 1998, retroactively adjusted for all periods presented.

                       CLEAR CHANNEL COMMUNICATIONS, INC.

   SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

     The following summary unaudited pro forma combined condensed consolidated financial data gives effect to the merger, which we will account for as a purchase in accordance with generally accepted accounting principles. The statement of operations data assumes that we completed the merger on January 1, 1999, and the balance sheet data assumes that we completed the merger on December 31, 1999. Each company's pro forma statement of operations data and balance sheet data also gives effect to recently completed significant acquisitions, dispositions and financing transactions, as more completely described in the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements, including the notes thereto, beginning on page P-1. The unaudited pro forma combined condensed consolidated financial data does not reflect any cost savings and other synergies which management of Clear Channel and AMFM anticipates will result from the merger and is not necessarily indicative of the results of operations or the financial position which would have occurred had the merger been completed on the dates indicated, nor is it necessarily indicative of future results of operations or financial position. This information is only a summary and you should read the information presented below in conjunction with the historical consolidated financial statements of Clear Channel and AMFM and the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements, including the notes thereto, beginning on page P-1.

                                                                YEAR ENDED DECEMBER 31, 1999
                                                         ------------------------------------------
                                                                                      CLEAR CHANNEL
                                                                                        AND AMFM
                                                         CLEAR CHANNEL      AMFM        PRO FORMA
                                                           PRO FORMA     PRO FORMA       MERGER
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                 -------------   ----------   -------------
STATEMENT OF OPERATIONS DATA:
Net revenue............................................   $2,949,807     $2,136,449    $4,625,414
Operating income (loss)................................      231,036        (44,766)     (130,697)
Net income (loss) before extraordinary item............      (49,479)      (462,926)     (544,531)
Net income (loss)before extraordinary item per common
  share:
     Basic.............................................   $    (0.15)    $    (2.15)   $    (1.00)
     Diluted...........................................   $    (0.15)    $    (2.15)   $    (1.00)
Weighted-average common shares outstanding
     Basic.............................................      340,249        215,223       543,513
     Diluted...........................................      358,149        222,433       567,320

                                                                       DECEMBER 31, 1999
                                                          -------------------------------------------
                                                                                        CLEAR CHANNEL
                                                                                          AND AMFM
                                                          CLEAR CHANNEL      AMFM         PRO FORMA
                                                           HISTORICAL      PRO FORMA       MERGER
(IN THOUSANDS)                                            -------------   -----------   -------------
BALANCE SHEET DATA:
Total assets............................................   $16,821,512    $12,865,808    $42,358,178
Long-term debt, net of current(1).......................     4,093,543      6,040,838      7,088,060
Shareholders' equity....................................    10,084,037      4,771,513     27,590,763

---------------

(1) For Clear Channel, includes $575 million aggregate principal amount of 2 5/8% senior convertible notes due April 1, 2003 issued on March 30, 1998 and $1 billion aggregate principal amount of 1.5% senior convertible notes due December 1, 2002 issued on November 24, 1999.

                             SUMMARY PER SHARE DATA

     We have set forth below book value per share, historical net income (loss) per share before extraordinary items, and cash dividends per share of AMFM and Clear Channel and unaudited pro forma per share data. You should read the data set forth below in conjunction with the AMFM and Clear Channel audited financial statements, including the notes thereto, from which we have derived the data set forth below. Clear Channel and AMFM have incorporated their audited financial information into this document by reference. You should also read the data in conjunction with the unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, included elsewhere in this document.

                                                               AS OF AND FOR THE YEAR ENDED
                                                                     DECEMBER 31, 1999
                                                           -------------------------------------
                                                                          PRO
                                                           HISTORICAL   FORMA(1)   EQUIVALENT(2)
                                                           ----------   --------   -------------
Book value per share:
  Clear Channel
     Basic...............................................    $32.26      $50.76       $   --
     Diluted.............................................     31.08       48.63           --
  AMFM
     Basic...............................................     22.12          --        47.71
     Diluted.............................................     20.89          --        45.71
Net income (loss) per share before extraordinary items:
  Clear Channel
     Basic...............................................      0.27       (1.00)          --
     Diluted.............................................      0.26       (1.00)          --
  AMFM
     Basic...............................................     (1.01)         --        (0.94)
     Diluted.............................................     (1.01)         --        (0.94)
Cash dividends per share:
  Clear Channel..........................................        --          --           --
  AMFM...................................................        --          --           --

---------------

 (1) The pro forma combined per share data for Clear Channel and AMFM for the year ended December 31, 1999 have been prepared as if the transactions described in "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements" beginning on page P-1 had occurred on January 1, 1999.

 (2) The equivalent pro forma per share amounts are calculated by multiplying pro forma book value per share of Clear Channel and pro forma net loss per share of Clear Channel by the share conversion number of AMFM common stock to Clear Channel common stock of 0.94 to 1.

             COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Clear Channel common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "CCU." AMFM common stock was quoted on the Nasdaq Stock Market's National Market ("Nasdaq") under the symbol "AMFM" through the close of business on July 13, 1999. Beginning on July 14, 1999, AMFM common stock has been traded on the NYSE under the symbol "AFM."

     The following table gives you, on a per share basis, for the periods indicated, the high and low closing sale prices per share of Clear Channel common stock as reported on the NYSE and the high and low closing sale prices per share of AMFM common stock as reported by Nasdaq and the NYSE. The market prices for Clear Channel have been adjusted to reflect a two-for-one stock split in July 1998. The market prices for AMFM have been adjusted to reflect a two-for-one stock split in January 1998.

                                                   CLEAR CHANNEL        AMFM COMMON
                                                    COMMON STOCK           STOCK
                                                  ----------------    ----------------
                                                   HIGH      LOW       HIGH      LOW
                                                  ------    ------    ------    ------
1997
  First Quarter.................................  $24.81    $17.13    $17.00    $11.88
  Second Quarter................................   31.69     21.38     22.31     14.31
  Third Quarter.................................   34.38     29.31     27.50     20.63
  Fourth Quarter................................   39.72     30.00     37.31     25.81
1998
  First Quarter.................................  $50.03    $36.72    $49.13    $32.69
  Second Quarter................................   54.56     44.06     51.00     40.19
  Third Quarter.................................   61.75     40.38     57.25     24.13
  Fourth Quarter................................   54.50     36.13     47.88     23.94
1999
  First Quarter.................................  $67.44    $53.13    $57.94    $40.75
  Second Quarter................................   74.00     65.06     57.25     46.63
  Third Quarter.................................   79.88     64.38     60.75     46.44
  Fourth Quarter................................   90.25     71.25     78.25     62.81
2000
  First Quarter (through March 10, 2000)........  $95.38    $60.00    $85.23    $55.13
                                                  ------    ------    ------    ------

     On October 1, 1999, the last full trading day prior to the public announcement of the execution and delivery of the merger agreement, the closing price per share of: (i) Clear Channel common stock was $80.38 and (ii) AMFM common stock was $63.88. On March 10, 2000, the most recent practicable date prior to the date of this document, the closing price per share of: (i) Clear Channel common stock was $62.13 and (ii) AMFM common stock was $57.00. We urge stockholders to obtain current market quotations before making any decision with respect to the merger.

     Neither Clear Channel nor AMFM has declared a cash dividend on its common stock since it became a public company. Clear Channel intends to retain future earnings for use in its business and does not anticipate paying any cash dividends on Clear Channel common stock in the foreseeable future. Clear Channel's credit facility limits its ability to pay dividends, other than dividends payable wholly in Clear Channel capital stock. AMFM is not permitted to pay any dividends by the terms of the merger agreement, as more fully described in Chapter One under "Terms of the Merger Agreement -- Conduct of Business Pending the Merger." Furthermore, since AMFM is a holding company, the only way it could pay dividends in the future is by indirectly receiving dividends from AMFM Operating Inc., its principal operating subsidiary. AMFM Operating Inc. is restricted from paying dividends by the terms of its debt instruments.

     Following the completion of the merger, shares of Clear Channel common stock will continue to be traded on the NYSE, and shares of AMFM common stock will cease to be traded on the NYSE. The options and warrants of AMFM outstanding at the time of the merger will become exercisable for that number of shares of Clear Channel common stock obtained by multiplying the conversion number of 0.94 times the number of shares of AMFM common stock for which the options and warrants were otherwise exercisable.

                                  RISK FACTORS

     In making your determination as to how to vote on the merger proposals, you should consider the following factors:

RISKS RELATING TO THE MERGER

  THE FIXED SHARE CONVERSION NUMBER MAY RESULT IN A REDUCED VALUE OF MERGER CONSIDERATION TO AMFM STOCKHOLDERS

     Upon completion of the merger, each share of AMFM common stock will be exchanged for 0.94 shares of Clear Channel common stock. This conversion number is fixed and will not be adjusted as a result of any change in the price of Clear Channel common stock. Any change in the price of Clear Channel common stock will affect the value of the consideration that AMFM stockholders receive in the merger. Because the merger will be completed only after all the conditions to the merger are satisfied or waived, including the holding of the special meeting of AMFM stockholders, there is no way to be sure that the price of Clear Channel common stock on the date of the AMFM stockholder meeting will be the same as its price at the time the merger is completed. The price of Clear Channel common stock at the time that the merger is completed may be higher or lower than its price on the date of this document or the date of the AMFM stockholder meeting. Changes in the business, operations or prospects of Clear Channel, regulatory considerations, general market and economic conditions and other factors may affect the price of Clear Channel common stock. Most of those factors are beyond our control. You are encouraged to obtain current market quotations for Clear Channel.

  THE COMBINED COMPANY WILL HAVE SUBSTANTIAL PRO FORMA LOSSES

     On a pro forma basis, after giving effect to the merger with Jacor Communications, Inc., which Clear Channel completed during 1999, Clear Channel had a loss for the year ended December 31, 1999. In addition, if the merger with AMFM had been completed at the beginning of this period, the pro forma loss during this period would have been substantially greater. Because of the substantial amortization of goodwill related to the merger and prior acquisitions, Clear Channel expects these losses to continue. See "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements."

  CLEAR CHANNEL STOCKHOLDERS WILL BE DILUTED BY THE MERGER

     The merger will dilute the ownership position of the present stockholders of Clear Channel. Based on the number of shares of AMFM common stock outstanding as of March 10, 2000, Clear Channel will issue to AMFM stockholders approximately 203,400,000 shares of Clear Channel common stock in the merger. As a result, AMFM stockholders will hold approximately 37.5% of the Clear Channel common stock outstanding after the completion of the merger, based on the common stock of Clear Channel and AMFM outstanding as of March 10, 2000 and not taking into account unexercised stock options, incentive awards, warrants or other securities convertible into or exercisable or exchangeable for common stock of Clear Channel or AMFM or issuable by Clear Channel in connection with pending or future acquisitions.

  WE WILL NEED TO DIVEST ASSETS AND MAY NEED TO AGREE TO ONGOING OPERATING RESTRICTIONS TO OBTAIN FCC REGULATORY APPROVALS NECESSARY FOR THE MERGER

     We must receive certain FCC regulatory approvals before we can complete the merger. We can give no assurance that we will either obtain these approvals or obtain them without significant restrictions or conditions.

     On November 16, 1999, we filed various applications seeking the FCC's consent to the transfer of control of AMFM's FCC licenses from the stockholders of AMFM to Clear Channel. In approximately 26 markets/geographical areas, overlap between AMFM and Clear Channel radio stations will exceed the numerical limits established in the Telecommunications Act of 1996 on the total number of stations any company may own in a particular market or geographical area. In the merger agreement, Clear Channel and AMFM agreed to take certain actions, including divesting radio stations, in order to obtain timely approval of the merger. Clear Channel and AMFM will be required to divest assets and may be forced to agree to various operating restrictions in order to obtain approval for the merger.

     The merger also implicates the FCC's television/radio cross-ownership rule. This rule, which was revised effective November 16, 1999, limits the number of radio stations a company may own or control in markets where the company also owns one or more television stations. The merger implicates the television/radio cross-ownership rule in approximately 23 markets or geographical areas in which Clear Channel, AMFM and/or Hicks Muse television companies operate, and the rule may require additional divestitures of Clear Channel or AMFM assets before we can complete the merger. Additionally, in two markets the merger may implicate the FCC's television duopoly rule, which limits the number of television stations a company may own or program in a single market. This rule may require us to make divestitures of Clear Channel or AMFM assets or terminate existing time brokerage agreements and local marketing agreements before we can complete the merger. Proposals are currently pending to restructure certain Hicks Muse television companies so that those companies' stations would not be attributable to Clear Channel following the merger. We currently expect these restructurings to be completed before the completion of the merger. If these restructurings are not approved by the FCC and accomplished prior to the completion of the merger, the number of divestitures (and terminations of existing time brokerage and local marketing agreements) necessary for the merger to comply with the television/radio cross-ownership rule and the television duopoly rule would increase, possibly including the sale of between 15 and 20 additional radio stations.

     We currently contemplate that Clear Channel and AMFM will need to divest between 110 and 115 radio stations in the aggregate to obtain antitrust and FCC approval for the merger, excluding possible divestitures if the Hicks Muse television companies are not restructured before the completion of the merger. We are in the process of entering into agreements to divest the necessary radio stations, and we have already entered into agreements for 110 station divestitures as of March 14, 2000.

     Any divestitures could be material. Any divestitures may not be at a fair market price and the reinvestment of the proceeds from any divestitures may not produce for us operating profit at the same level as the divested assets. Any operating restrictions could adversely affect our value.

  WE WILL NEED TO DIVEST ASSETS AND MAY NEED TO AGREE TO ONGOING OPERATING RESTRICTIONS TO OBTAIN ANTITRUST REGULATORY APPROVALS NECESSARY FOR THE MERGER

     Certain antitrust regulatory agencies must complete their reviews before we can complete the merger. We can give no assurance that such agencies, including the DOJ, will either complete these reviews in a timely manner or do so without imposing significant restrictions, conditions, or radio station, outdoor advertising equity interests or other divestitures. For instance, the DOJ may require radio station divestitures in addition to those imposed by the FCC which may be material and impose operating restrictions that could adversely affect the value of the combined company. The DOJ is also examining the potential overlap between Clear Channel's current ownership of outdoor advertising assets and AMFM's 30% ownership interest in Lamar. The DOJ could also require Clear Channel or AMFM to dispose of AMFM's 30% ownership interest in Lamar, either before or after the merger is completed, or to dispose of outdoor advertising assets in markets where Clear Channel and Lamar overlap. The DOJ could also impose operating and other restrictions on Clear Channel following the merger. These outdoor advertising asset divestitures and operating restrictions could adversely affect the value of the combined company. The DOJ is also examining competition issues relating to certain television markets and Clear Channel's post-merger 15% ownership interest in Z-Spanish Media Corporation and 26% ownership interest in Hispanic Broadcasting Corporation.

     Federal antitrust agencies reviewing the merger could challenge all or certain aspects of the merger by seeking to block the merger in court or imposing conditions on the merger. A court could issue an injunction before or after the stockholders' meetings. Clear Channel will have to divest or cause AMFM to divest a significant number of properties in order to obtain these approvals. We currently contemplate that

Clear Channel and AMFM will need to divest between 110 and 115 radio stations in the aggregate to obtain antitrust and FCC approval for the merger.

RISKS ARISING AFTER THE STOCKHOLDER MEETINGS OR THE MERGER

  CLEAR CHANNEL WILL HAVE MORE DEBT

     Following the merger, Clear Channel's debt obligations will significantly increase. At February 29, 2000, Clear Channel had borrowings under its credit facilities and other long term debt outstanding of approximately $4.9 billion. At December 31, 1999, Clear Channel had shareholders' equity of $10.1 billion. At February 29, 2000, AMFM had total outstanding indebtedness of approximately $5.9 billion. At December 31, 1999, AMFM had stockholders' equity of approximately $4.8 billion. Clear Channel expects to continue to borrow funds to finance acquisitions of broadcasting and outdoor advertising properties, as well as for other purposes. Clear Channel's debt obligations could increase substantially because of the debt levels of companies that it currently proposes to acquire or may acquire in the future. See "Business of Clear
Channel -- Material Pending Acquisitions on Page I-85. Clear Channel is permitted to borrow up to $2 billion under its domestic credit facility at a floating rate, which at December 31, 1999, was equal to the London InterBank Offered Rate plus 0.40% and up to $1.0 billion under its 364-day multi-currency credit facility at a floating rate, which at December 31, 1999, was equal to an applicable offshore currency base rate of 3.53% plus 0.625%. As of December 31, 1999, Clear Channel had borrowed approximately $744 million under its domestic credit facility and $484 million under its 364-day multi-currency credit facility.

     Such a large amount of indebtedness could have negative consequences for Clear Channel following the merger, including without limitation the following:

     - limitations on its ability to obtain financing in the future;

     - much of its cash flow will be dedicated to interest obligations and unavailable for other purposes;

     - the high level of indebtedness limits its flexibility to deal with changing economic, business and competitive conditions; and

     - the high level of indebtedness could make Clear Channel more vulnerable to an increase in interest rates, a downturn in its operating performance or a decline in general economic conditions.

     The failure to comply with the covenants in the agreements governing the terms of Clear Channel's or its subsidiaries' indebtedness following the merger could be an event of default and could accelerate the payment obligations and, in some cases, could affect other obligations with cross-default and cross-acceleration provisions.

  CLEAR CHANNEL MAY NEED TO REPAY OR REDEEM AMFM INDEBTEDNESS AFTER THE MERGER

     At February 29, 2000, AMFM had total outstanding indebtedness of approximately $5.9 billion, including senior and subordinated notes in the aggregate principal amount of $3.0 billion. During the fourth quarter of 1999 and through February 29, 2000, AMFM issued approximately $268.6 million in aggregate principal amount of subordinated notes in exchange for outstanding preferred stock of its subsidiaries and purchased approximately $495.3 million of its outstanding subordinated notes with borrowings under AMFM's credit facility. AMFM's credit facility will become payable as a result of the merger. Clear Channel will have to refinance AMFM's indebtedness under its credit facility after the merger. The merger will also trigger the change in control provisions of AMFM's senior and subordinated notes. Clear Channel must offer to purchase the outstanding AMFM notes for consideration equal to 101% of the principal amount, plus any accrued and unpaid interest. If the holders require that Clear Channel purchase all or a substantial portion of the AMFM notes, Clear Channel may not have the funds available to satisfy such obligations.

  CLEAR CHANNEL'S OPERATIONS MAY BE RESTRICTED BY AMFM INDEBTEDNESS

     If all or part of AMFM's indebtedness remains outstanding after the merger because either the AMFM debtholders do not accept Clear Channel's mandatory offers to purchase such indebtedness or Clear Channel does not otherwise purchase such indebtedness, the terms of such indebtedness may restrict the ability of AMFM and its subsidiaries to make funds available to Clear Channel in the form of dividends, loans, advances or otherwise. Much of AMFM's indebtedness is high-yield indebtedness and restricts AMFM and its subsidiaries from incurring additional indebtedness, selling assets or stock, engaging in asset swaps, mergers or consolidations and entering into transactions with affiliates. The covenants for this type of indebtedness are more restrictive than those contained in Clear Channel's public indebtedness. Accordingly, the AMFM indebtedness which remains outstanding following the merger may continue to:

     - cause Clear Channel to incur substantial consolidated interest expense and principal repayment obligations;

     - limit Clear Channel's ability to obtain additional debt financing;

     - make it more difficult for Clear Channel to combine its operations with AMFM; and

     - place more restrictions on Clear Channel's ability to manage AMFM than Clear Channel currently faces in the management of the rest of its business.

  CLEAR CHANNEL MAY HAVE DIFFICULTIES IN COMBINING THE OPERATIONS OF CLEAR CHANNEL AND AMFM

     Clear Channel may not be able to successfully combine the operations of AMFM with its own operations. Any unexpected delays or costs of combining the two companies could adversely affect Clear Channel and disrupt its operations. Additionally, the operations, management and personnel of the two companies may not be compatible. Following the merger, Clear Channel may experience the loss of key personnel.

  CLEAR CHANNEL'S OPERATIONS MAY BE RESTRICTED BY OTHER MEDIA INTERESTS OF DIRECTORS AND STOCKHOLDERS OF AMFM THAT WILL BECOME DIRECTORS AND STOCKHOLDERS OF CLEAR CHANNEL AFTER THE MERGER

     Various directors and stockholders of AMFM that will be directors and stockholders of Clear Channel after the merger hold interests in other companies that own television stations and cable systems in various markets. Under the FCC's rules, some or all of these holdings may become attributable to Clear Channel following the merger. Attribution of any of these holdings to Clear Channel could require the merged company to divest existing assets or terminate existing contractual arrangements in those markets and/or forego the acquisition of additional media holdings in those markets. See "The Merger -- Shareholders Agreement -- Regulatory Compliance Covenants" in Chapter One for a description of a shareholders agreement that obligates several significant AMFM stockholders to make divestitures of media-related assets and take other actions to prevent restrictions on Clear Channel's future expansion due to the potential attribution issues.

  DEPENDENCE ON KEY PERSONNEL OF CLEAR CHANNEL AND AMFM

     Each of Clear Channel's and AMFM's business is dependent upon the performance of key employees, including their chief executive officers and other executive officers. Clear Channel and AMFM employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective markets. Although Clear Channel and AMFM have entered into long-term agreements with some of their executive officers, key on-air talent and program hosts to protect their interests in those relationships, Clear Channel can give no assurance that after the merger all of these key employees will remain with the combined entity or will retain their audiences.

  CLEAR CHANNEL'S INTERNATIONAL OPERATIONS HAVE ADDED RISKS

     Doing business in foreign countries carries with it risks that are not found in doing business in the United States. Clear Channel currently derives a portion of its revenues from international radio and outdoor operations in Europe, Asia, Mexico, Australia and New Zealand. The risks of doing business in foreign countries which could result in losses against which Clear Channel is not insured include:

     - potential adverse changes in the diplomatic relations of foreign countries with the United States;

     - hostility from local populations;

     - the adverse effect of currency exchange controls;

     - restrictions on the withdrawal of foreign investment and earnings;

     - government policies against businesses owned by foreigners;

     - expropriations of property;

     - the potential instability of foreign governments;

     - the risk of insurrections;

     - risks of renegotiation or modification of existing agreements with governmental authorities;

     - foreign exchange restrictions; and

     - changes in taxation structure.

  EXCHANGE RATES MAY CAUSE FUTURE LOSSES IN CLEAR CHANNEL'S INTERNATIONAL OPERATIONS

     Because Clear Channel owns assets overseas and derives revenues from its international operations, Clear Channel may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. Clear Channel cannot predict the effect of exchange rate fluctuations upon future operating results. To reduce its exposure to the risk of international currency fluctuations, Clear Channel maintains a natural hedge by incurring amounts of debt in each currency approximately equivalent to Clear Channel's net assets in each such currency. Clear Channel reviews this hedge position monthly. Clear Channel currently maintains no other derivative instruments to reduce the exposure to translation and/or transaction risk but may adopt other hedging strategies in the future.

  EXTENSIVE GOVERNMENT REGULATION MAY LIMIT CLEAR CHANNEL'S OPERATIONS

     Broadcasting. The federal government extensively regulates the domestic broadcasting industry, and any changes in the current regulatory scheme could significantly affect the combined company. Clear Channel's and AMFM's broadcasting businesses depend upon maintaining broadcasting licenses issued by the FCC for maximum terms of eight years. Renewals of broadcasting licenses can be attained only through the FCC's grant of appropriate applications. Although the FCC rarely denies a renewal application, the FCC could deny future renewal applications. Such a denial could adversely affect the combined company's operations.

     The federal communications laws limit the number of broadcasting properties Clear Channel or AMFM may own in a particular area. While the Telecommunications Act of 1996 relaxed the FCC's multiple ownership limits, any subsequent modifications that tighten those limits could adversely affect the merger or the combined company following the merger by making it impossible for Clear Channel to complete the acquisition of certain AMFM stations in the merger or other potential acquisitions or requiring Clear Channel or AMFM to divest stations it has already acquired. For instance, the FCC has adopted modified rules that in some cases permit a company to own fewer radio stations than allowed by the Telecommunications Act of 1996 in markets or geographical areas where the company also owns television stations. These modified rules could require additional divestitures in order to complete the merger, and eventually could require Clear Channel to divest radio stations it currently owns in markets or areas where Clear Channel also owns television stations.

     Moreover, changes in governmental regulations and policies may have a material impact upon Clear Channel. For example, Clear Channel currently provides programming to several television stations it does not own and receives programming from other parties for certain television stations it does own. These programming arrangements are made through contracts known as local marketing agreements. The FCC has recently revised its rules and policies regarding television local marketing agreements. These revisions will restrict Clear Channel's ability to enter into television local marketing agreements in the future, and may eventually require Clear Channel to terminate its programming arrangements under existing local marketing agreements. Additionally, the FCC has recently adopted rules which under certain circumstances will subject previously nonattributable debt and equity interests in communications media to the FCC's multiple ownership restrictions. These new rules may limit Clear Channel's ability to expand its media holdings.

     Antitrust. Additional acquisitions by Clear Channel of radio and television stations and outdoor advertising properties will require antitrust review by the federal antitrust agencies, and we can give no assurances that the DOJ or the FTC will not seek to bar Clear Channel from acquiring additional radio or television stations or outdoor advertising properties in any market where Clear Channel already has a significant position. Following the passage of the Telecommunications Act of 1996, the DOJ has become more aggressive in reviewing proposed acquisitions of radio stations, particularly in instances where the proposed acquiror already owns one or more radio station properties in a particular market and seeks to acquire another radio station in the same market. The DOJ has, in some cases, obtained consent decrees requiring radio station divestitures in a particular market based on allegations that acquisitions would lead to unacceptable concentration levels. The DOJ also actively reviews proposed acquisitions of outdoor advertising properties. In addition, the antitrust laws of foreign jurisdictions will apply if Clear Channel acquires international broadcasting properties.

     Environmental. As the owner or operator of various real properties and facilities, especially in Clear Channel's outdoor advertising operations, Clear Channel and AMFM must comply with various federal, state and local environmental laws and regulations. Historically, neither Clear Channel nor AMFM has incurred significant expenditures to comply with these laws. However, additional environmental laws passed in the future or a finding of a violation of existing laws could require the combined company to make significant expenditures.

  GOVERNMENT REGULATION OF OUTDOOR ADVERTISING MAY ADVERSELY AFFECT CLEAR CHANNEL'S OUTDOOR ADVERTISING OPERATIONS

     The outdoor advertising industry is subject to extensive governmental regulation at the federal, state and local level and compliance with existing and future regulations could have a significant financial impact on Clear Channel. Federal law, principally the Highway Beautification Act of 1965, encourages states to implement legislation to restrict billboards located within 660 feet of, or visible from, highways except in commercial or industrial areas. Every state has implemented regulations at least as restrictive as the Highway Beautification Act, including a ban on the construction of new billboards along federally-aided highways and the removal of any illegal signs on these highways at the owner's expense and without any compensation.

     States and local jurisdictions have, in some cases, passed additional regulations on the construction, size, location and, in some instances, advertising content of outdoor advertising structures adjacent to federally-aided highways and other thoroughfares. From time to time governmental authorities order the removal of billboards by the exercise of eminent domain and certain jurisdictions have also adopted amortization of billboards in varying forms. Amortization permits the billboard owner to operate its billboard only as a non-conforming use for a specified period of time, after which it must remove or otherwise conform its billboards to the applicable regulations at its own cost without any compensation. Clear Channel or its acquired companies have agreed to remove certain billboards in Jacksonville, Florida.

Furthermore, Tampa, Houston and San Francisco, which are municipalities within Clear Channel's existing markets, have adopted amortization ordinances. Clear Channel can give no assurance that it will be successful in negotiating acceptable arrangements in circumstances in which its displays are subject to removal or amortization, and what effect, if any, such regulations may have on its operations.

     In addition, we are unable to predict what additional regulations may be imposed on outdoor advertising in the future. Legislation regulating the content of billboard advertisements and additional billboard restrictions have been introduced in Congress from time to time in the past. Changes in laws and regulations affecting outdoor advertising at any level of government, including laws of the foreign jurisdictions in which Clear Channel operates, could have a material adverse effect on Clear Channel.

  CLEAR CHANNEL'S ACQUISITION STRATEGY COULD POSE RISKS

     Operational Risks. Clear Channel intends to grow through the acquisition of broadcasting companies and assets, outdoor advertising companies, individual outdoor advertising display faces and other assets that Clear Channel believes will assist its customers in marketing their products and services. Clear Channel's acquisition strategy involves numerous risks, including:

     - certain of such acquisitions may prove unprofitable and fail to generate anticipated cash flows;

     - to successfully manage a rapidly expanding and significantly larger portfolio of broadcasting and outdoor advertising and other properties, Clear Channel may need to recruit additional senior management and expand corporate infrastructure;

     - Clear Channel may encounter difficulties in the integration of operations and systems;

     - management's attention may be diverted from other business concerns; and

     - Clear Channel may lose key employees of acquired companies or stations.

     Clear Channel frequently evaluates strategic opportunities both within and outside its existing lines of business. Clear Channel expects from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material. The merger agreement does not prohibit Clear Channel from entering into acquisition agreements or completing acquisitions, nor does it require Clear Channel to obtain the consent of AMFM prior to entering into acquisition agreements or completing acquisitions, except for acquisitions that would hinder or delay the receipt of approvals needed for the merger or affect Clear Channel's ability to complete the merger.

     Capital Requirements Necessary for Additional Acquisitions. Clear Channel will face stiff competition from other broadcasting and outdoor advertising companies for acquisition opportunities. If the prices sought by sellers of these companies continue to rise, Clear Channel may find fewer acceptable acquisition opportunities. In addition, the purchase price of possible acquisitions could require additional debt or equity financing on the part of Clear Channel. Clear Channel can give no assurance that it will obtain the needed financing or that it will obtain such financing on attractive terms. Additional indebtedness could increase Clear Channel's leverage and make Clear Channel more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. Additional equity financing could result in dilution to Clear Channel's stockholders.

  ACQUISITION OF SFX ENTERTAINMENT, INC.

     On February 28, 2000, Clear Channel entered into a merger agreement with SFX Entertainment, Inc. (NYSE: SFX). See "Business of Clear Channel -- Material Pending Acquisitions" in Chapter Three. SFX is the world's largest diversified promoter, producer and venue operator for live entertainment events. As of the close of business on February 28, 2000, the transaction values SFX Entertainment at approximately $4.4 billion, including the assumption of approximately $1.1 billion of SFX's debt net of cash. SFX Class A stockholders will receive 0.6 shares of Clear Channel common stock for each SFX share, and SFX Class B stockholders will receive one share of Clear Channel common stock for each SFX share, on a fixed exchange basis. The completion of the transaction is subject to the vote of SFX's stockholders and customary regulatory approvals and closing conditions. We cannot give any assurance of whether the SFX merger will be consummated in a timely manner or on the terms described herein, if at all. We also cannot give any assurance of whether the SFX merger may be consummated before the completion of the merger of Clear Channel and AMFM.

  CLEAR CHANNEL FACES INTENSE COMPETITION IN THE BROADCASTING AND ADVERTISING INDUSTRIES

     Clear Channel's two business segments are in highly competitive industries, and Clear Channel may not be able to maintain or increase its current audience ratings and advertising revenues. Clear Channel's radio and television stations and outdoor advertising properties compete for audiences and advertising revenues with other radio and television stations and outdoor advertising companies, as well as with other media, such as newspapers, magazines, cable television, direct mail and the Internet within their respective markets. Audience ratings and market shares are subject to change, which could have an adverse effect on Clear Channel's revenues in that market. Other variables that could affect Clear Channel's financial performance include:

     - economic conditions, both general and relative to the broadcasting industry;

     - shifts in population and other demographics;

     - the level of competition for advertising dollars;

     - fluctuations in operating costs;

     - technological changes and innovations;

     - changes in labor conditions; and

     - changes in governmental regulations and policies and actions of federal regulatory bodies.

  NEW TECHNOLOGIES MAY AFFECT CLEAR CHANNEL'S BROADCASTING OPERATIONS

     The FCC is considering ways to introduce new technologies to the radio broadcast industry, including satellite and terrestrial delivery of digital audio broadcasting and the standardization of available technologies which significantly enhance the sound quality of radio broadcasts. Clear Channel is unable to predict the effect that these technologies will have on its broadcasting operations, but the capital expenditures necessary to implement these technologies could be substantial. Additionally, the FCC has proposed the introduction of low power FM broadcast stations. If authorized, low power FM stations may serve as additional competition to Clear Channel's radio operations in some or all of its markets, and could cause interference to the signals of one or more of Clear Channel's stations.

     Clear Channel also faces risks in implementing the conversion of its television stations to digital television, which the FCC has ordered and for which it has established a timetable. Clear Channel will incur considerable expense in the conversion to digital television and is unable to predict the extent or timing of consumer demand for any such digital television services. Moreover, the FCC may impose additional public service obligations on television broadcasters in return for their use of digital television spectrum. This could add to Clear Channel's operational costs. The most contentious issue yet to be resolved is the extent to which cable systems will be required to carry broadcasters' new digital channels. Clear Channel's television stations are highly dependent on their carriage by cable systems in the areas they serve. Thus, FCC rules that impose no or limited obligations on cable systems to carry the digital television signals of television broadcast stations in their local markets could adversely affect Clear Channel's television operations.

  RISKS TO CLEAR CHANNEL DUE TO CHANGES IN RESTRICTIONS ON OUTDOOR TOBACCO ADVERTISING AND ALCOHOL ADVERTISING

     Regulations, legislation and recent settlement agreements related to outdoor tobacco advertising could have a material adverse effect on Clear Channel after the merger. The major U.S. tobacco companies that are defendants in numerous class action suits throughout the country recently reached an out-of-court settlement with 46 states that includes a ban on outdoor advertising of tobacco products. The settlement agreement was finalized on November 23, 1998, but must be ratified by the courts in each of the 46 states participating in the settlement. In addition to the mass settlement, the tobacco industry previously had come to terms with the remaining four states individually. The terms of such individual settlements also included bans on outdoor advertising of tobacco products.

     In addition to the settlement agreements, state and local governments are also regulating the outdoor advertising of alcohol and tobacco products. For example, several states and cities have laws restricting tobacco billboard advertising near schools and other locations frequented by children. Some cities have proposed even broader restrictions, including complete bans on outdoor tobacco advertising on billboards, kiosks, and private business window displays. In a few jurisdictions, restrictions on tobacco billboard advertising have prompted constitutional challenges with mixed results in court. It is possible that state and local governments may propose or pass similar ordinances to limit outdoor advertising of alcohol, tobacco and other products or services in the future, and that there may be court challenges to such restrictions. Legislation regulating tobacco and alcohol advertising has also been introduced in a number of European countries in which Clear Channel conducts business, and could have a similar impact.

     The elimination of billboard advertising by the tobacco industry will cause a reduction in Clear Channel's direct revenues from such advertisers and may simultaneously increase the available space on the existing inventory of billboards in the outdoor advertising industry. This industry-wide increase in space may in turn result in a lowering of outdoor advertising rates or limit the ability of industry participants to increase rates for some period of time. For the year ended December 31, 1999, approximately 1.5% of Clear Channel's revenues came from the outdoor advertising of tobacco products.

  FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     This document and the documents of Clear Channel incorporated by reference into this document contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 about Clear Channel, AMFM or the combined company. Although we believe that, in making any such statements, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions, as they relate to Clear Channel, AMFM or the combined company or our respective management, are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond the control of Clear Channel, AMFM or the combined company, include:

     - the impact of general economic conditions in the U.S. and in other countries in which Clear Channel currently does business;

     - industry conditions, including competition;

     - fluctuations in exchange rates and currency values;

     - capital expenditure requirements;

     - legislative or regulatory requirements;

     - interest rates;

     - taxes; and

     - access to capital markets.

     The actual results, performance or achievements by Clear Channel, AMFM or the combined company could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we cannot be certain that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on Clear Channel, AMFM or the combined company.

                                   THE MERGER

     The information in this document summarizes the material terms of the merger agreement. We urge you to read the merger agreement which is the legal document that governs the merger and which is attached hereto as Annex A and incorporated by reference into this document.

STRUCTURE OF THE MERGER

     At the time the merger becomes effective, a wholly owned merger subsidiary of Clear Channel will merge with and into AMFM and will cease to exist as a separate corporation. Clear Channel's merger subsidiary and AMFM are both incorporated in Delaware. AMFM will survive as a wholly owned subsidiary of Clear Channel following the merger.

MERGER CONSIDERATION

     Clear Channel will convert each share of AMFM common stock outstanding immediately before the effective time of the merger into 0.94 shares of Clear Channel common stock. The share conversion number is a fixed number.

NO FRACTIONAL SHARES

     Clear Channel will not issue fractional shares of Clear Channel common stock to AMFM stockholders. Instead, for each fractional share, Clear Channel will pay an amount of cash determined by the closing price of Clear Channel common stock reported on the NYSE on the last trading day before the effective time of the merger. For more information regarding the conversion of AMFM common stock, see "Terms of the Merger Agreement -- Conversion of Shares in the Merger" in Chapter One.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective when we file the certificate of merger with the Delaware Secretary of State. We will file the certificate of merger as soon as practicable after all conditions in the merger agreement are waived or satisfied. For more information regarding these conditions, see "Terms of the Merger Agreement -- Conditions to the Merger" in Chapter One.

BACKGROUND OF THE MERGER

     On January 19, 1999, the AMFM board met by means of a telephonic conference call and were joined by Deutsche Bank Securities Inc. (formerly BT Alex. Brown Incorporated). Among other things discussed at the meeting, Mr. Thomas O. Hicks noted that AMFM's stock performance continued to be substantially below that of its peers and suggested that AMFM develop and consider its strategic alternatives in order to maximize stockholder value. Deutsche Bank was retained as a financial advisor for the purpose of assisting management and the AMFM board in developing, reviewing and structuring a range of strategic alternatives intended to maximize stockholder value. At the meeting Deutsche Bank advised the board that it had studied several alternatives, including the continued independence of AMFM coupled with a deleveraging event, or a merger with two possible merger candidates, including Clear Channel.

     On January 20, 1999, AMFM announced that Deutsche Bank had been engaged as financial advisor to assist management and the AMFM board in developing, reviewing and structuring a range of strategic alternatives intended to maximize stockholder value.

     On January 29, 1999, the AMFM board met by means of a telephonic conference call. At the meeting Mr. Thomas O. Hicks advised the board that since the January 19th board meeting, he had heard presentations from a number of potential financial advisors, including Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Greenhill & Co., L.L.C. Mr. Hicks noted that a consensus among Deutsche Bank and the other potential financial advisors had evolved that AMFM was engaged more in a restructuring process rather than a sale of the company. After further discussion, the board formed the

Strategic Alternatives Committee, comprised of Messrs. Thomas O. Hicks, Jordan, Lewis, Marcus, Levitt and Stuart, to manage AMFM's strategic alternatives process, including the selection and engagement of financial advisors in addition to Deutsche Bank.

     On February 8, 1999, Clear Channel entered into a confidentiality agreement with AMFM in connection with Clear Channel's interest in a possible transaction with AMFM in which Clear Channel agreed not to disclose confidential information about AMFM. During the remainder of February 1999 through March 14, 1999, Clear Channel conducted due diligence of AMFM.

     On February 11, 1999, AMFM announced that Morgan Stanley, Hicks Muse, Goldman Sachs, Greenhill and Chase Securities Inc. had been engaged as financial advisors to assist management and the AMFM board in developing, reviewing and structuring a range of strategic alternatives intended to maximize stockholder value.

     During January, February and March 1999, AMFM management, assisted by AMFM's financial advisors, analyzed and considered a range of strategic alternatives for AMFM and reported to the Strategic Alternatives Committee.

     On March 14, 1999, the AMFM board met at the offices of Hicks Muse. At the meeting, Messrs. Thomas O. Hicks and Levitt, on behalf of the Strategic Alternatives Committee, advised the board of the status of AMFM's strategic alternatives initiative, including that AMFM had considered and explored a substantial equity infusion by a strategic investor, in connection with which AMFM had held discussions with several potential investors, and a possible merger with various companies, including Clear Channel. Mr. Levitt stated that, with the exception of Clear Channel, AMFM had completed its discussions with each of the potential strategic investors and merger partners without any acceptable proposal having been made. Mr. Thomas O. Hicks noted that he believed that Clear Channel would be unable to make any proposal until it had completed its acquisition of Jacor. After extensive discussions, the board concluded AMFM's strategic alternatives initiative and approved a number of fundamental changes to the management and operations of AMFM, including

     - the appointments of Mr. Thomas O. Hicks as Chief Executive Officer; Mr. James E. de Castro as President and Chief Executive Officer of a newly created Radio and Outdoor Group; Mr. R. Steven Hicks as President and Chief Executive Officer of AMFM's New Media Group; Mr. Kenneth J. O'Keefe as Chief Operating Officer of AMFM's Radio Group; Mr. D. Geoffrey Armstrong as Executive Vice President and Chief Financial Officer; and Mr. William S. Banowsky, Jr. as Executive Vice President and General Counsel;

     - the creation of an Office of the Chairman of AMFM's board, in which Mr. de Castro and Mr. R. Steven Hicks would join AMFM's Chairman of the Board, Mr. Thomas O. Hicks, as Vice Chairman;

     - the acceptance of the resignations of Mr. Jeffrey A. Marcus as AMFM's President and Chief Executive Officer; Mr. Thomas P. McMillin from all of his executive positions, including as Chief Financial Officer; and Mr. Richard A. B. Gleiner as Senior Vice President and General Counsel, effective March 15, 1999; and

     - the termination of AMFM's pending acquisitions of LIN Television Corporation, a television broadcasting company, and Petry Media Corporation, a television representation firm.

     On March 15, 1999, AMFM announced the completion of its review of strategic alternatives and also announced the series of actions approved by the AMFM board on March 14, 1999, to better position AMFM strategically, operationally and financially as an independent company.

     On September 10, 1999, Mr. Mark Mays telephoned Mr. Thomas O. Hicks to express an interest in pursuing a strategic business combination with AMFM if AMFM and Clear Channel could agree on a basis for such a transaction. On September 13, 1999, Messrs. Thomas O. Hicks, R. Steven Hicks, Randall Mays and Mark Mays met in Dallas to discuss a possible business combination of Clear Channel and AMFM. The conceptual requirements for a transaction between AMFM and Clear Channel were discussed, including that the transaction must be accretive to Clear Channel while being fair to AMFM and that the combined company must have a proportional board of directors representative of both companies.

     On September 20, 1999, Messrs. Thomas O. Hicks, Michael Levitt, Lowry Mays, Mark Mays and Randall Mays met again in Dallas. At the meeting, Clear Channel delivered to AMFM a preliminary term sheet outlining Clear Channel's proposal, including, among other terms,

     - a range for the share conversion number acceptable to Clear Channel;

     - that four members of the AMFM board that would be acceptable to Clear Channel for inclusion on the combined entity's board;

     - that neither party would have a right to terminate the transaction due to the occurrence of any event that would have a material adverse consequence to either party, except in very limited circumstances;

     - that Clear Channel, except in limited circumstances, would take all actions reasonably necessary for the purpose of avoiding or preventing any action or inaction by the FCC or any governmental entity with regulatory jurisdiction over enforcement of antitrust laws that would prevent or delay the merger; and

     - that Hicks Muse and its affiliates with broadcast properties attributable to the combined entity would not be required to divest any broadcast properties owned at the time the merger agreement was entered into, provided that any future acquisitions of broadcast properties would be subject to divestiture if such properties interfered with the ability of the combined entity to enter or remain in a market.

     The term sheet, which was not acceptable to AMFM, formed a basis upon which AMFM responded to Clear Channel.

     On September 21 and 22, 1999, Hicks Muse, on behalf of AMFM, and Salomon Brothers, the financial advisor to Clear Channel, discussed by telephone various financial projections and other financial information, including the assumptions made to prepare such information, that would form the basis upon which the share conversion number could be negotiated by Messrs. Thomas O. Hicks and Lowry Mays.

     On September 22, 1999, Mr. Levitt and Mr. Peter Brodsky, on behalf of AMFM, and Messrs. Mark Mays and Randall Mays, on behalf of Clear Channel met by telephone. The purpose of the meeting was to further discuss the share conversion number and the composition of the combined entity's board of directors. Mr. Levitt indicated AMFM's position that a 1:1 share conversion number was the correct ratio because it was modestly accretive to Clear Channel and fair to AMFM. Mr. Levitt further indicated that AMFM required five board seats on the board of directors of the combined entity, including two to be filled by representatives of Hicks Muse. After further discussion, Mr. Mark Mays indicated that Clear Channel was not prepared to agree to a 1:1 share conversion number.

     Later on September 22, 1999, Mr. Mark Mays telephoned Mr. Thomas O. Hicks. Mr. Mark Mays proposed a 0.915:1 share conversion number and four board seats for AMFM with the combined entity. Mr. Thomas O. Hicks rejected the offer and negotiations between AMFM and Clear Channel were terminated.

     On September 24, 1999, negotiations between Clear Channel and AMFM resumed when Mr. Lowry Mays telephoned Mr. Thomas O. Hicks. Mr. Lowry Mays then proposed a 0.94:1 share conversion number and four board seats for AMFM with the combined entity. Mr. Thomas O. Hicks advised Mr. Lowry Mays that AMFM required five board seats and then requested that Clear Channel provide AMFM with a written term sheet, which arrived soon thereafter.

     Later in the evening on September 24, 1999, Mr. Lowry Mays telephoned Mr. Thomas O. Hicks and reiterated Clear Channel's offer of a 0.94:1 share conversion number and four board seats for AMFM.

Mr. Thomas O. Hicks again rejected Clear Channel's offer, reiterating that AMFM required five board seats.

     On September 25, 1999, Mr. Lowry Mays telephoned Mr. Thomas O. Hicks and offered a 0.94:1 share conversion number and five board seats for AMFM. Mr. Thomas O. Hicks agreed in principle with Mr. Lowry Mays' offer, subject to AMFM board approval, the results of due diligence to be conducted by AMFM, and the negotiation of a merger agreement and related documents acceptable to AMFM.

     From September 22 through September 27, 1999, Mr. Lowry Mays contacted each director of Clear Channel to inform them that Clear Channel was in discussions with AMFM about a possible business combination and the status thereof. On September 27, 1999, Clear Channel held a board meeting at which all directors were further informed about the status of discussions with AMFM.

     On September 25, 1999, legal counsel to Clear Channel began drafting a merger agreement and various ancillary agreements. These were delivered to AMFM on September 27, 1999.

     From September 25 through September 29, 1999, Mr. Thomas O. Hicks contacted each of the other AMFM board members to inform them that AMFM was in discussions with Clear Channel about a possible business combination and the status thereof.

     On September 27, 1999, AMFM entered into a confidentiality agreement with Clear Channel in connection with AMFM's interest in a possible transaction with Clear Channel in which AMFM agreed not to disclose confidential information about Clear Channel.

     From September 27 through October 2, 1999, the parties conducted their respective due diligence reviews in person in Dallas and San Antonio, Texas and also telephonically and by facsimile.

     From September 27 through September 29, 1999, the AMFM working group analyzed the proposed terms and conditions of the merger and developed AMFM's response to Clear Channel on various points of contention and clarification through a series of meetings and telephonic conference calls. On the morning of September 30, 1999, AMFM's counsel delivered to the Clear Channel working group a detailed mark-up of the proposed merger agreement and related documents reflecting AMFM's comments.

     On September 29, 1999, the respective working groups of AMFM and Clear Channel commenced negotiations of the merger agreement and related documents. Face-to-face and telephonic negotiations continued through October 2, 1999. Hicks Muse also negotiated and agreed on the terms of the Thomas O. Hicks and Hicks Muse voting agreements, the shareholders agreement and the registration rights agreement. The Mays voting agreement was also negotiated and agreed on at this time.

     On September 30, 1999, the AMFM board met by means of a telephonic conference call. At the meeting, the full AMFM board was informed of the status of the merger negotiations. In particular, AMFM's management apprised the board of the status of AMFM's due diligence of Clear Channel; representatives of Morgan Stanley and Greenhill discussed with the AMFM board the strategic rationale for the merger and reviewed with the AMFM board its preliminary financial analysis regarding the share conversion number in the merger; and William S. Banowsky, Jr., general counsel of AMFM, and AMFM's legal counsel reviewed with the board the terms of the merger agreement and related agreements, including the proposed share conversion number of 0.94:1, termination rights of the parties, and the termination fee payable by AMFM of $700.0 million and of Clear Channel of $1.0 billion if the applicable company terminated the agreement for specified reasons. Legal counsel advised the board that Delaware legal counsel had determined that the level of the proposed termination fees was appropriate under Delaware law. The board also engaged Morgan Stanley, Deutsche Bank and Greenhill as financial advisors to AMFM in connection with the proposed merger.

     Substantial progress in the negotiations between AMFM and Clear Channel continued after the September 30 telephonic AMFM board meeting. Both AMFM and Clear Channel scheduled meetings of their respective boards of directors.

     On the morning of October 1, 1999, the Clear Channel board met. At the meeting, L. Lowry Mays, Mark Mays, Randall Mays and legal counsel to Clear Channel summarized the terms and conditions of the merger agreement. Clear Channel's legal counsel advised the board that the business judgment rule applied to the proposed merger with AMFM. Representatives of Salomon reviewed with the board their financial analysis performed in connection with Salomon's evaluation of the merger for the purposes of delivering a fairness opinion. The Clear Channel board then adjourned the meeting until October 2, 1999.

     The Clear Channel board reconvened on the morning of October 2, 1999 to consider the terms of the proposed merger with AMFM. Representatives of Salomon reviewed the process undertaken by Clear Channel and the financial analysis of the stock-for-stock merger and orally opined that the share conversion number was fair to Clear Channel from a financial point of view, which opinion was subsequently confirmed in writing. After further discussion, the Clear Channel board approved the issuance of shares to AMFM stockholders and, subject to completion of the merger, the election of the five new directors to its board, with one director abstaining.

     On the morning of October 2, 1999, the AMFM board met at the offices of Hicks Muse. At the meeting, Mr. Banowsky summarized the terms and conditions of the merger agreement, including the conversion number, the termination rights of AMFM and Clear Channel and the termination fees associated therewith. Mr. Banowsky explained to the board that the amount of the termination fees in the merger agreement were appropriate under Delaware law based on advice of Delaware legal counsel, which based its advice on its review and knowledge of the level of termination fees associated with similar Delaware transactions in regulated industries that had been held enforceable. AMFM's legal counsel advised the board that the business judgment rule applied to the proposed merger with Clear Channel. Representatives of Morgan Stanley reviewed with the board their financial analyses performed in connection with Morgan Stanley's evaluation of the share conversion number in the merger. Morgan Stanley then rendered an oral opinion to the board, subsequently confirmed by delivery of a written opinion, dated October 2, 1999, to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the share conversion number was fair from a financial point of view to the holders of shares of AMFM common stock. After discussion of these and related matters, the board unanimously approved the merger agreement and declared it advisable and in the best interests of AMFM and its stockholders.

     Following those meetings, the parties negotiated the final changes to the merger agreement and related documents. AMFM and Clear Channel executed the merger agreement in the evening on October 2, 1999.

     AMFM and Clear Channel then issued a joint press release before the opening of the financial markets on October 4, 1999, announcing that they had entered into the merger agreement.

RECOMMENDATION OF THE CLEAR CHANNEL BOARD OF DIRECTORS; CLEAR CHANNEL'S REASONS FOR THE MERGER

     The Clear Channel board has determined that the terms of the merger are fair to and in the best interest of Clear Channel and its stockholders. Accordingly, the Clear Channel board has approved the merger agreement, the issuance of Clear Channel common stock in the merger and the election of the five director nominees as additional directors on the board of directors of Clear Channel. In reaching its determination, the Clear Channel board consulted with Clear Channel's management, as well as its financial and legal advisors, and considered the following material factors:

     - the merger appears to provide significant enhanced benefits to Clear Channel and its stockholders;

     - the likelihood that the combined company will produce greater stockholder returns than either Clear Channel or AMFM could produce on its own;

     - the merger will create one of the largest out-of-home media companies in the world;

     - the radio asset portfolio of AMFM complements the radio asset portfolio of Clear Channel;

     - the merger will bring together a highly complementary blend of assets and capabilities and give the combined company a significant presence in the top 50 domestic markets;

     - the combined company will be in a better position than either of the individual companies alone to take advantage of technological advances which increase sales force productivity, production department efficiency, and quality of product and to develop and promote Internet and other related ventures;

     - the combined company will have greater competitive strengths and financial resources to better compete with other national diversified media companies, and will have new opportunities for further expansion;

     - the asset portfolio of the combined company will result in the clustering of broadcasting assets together in principal markets that will permit the combined company to offer advertisers more attractive packages of advertising options, increase the flexibility available to its clients in the distribution of their messages and help its clients distribute their marketing messages in more efficient and cost-effective ways;

     - multiple broadcasting stations in particular markets will allow the combined company to provide a more diverse programming selection for its listeners and a more efficient means for its advertisers to reach those listeners;

     - the combined company diversifies revenue and after-tax cash flow across a larger number of geographic markets, thereby reducing reliance on any individual market;

     - the anticipated growth within the "out-of-home" advertising segment in coming years continues to drive Clear Channel's strategy to expand the "out-of-home" aspects of its business;

     - the combined company will have a greater market capitalization than either of the companies do on a stand-alone basis, which the Clear Channel board believes will give it access to a more diverse stockholder base, enhancing its ability to raise capital which may be necessary to fund future growth;

     - the combined asset portfolio will promote Clear Channel's
       "cross-ownership" strategy of owning more than one type of medium in the same market; and

     - the financial presentations and the analysis of Salomon Smith Barney Inc. presented to the Clear Channel board in connection with the delivery of its opinion on October 2, 1999 that, based upon and subject to the factors and assumptions set forth in its opinion, the share conversion number is fair to Clear Channel from a financial point of view as of that date.

     In view of the wide variety of factors considered in connection with its evaluation of the merger, the Clear Channel board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The Clear Channel board relied on the experience and expertise of Salomon Smith Barney Inc., its financial advisor, for quantitative analysis of the financial terms of the merger.

     THE CLEAR CHANNEL BOARD RECOMMENDS THAT CLEAR CHANNEL STOCKHOLDERS VOTE IN FAVOR OF THE CLEAR CHANNEL MERGER PROPOSALS AT THE CLEAR CHANNEL STOCKHOLDER MEETING.

RECOMMENDATION OF THE AMFM BOARD OF DIRECTORS; AMFM'S REASONS FOR THE MERGER

     THE AMFM BOARD BELIEVES THAT THE MERGER IS FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE AMFM STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED, ADOPTED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE AMFM STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In approving the merger agreement and the related transactions, the AMFM board took into account a number of factors, including the following:

     - the judgment, advice and analysis of AMFM's management and financial and legal advisors;

     - the presentation of Morgan Stanley to the Board of Directors of AMFM on October 2, 1999, including its opinion to the effect that the share conversion number was fair, from a financial point of view, to the AMFM common stockholders, as of that date;

     - the terms and conditions of the merger agreement, including the share conversion number;

     - AMFM's stockholders will continue to own an equity interest in the combined company and the merger appears to provide significant enhanced benefits to AMFM's stockholders;

     - the likelihood that the combined company will produce greater stockholder returns than AMFM could produce on its own;

     - the merger will bring together a highly complementary blend of assets and capabilities;

     - the combined company will have a greater market capitalization than either of the companies do on a stand-alone basis, which the AMFM board believes will enhance the combined entity's ability to raise capital which may be necessary to fund future growth;

     - the combined company will be in a better position than either of the individual companies alone to take advantage of technological advances which increase sales force productivity, production, department efficiency, and quality of product and to develop and promote Internet and other related ventures;

     - the asset portfolio of the combined company will result in the clustering of broadcasting assets together in principal markets that will permit the combined company to offer advertisers more attractive packages of advertising options, increase the flexibility available to its clients in the distribution of their messages and help its clients distribute their marketing messages in more efficient and cost-effective ways;

     - multiple broadcasting stations in particular markets will allow the combined company to provide a more diverse programming selection for its listeners and a more efficient means for its advertisers to reach those listeners;

     - the combined company diversifies revenue and after-tax cash flow across a larger number of geographic markets, thereby reducing reliance on any individual market;

     - the combined company will have greater competitive strengths and financial resources to better compete with other national diversified media companies, and will have new opportunities for further growth; and

     - the combined company will have a more complete national presence owing to the greater number of markets it will be able to market to its clients, which should enhance its ability to compete with other national diversified media companies.

     In view of the number of factors considered by the AMFM board, the AMFM board did not assign relative weights to the factors considered by it in reaching its conclusions. Rather, it viewed its conclusions and recommendations as being based on the totality of the information being presented to and considered by it. In addition, it may be the case that individual directors of AMFM assigned different weights to the various factors considered by them in voting to approve the merger.

OPINIONS OF FINANCIAL ADVISORS

  Opinion of Financial Advisor to the Clear Channel Board

     Salomon Smith Barney Inc. has acted as the financial advisor to Clear Channel in connection with the merger. On October 2, 1999, Salomon stated to the Clear Channel board its oral opinion that, as of that date and based upon and subject to the factors and assumptions set forth in the presentation, Salomon's experience as investment bankers, its work as described below and other factors Salomon deemed relevant, the share conversion number was fair, from a financial point of view, to Clear Channel. Such opinion was subsequently confirmed in writing.

     Salomon's opinion and the presentation of Salomon to the Clear Channel board, in connection with which Salomon was requested to evaluate the fairness from a financial point of view of the share conversion number to Clear Channel, was only one of many factors taken into consideration by the Clear Channel board in making its determination to approve the merger agreement. The terms of the merger were determined through negotiations between Clear Channel and AMFM, and were approved by the Clear Channel board. Although Salomon provided advice to Clear Channel during the course of these negotiations, the decision to enter into the merger agreement and to accept the share conversion number contemplated in the merger agreement was solely that of the Clear Channel board.

     THE FULL TEXT OF SALOMON'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SALOMON, IS ATTACHED HERETO AS ANNEX D. SALOMON HAS CONSENTED TO THE INCLUSION OF ITS OPINION AND TO THE INCLUSION OF THE SUMMARY OF ITS OPINION IN THIS DOCUMENT. IN GIVING SUCH CONSENT, SALOMON DOES NOT CONCEDE THAT IT COMES WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE SECURITIES ACT, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER, NOR DOES IT THEREBY CONCEDE THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERTS" AS USED IN THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE SEC THEREUNDER WITH RESPECT TO ANY PART OF THE REGISTRATION STATEMENT OF WHICH THIS DOCUMENT IS A PART. SALOMON'S OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. SALOMON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE SHARE CONVERSION NUMBER TO CLEAR CHANNEL AND DOES NOT ADDRESS CLEAR CHANNEL'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER. IT WAS PROVIDED FOR THE INFORMATION OF THE CLEAR CHANNEL BOARD IN ITS EVALUATION OF THE PROPOSED MERGER AND IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CLEAR CHANNEL STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON ANY MATTERS RELATING TO THE MERGER. SALOMON'S OPINION ALSO DOES NOT IMPLY ANY CONCLUSION AS TO THE LIKELY TRADING RANGE FOR CLEAR CHANNEL COMMON STOCK OR AMFM COMMON STOCK FOLLOWING THE ANNOUNCEMENT OR CONSUMMATION OF THE MERGER, WHICH MAY VARY DEPENDING UPON VARIOUS FACTORS DISCUSSED IN THE OPINION. THE SUMMARY OF SALOMON'S OPINION SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SALOMON'S OPINION.

     In connection with rendering its opinion, Salomon, among other things:

     - reviewed the October 1, 1999 draft of the merger agreement, including the exhibits thereto and certain documents referred to therein, in the form provided to Salomon;

     - reviewed certain publicly available business and financial information that Salomon deemed relevant relating to Clear Channel and AMFM and the industries in which they operate;

     - reviewed certain internal non-public financial and operating data and other information provided to or reviewed for Salomon by the managements of Clear Channel and AMFM relating to Clear Channel's and AMFM's businesses, including certain financial forecasts as to the future financial results of such businesses provided to or reviewed for Salomon by the management of Clear Channel, which Salomon was informed by Clear Channel were prepared after review and analysis of publicly available securities analysts' research reports, and certain financial forecast information provided to or reviewed for Salomon by the management of AMFM as to the future financial results of its business;

     - reviewed certain publicly available business and financial information with respect to certain other companies that Salomon believed to be relevant or comparable in certain respects to Clear Channel and AMFM, and the trading markets for such other companies' securities;

     - reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, Clear Channel common stock and AMFM common stock;

     - reviewed the financial terms of certain business combinations and acquisition transactions that Salomon deemed reasonably comparable to the merger and otherwise relevant to Salomon's inquiry;

     - discussed with members of Clear Channel's and AMFM's senior managements and other officers and employees of Clear Channel and AMFM the foregoing, including the past and current business operations, financial condition and prospects of Clear Channel and AMFM, respectively, before and after giving effect to the merger; and

     - considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as Salomon deemed relevant to its inquiry.

     In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Salomon, or publicly available. With respect to Clear Channel's and AMFM's financial forecasts, Salomon was informed by the management of Clear Channel, and Salomon assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of the management of Clear Channel as to the future financial performance of Clear Channel or AMFM, as the case may be. With respect to AMFM's financial forecast information, Salomon was informed by the management of AMFM, and Salomon assumed, that such information had been reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of management of AMFM as to the future financial performance of AMFM. Salomon expressed no view as to such forecasts or forecast information or the assumptions on which they were based.

     Salomon did not assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets or liabilities of Clear Channel or AMFM, nor for conducting a physical inspection of the properties and facilities of Clear Channel or AMFM. Its opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on October 2, 1999, and Salomon assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after October 2, 1999.

     For purposes of rendering its opinion, Salomon assumed that the representations and warranties of each party contained in the merger agreement were true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement, and that all conditions to the consummation of the merger would be satisfied without waiver thereof. Representatives of Clear Channel advised Salomon, and Salomon has assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Salomon. Salomon also assumed that all material governmental, regulatory or other consents and approvals would be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either Clear Channel or AMFM is a party, as contemplated by the merger agreement, no restrictions would be imposed, or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the merger. Salomon assumed the merger would qualify as a tax-free reorganization for federal income tax purposes.

     In connection with rendering its opinion to the Clear Channel board, Salomon performed a variety of financial analyses, the material portions of which are summarized below. The summary of such analyses set forth below does not purport to be a complete description of the analyses underlying its opinion or of Salomon's presentation to the Clear Channel board. In addition, Salomon believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying its opinion. While the conclusions reached in connection with each analysis were considered carefully by Salomon in arriving at its opinion, Salomon made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the process of preparing a fairness opinion necessarily requires a broad range of subjective judgments with respect to appropriate comparable companies and transactions, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. No public company utilized as a comparison is identical to Clear Channel or AMFM, and none of the other business combinations utilized as a comparison is identical to the proposed merger. Accordingly, any analysis of publicly traded comparable companies or comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the public trading value of the companies or company to which they are being compared. The range of valuation for any particular analysis should not be taken to be the view of Salomon of the actual value of Clear Channel or AMFM.

     The following is a summary of the material portions of the financial analyses performed by Salomon that were presented to the Clear Channel board in connection with the opinion delivered to the Clear Channel board on October 2, 1999. When calculating firm value of AMFM, Salomon assumed total debt and preferred stock of $6.064 billion, investments of $1.335 billion, option proceeds of $960 million and diluted common shares, including options, warrants and convertible preferred stock, of 242.957 million.

     Historical Exchange Ratio Analysis. Salomon reviewed the ratios of the closing prices of AMFM common stock to Clear Channel common stock over the intervals of three months, six months and twelve months prior to September 29, 1999. The review indicated that the exchange ratio averaged 0.74x over the last three months, 0.75x over the last six months and 0.78x over the last twelve months. The current market prices of Clear Channel and AMFM as of September 29, 1999 corresponded to an exchange ratio of 0.72x. Salomon provided the foregoing information to the Clear Channel board to assist the Clear Channel board in comparing the historical exchange ratios described above to the share conversion number contemplated in the merger agreement.

          RECENT EXCHANGE RATIOS

                                                                EXCHANGE RATIO AS OF
             PERIOD                HIGH      LOW     AVERAGE     SEPTEMBER 29, 1999
             ------                -----    -----    -------    --------------------
Last Three Months................  0.81x    0.69x     0.74x
Last Six Months..................  0.87x    0.63x     0.75x            0.72x
Last Twelve Months...............  0.94x    0.63x     0.78x

     Comparable Public Company Analysis. Salomon compared various measures of financial performance for Clear Channel and AMFM to a selected group of other radio companies using publicly available information and Clear Channel management forecasts. The four selected companies were Cox Radio, Inc., Citadel Communications Corporation, Entercom Communications Corp. and Infinity Broadcasting Corp. Salomon noted that Clear Channel's and AMFM's firm values as multiples of 2000 estimated broadcast cash flow were 23.4x and 15.3x, respectively. Firm values as multiples of 2000 estimated broadcast cash flow for the four selected radio companies ranged from 16.3x to 18.6x. Salomon further noted that Clear Channel's and AMFM's firm values as multiples of 2001 estimated broadcast cash flow were 20.5x and

13.5x, respectively. Firm values as multiples of 2001 estimated broadcast cash flow for the four selected radio companies ranged from 14.8x to 16.5x.

                                                            FIRM VALUES AS MULTIPLES OF
                                                           ESTIMATED BROADCAST CASH FLOW
                                                           -----------------------------
                                                               2000             2001
                                                           -------------    ------------
Clear Channel............................................      23.4x           20.5x
AMFM.....................................................      15.3x           13.5x
Selected Group...........................................  16.3x - 18.6x    14.8 - 16.5x

Salomon also noted that Clear Channel's and AMFM's firm values as multiples of 2000 estimated after-tax cash flow were 30.8x and 19.9x, respectively. Firm values as multiples of 2000 after-tax cash flow for the four selected radio companies ranged from 24.4x to 35.2x. Salomon further noted that Clear Channel's and AMFM's firm values as multiples of 2001 estimated after-tax cash flow were 26.9x and 17.6x, respectively. Firm values as multiples of 2001 after-tax cash flow for the four selected radio companies ranged from 21.6x to 32.2x.

                                                              MARKET PRICES PER SHARE
                                                             AS MULTIPLES OF ESTIMATED
                                                                AFTER-TAX CASH FLOW
                                                           -----------------------------
                                                               2000            2001
                                                           -------------   -------------
Clear Channel............................................      30.8x           26.9x
AMFM.....................................................      19.9x           17.6x
Selected Group...........................................  24.4x - 35.2x   21.6x - 32.2x

     Based on the analysis described above, Salomon determined a reference value range for AMFM of $63.00 to $72.00 and a range of implied exchange ratios, based on Clear Channel's closing stock price as of September 29, 1999, of 0.825x to 0.943x.

     Salomon further noted that Wall Street research analysts set public market targets for AMFM stock prices for 2000 or 2001 of $65.00 to $85.00 per share. Salomon provided the foregoing information to the Clear Channel board for the board's use in evaluating the valuation of AMFM relative to selected comparable public companies.

     Implied Private Market Analysis. Salomon derived an implied private market valuation for AMFM based on Clear Channel management forecasts of 2000 estimated broadcast cash flow for AMFM on a stand-alone basis. Salomon reviewed publicly available information regarding 38 selected merger transactions in the radio industry during 1995, 1996, 1997, 1998 and 1999 and calculated transaction values as multiples of forward year broadcast cash flow for each of the selected transactions. Salomon applied a range of multiples of 18.0x to 21.0x to estimated broadcast cash flow of AMFM, resulting in a range of implied share prices for AMFM of $67.00 to $81.00. This corresponds to an implied exchange ratio, based on Clear Channel's closing stock price as of September 29, 1999, of 0.877x to 1.061x. Salomon provided the foregoing information to the Clear Channel board for the board's use in evaluating the valuation of AMFM relative to values implied by selected comparable transactions.

     Discounted Cash Flow Analysis. Using a discounted cash flow methodology, Salomon calculated a range of firm values for AMFM as of January 1, 2000 based on (1) the estimated unlevered free cash flows that AMFM could produce on a stand-alone basis, without giving effect to any cost savings or other combination benefits arising from the merger, over the five-year period from fiscal year end 2000 through fiscal year end 2004 and (2) a range of 2004 terminal broadcast cash flow multiples from 16.0x to 18.0x applied to 2004 broadcast cash flow. Salomon discounted these cash flows by a range of discount rates representing the weighted average cost of capital from 9.0% to 10.0%, resulting in a range of firm values as of January 1, 2000 from $21,948 million to $25,179 million. This corresponds to a range of implied per share equity values from $74.83 to $88.12 and implied exchange ratios, based on Clear Channel's closing stock price as of September 29, 1999, of 0.98x to 1.15x. Salomon provided the foregoing information to the Clear Channel board for the board's use in evaluating the valuation of AMFM.

     Pro Forma After-Tax Cash Flow Analysis. Salomon analyzed the potential impact of the merger on Clear Channel's stand-alone 2000 and 2001 estimated after-tax cash flow per share. The analysis used Clear Channel management forecasts and reflected the refinancing of certain long term debt and PIK preferred stock by AMFM that was expected to occur even in the absence of a transaction, included the use of cash proceeds from certain asset divestitures, but excluded the benefits of additional refinancing, potential overhead expense reductions and other potential cost savings and combination benefits. Salomon's analysis indicated that, at a share conversion number of 0.94x, the merger would result in a 0.8% accretion to Clear Channel's stand-alone 2000 estimated after-tax cash flow per share and a 1.8% accretion to Clear Channel's stand-alone 2001 estimated after-tax cash flow per share.

                                                               AFTER-TAX
                                                               CASH FLOW
                                                               PER SHARE
                                                               ACCRETION
                                                              -----------
                                                              2000   2001
                                                              ----   ----
Share Conversion Number of 0.94x............................  0.8%   1.8%

Salomon provided the foregoing information to the Clear Channel board for the board's use in evaluating the pro forma impact of the merger.

     Pro Forma Broadcast Cash Flow Analysis. Salomon analyzed the potential impact of the merger on Clear Channel's common stock, assuming that Clear Channel's broadcast cash flow multiples would stay constant after the merger. The analysis used Clear Channel management forecasts and reflected the refinancing of certain long term debt and PIK preferred stock by AMFM that was expected to occur even in the absence of a transaction, included the use of cash proceeds from certain asset divestitures, but excluded the benefits of additional refinancing, potential overhead expense reductions and other potential cost savings and combination benefits. Salomon's analysis, using a share conversion number of 0.94x, indicated that, based on 2000 broadcast cash flow estimates, the merger would result in a 5.4% implied share price accretion to Clear Channel common stock and, based on 2001 broadcast cash flow estimates, a 5.4% implied share price accretion.

                                                                IMPLIED
                                                              SHARE PRICE
                                                               ACCRETION
                                                              -----------
                                                              2000   2001
                                                              ----   ----
Share Conversion Number of 0.94x............................  5.4%   5.4%

Salomon provided the foregoing information to the Clear Channel board for the board's use in evaluating the pro forma impact of the merger.

     Salomon is an internationally recognized investment banking firm that regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, and corporate, estate and other purposes. Clear Channel retained Salomon as a financial advisor because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the merger.

     In the past Salomon has provided investment banking services to Clear Channel, AMFM and/or their respective affiliates for which it has received compensation. Pursuant to its engagement letter with Clear Channel, Clear Channel agreed to pay Salomon a fee for its services as financial advisor to Clear Channel in connection with the merger, a significant portion of which will be received upon the closing of the merger. Additionally, Clear Channel has agreed to reimburse Salomon for reasonable out-of pocket expenses, including, without limitation, reasonable fees and disbursements of Salomon's legal counsel and agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the federal securities laws, related to or arising out of its engagement. In the ordinary course of business, Salomon or its affiliates may hold or actively trade the debt and equity securities of Clear Channel, AMFM and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition,

Salomon and its affiliates, including Citigroup Inc. and its affiliates, may maintain other business relationships with Clear Channel, AMFM and their respective affiliates.

  Opinion of Financial Advisor to the AMFM Board

     Under a letter agreement dated as of October 2, 1999, Morgan Stanley was engaged to provide financial advisory services to AMFM in connection with the merger. Morgan Stanley was selected by the AMFM board to act as its financial advisor for the merger based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of AMFM. On October 2, 1999, Morgan Stanley delivered its oral opinion to the AMFM board that, as of that date, the share conversion number to be received in the merger was fair from a financial point of view to the AMFM common stockholders. Morgan Stanley later confirmed its oral opinion by delivery of its written opinion dated October 2, 1999, which stated the considerations and assumptions upon which Morgan Stanley's opinion was based.

     THE FULL TEXT OF THE OPINION DATED OCTOBER 2, 1999, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX E TO THIS DOCUMENT. MORGAN STANLEY'S WRITTEN OPINION IS DIRECTED TO THE AMFM BOARD AND ONLY ADDRESSES THE FAIRNESS OF THE SHARE CONVERSION NUMBER FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. MORGAN STANLEY'S WRITTEN OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AMFM STOCKHOLDER AS TO HOW TO VOTE AT THE AMFM SPECIAL MEETING. THE FOLLOWING IS ONLY A SUMMARY OF THE MORGAN STANLEY OPINION. AMFM STOCKHOLDERS ARE URGED TO READ THE ENTIRE OPINION.

     In arriving at its written opinion, Morgan Stanley, among other things:

     - reviewed publicly available financial statements and other information of AMFM and Clear Channel;

     - reviewed internal financial statements and financial and operating data concerning AMFM and Clear Channel prepared by the managements of both companies;

     - discussed the past and current operations and financial condition and the prospects of AMFM with senior executives of AMFM;

     - discussed the past and current operations and financial condition and the prospects of Clear Channel with senior executives of Clear Channel;

     - discussed and reviewed financial projections for AMFM and Clear Channel contained in publicly available securities analysts' research reports that the managements of both companies recommended for review;

     - reviewed the pro forma impact of the merger on the earnings and capitalization ratios of Clear Channel;

     - reviewed the reported prices and trading activity for AMFM common stock and Clear Channel common stock;

     - compared the financial performance of AMFM and Clear Channel and the prices and trading activity of AMFM common stock and Clear Channel common stock with that of certain other publicly traded companies and their securities;

     - reviewed publicly available financial terms of comparable transactions;

     - participated in discussions among representatives of AMFM and Clear Channel and their financial advisors;

     - reviewed the merger agreement and related agreements; and

     - performed studies and analyses and considered factors that Morgan Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it. Morgan Stanley also assumed that the internal financial statements and financial and operating data provided by AMFM and Clear Channel were reasonably prepared based on the best currently available estimates and judgments of the prospects of AMFM and Clear Channel. In relying on the financial projections for AMFM and Clear Channel included in the securities analysts' research reports reviewed by Morgan Stanley, Morgan Stanley assumed that the recommendation of these reports to it by the managements of AMFM and Clear Channel indicated their respective beliefs that these reports were reasonably prepared on the bases included in the prior sentence.

     Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of AMFM or Clear Channel, nor was Morgan Stanley furnished with any appraisals. Morgan Stanley's opinion was based on financial, economic, market and other conditions in effect on the date of the opinion, as well as the information made available to it at that time.

     Morgan Stanley also assumed, with AMFM's consent, that the merger would be completed according to the terms of the merger agreement and the merger would be treated as a tax-free reorganization and/or exchange for federal income tax purposes. In addition, Morgan Stanley assumed that obtaining all necessary regulatory approvals for the merger would not have an adverse effect on AMFM or Clear Channel.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in preparing its opinion. Some of these summaries include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses used by Morgan Stanley. In performing some of its analyses, Morgan Stanley used estimates for AMFM and Clear Channel that were based on estimates published by securities research analysts in the investment community.

     Historical Public Market Trading Value. Morgan Stanley reviewed the recent stock price performance of AMFM and Clear Channel based on an analysis of the historical closing prices and trading volumes for each company for various periods from January 1, 1997 through October 1, 1999. The following table lists the low, average and high daily closing prices of shares of AMFM common stock and Clear Channel common stock for the periods indicated.

                                                           HISTORICAL STOCK PRICES
                                            -----------------------------------------------------
                                                      AMFM                    CLEAR CHANNEL
                                            -------------------------   -------------------------
                                             LOW     AVERAGE    HIGH     LOW     AVERAGE    HIGH
                                            ------   -------   ------   ------   -------   ------
Since January 1, 1997.....................  $11.88   $37.17    $63.88   $17.13   $45.92    $80.38
One Year Prior to October 1, 1999.........   23.94    47.86     63.88    36.13    61.92     80.38
One Month Prior to October 1, 1999........   49.50    55.12     63.88    71.63    77.09     80.38

     Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of AMFM and Clear Channel and compared this performance with that of Infinity Broadcasting, another large capitalization radio broadcasting company, as well as the Standard & Poor's 500 Index. Morgan Stanley observed that over the periods indicated below, the closing market prices appreciated as set forth below:

                                                       JANUARY 1, 1997 TO   JANUARY 1, 1999 TO
                                                        OCTOBER 1, 1999      OCTOBER 1, 1999
                                                       ------------------   ------------------
AMFM.................................................         411%                  33%
Clear Channel........................................         345%                  48%
Infinity Broadcasting................................          --(1)                 4%
S&P 500 Index........................................          73%                   4%

---------------

(1) Infinity Broadcasting common stock was not publicly traded until December 10, 1998.

     Securities Research Analysts' Future Price Targets. Morgan Stanley reviewed and analyzed future public market trading price targets for AMFM common stock and Clear Channel common stock prepared and published by certain securities research analysts during the period from August 3, 1999 to September 16, 1999, for AMFM, and from July 27, 1999 to August 25, 1999, for Clear Channel. These targets reflected each analyst's estimate of the future public market trading price of AMFM common stock and Clear Channel common stock at the end of the particular time period considered for each estimate. Using a discount rate of 14.5% for AMFM and 13.2% for Clear Channel, Morgan Stanley discounted these estimates to October 1, 1999, to arrive at a range of present values of these targets as set forth below:

                                                              PRESENT VALUE RANGE
                                                              --------------------
                                                               LOW           HIGH
                                                              -----         ------
AMFM Public Market Trading Price............................   $57            $71
Clear Channel Public Market Trading Price...................   $68            $90

Morgan Stanley noted that the public market trading price targets published by the securities research analysts do not reflect current market trading prices of AMFM common stock or Clear Channel common stock and that these estimates are subject to uncertainties, including the future financial performance of AMFM and Clear Channel and future financial market conditions.

     Peer Group Comparison. Morgan Stanley compared financial information of AMFM and Clear Channel with corresponding financial information for Infinity Broadcasting, which together with AMFM and Clear Channel comprised a group of large capitalization radio broadcasting companies, and the following five mid-capitalization radio broadcasting companies:


Citadel Communications
Cox Radio
Cumulus Media
Emmis Broadcasting
Entercom Communications


Morgan Stanley analyzed, among other things, the current aggregate value, i.e., equity market value adjusted for capital structure, of each company expressed as a multiple of earnings before expenses for interest, taxes, depreciation, amortization and corporate overhead ("broadcast cash flow" or "BCF"); the current aggregate value of each company expressed as a multiple of EBITDA; and the current share price of each company expressed as a multiple of after-tax cash flow ("ATCF") per share. As of September 29, 1999, and based on estimates of BCF, EBITDA and ATCF per share taken from securities research analysts, the statistics derived from this analysis are set forth below:

                                             LARGE CAPITALIZATION              MID-CAPITALIZATION
                                               RADIO COMPANIES                   RADIO COMPANIES
                                   ----------------------------------------   ---------------------
                                            CLEAR      INFINITY
                                   AMFM    CHANNEL   BROADCASTING   AVERAGE   LOW    HIGH   AVERAGE
                                   ----    -------   ------------   -------   ----   ----   -------
2000 BCF Multiple................  15.3x    23.9x        19.0x       19.4x    13.2x  19.5x   16.9x
2000 EBITDA Multiple.............  16.3x    25.2x        19.5x       20.3x    14.7x  21.3x   18.6x
2000 ATCF Per Share Multiple.....  21.9x(1)  30.8x       27.8x       26.8x    17.4x  29.1x   24.2x

---------------

(1) Based on tax-normalized ATCF per share, assuming no utilization of AMFM net operating loss carryforward.

Morgan Stanley analyzed these financial statistics for AMFM, Clear Channel and the peer group companies as of September 29, 1999, a date that Morgan Stanley concluded was prior to speculation regarding a potential business combination involving AMFM which materially affected the market price of AMFM common stock.

     No company used in the peer group comparison is identical to AMFM or Clear Channel. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of AMFM and Clear Channel, e.g., the impact of competition on AMFM or Clear Channel and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of AMFM or Clear Channel or the industry or in the financial markets in general.

     Discounted Share Price Analysis. Morgan Stanley performed an analysis of the present values of potential future trading prices of AMFM common stock based on the following assumptions: estimates of ATCF per share for AMFM for the calendar year 2004 based on securities research analysts' reports; multiples of 2004 ATCF per share ranging from 21x to 24x; and discount rates ranging from 13.5% to 15.5%. Based on these assumptions, Morgan Stanley calculated a range of present values of potential future trading prices of AMFM common stock of approximately $59 to $73.

     Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed the following eighteen transactions involving radio broadcasting companies since 1996:

     - February 1996 -- Jacor Communications/Citicasters

     - March 1996 -- Infinity Broadcasting/Granum Holdings L.P.

     - May 1996 -- Cox Radio/New City Communications

     - June 1996 -- Westinghouse Electric/Infinity Broadcasting

     - August 1996 -- American Radio Systems/EZ Communications

     - August 1996 -- Chancellor Media/Colfax Communications

     - February 1997 -- Chancellor Media and Evergreen Media/radio stations of Viacom

     - February 1997 -- Evergreen Media/Chancellor Media

     - April 1997 -- Evergreen Media/radio stations from Gannett

     - June 1997 -- Clear Channel Communications/Paxson Communications

     - July 1997 -- Sinclair Broadcasting/Heritage Media

     - August 1997 -- Capstar Partners/SFX

     - September 1997 -- CBS/American Radio Systems

     - October 1997 -- Jacor Communications/radio stations of Nationwide Communications

     - July 1998 -- Capstar Partners/Triathlon

     - August 1998 -- Chancellor Media/Capstar Broadcasting

     - October 1998 -- Clear Channel Communications/Jacor Communications

     - July 1999 -- Entercom Communications/radio stations of Sinclair Broadcasting

     For each of these transactions, Morgan Stanley reviewed the prices paid and calculated the implied multiples of one year forward BCF. This analysis indicated an average transaction multiple of 13.3x for 1996, 15.7x for 1997 and 13.4x for 1998, with multiples ranging from 10.6x to 19.6x over the full period and an average of 14.5x.

     Morgan Stanley also analyzed the transaction multiples implied by the merger. Based on estimates from securities research analysts for BCF for AMFM for the calendar year 2000, the share conversion number in the merger implied BCF multiples of 19.0x and 19.9x, assuming a closing share price for Clear Channel of $76.38 on September 29, 1999 and $80.38 on October 1, 1999, respectively.

     No transaction used in the analysis of selected precedent transactions is identical to the merger. In evaluating these transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of AMFM and Clear Channel, e.g., the impact of competition on AMFM or Clear Channel and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of AMFM or Clear Channel or the industry or in the financial markets in general.

     Relative Contribution Analysis. Morgan Stanley compared the pro forma contribution of each of AMFM and Clear Channel, based on securities research analyst estimates, to the resultant combined company assuming completion of the merger. The results of this analysis are set forth below:

                                                     AMFM CONTRIBUTION
                                                     -----------------
1999 Net Revenues..................................        39.3%
2000 Net Revenues..................................        40.1%
1999 BCF...........................................        42.8%
2000 BCF...........................................        43.8%
1999 EBITDA........................................        42.6%
2000 EBITDA........................................        43.4%
1999 ATCF..........................................        36.7%
2000 ATCF..........................................        38.9%

     These statistics, which were adjusted to reflect each company's respective capital structure, were compared to the pro forma ownership by AMFM stockholders, on a diluted basis, of the common stock of the combined company implied by the share conversion number in the merger of 37.3%.

     Exchange Ratio Analysis. Morgan Stanley compared the share conversion number in the merger to the ratio of the closing market prices of AMFM common stock and Clear Channel common stock on October 1, 1999 and September 29, 1999. Morgan Stanley also compared the share conversion number in the merger to selected average historical ratios of the closing market prices of AMFM common stock to Clear Channel common stock over various periods ending October 1, 1999. Morgan Stanley then calculated the premiums represented by the share conversion number in the merger over these ratios. The results of this analysis are set forth below:

                                                        MARKET EXCHANGE RATIO   % PREMIUM
                                                        ---------------------   ---------
October 1, 1999.......................................          0.795x             18%
September 29, 1999....................................          0.719x             31%
One-Month Average.....................................          0.715x             31%
Six-Month Average.....................................          0.763x             23%
One-Year Average......................................          0.777x             21%
Two-Year Average......................................          0.836x             12%
Average Since January 1, 1997.........................          0.805x             17%

     Analysis of Premiums Paid in Selected Precedent Large Stock Merger Transactions. Morgan Stanley reviewed twenty-five stock mergers with values of $10 billion or greater since 1996, excluding "merger-of-equals" transactions, and analyzed the premiums paid over the prevailing market exchange ratios in these transactions. Set forth below are the average and median of the premiums to the average market exchange ratio for the one month period prior to announcement of the subject transaction and for one day prior to announcement.

                                                                 % PREMIUM
                                                              ----------------
                                                              AVERAGE   MEDIAN
                                                              -------   ------
One Month Average Exchange Ratio............................    31%       29%
One Day Prior Exchange Ratio................................    29%       27%

     Morgan Stanley observed that the premium represented by the share conversion number in the merger to the average market exchange ratio of AMFM common stock and Clear Channel common stock for one month prior to September 29, 1999 was 33%, and based on the market exchange ratio on September 29, 1999 was 31%.

     Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the merger on Clear Channel's ATCF per share for the calendar year 2000, as estimated by securities research analysts. Morgan Stanley assumed, with AMFM's consent, that divestitures of some radio properties would occur. Based on assumptions provided to Morgan Stanley by AMFM regarding the stations likely to be divested and the potential after-tax proceeds to Clear Channel likely to be realized from these divestitures, including the assumptions that all assumed station divestitures would involve cash consideration and would be taxable to Clear Channel, and that the proceeds received by Clear Channel from the divestitures would be used to repay indebtedness, and assuming for illustrative purposes only that the merger and all related transactions would be completed by December 31, 1999, Morgan Stanley observed that the merger would result in modest ATCF per share accretion for Clear Channel stockholders for calendar year 2000. Morgan Stanley also noted that the pro forma analysis suggested that the merger would result in a more leveraged capital structure for Clear Channel.

     Morgan Stanley performed a variety of financial and comparative analyses solely for purposes of providing its opinion to the AMFM board as to the fairness from a financial point of view to the AMFM common stockholders of the share conversion number. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley for its opinion, it is not intended to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of AMFM or Clear Channel. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AMFM or Clear Channel. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the share conversion number from a financial point of view to the AMFM common stockholders and were conducted in connection with the delivery of its opinion. The analyses are not intended to be appraisals or to reflect the prices at which AMFM or Clear Channel might actually be sold or the price at which their securities may trade.

     The share conversion number was determined through arm's-length negotiations between AMFM and Clear Channel and was approved by the AMFM board. Morgan Stanley did not recommend any specific share conversion number to AMFM or that any specific share conversion number constituted the only appropriate share conversion number for the merger. Morgan Stanley's opinion to the AMFM board was one of many factors taken into consideration by the AMFM board in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the AMFM board with respect to the value of AMFM or whether the AMFM board would have been willing to agree to a different share conversion number.

     The AMFM board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of AMFM or Clear Channel. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for AMFM and Clear Channel and have received fees for the rendering of these services.

     Under the letter agreement dated as of October 2, 1999, Morgan Stanley has provided advisory services and a financial opinion in connection with the merger and AMFM has agreed to pay a customary fee to Morgan Stanley, a portion of which will become payable if the merger is completed. In addition, AMFM has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including the fees of its legal counsel and certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement and the transactions in connection therewith.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Employee Benefits

     Following the merger, the surviving corporation and its subsidiaries will provide to employees of AMFM and its subsidiaries, excluding employees governed by collective bargaining agreements, employee benefits that are comparable to the benefits provided to similarly situated employees of Clear Channel and its subsidiaries. In addition, the surviving corporation and its subsidiaries will honor the terms of all existing employment, severance, consulting and salary continuation agreements of AMFM and its subsidiaries. The surviving corporation will give each employee of AMFM and its subsidiaries credit for all service to AMFM and its subsidiaries under all applicable employee benefit plans that the surviving corporation maintains and in which these employees participate for purposes of eligibility, vesting and benefit accrual. All pre-existing conditions and exclusions will be waived and expenses incurred by any employee of AMFM or for deductibles and co-payments in the portion of the year before the merger will be credited to the benefit of the employee under any plan maintained by the surviving corporation in the year in which the employee begins to participate.

  AMFM Change in Control Agreements

     The merger will trigger various rights and benefits granted to some key executives of AMFM under the terms of change in control agreements currently in effect. Under the merger agreement, the surviving corporation must honor existing AMFM employment-related agreements and provide agreements comparable to all existing AMFM employment, severance, consulting and salary continuation agreements. The surviving corporation must provide certain continuing benefits only if the surviving corporation terminates the employment "without cause" or if the executive terminates the employment "for good reason." Some benefits, however, must be provided by the surviving corporation regardless of the reasons for termination. Further, certain benefits must be provided if the employment agreement is not renewed after the term or if the executive complies with a provision of his employment agreement prohibiting, for a limited time, solicitation of AMFM employees after termination. In addition, AMFM entered into severance agreements with several key executives prior to the merger agreement which generally include a cash payment and a grant of stock options. The continuing benefits vary with the executive's level of responsibility, but generally include the following:

     - payment of one or two times the executive's base salary, as well as bonuses, accrued but not yet paid through the date of termination;

     - a severance payment in the amount of two times the executive's base salary;

     - continued payment of the executive's base salary for two years following termination;

     - continuation of the executive's base salary after termination for the entire term of employment;

     - a lump-sum cash payment of $5 million net of any golden parachute excise taxes;

     - unvested stock options vest and become exercisable for the remainder of the employment term;

     - a pro rata bonus for the year of termination; and

     - payment of any benefits due, including, in addition to customary employee benefits, health benefit coverage, life insurance, an automobile and parking allowance and payment of athletic and country club dues.

  Clear Channel Executive Employment Agreements

     Clear Channel has employment agreements with its three senior executives,
L. Lowry Mays, Mark Mays and Randall Mays. See "Other Clear Channel Annual Meeting Proposals -- Executive Compensation -- Employment Agreements" in Chapter Three.

  Interests of AMFM Management in the Management of Clear Channel After the
  Merger

     Pursuant to the terms of the merger agreement, Clear Channel will expand its eight-member board of directors by five members immediately after the merger and has nominated five members of the AMFM board of directors as nominees to fill the vacancies. These five nominees are Robert L. Crandall, Thomas O. Hicks, Vernon E. Jordan, Jr., Michael J. Levitt and Perry J. Lewis. See "-- Management After the Merger -- Board of Directors of Clear Channel."

     In addition, Thomas O. Hicks, the Chairman of the Board of AMFM, will become the Vice Chairman of Clear Channel immediately after the merger. See
"-- Management After the Merger -- Vice Chairman of the Board of Clear Channel."

  AMFM Stock Options and Warrants

     Clear Channel will assume all options and warrants to purchase AMFM common stock outstanding at the effective time of the merger, whether or not exercisable at the effective time of the merger, and each of these AMFM options and warrants will become an option or warrant to acquire Clear Channel common stock on the same terms and conditions as were applicable prior to the effective time of the merger. The number of shares of Clear Channel common stock issuable upon exercise of these options and warrants after the merger will equal the number of shares the holder would have received in the merger if the holder had exercised the option or warrant before the effective time of the merger, and the exercise price will equal the original exercise price specified in the terms of the option or warrant divided by 0.94. Options to acquire 969,616 shares of AMFM common stock that were originally granted to an affiliate of Hicks Muse in connection with AMFM's merger with Capstar will become fully exercisable at the effective time of the merger. See "Security Ownership of Certain Beneficial Owners and Management of AMFM." The outstanding stock options of AMFM employees who are terminated in anticipation of the merger or within two years after, and in connection with, the Capstar acquisition will vest and become exercisable to purchase shares of AMFM common stock. In addition, the outstanding stock options of AMFM employees who are terminated without cause or who resign for good reason within two years after the merger and AMFM's non-employee directors who, for any reason, no longer serve as AMFM directors on or before the effective time of the merger will vest and become exercisable.

  Section 16(b) Board Approval

     For purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, before the completion of the merger (A) the Clear Channel board will approve and adopt the acquisition of Clear Channel common stock by Clear Channel officers and directors, including officers or directors of AMFM who become officers or directors of Clear Channel, as a result of the conversion of shares of AMFM common stock in the merger and the assumption of the AMFM options and warrants by Clear Channel; and (B) the AMFM board will approve and adopt the conversion of AMFM common stock held by officers and directors of AMFM into shares of Clear Channel common stock as a result of the conversion of shares in the merger and the assumption by Clear Channel of the AMFM options and warrants.

  Registration Rights Granted to Certain AMFM Stockholders

     Clear Channel granted certain AMFM stockholders demand registration and piggyback registration rights. See "-- Registration Rights Agreement."

  Indemnification Rights

     Clear Channel granted officers and directors of Clear Channel and AMFM various rights of indemnification in the merger agreement. See "Terms of the Merger Agreement -- Indemnification of Directors and Officers" in Chapter One.

  Restructuring of Certain Television Companies

     Proposals are currently pending to restructure Sunrise Television Corp. and LIN Television Corporation, which are Hicks Muse-affiliated television companies, so that Thomas O. Hicks and others with attributable interests in AMFM would no longer be attributable to those television companies. These restructurings, if approved by the FCC and accomplished prior to the completion of the merger, would reduce the number of divestitures (and terminations of existing time brokerage and local marketing agreements) necessary for the merger to comply with the television/radio cross-ownership rule and the television duopoly rule. Clear Channel has agreed to reimburse any expenses reasonably incurred by Hicks Muse, Sunrise, LIN or their respective subsidiaries, stockholders and affiliates in connection with these restructurings, whether or not completed, and to purchase the shares of preferred stock and senior notes of Sunrise that are held by Hicks Muse affiliates for an amount equal to the liquidation preference of the preferred stock, plus declared and unpaid dividends, and the then outstanding principal amount of the senior notes.

VOTING AGREEMENTS

     Thomas O. Hicks and HM2/HMW, L.P., HM2/Chancellor, L.P., and Capstar Broadcasting Partners, L.P. and HM4/Chancellor, L.P., affiliates of Hicks Muse, entered into voting agreements with Clear Channel as an inducement for Clear Channel to enter into the merger agreement. Likewise, L. Lowry Mays and 4-M Partners, Ltd., a limited partnership of which Mr. Mays serves as the sole general partner, entered into a voting agreement with AMFM as an inducement for AMFM to enter into the merger agreement. Pursuant to these voting agreements, Thomas O. Hicks, HM2/HMW, L.P., HM2/Chancellor, L.P., Capstar Broadcasting Partners, L.P. and HM4/Chancellor, L.P. each agreed to vote all shares of AMFM common stock under their voting control in favor of the AMFM merger proposal, and L. Lowry Mays and the partnership agreed to vote all shares under their voting control in favor of the Clear Channel merger proposals. All of these stockholders also agreed to vote against certain extraordinary corporate transactions, asset sales, issuances of securities, certain board changes and other actions which could delay or prevent the merger, unless the merger agreement specifically permits such actions.

     The voting agreement between HM2/HMW, L.P., HM2/Chancellor, L.P., Capstar Broadcasting Partners, L.P. and HM4/Chancellor, L.P. and Clear Channel also imposes certain stock transfer restrictions. In particular, HM2/HMW, L.P., HM2/Chancellor, L.P., Capstar Broadcasting Partners, L.P. and HM4/Chancellor, L.P. may not sell, transfer or otherwise dispose of any shares of AMFM common stock or any interest in such shares while the Agreement and Plan of Merger is in effect. In addition to the transfer restrictions, HM2/HMW, L.P., HM2/Chancellor, L.P., Capstar Broadcasting Partners, L.P. and HM4/Chancellor, L.P. also agreed not to sell or trade any equity security of Clear Channel or enter into any derivative transaction which has a similar economic effect during the restriction period. The voting agreement between Thomas O. Hicks and Clear Channel does not impose any transfer restrictions on the shares of AMFM common stock held by Mr. Hicks. Similarly, the voting agreement between

L. Lowry Mays, 4-M Partners, Ltd. and AMFM does not impose any transfer restrictions on the shares of Clear Channel common stock held by Mr. Mays or the affiliated limited partnership.

     If any of the stockholders subject to a voting agreement with Clear Channel or AMFM cease to hold any shares subject to the voting agreement, then his or her voting agreement will terminate at such time. Otherwise, all of these voting agreements terminate when the merger is completed or, if the merger is not completed, when the merger agreement is terminated. The parties can also mutually agree to terminate the voting agreements at an earlier date.

     As of March 10, 2000, Thomas O. Hicks, HM2/HMW, L.P., HM2/Chancellor, L.P., Capstar Broadcasting Partners, L.P. and HM4/Chancellor, L.P. and the other Hicks Muse stockholders held approximately 27.5% of the voting power of the outstanding shares of AMFM common stock. As of March 10, 2000, L. Lowry Mays and 4-M Partners, Ltd. held approximately 8.6% of the voting power of the outstanding shares of Clear Channel common stock.

REGISTRATION RIGHTS AGREEMENT

     In connection with the merger agreement, Clear Channel granted Hicks, Muse, Tate & Furst Equity Fund II, L.P., HM2/HMW, L.P., HM2/Chancellor, L.P., HM4/Chancellor, L.P., Capstar Broadcasting Partners, L.P., Capstar BT Partners, L.P., Capstar Boston Partners, L.L.C., Thomas O. Hicks, John D. Muse, Charles W. Tate, Jack D. Furst, Michael J. Levitt, Lawrence D. Stuart, Jr., David B. Deniger and Dan H. Blanks the right to require Clear Channel to file registration statements with the SEC to register all shares of Clear Channel common stock they receive in the merger. These registration rights may also run to certain transferees of these AMFM stockholders to whom a majority of the shares of Clear Channel common stock received in the merger then held by such AMFM stockholders with a value of at least $2 billion is transferred. A summary of material terms of the registration rights agreement follows, but we urge you to fully read the registration rights agreement which is attached to this document as Annex C and incorporated by reference into this document.

     The holders of at least a majority of the Clear Channel common stock to which the registration rights apply can request that Clear Channel register their shares of Clear Channel common stock in a firmly underwritten public offering if the aggregate size of the offering is at least $500 million. The registration rights agreement generally requires Clear Channel to file a registration statement within 30 days after the request and attempt to cause it to become effective within 45 days after it is filed. The right to such demand registration may not be used more often than once in any 12-month period.

     If Clear Channel proposes to register any of its common stock for sale to the public, Clear Channel must generally offer each of the holders of registration rights the opportunity to offer their shares of Clear Channel common stock in such public offering. Generally, Clear Channel must provide each of the holders of registration rights with notice at least ten days prior to the time it files a registration statement or commences an offering under a shelf registration and each holder will have five days to respond to Clear Channel advising it of the number of shares such holder desires to be registered and sold.

     Clear Channel will pay all expenses related to the filing of registration statements pursuant to the registration rights agreement except:

     - underwriting discounts and commissions;

     - all out-of-pocket expenses, including those of Clear Channel and its officers and employees, incurred for analyst or investor presentations or any "road show";

     - legal fees of counsel for individual holders; and

     - internal costs incurred by the holders of the Clear Channel common stock subject to registration.

     The registration rights granted by Clear Channel continue for an initial period of five years following the effective time of the merger, and thereafter until Clear Channel provides notice on or after the earlier of the following to occur: (i) the market value of the securities for which registration rights have been granted and that are still held by the Hicks Muse entities party to the registration rights agreement is less than $1 billion based on the average closing price of Clear Channel common stock for the 12 months preceding such notice; or (ii) the aggregate number of shares for which registration rights have been granted is less than the average weekly trading volume of Clear Channel common stock during the preceding six-month period and the market value of the securities for which registration rights have been granted and that is still held by the Hicks Muse entities listed above is less than $2 billion based on the average closing price of Clear Channel common stock for the twelve months preceding the notice of termination.

SHAREHOLDERS AGREEMENT

  General

     In connection with the merger, several significant Clear Channel and AMFM stockholders entered into a shareholders agreement with Clear Channel that imposes standstill and transfer restrictions on the stockholders and obligates those AMFM stockholders to take various actions regarding regulatory approvals. A summary of material terms of the shareholders agreement follows, but we urge you to fully read the shareholders agreement which is attached to this document as Annex B and incorporated by reference into this document.

     Mr. Thomas O. Hicks and seven entities affiliated with Hicks, Muse, Tate & Furst Incorporated comprise the AMFM stockholders who have entered into the shareholders agreement and will sometimes be referred to as the Hicks Muse stockholders in this discussion of the shareholders agreement. In the aggregate, Mr. Hicks and these affiliates of Hicks Muse controlled approximately 27.5% of the outstanding shares of AMFM common stock as of March 10, 2000 and will be entitled to receive Clear Channel common stock in exchange for their AMFM common stock at the effective time of the merger. The Clear Channel stockholders who have entered into the shareholders agreement include L. Lowry Mays and 4-M Partners, Ltd., a limited partnership of which Mr. L. Mays is the general partner, who as of March 10, 2000, in the aggregate controlled approximately 8.5% of the outstanding shares of Clear Channel common stock. Mr. L. Mays and the affiliated partnership will sometimes be referred to as the L. Mays stockholders in this discussion of the shareholders agreement.

     Generally, the applicability of a standstill or transfer restriction can be waived with respect to the Hicks Muse stockholders if a majority of the independent Clear Channel directors approve the proposed action. An independent Clear Channel director means any member of the Clear Channel board who does not have an interest in the matter presented for approval and is not one of the five director nominees named in this document. Similarly, the applicability of a standstill or transfer restriction can be waived with respect to the L. Mays stockholders if a majority of the entire Clear Channel (not including Mr. L. Mays, if applicable) board approve the proposed action.

  Mutual Standstill

     The shareholder agreement imposes standstill restrictions on the Hicks Muse stockholders and the L. Mays stockholders regarding their acquisition of Clear Channel voting securities and their rights to initiate and participate in business combination transactions, tender and exchange offers, and proxy or consent solicitations following the merger. In general, pursuant to the standstill restrictions, the Hicks Muse stockholders on the one hand and the L. Mays stockholders on the other hand agreed not to, directly or indirectly:

     - beneficially own, in the aggregate, an amount of Clear Channel voting securities exceeding 20% of the total Clear Channel voting securities outstanding at any time, taking into account the ownership of all affiliates of the Hicks Muse stockholders for purposes of calculating the aggregate beneficial ownership of the Hicks Muse stockholders;

     - acquire or attempt to acquire assets of Clear Channel or its subsidiaries;

     - carry out or participate in a solicitation of proxies or consents or initiate any stockholder proposal or election contest with respect to voting securities of Clear Channel or its subsidiaries;

     - take action to convene a Clear Channel stockholders' meeting or effect a written consent action by Clear Channel stockholders;

     - commence or participate in a tender or exchange offer for Clear Channel voting securities or any business combination transaction involving Clear Channel, except for several specified situations;

     - request or solicit any third party to make a tender or exchange offer for Clear Channel voting securities or a business combination transaction involving Clear Channel;

     - make a proposal to the Clear Channel board to effect a business combination transaction;

     - except with respect to bona fide estate planning activities, deposit Clear Channel voting securities into a voting trust or subject Clear Channel voting securities to voting agreements, or grant a proxy with respect to Clear Channel voting securities to any person not designated by the Clear Channel board;

     - form, join or participate in a "group" as defined in Section 13(d)(3) of the Exchange Act for the purpose of taking any action restricted or prohibited under the shareholders agreement;

     - disclose publicly any intention, plan or arrangement inconsistent with standstill agreements or other provisions of the shareholders agreement; or

     - discuss, negotiate or make arrangements with a third party or advise, aid, abet, solicit, induce, encourage, or provide financing for any action restricted by the shareholders agreement.

     The above restrictions do not apply to actions taken by L. Lowry Mays in his capacity as an officer or director of Clear Channel.

     For purposes of the shareholders agreement, voting securities include Clear Channel common stock and other Clear Channel securities entitled to vote, in addition to options, rights, warrants and other securities convertible into or exercisable for Clear Channel common stock or other securities entitled to vote in an election of directors.

  Transfer Restrictions

     In addition to the standstill restrictions, the shareholders agreement imposes restrictions on dispositions of Clear Channel voting securities by the Hicks Muse stockholders and the L. Mays stockholders. Neither the Hicks Muse stockholders and their affiliates nor the L. Mays stockholders may sell Clear Channel voting securities to a third party who would beneficially own after the sale more than 20% of the outstanding Clear Channel voting securities, except:

     - with the approval of the requisite number of Clear Channel directors -- a majority of the independent Clear Channel directors in the case of a proposed sale by a Hicks Muse stockholder or its affiliate, or a majority of the entire Clear Channel board in the case of a proposed sale by an L. Mays stockholder;

     - in connection with a tender or exchange offer or business combination transaction recommended by the requisite number of Clear Channel directors;

     - in connection with a tender or exchange offer that is accepted by a majority of the holders of the Clear Channel voting securities subject to the tender or exchange offer, excluding the stockholders who are party to the shareholders agreement and their affiliates; or

     - if the transfer occurs by operation of law in connection with a business combination transaction.

     The Hicks Muse stockholders also agreed that, with respect to dividends or distributions of equity interests of any Hicks Muse stockholder that is a corporation, partnership or other entity, the Hicks Muse stockholder will notify Clear Channel at least ten days before effecting the dividend or distribution.

  Voting Restrictions

     The agreement also provides that, with respect to votes by all security holders or votes with respect to which security holders have votes entitled to be counted separately as a class, the number of shares that any Hicks Muse or L. Mays stockholder shall be entitled to vote in its sole discretion shall not exceed one vote fewer than 20% of the aggregate number of votes entitled to vote, less the number of shares entitled to be cast by the remaining Hicks Muse or L. Mays stockholders, respectively.

  Regulatory Compliance Covenants

     The Hicks Muse stockholders also agreed to facilitate the receipt of all regulatory approvals required to complete the merger by providing assistance to Clear Channel, refraining from action that would hinder or delay the receipt of regulatory approvals and using their best efforts to prevent the equity interest in RCN Corporation, an affiliate of Hicks Muse, held by any of them or their affiliates from hindering or delaying the receipt of regulatory approvals. They also agreed that they and their affiliates will divest assets, terminate existing relationships and contractual arrangements and take other actions, as necessary to prevent interests in other media-related ventures held by the Hicks Muse stockholders and their affiliates from hindering Clear Channel's future acquisitions of additional media holdings and pursuit of media-related relationships and activities. However, Clear Channel has agreed that these obligations do not require divestiture of various designated assets currently held by the Hicks Muse stockholders and their affiliates, nor do the obligations require divestiture of assets other than radio and television assets located in the U.S. and outdoor advertising located anywhere in the world but South America. These obligations continue until interests in other media-related ventures held by the Hicks Muse stockholders and their affiliates are not attributable to Clear Channel under the rules and regulations of the FCC, any antitrust agency or any other governmental authority.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion, which includes counsels' opinion, of the material U.S. federal income tax consequences of the merger. This discussion does not address all tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Internal Revenue Code of 1986, as amended, including insurance companies, financial institutions, mutual funds, dealers in securities, tax-exempt organizations, foreign persons, persons who do not hold shares of AMFM common stock as capital assets, persons who hold shares of AMFM common stock as part of a straddle or a conversion transaction for U.S. federal income tax purposes, and individuals who received shares of AMFM common stock pursuant to the exercise of employee stock options or otherwise as compensation.

     This discussion provides no information on tax consequences of the merger, if any, under applicable foreign, state, local and other tax laws. This discussion is based on the provisions of the Internal Revenue Code, applicable Treasury Regulations thereunder, IRS rulings and judicial decisions in effect as of the date of this document. We can give no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of this discussion. Any such change or interpretation could apply retroactively and could affect the accuracy of this discussion. The discussion also is based upon (i) certain factual representations made by AMFM, Clear Channel and others and (ii) the assumption that the merger will be consummated in accordance with the terms of the merger agreement. Neither Clear Channel nor AMFM will seek rulings from the IRS concerning the tax consequences of the merger.

     We urge each AMFM stockholder to consult such stockholder's own tax advisor as to the specific tax consequences of the merger to such stockholder, including the application of foreign, state, local and other tax laws.

     Based on the assumptions discussed above and upon the representations of AMFM, Clear Channel and others, it is the opinion of Vinson & Elkins L.L.P., tax counsel to AMFM, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., tax counsel to Clear Channel, that, for U.S. federal income tax purposes, the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, that AMFM, Clear Channel and Clear Channel's merger subsidiary will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and that, accordingly, none of AMFM, Clear Channel or Clear Channel's merger subsidiary will recognize gain or loss for U.S. federal income tax purposes as a result of the merger and AMFM stockholders will not recognize gain or loss for U.S. federal income tax purposes on the receipt pursuant to the merger of the Clear Channel common stock in exchange for AMFM common stock except to the extent they receive cash in lieu of fractional shares of Clear Channel common stock. An opinion of counsel is not binding on the IRS and we can give no assurance that the IRS will not take a position contrary to one or more positions reflected in such opinions or that the courts will uphold such opinions if challenged by the IRS.

     The aggregate tax basis of the Clear Channel common stock received by an AMFM stockholder, including any fractional share deemed received, will be equal to the tax basis of the AMFM common stock exchanged therefor. The holding period of such Clear Channel common stock will include the holding period of the AMFM common stock exchanged therefor, provided that the shares of AMFM common stock are held as capital assets at the effective time of the merger.

     Cash in Lieu of a Fractional Share. An AMFM stockholder who receives cash in lieu of a fractional share of Clear Channel common stock will be treated as having received this fractional share as a part of the exchange and having it redeemed by Clear Channel for cash. Therefore, such AMFM stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash so received and the tax basis of the AMFM common stock allocable to this fractional share. This gain or loss will constitute capital gain or loss if the stockholder held the AMFM common stock as a capital asset at the time of the merger and will be long-term capital gain or loss if the holding period was greater than one year at the effective time of the merger. In the case of an individual, any such long-term capital gain will be subject to a maximum federal income tax rate of 20%. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     Backup Withholding. A holder of AMFM common stock may be subject, under certain circumstances, to backup withholding at a rate of 31% with respect to the amount of cash, if any, received in lieu of a fractional share interest unless the holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the IRS.

     The obligation of each of AMFM and Clear Channel to consummate the merger is conditioned upon, among other things, the receipt by each of AMFM and Clear Channel of a tax opinion from each of their respective tax counsels that is identical in all material respects to the opinions set forth above. The opinions to be delivered at closing will be based on the facts described therein and upon certain assumptions and certain representations made by AMFM, Clear Channel and others. In the event that AMFM or Clear Channel is unable to obtain its respective opinion of counsel, as set forth above, each of AMFM and Clear Channel is permitted, under the merger agreement, to waive the receipt of such opinions as a condition to such party's obligation to consummate the merger. As of the date of this document, neither AMFM nor Clear Channel intends to waive the condition as to the receipt of opinions of counsel as set forth herein and neither party anticipates that the material income tax consequences of the merger will be materially different than those described above. In the event of such a failure to obtain tax opinions as set forth above, and a party's determination to waive such condition to the consummation of the merger, AMFM and Clear Channel will resolicit the votes of its respective stockholders to approve the merger.

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

ACCOUNTING TREATMENT

     Clear Channel will account for the merger as a purchase under generally accepted accounting principles. Under this accounting method, Clear Channel will record AMFM's assets and liabilities at their fair market values, and, if the purchase price exceeds the total of these fair market values, Clear Channel will record this excess as goodwill. After the merger, AMFM's assets and liabilities and results of operations will be consolidated with Clear Channel's assets and liabilities and results of operations.

REGULATORY APPROVALS

     We must comply with all applicable antitrust and FCC laws and regulations before we can complete the merger. The DOJ will review the potential effects of the merger on competition in the markets where the combined company will operate. If the DOJ determines that the merger will substantially reduce competition, it can challenge all or certain aspects of the merger and seek to block the merger or impose restrictive conditions on the merger. In addition, the FCC must approve the transfer of control of AMFM's FCC licenses from AMFM's existing stockholders to Clear Channel. As part of the FCC's determination whether to approve the merger, the FCC will examine whether the combined company will comply with the FCC's limits on the number of radio and television stations that a company is permitted to own in a single market. The FCC also may conduct additional ownership concentration analysis and assess its effect on competition, diversity or other FCC public interest considerations. In recent years, the practice in radio acquisitions and mergers has been for the DOJ to first resolve its issues before the FCC will grant its approval of the transaction.

     It can be a lengthy process to obtain the requisite clearances and approvals needed from the DOJ and the FCC, sometimes taking more than one year in large transactions such as this merger. Therefore, we quickly initiated the formal process of obtaining the required regulatory approvals. We immediately commenced discussions with the DOJ to try to identify their specific concerns about the merger and to discuss possible solutions as early as possible and we filed our notification and report forms required for antitrust purposes with the DOJ and the FTC on November 29, 1999, December 15, 1999 and December 23, 1999. We filed our applications for the consent to transfer control of AMFM's FCC licenses with the FCC on November 16, 1999 (the earliest day on which we were permitted to file the applications).

     From the outset, we recognized that the merger would result in the combined company exceeding FCC limitations in approximately 26 markets or geographical areas on the number of radio stations that one company may own in those particular markets or areas. Accordingly, we knew that we would have to divest at least approximately 100 stations in the aggregate in those markets or areas to comply with the FCC's numerical limits and to satisfy antitrust concerns.

     We have entered into purchase agreements with entities who will acquire approximately 110 of the stations we propose to divest. The radio stations we have agreed to divest are identified in the tables under the headings "Business of Clear Channel -- Broadcasting" and "Business of AMFM -- Radio Broadcasting" in Chapter One. We will file applications with the FCC to assign the stations proposed for divestiture to the entities that have agreed to purchase them. The first such application was filed on March 3, 2000. We will also file applications with the FCC to assign all proposed divestiture stations to a trust in case one or more of the third-party divestitures cannot be completed in a timely manner.

     In addition, the FCC has announced its intention to conduct additional ownership concentration analysis of the merger as it relates to numerous local markets, including various markets in which AMFM, but not Clear Channel, currently operates. Five petitions to deny our application for the merger also were filed at the FCC by the petition deadline by various parties. The FCC is required to consider those petitions. We have responded to those petitions and advised the FCC why we believe those petitions should be denied. Although we do not expect that these or any other third party petitions will be a significant obstacle to completion of the merger, we can give no assurances in this regard. Moreover, our applications for FCC approval of necessary radio station divestitures (either to third-party buyers or to trusts), could also be subject to FCC additional ownership concentration analysis and/or petitions to deny.
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

Such ownership concentration analysis and petitions to deny, whether currently known or encountered in the future, could delay our receipt of FCC approval.

     The merger also implicates the FCC's television/radio cross-ownership rule. This rule, which was revised effective November 16, 1999, limits the number of radio stations a company may own or control in markets where the company also owns one or more television stations. The merger implicates the television/radio cross-ownership rule in approximately 23 markets or geographical areas in which Clear Channel, AMFM and/or Hicks Muse television companies operate, and the rule may require additional divestitures of Clear Channel or AMFM assets before we can complete the merger. Additionally, in two markets the merger may implicate the FCC's television duopoly rule, which limits the number of television stations a company may own or program in a single market. This rule may require us to make further divestitures of Clear Channel or AMFM assets or terminate existing time brokerage agreements and local marketing agreements before we can complete the merger. Proposals are currently pending to restructure certain Hicks Muse television companies so that those companies' stations would not be attributable to Clear Channel following the merger. We currently expect these restructurings to be completed before the completion of the merger. If these restructurings are not approved by the FCC and accomplished prior to the completion of the merger, the number of divestitures (and terminations of existing time brokerage and local marketing agreements) necessary for the merger to comply with the television/radio cross-ownership rule and the television duopoly rule would increase, possibly including the sale of between 15 and 20 additional radio stations.

     For FCC purposes, we must divest the necessary number of radio stations to comply with FCC limits prior to completion of the merger. If we cannot complete such transactions in a timely manner, we will have to transfer those assets or the assets of other Clear Channel or AMFM stations into an FCC approved trust prior to closing the merger.

     We also knew that if the DOJ had concerns about the concentration of the radio advertising market held by the combined company in those markets where the combined company would exceed the FCC's numerical limits, then we would have to discuss with the DOJ which stations needed to be divested to come within their antitrust guidelines. We also needed to determine if there were any other markets that concerned the DOJ notwithstanding that we would be within FCC guidelines in those markets. We currently contemplate that we will need to divest between 110 and 115 radio stations in the aggregate to satisfy antitrust concerns and comply with FCC rules, excluding possible divestitures if the Hicks Muse television companies are not restructured before the completion of the merger.

     The DOJ has issued to us a second request for information about the effect of the merger in affected markets. We believe that the DOJ issued the second request to preserve the statutory waiting period beyond the initial 30-day period to complete its analysis of the proposed merger. Until we either arrange and complete satisfactory divestitures to qualified parties, comply with the second request, or enter into a consent decree with the DOJ where Clear Channel would agree to complete the divestiture of agreed upon stations within a specified period of time following the completion of the merger, we will not be able to proceed with the merger for antitrust purposes.

     While we are hopeful that our proposed divestitures of radio stations will satisfy all FCC multiple ownership rules and antitrust concerns regarding radio station overlaps, it is still possible that the DOJ, the FCC and/or a state antitrust agency could require us to divest additional radio assets or to agree to various operating restrictions. This could happen at any time before or after stockholders vote on the merger or even after the merger is completed. The DOJ has raised additional antitrust concerns regarding the potential overlap between Clear Channel's current ownership of outdoor advertising assets and AMFM's approximate 30% ownership interest in Lamar, which also has significant outdoor advertising assets. If we fail to alleviate the DOJ's concerns, it is possible that the DOJ will require Clear Channel or AMFM to dispose of AMFM's interest in Lamar, sell outdoor assets in overlapping markets, or agree to various operating or other restrictions. This could happen before or after the stockholders vote on the merger proposals or even after the merger is completed pursuant to a consent decree. The DOJ is also examining competition issues relating to certain television markets and Clear Channel's post-merger 15% ownership interest in Z-Spanish Media Corporation and 26% ownership interest in Hispanic Broadcasting Corporation. In addition, private persons may assert antitrust claims against us in certain circumstances. If any of those events occur, we may incur substantial expense in litigating any such claims and/or we may be adversely affected by any operating restrictions that might be imposed upon us.

     In addition, we cannot give you any current assurances that the terms of all of our divestitures will be at a price, or exchanged for equivalent assets, that we believe reflects the full value of the assets being divested. We also may not be able to reinvest cash proceeds from the divestitures in new assets that produce the same level of profits or return on investment as we obtained from the divested assets. However, even if we are not able to obtain full value for the divested assets, we believe that our contemplated divestitures will not have a material adverse effect on us.

PERCENTAGE OWNERSHIP INTEREST OF AMFM STOCKHOLDERS AFTER THE MERGER

     In the merger, AMFM stockholders will become stockholders of Clear Channel. Based on the number of shares of Clear Channel and AMFM common stock outstanding on March 10, 2000, we estimate that the Clear Channel common stock to be issued to AMFM stockholders will represent approximately 37.5% of the outstanding Clear Channel common stock after the merger. This percentage calculation does not take into account unexercised stock options, incentive awards, warrants or other securities convertible into or exercisable or exchangeable for common stock of Clear Channel or AMFM or shares issuable by Clear Channel in connection with pending or future acquisitions.

ABSENCE OF APPRAISAL RIGHTS

     AMFM common stock is listed on the NYSE, and the Clear Channel common stock to be received by the AMFM stockholders will be listed on the NYSE. As a result, AMFM stockholders will not be entitled to appraisal rights under Delaware law in connection with the merger. Likewise, Clear Channel stockholders will not be entitled to appraisal rights under Texas law in connection with the merger.

STOCK EXCHANGE LISTING

     As a condition to the merger, the NYSE must authorize the listing on the NYSE of the Clear Channel common stock to be issued in the merger or upon exercise of the AMFM options and warrants to be assumed by Clear Channel at the time of the merger, subject only to official notice of issuance.

CERTAIN CONSEQUENCES OF THE MERGER

     Clear Channel's wholly-owned merger subsidiary will merge with and into AMFM and will cease to exist as a separate legal entity. AMFM will survive the merger as the surviving corporation. Following the merger, AMFM common stock will no longer be traded on the NYSE, will be deregistered under the Securities Exchange Act of 1934, and will no longer be publicly traded. Following the merger, the AMFM options and warrants will remain outstanding, and at the time of the merger will become exercisable for Clear Channel common stock with exercise prices adjusted to reflect the merger. The number of shares of Clear Channel common stock issuable upon exercise of the AMFM options or warrants after the merger will be for that number of shares of Clear Channel common stock that the holder would have received in the merger if the holder had exercised his options and warrants for shares of AMFM common stock before the time of the merger.

MANAGEMENT AFTER THE MERGER

  Board of Directors and Officers of the Surviving Entity

     At the effective time of the merger, the directors of Clear Channel's merger subsidiary immediately before the merger will remain the directors of the surviving corporation, and the officers of AMFM immediately before the merger will become the officers of the surviving corporation.

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

  Board of Directors of Clear Channel

     The merger agreement obligates Clear Channel to expand its board to a total of 13 members by creating five additional seats and nominate five specified individuals for election as directors to fill the newly created vacancies immediately after the merger. Accordingly, the Clear Channel board has adopted a resolution to expand its board by five members immediately after the completion of the merger and has nominated the following for election to fill the vacancies: Robert L. Crandall, Thomas O. Hicks, Vernon E. Jordan, Jr., Michael
J. Levitt, and Perry J. Lewis. The persons elected to fill the newly created vacancies will serve for a term expiring at Clear Channel's next annual meeting of stockholders following the effective time of the merger and will be subject to being renominated as a director at the discretion of Clear Channel's board. At the Clear Channel meeting, Clear Channel stockholders will vote on the election of eight members of the Clear Channel board, not contingent upon the merger. See "Proposal 1: Election of Directors" in Chapter Three.

  Vice Chairman of the Board of Clear Channel

     Immediately after the effective time of the merger, Thomas O. Hicks will be appointed Vice Chairman of Clear Channel until his resignation or removal or the election and qualification of his successor.

  Clear Channel Executive Employment Agreements

     Clear Channel has employment agreements with its three senior executives,
L. Lowry Mays, Mark Mays and Randall Mays. These agreements provide for severance and change-in-control payments in various situations. See "Other Clear Channel Annual Meeting Proposals -- Executive Compensation -- Employment Agreements" in Chapter Three.

RESALES OF CLEAR CHANNEL COMMON STOCK

     All shares of Clear Channel common stock to be issued in the merger will be freely transferable, except for shares received by any person who may be deemed to be an affiliate of AMFM under Rule 145 under the Securities Act, such as directors and certain executive officers of AMFM and those Hicks Muse shareholders who are a party to the shareholders agreement. Under Rule 145, an affiliate of AMFM may not resell his or her shares of Clear Channel common stock received in the merger except in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act, including selling such shares pursuant to an effective registration statement. AMFM will deliver to Clear Channel a list setting forth the names and addresses of all persons who are, at the time of the AMFM stockholders' meeting, in AMFM's reasonable judgment, affiliates of AMFM. Clear Channel granted certain affiliates of AMFM the right to require Clear Channel to register their Clear Channel common stock so that they may sell such shares without being subject to the resale restrictions of Rule 145. See "-- Registration Rights Agreement."

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                         TERMS OF THE MERGER AGREEMENT

CONVERSION OF SHARES IN THE MERGER

     As of the effective time of the merger:

     - each share of AMFM common stock issued and outstanding immediately before the effective time of the merger will be converted into 0.94 of one share of Clear Channel common stock. Clear Channel will not issue any fractional shares of its common stock to AMFM stockholders. Rather, Clear Channel will pay the AMFM stockholders cash for these fractional shares. For more information regarding fractional shares, see "The Merger -- No Fractional Shares" in Chapter One;

     - each share of common stock of Clear Channel's merger subsidiary outstanding immediately before the effective time of the merger will become one share of common stock of AMFM; and

     - each share of AMFM common stock held, immediately before the effective time of the merger, in AMFM's treasury, by any of AMFM's direct or indirect wholly-owned subsidiaries, and by Clear Channel, Clear Channel's merger subsidiary or any other subsidiary of Clear Channel will automatically be cancelled and retired and will cease to exist, and Clear Channel will pay no consideration for these shares.

     The AMFM common stock converted as described above will no longer be outstanding, will automatically be cancelled and retired, and will cease to exist. Each holder of AMFM common stock will cease to have any rights in AMFM common stock, except the right to receive the appropriate number of shares of Clear Channel common stock, cash in lieu of fractional shares and dividends, if any, declared with a record date after the effective time of the merger. For information regarding how to exchange AMFM common stock, see "-- Exchange Agent; Procedures for Exchange of Certificates."

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     After the merger, Clear Channel will appoint a bank or trust company to serve as the exchange agent and will deliver to the exchange agent certificates representing the number of shares of Clear Channel common stock to be issued to AMFM stockholders in the merger. The exchange agent will, according to irrevocable instructions, deliver to the AMFM stockholders the Clear Channel common stock, any dividends or other distributions relating to such stock, and any cash in lieu of fractional shares.

     The exchange agent will mail to each AMFM stockholder a letter of transmittal and instructions to surrender their certificates representing AMFM common stock in exchange for certificates representing Clear Channel common stock or cash in lieu of fractional shares. After an AMFM stockholder surrenders his or her AMFM common stock certificate along with a duly executed and properly completed letter of transmittal and other required documents, the exchange agent will deliver to such stockholder the following:

     - a certificate representing the number of whole shares of Clear Channel common stock to which such stockholder is entitled;

     - cash in lieu of any fractional shares of Clear Channel common stock; and

     - the amount of any dividends or other distributions declared on Clear Channel common stock with a record date after the effective time of the merger and a payment date before surrender of the AMFM common stock.

     The surviving corporation and the exchange agent may deduct and withhold from the consideration payable to AMFM stockholders amounts required to be deducted and withheld under the Internal Revenue Code, or any provision of state, local or foreign tax law. If the surviving corporation or the exchange agent deducts or withholds any amounts so required to be deducted or withheld, then these

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amounts will be treated, for all purposes of the merger agreement, as having been paid to the AMFM stockholders with respect to whom such amounts were deducted or withheld.

     AMFM STOCKHOLDERS SHOULD NOT FORWARD THEIR AMFM COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD NOR SHOULD THEY FORWARD THEIR AMFM COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE PACKET OF INFORMATION, INCLUDING A LETTER OF TRANSMITTAL, DESCRIBED ABOVE.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of Clear Channel, AMFM and Clear Channel's merger subsidiary relating to, among other things, the following:

     - their incorporation, existence, good standing, corporate power and similar corporate matters;

     - their capitalization;

     - their authorization, execution, delivery and performance and the enforceability of the merger agreement, other agreements and related matters, and the absence of violations;

     - the documents, reports and financial statements filed with the SEC and the accuracy and completeness of the information contained therein;

     - the absence of undisclosed liabilities;

     - compliance with laws, ordinances and regulations;

     - environmental matters;

     - employee benefit matters;

     - the absence of certain material changes or events since June 30, 1999;

     - pending or threatened investigations or litigation;

     - the registration statement and this document and the accuracy and completeness of the information contained therein and herein and in the merger agreement;

     - the lack of ownership of each other's stock;

     - tax matters;

     - the receipt of opinions of financial advisors;

     - required vote of stockholders;

     - insurance;

     - real property and title;

     - collective bargaining agreements and labor matters;

     - material contracts;

     - compliance with the Communications Act and FCC regulations, including licensing requirements;

     - state takeover statutes and stockholder approval under Delaware or Texas law;

     - affiliated transactions; and

     - intellectual property rights.

CONDUCT OF BUSINESS PENDING THE MERGER

     The merger agreement requires that until completion of the merger or termination of the merger agreement, Clear Channel, AMFM and their subsidiaries will conduct their operations according to their ordinary and usual course of business. The merger agreement does not, however, limit Clear Channel's
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discretion with respect to the issuance of debt or equity securities or acquisitions, except for acquisitions that would adversely affect the ability of Clear Channel to complete the merger or delay or hinder the receipt of certain regulatory approvals.

     Furthermore, the merger agreement specifies that, subject to various exceptions contained in the disclosure letter delivered by AMFM to Clear Channel in connection with the merger agreement, AMFM and its subsidiaries will:

     - use reasonable efforts to preserve its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group and maintain satisfactory relationships with its customers, suppliers, distributors and others having business relationships with it;

     - notify Clear Channel of any emergency, other change in the normal course of its business or in the operation of its properties, and any complaints, investigations or hearings of any governmental body or authority if this emergency, change, complaint, investigation or hearing could have a material adverse effect on AMFM;

     - not adopt any amendments to its corporate charter or bylaws or authorize or pay any dividends or distributions on its outstanding shares of capital stock;

     - not enter into or amend any employment, severance or similar agreements or arrangements with any directors or employees without the consent of Clear Channel;

     - except for agreements existing prior to the merger agreement and except for compensation or bonus increases within stated percentages, not enter into any new agreements with, or materially increase the benefits of, directors or employees with employment agreements that provide for an annual base salary in excess of $150,000 or an employment term in excess of one year without the consent of Clear Channel;

     - not authorize, propose or enter into an agreement for a merger, consolidation or business combination, an acquisition of a material amount of assets or securities, a disposition of assets or securities or a release of any material contract rights except (A) as previously disclosed in writing to Clear Channel and (B) for acquisitions in which the individual or aggregate consideration is less than specified thresholds;

     - not issue any shares of its capital stock, except upon exercise of rights, warrants or options issued pursuant to existing employee incentive or benefit plans and non-employee director plans;

     - not effect a stock split not previously announced;

     - not otherwise change its capitalization as it existed on October 2, 1999;

     - not, without Clear Channel's consent, grant any options, warrants, conversion rights or other rights to acquire any shares of its capital stock, except as required in any employment or other agreement existing on the date of the merger agreement;

     - except in the ordinary course of business in connection with employee incentive and benefit plans that exist on the date of the merger agreement, not exchange, convert or redeem any shares of its stock except for shares of AMFM's 7% convertible preferred stock and the preferred stock of AMFM's subsidiaries;

     - not amend in any significant respect the terms of their respective employee benefit plans, or adopt any new employee benefit plans, except as required by law, as required to maintain tax-qualified status or as requested by the Internal Revenue Service to receive a determination letter;

     - not materially amend its revolving credit agreement or enter into any loan agreement as borrower or as lender, incur indebtedness subject to a prepayment penalty or other fee or grant any liens on any of its assets;

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

     - except for contracts contemplated or permitted by the merger agreement, not enter into any material agreement with aggregate consideration of $2 million per year;

     - not enter into an agreement with any affiliate of AMFM, any family member of any affiliate of AMFM or any AMFM stockholder who owns more than 10% of the outstanding capital stock of AMFM;

     - not make any material tax election or settle or compromise any material tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business;

     - except as required by law and except in the ordinary course of business consistent with past practices in all material respects, not enter into, amend or extend any material collective bargaining or other labor agreement; and

     - not make any acquisition of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, when doing so would reasonably be expected to adversely affect the ability of AMFM to consummate the merger or materially delay any consents or approvals of any governmental entity or otherwise delay consummation of the merger.

     Further, under the merger agreement, Clear Channel will cause its merger subsidiary to complete the merger on the terms and conditions set forth in the merger agreement and will vote, and cause its merger subsidiary to vote, all AMFM common stock, if any, beneficially owned in favor of the merger and the merger agreement at the AMFM stockholders' meeting.

     Under the merger agreement, Clear Channel will use reasonable efforts, and will cause its subsidiaries to use reasonable efforts to preserve its business organizations and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relations with them.

     Under the merger agreement, Clear Channel will not, and will not permit any of its subsidiaries to:

     - acquire assets or securities, or sell, lease, encumber or otherwise dispose of assets or securities, or enter into any similar transaction that may adversely affect Clear Channel's ability to consummate the merger, materially delay any required governmental approvals or otherwise delay the consummation of the merger;

     - except as required by the SEC or GAAP, change any of its accounting principles or practices;

     - authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock; or

     - propose or adopt any amendments to its corporate charter or bylaws other than as necessary to effect the changes contemplated by the merger agreement.

     Finally, under the merger agreement, Clear Channel and AMFM have agreed that it will not take any action that would make any representation or warranty of such party in the merger agreement untrue.

OTHER COVENANTS

     Under the merger agreement, Clear Channel and AMFM agreed to the following additional covenants:

  Stockholder Meetings

     Clear Channel and AMFM will each call, give notice of and hold a special meeting of its stockholders to approve their respective merger proposals. AMFM and Clear Channel will use reasonable efforts to cause their stockholder meetings to occur within 60 days after the effective date of the

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registration statement relating to the Clear Channel common stock to be issued in the merger, but not sooner than 20 business days after the date this document is first mailed to the stockholders.

  Access to Information; Confidentiality

     Clear Channel and AMFM will each permit the other party, and that party's officers, employees, accountants, legal counsel, financial advisors and other representatives, to inspect all of its properties, books, contracts, commitments and records. Also, Clear Channel and AMFM will provide to the other party copies of registration statements and other documents filed by it or its subsidiaries pursuant to applicable federal or state securities laws and all other information concerning its business, properties and personnel as the other party may reasonably request. However, neither Clear Channel, AMFM nor any of their subsidiaries will be required to disclose any information if doing so would violate any law or affect either party's competitive position in its markets or with respect to activities it engages in. Each party will keep the information provided to it by the other party confidential in accordance with the terms of the confidentiality agreements in effect between Clear Channel and AMFM.

  Filings; Other Actions

     Before we can complete the merger, we must satisfy all regulatory requirements and obtain the approval of all regulatory agencies having jurisdiction over the merger. To facilitate the regulatory review and approval process, we have each agreed to promptly make all necessary filings, seek all required approvals of relevant regulatory agencies and use reasonable efforts to take all actions necessary to complete the merger. Accordingly, we must make filings and other required submissions under the Hart-Scott-Rodino Act and the Communications Act. We will also make any other filings or submissions and seek the approval of all other applicable regulatory agencies, including the FCC, the FTC, the DOJ, state antitrust enforcement authorities and other governmental authorities under antitrust or competition laws. This includes our prompt compliance with requests by these agencies for additional information or documentation following our initial filings or submissions.

     Furthermore, we will each make reasonable efforts to resolve objections to the merger raised by regulatory agencies. Particularly, Clear Channel agreed to take the following actions to the extent such actions will prevent governmental agencies from creating obstacles to the merger or otherwise delaying the merger:

     - offer to sell or otherwise dispose of assets, categories of assets or businesses of AMFM or Clear Channel or their subsidiaries;

     - terminate existing relationships and contractual rights and obligations;

     - amend or terminate existing licenses or other intellectual property agreements;

     - terminate any venture or arrangement; and

     - effectuate any change or restructuring of Clear Channel's or AMFM's ownership, including the withdrawal or removal of officers or directors or the conversion or repurchase of equity securities of Clear Channel or AMFM.

     We may take these actions concurrently with the closing of the merger on the closing date.

     Clear Channel also agreed to take all steps necessary to resolve any obstacles raised by a court entering a permanent or preliminary injunction or other order that would prevent or delay the completion of the merger. However, the merger agreement does not require either party to take any action for the purpose of obtaining the approval of the FCC or any governmental entity with regulatory jurisdiction over enforcement of any applicable antitrust laws if such action would have a material adverse effect on the consolidated businesses, assets or operations of Clear Channel and AMFM as a result of a material change to the Communications Act or FCC policy in enforcing the Communications Act or in the policies of any governmental entity with regulatory jurisdiction over enforcement of any applicable antitrust laws. A

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"material change" means a change in the Communications Act, in FCC policies in implementing or enforcing the Communications Act or in the policies of any governmental entity with regulatory jurisdiction over enforcement of any applicable antitrust laws, adopted on or after October 2, 1999, which impose an implicit or explicit national limit on the number of radio stations that may be owned by a person or the effect of any such changed policies or laws is to impose a national limit on the number of radio stations that may be owned by a person.

     During the regulatory review process, each party will consult with the other, permit the other to review all material communications with regulatory agencies and will give the other the opportunity to participate in all conferences and meetings with regulatory agencies.

  Nomination of Five Director Nominees and Appointment of a Vice Chairman

     Clear Channel will take action to cause the size of its board of directors to increase by five members immediately after the effective date of the merger and will nominate for election to fill the newly created vacancies specified persons who are currently directors of AMFM. Clear Channel will also appoint Thomas O. Hicks as the Vice Chairman of Clear Channel immediately after the effective time of the merger to serve until his resignation or removal or until the election and qualification of his successor. See "The Merger -- Management After the Merger -- Board of Directors of Clear Channel" in Chapter One.

  Notice of Certain Events

     Clear Channel and AMFM will promptly as reasonably practicable notify the other of certain notices, communications, actions, suits, claims, investigations, proceedings, defaults or material adverse effects that, generally, relate to the merger or are considered material.

  Section 16(b) Board Approval

     For purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, before the completion of the merger (A) the Clear Channel board will approve and adopt the acquisition of Clear Channel common stock by Clear Channel officers and directors, including officers or directors of AMFM who become officers or directors of Clear Channel, as a result of the conversion of shares of AMFM common stock in the merger and the assumption of the AMFM options and warrants by Clear Channel; and (B) the AMFM board will approve and adopt the conversion of AMFM common stock held by officers and directors of AMFM into shares of Clear Channel common stock as a result of the conversion of shares in the merger and the assumption by Clear Channel of the AMFM options and warrants.

  No Solicitation

     Under the terms of the merger agreement, AMFM and its subsidiaries will not solicit, initiate or encourage any proposal for a merger, consolidation, liquidation, reorganization, tender offer or other business combination involving AMFM or any proposal to acquire a substantial equity interest in AMFM or all or substantially all of the assets of AMFM or any of its subsidiaries. Furthermore, AMFM and its subsidiaries will not otherwise discuss or facilitate any such proposal or disclose information in response to such a proposal.

     However, AMFM is not prohibited from furnishing information to, or discussing or negotiating with, any person that makes an unsolicited bona fide acquisition proposal that AMFM determines in good faith to be more favorable from a financial point of view to the AMFM stockholders than the merger. Before furnishing information or discussing or negotiating with that person, (A) AMFM must give Clear Channel two business days' advance written notice, (B) the AMFM board of directors must determine that the person in question has a good faith intent to proceed with the negotiations and the resources to complete the proposed acquisition, (C) the AMFM board, after consultation with legal counsel, must determine in good faith that such action is required for the AMFM board to comply with its fiduciary duties and (D) AMFM must use all reasonable efforts to keep Clear Channel informed with regard to the
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negotiations. Also, if AMFM receives any inquiries, offers or proposals from any person with respect to an acquisition proposal, then AMFM will notify Clear Channel of the inquiry, offer or proposal within 24 hours after AMFM receives it.

     The merger agreement does not prohibit AMFM from disclosing to AMFM stockholders a position required by Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with respect to an acquisition proposal by means of a tender offer.

     Clear Channel must comply with the same restrictions regarding acquisition proposals by third parties.

  Withdrawal, Modification or Change in Board Recommendation

     The AMFM board of directors will not, under the merger agreement, withdraw, modify or change its recommendation of the merger agreement or the merger in a manner adverse to Clear Channel unless (A) the AMFM board of directors approves and recommends a proposal that AMFM determines in good faith to be more favorable from a financial point of view to the AMFM stockholders than the merger or (B) the AMFM board of directors determines in good faith and after consulting with legal counsel that withdrawal is necessary to comply with its fiduciary duties to stockholders. In the above-mentioned circumstances, withdrawal would not breach a representation, warranty or covenant contained in the merger agreement.

     Clear Channel is under similar obligations regarding the withdrawal, modification, or changing of its recommendation of the merger agreement or vote in favor of approving the issuance of Clear Channel common stock and electing those persons nominated for director. For more information, see "-- Conditions to the Merger."

CONDITIONS TO THE MERGER

     We are not obligated to complete the merger unless the following conditions are satisfied or waived:

     - the SEC declares Clear Channel's registration statement effective for the registration of the Clear Channel common stock to be issued in the merger and does not issue a stop order suspending effectiveness or initiate any proceedings for that purpose;

     - the Clear Channel common stockholders (A) approve by majority vote of those present in person or by proxy at the Clear Channel stockholder meeting the issuance of Clear Channel shares in the merger and (B) elect the five additional director nominees by a plurality vote (see "The Merger -- Management After the Merger -- Board of Directors of Clear Channel");

     - the AMFM common stockholders approve the merger by a majority of the outstanding shares of AMFM common stock;

     - no statute, rule, regulation, order, decree, injunction or other restraint shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits the consummation of the transactions contemplated in the merger agreement;

     - the applicable waiting period under the HSR Act expires or is terminated;

     - the parties obtain all consents and approvals necessary for the merger, other than those that in the aggregate are not material;

     - the parties obtain all required FCC orders and approvals;

     - the NYSE, subject to official notice of listing, authorizes for listing the Clear Channel common stock to be issued in the merger; and

     - AMFM and Clear Channel each receive an opinion from their respective legal counsel relating to certain tax matters.

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     Furthermore, neither Clear Channel and its merger subsidiary nor AMFM is obligated to complete the merger unless the other party's representations and warranties in the merger agreement are true and correct in all respects on the effective date of the merger and the other party has materially performed all of its material agreements and covenants required to be performed or complied with before the effective time of the merger. However, exceptions to a party's representations and warranties that, in the aggregate, would not materially and adversely affect such party will not give the other party the right to prevent the completion of the merger. A party may waive certain unsatisfied conditions if such party is entitled to require the satisfaction of such condition before the completion of the merger.

RESERVATION AND REGISTRATION OF CLEAR CHANNEL SHARES

     Clear Channel will reserve for issuance a sufficient number of shares of Clear Channel common stock for delivery upon the exercise of AMFM options and warrants assumed by Clear Channel. Promptly after the effective time of the merger, Clear Channel will use its reasonable efforts to register the Clear Channel common stock subject to the assumed AMFM options and warrants pursuant to a registration statement on Form S-8. Clear Channel will maintain the effectiveness of the registration statement on Form S-8 for so long as the assumed AMFM options and warrants remain outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The merger agreement provides that all rights to indemnification and all limitations on liability that exist for any officer or director of AMFM or any of its subsidiaries and that are provided in the certificate of incorporation, charter or bylaws of AMFM or any of its subsidiaries or any agreement of AMFM or any of its subsidiaries will survive the merger and continue in full force and effect. To the extent permitted by Delaware law, the AMFM charter and bylaws or any indemnity agreement, advancement of expenses pursuant to their terms will be mandatory rather than permissive, and AMFM and Clear Channel must advance costs in connection with such indemnification. Clear Channel will cause AMFM to honor the terms of all indemnity agreements.

     The merger agreement also provides that, for six years after the merger, Clear Channel will, or will cause the surviving corporation to, maintain officers' and directors' liability insurance and fiduciary liability insurance covering those officers, directors or employees who are covered as of the date of the merger agreement by AMFM's existing liability insurance policies. The terms of the new insurance policies will be no less advantageous to such officers, directors or employees than the existing insurance policies. However, if neither Clear Channel nor AMFM can obtain coverage equivalent to the existing insurance policies at an annual premium equal to or less than a specified ceiling, then Clear Channel or AMFM will maintain policies that in Clear Channel's good faith judgment provide maximum coverage at an annual premium equal to the specified ceiling.

     The merger agreement also requires that for a period of six years after the merger, Clear Channel and AMFM will indemnify former directors and officers of AMFM and its subsidiaries for losses, claims, damages, liabilities, judgments, amounts paid in settlement and certain other expenses relating to their service as officers or directors of AMFM or any of its subsidiaries on or before the effective time of the merger. Clear Channel and AMFM will make advances to such directors and officers for all expenses incurred in connection with any such indemnifiable claim. Unless otherwise provided in any indemnity agreement, Clear Channel or AMFM may require an indemnitee to provide an undertaking to repay any expense advances if a court ultimately determines that this indemnitee is not entitled to indemnification from Clear Channel or AMFM.

     The merger agreement also provides that if any officer or director asserts an indemnifiable claim within the six year period, the claimant's rights to indemnification and advancement of expenses related to the asserted claim will continue until the claim is disposed of or all judgments, orders, decrees or other rulings in connection with the claim are fully satisfied. Clear Channel will not be liable for any settlement effected without its written consent, and Clear Channel will not unreasonably withhold or delay its consent. In addition, except as otherwise provided pursuant to any indemnity agreement, any indemnitees as a

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group may retain only one law firm with respect to each related claim except to the extent there is, in the opinion of counsel to such an indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more indemnitees.

     The obligations of Clear Channel and AMFM are binding on all their successors and assigns and survive the completion of the merger.

TERMINATION

     Clear Channel and AMFM may mutually agree in writing to terminate the merger agreement at any time before the effective time of the merger.

     In addition, the merger agreement gives the parties additional rights to terminate the merger agreement before the effective time of the merger, as briefly summarized below.

          1. Merger Not Completed By March 31, 2001. Either Clear Channel or AMFM may terminate the merger agreement if the merger has not been completed on or before March 31, 2001, unless the party seeking to terminate committed a material breach that proximately contributed to the failure to complete the merger. However, the merger agreement will be extended to September 30, 2001, and neither party may terminate the merger agreement before that date if the receipt of approval from the FCC or the termination of the waiting period under the Hart-Scott-Rodino Act is the only unsatisfied condition preventing the completion of the merger and the assets of RCN Corporation owned by an affiliate of AMFM or Hicks Muse caused the failure to receive the FCC approval or the termination of the waiting period under the HSR Act.

          2. Illegality of the Merger or Other Legal Obstacle. Either Clear Channel or AMFM may terminate the merger agreement if completion of the merger is illegal under any applicable law, rule or regulation or is restrained or prohibited by any judgment, injunction, order or decree of a court or other governmental entity that becomes final and nonappealable. However, Clear Channel may not terminate on the grounds of an illegality or other legal obstacle that results from Clear Channel's failure to take all actions required to satisfy the FCC or any government antitrust entity in its review of the merger, to the extent that the merger agreement obligates Clear Channel to take those actions.

          3. Failure to Obtain Required Stockholder Approvals. Either Clear Channel or AMFM may terminate the merger agreement if any required stockholder approval was not obtained after the applicable board of directors submitted the matter to a vote of the stockholders.

          4. Material Breach by Clear Channel. AMFM may terminate the merger agreement if Clear Channel either (A) breached any representation or warranty contained in the merger agreement that, individually or in the aggregate with all other inaccuracies in Clear Channel's representations and warranties, would have a material adverse effect on Clear Channel; or
     (B) breached a covenant or other agreement contained in the merger agreement and, as a result, has not performed in all material respects its obligations required as a condition to the merger, provided that Clear Channel cannot or has not cured the breach within 20 business days after AMFM notified Clear Channel in writing, or the merger agreement does not provide a right to cure such breach.

          5. Material Breach by AMFM. Clear Channel may terminate the merger agreement if AMFM either (A) breached any representation or warranty contained in the merger agreement that, individually or in the aggregate with all other inaccuracies in AMFM's representations and warranties, would have a material adverse effect on AMFM; or (B) breached a covenant or other agreement contained in the merger agreement and, as a result, has not performed in all material respects its obligations required as a condition to the merger, provided that AMFM cannot or has not cured the breach within 20 business days after Clear Channel notified AMFM in writing, or the merger agreement does not provide a right to cure such breach.

          6. The Clear Channel Board Intends to Accept a Superior Acquisition Proposal. Clear Channel may terminate the merger agreement if the Clear Channel board received an alternative acquisition

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     proposal from a third party that the Clear Channel board determined in good faith is more favorable from a financial point of view to the Clear Channel stockholders than the merger, and Clear Channel complied with all notification requirements and other provisions of the merger agreement concerning the receipt and consideration of alternative acquisition proposals, and (A) Clear Channel notified AMFM that it intends to accept the superior acquisition proposal and terminate the merger agreement, (B) pays to AMFM immediately upon the acceptance of the superior acquisition proposal the termination fee and expenses specified in the merger agreement, and (C) Clear Channel has negotiated in good faith with AMFM for at least 72 hours to make such adjustments in the terms and conditions of the merger agreement as would enable Clear Channel to proceed with the merger without breaching its fiduciary duties to the Clear Channel stockholders.

          7. The AMFM Board Intends to Accept a Superior Acquisition
     Proposal. AMFM may terminate the merger agreement if the AMFM board received an alternative acquisition proposal from a third party that the AMFM board determined in good faith is more favorable from a financial point of view to the AMFM stockholders than the merger, and AMFM complied with all notification requirements and other provisions of the merger agreement concerning the receipt and consideration of alternative acquisition proposals, and (A) AMFM notified Clear Channel that it intends to accept the superior acquisition proposal and terminate the merger agreement, (B) pays to Clear Channel immediately upon the acceptance of the superior acquisition proposal the termination fee and expenses specified in the merger agreement, and (C) AMFM has negotiated in good faith with Clear Channel for at least 72 hours to make such adjustments in the terms and conditions of the merger agreement as would enable AMFM to proceed with the merger without breaching its fiduciary duties to the AMFM stockholders.

          8. Clear Channel Board Acts Adversely to the Merger. AMFM may terminate the merger agreement if any of the following occur:

           - The Clear Channel board withdraws, modifies or changes its recommendation of the Clear Channel merger proposals in a manner adverse to AMFM or recommends any alternative acquisition proposal to the Clear Channel stockholders or resolves to do any of the foregoing;

           - The Clear Channel board does not, within the applicable period required by law, recommend that the Clear Channel stockholders not tender their shares into a tender or exchange offer for outstanding Clear Channel capital stock representing 50% or more of the combined power to vote generally for the election of directors; or

           - The Clear Channel board fails to call or hold the Clear Channel stockholders' meeting as a result of its receipt of an alternative acquisition proposal.

          9. AMFM Board Acts Adversely to the Merger. Clear Channel may terminate the merger agreement if any of the following occur:

           - The AMFM board withdraws, modifies or changes its recommendation of the AMFM merger proposals in a manner adverse to Clear Channel or recommends any alternative acquisition proposal to the AMFM stockholders or resolves to do any of the foregoing;

           - The AMFM board does not, within the applicable period required by law, recommend that the AMFM stockholders not tender their shares into a tender offer or exchange offer for outstanding AMFM capital stock representing 50% or more of the combined power to vote generally for the election of directors; or

           - the AMFM board fails to call or hold the AMFM stockholders' meeting as a result of its receipt of an alternative acquisition proposal.

     In the event of termination of the merger agreement and the abandonment of the merger, all obligations of the parties terminate, except the obligations of the parties respecting public announcements,

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confidentiality and the payment of termination fees and expenses, provided that no party will be released from liability for any breaches of the merger agreement which at a minimum will be the expenses of the non-breaching party.

TERMINATION FEES

     AMFM will pay Clear Channel a termination fee of $700 million in addition to reasonably documented expenses up to $25 million if:

          1. AMFM terminated the merger agreement because the AMFM board decided to accept a superior acquisition proposal, as summarized in item 7 under "-- Termination."

          2. Clear Channel terminated the merger agreement because the AMFM board acted adversely to the merger by taking or refraining from taking the actions summarized in item 9 under "-- Termination."

          3. Clear Channel terminated the merger agreement on account of the failure to obtain the requisite approval of the AMFM stockholders, if before the AMFM stockholders' meeting, the AMFM board withdrew, modified or changed its recommendation of the merger agreement or the merger in a manner adverse to Clear Channel or resolved to do so.

          4. Clear Channel terminated the merger agreement because (A) AMFM materially breached the merger agreement, as summarized in item 5 under "-- Termination," (B) the merger was not completed by a specified time, as summarized in item 1 under "-- Termination," and at that time AMFM was materially breaching the merger agreement, as summarized in item 5 under "-- Termination," or (C) AMFM failed to obtain the requisite approval of its stockholders, as summarized in item 3 under "-- Termination," and within 18 months after the termination, AMFM:

           - completes an alternative transaction with a third party;

           - enters into a binding agreement relating to an alternative transaction with a third party; or

           - a person or group acquires or has the right to acquire beneficial ownership of the outstanding stock of AMFM representing 50% or more of the combined power to vote generally for the election of directors.

     Clear Channel will pay AMFM a termination fee of $1 billion in addition to reasonably documented expenses up to $25 million if:

          1. Clear Channel terminated the merger agreement because the Clear Channel board decided to accept a superior acquisition proposal, as summarized in item 6 under "-- Termination."

          2. AMFM terminated the merger agreement because the Clear Channel board acted adversely to the merger by taking or refraining from taking the actions summarized in item 8 under "-- Termination."

          3. AMFM terminated the merger agreement because (A) Clear Channel materially breached the merger agreement, as summarized in item 4 under "-- Termination," (B) the merger was not completed by a specified time, as summarized in item 1 under "-- Termination," and at that time Clear Channel was materially breaching the merger agreement, as summarized in item 4 under "-- Termination," or (C) Clear Channel failed to obtain the requisite approval of its stockholders, as summarized in item 3 under "-- Termination," and within 18 months after the termination, Clear Channel either:

             - completes an alternative transaction with a third party;

             - enters into a binding agreement relating to an alternative transaction with a third party; or

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             - a person or group acquires or has the right to acquire beneficial ownership of the outstanding stock of Clear Channel representing 50% or more of the combined power to vote generally for the election of directors.

     To the extent permitted by law, any termination fee payments are in addition to any liability that Clear Channel or AMFM may have for a breach of the merger agreement.

FEES AND EXPENSES

     If the merger agreement is terminated for any reason and neither party is obligated to pay a termination fee and expenses as described above, then both parties will bear one-half of the total fees and expenses (excluding the fees and expenses of legal counsel and investment bankers) related to preparing, printing, filing and mailing this document and the registration statement and all SEC and other regulatory filing fees incurred in connection with this document, the registration statement, the Hart-Scott-Rodino Act and the Communications Act. Otherwise, the party incurring the costs and expenses will pay all such costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, unless one of the parties is obligated to pay a termination fee and the expenses of the other party, as described above in "-- Termination Fees."

AMENDMENT

     AMFM and Clear Channel may amend or supplement the merger agreement in writing at any time, except that following approval by the AMFM stockholders and Clear Channel stockholders, there may be no amendment to the merger agreement that by law requires further approval by the AMFM stockholders and Clear Channel stockholders unless AMFM or Clear Channel, as applicable, first obtains such approval.

WAIVER

     The merger agreement permits AMFM and Clear Channel at any time before the effective time of the merger to:

     - extend the time to perform any of the obligations or other acts of the other parties;

     - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

     - waive compliance with any of the agreements or conditions of the other party contained in the merger agreement unless, if such party waives compliance after approval by the AMFM stockholders and the Clear Channel stockholders, as applicable, and such waiver would require approval by the AMFM stockholders, or the Clear Channel stockholders, as applicable, such party first obtains such approval, in each case pursuant to a written instrument.

     The failure of any party to the merger agreement to assert any of its rights thereunder or otherwise will not constitute a waiver of those rights.

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               COMPARISON OF THE RIGHTS OF HOLDERS OF AMFM COMMON
                      STOCK AND CLEAR CHANNEL COMMON STOCK

     As a result of the merger, AMFM common stockholders will become holders of Clear Channel common stock. AMFM is a Delaware corporation and Clear Channel is a Texas corporation. The rights of AMFM stockholders are currently governed by the AMFM charter, the AMFM bylaws and the laws of Delaware. Following the merger, the rights of all former holders of AMFM common stock will be governed by the Clear Channel charter, the Clear Channel bylaws and the laws of Texas. The following is a summary comparison of the material differences between the rights of holders of AMFM common stock and holders of Clear Channel common stock and, more particularly, certain material differences between certain provisions of the Clear Channel charter and the AMFM charter, the Clear Channel bylaws and the AMFM bylaws and between certain provisions of the Delaware General Corporation Law and the Texas Business Corporation Act. For information on how to obtain copies of the Clear Channel charter, the Clear Channel bylaws, the AMFM charter and the AMFM bylaws, see "Where You Can Find More Information" in Chapter Four. Furthermore, the description of the differences between Delaware law and Texas law is a summary only, is not a complete description of the differences between Delaware law and Texas law and is qualified in its entirety by references to Delaware law and Texas law.

AUTHORIZED CAPITAL

     The total number of authorized shares of capital stock of AMFM is 800,000,000, consisting of 750,000,000 shares of AMFM common stock, par value $0.01 per share, and 50,000,000 shares of AMFM preferred stock, par value $0.01 per share.

     The total number of authorized shares of capital stock of Clear Channel is 910,000,000, consisting of 900,000,000 shares of Clear Channel common stock, par value $0.10 per share, 2,000,000 shares of Class A Preferred Stock, par value $1.00 per share and 8,000,000 shares of Class B Preferred Stock, par value $1.00 per share.

     The Clear Channel board is submitting to a vote of the Clear Channel stockholders at the Clear Channel stockholder meeting a proposal to amend Clear Channel's restated articles of incorporation to increase the number of authorized shares of Clear Channel common stock from 900,000,000 shares to 1,500,000,000 shares. See "Proposal 3: Amendment to Clear Channel's Articles of Incorporation" in Chapter Three.

NUMBER OF DIRECTORS; REMOVAL; VACANCIES

     Number of Directors. Delaware law permits the charter or the bylaws of a corporation to govern the number and terms of directors. However, if the charter fixes the number of directors, such number may not be changed without amending the certificate of incorporation. The AMFM charter states that the number of directors will consist of no less than five and no more than fourteen, plus any directors elected by the holders of any class or series of preferred stock of AMFM. The AMFM bylaws state that the number of directors will consist of no less than five and no more than thirteen. A bylaw, however, may not be inconsistent with a charter provision, and any bylaw in conflict with a charter provision is invalid. There are currently 12 directors serving on the AMFM board.

     The Clear Channel bylaws authorize no less than one and no more than nine directors, with the exact number to be determined by the Clear Channel board. In accordance with the merger agreement, the Clear Channel board has adopted a resolution to amend the bylaws upon the effective time of the merger to permit up to thirteen directors. The Clear Channel charter provides that the number of directors shall be fixed from time to time as provided in the Clear Channel bylaws. There are currently eight directors serving on the Clear Channel board. If the merger is completed, the Clear Channel board will be expanded to 13 members and the five additional director nominees named in this document who are currently AMFM directors will fill the additional seats. See "The
Merger -- Management After the Merger" and "Terms of the Merger
Agreement -- Other Covenants" in Chapter One.

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

     Delaware law permits the charter or bylaws of a corporation to provide that directors be divided into up to three classes, with the term of office of each class of directors expiring in successive years. The AMFM charter provides for three classes of directors, each to consist as nearly as practicable of an equal number of directors. The term of office of the Class III directors will expire at the 2000 annual meeting of the AMFM stockholders. The term of office of the Class I directors will expire at the 2001 annual meeting of the AMFM stockholders. The term of office of the Class II directors will expire at the 2002 annual meeting of the AMFM stockholders. Each director will hold his or her office until his or her successor has been duly elected and qualified.

     Neither the Clear Channel charter nor the Clear Channel bylaws provide for the Clear Channel board to be divided into classes.

     Removal. Under Delaware law, the holders of a majority of the shares entitled to vote at any election of directors may remove any director or the entire board, with or without cause, except in the case of a corporation with a classified board; provided, however, when the holders of any class are entitled to elect one or more directors by the charter, this sentence applies, in respect to the removal without cause of a director or director elected by such class, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. If a Delaware corporation has a classified board, stockholders may remove a director or directors only for cause, unless the charter otherwise provides. The AMFM charter does provide for a classified board but does not provide for the removal of directors.

     Under Texas law, the bylaws or charter of a Texas corporation may provide that at any meeting of stockholders called expressly for that purpose, the holders of a majority of the shares then entitled to vote at an election of directors may vote to remove any director or the entire board, with or without cause, subject to further restrictions on removal that the bylaws may contain. No further restriction is contained in the Clear Channel bylaws. The Clear Channel bylaws provide that a director may also be removed by written consent of the stockholders.

     Vacancies. Under Delaware law and the AMFM bylaws, a majority of the directors then in office (even though less than a quorum) may fill vacancies and newly-created directorships. However, Delaware law as well as the AMFM bylaws provide that if the directors then in office constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding and entitled to vote for directors, order an election to be held to fill any such vacancy or newly created directorship. The AMFM bylaws further provide that a vacancy as to a director elected by a class will be filled by a vote of the holders of such class.

     Under Texas law, the stockholders or a majority of the remaining directors may fill any vacancy occurring in the board of directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the stockholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the stockholders. However, the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders.

CHARTER AMENDMENTS

     Under Delaware law, the board and stockholders may amend the corporation's charter if:

     - the board sets forth the proposed amendment in a resolution, declares the advisability of the amendment, and directs that it be submitted to a vote at a meeting of stockholders; and

     - the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the charter requires the vote of a greater number of shares.

     The AMFM charter does not require the vote of a greater number of shares. In addition, Delaware law provides that each class or series of stock affected, even if such stock would not otherwise have such rights, must approve by a majority vote amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class.

     Under Texas law, the board and stockholders may amend the corporation's charter if:

     - the board of directors sets forth the proposed amendment in a resolution and directs that it be submitted to a vote at a meeting of stockholders; and

     - the holders of at least two-thirds of the outstanding shares entitled to vote thereon approve it by affirmative vote, unless the charter otherwise requires the vote of a different number of shares.

     In addition, each class or series of stock affected, even if such stock would not otherwise have such rights, must approve by at least a two-thirds majority vote amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of such class, or otherwise adversely affecting the rights of such class. The Clear Channel charter does not require a number of shares different from Texas law to approve an amendment to the Clear Channel charter.

BYLAW AMENDMENTS

     Under Delaware law, the power to adopt, alter and repeal the bylaws is vested in the stockholders, except to the extent that a corporation's charter or bylaws vest it in the board of directors. However, if the power to adopt, alter and repeal the bylaws is granted to the directors, the stockholders still hold the power to adopt, amend or repeal the bylaws. The AMFM charter grants the AMFM board concurrent power with the stockholders to make, alter, amend, change, add to or repeal the AMFM bylaws. The stockholders may alter, amend or repeal the AMFM bylaws or adopt new bylaws:

     - when a majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders is present at a meeting, in person or by proxy, by the affirmative vote of the holders of at least a majority of the stock present; or

     - at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

     Under Texas law, a board of directors may amend or repeal a corporation's bylaws, or adopt new bylaws, unless:

     - the charter reserves such power exclusively to the stockholders; or

     - the stockholders, in amending, repealing or adopting a particular bylaw provision, expressly provide that the board may not amend or repeal that bylaw.

     In all cases, Texas law provides stockholders the power to amend or repeal the bylaws unless the charter or a bylaw adopted by the stockholders provides otherwise. The Clear Channel charter and the Clear Channel bylaws do not provide otherwise nor do they restrict the board of directors from amending or repealing the bylaws.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Neither the AMFM charter nor AMFM bylaws contain any provisions regarding advance notice of nominations of persons for election to the AMFM board or submission of other business to be considered at a meeting of the AMFM stockholders.

     Neither the Clear Channel charter nor Clear Channel bylaws contain any provisions regarding advance notice of nominations of persons for election to the Clear Channel board or submission of other business to be considered at a meeting of Clear Channel stockholders.

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SPECIAL MEETINGS OF STOCKHOLDERS

     Delaware law provides that the board of directors or such person or persons authorized in the corporation's charter or bylaws may call a special meeting of stockholders. The AMFM bylaws provide that, unless otherwise prescribed by statute or by the AMFM charter, the president may call special meetings and the president and secretary will call a special meeting at the request in writing of stockholders owning a majority of the capital stock outstanding and entitled to vote. The AMFM charter does not confer on any other person the power to call a special meeting.

     Texas law provides that, in addition to the board of directors, the president, or other persons authorized in the corporation's charter or bylaws, holders of not less than 10% of all the shares entitled to vote have the right to call a special stockholder meeting, unless the charter provides otherwise. The Clear Channel charter does not alter the statutory rule permitting the call of a special meeting by holders of not less than 10%.

CUMULATIVE VOTING

     Delaware law permits cumulative voting for the election of directors if provided by the charter and the AMFM charter does so provide.

     Texas law permits cumulative voting for the election of directors unless the charter expressly prohibits cumulative voting. The Clear Channel charter expressly prohibits cumulative voting.

STOCKHOLDER ACTION WITHOUT A MEETING

     Under Delaware law, unless the charter provides otherwise, stockholders may take any action without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted sign a written consent setting forth the action taken. The AMFM bylaws provide for such stockholder consent by less than unanimous written consent.

     Under Texas law, stockholders may take any action without a meeting, without prior notice and without a vote if all stockholders entitled to vote on the matter consent to the action in writing. If a corporation's charter so provides, stockholders may take any action under Texas law by a consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take this action at a meeting. The Clear Channel charter provides for such stockholder consent by less than unanimous written consent.

REQUIRED VOTE FOR CERTAIN TRANSACTIONS

     Extraordinary Transactions. Except as provided below, and in certain other limited circumstances, Delaware law requires that a merger, a sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation, be approved by the holders of a majority of the shares entitled to vote thereon, unless the charter provides otherwise.

     Except as provided below, and in certain other limited circumstances, Texas law requires that such a merger, a disposition not in the regular course of business or a dissolution of the corporation be approved by the holders of at least two-thirds of the shares entitled to vote thereon, unless the charter requires the vote of a different number of shares which may not be less than a majority of the shares entitled to vote thereon. The Clear Channel charter does not require the vote of a different number of shares.

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

     Absence of Required Vote for Certain Mergers. Delaware law does not require a vote of the stockholders of a corporation surviving a merger to approve a merger if:

     - the agreement of merger does not amend the charter of such corporation;

     - each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter; and

     - the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately before the merger.

     Texas law does not require a vote of the stockholders of a corporation surviving a merger to approve the merger if:

     - such corporation is the sole surviving corporation in the merger;

     - the charter of such corporation will not differ from its charter before the merger;

     - each stockholder of such corporation whose shares are outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the effective date of the merger;

     - the voting power of the number of voting shares outstanding immediately after the merger, plus the voting power of the number of voting shares of such corporation that the corporation will issue in the merger, if any, does not exceed 20% of the voting power of the total number of voting shares outstanding immediately before the merger;

     - the number of participating shares, that is, shares whose holders are entitled to participate without limitation on dividends or other distributions, of such corporation that the corporation will issue in the merger, if any, does not exceed 20% of the number of such shares outstanding immediately before the merger; and

     - the board of directors of the corporation adopts a resolution approving the plan of merger.

STATE TAKEOVER LEGISLATION

     Delaware law prohibits a corporation from engaging in a "business combination," as defined below in this paragraph, with a person who, together with his associates and affiliates, owns, or if the person is an affiliate of the corporation and did own within the last three years, 15% or more of the outstanding voting stock of the corporation for a period of three years following the time that the person became an interested stockholder, unless:

     - prior to becoming an interested stockholder, the board of directors of the corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the interested stockholder becoming such, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, subject to certain adjustments; or

     - on or after the date of the business combination, the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination.

     Delaware law defines a "business combination" generally as:

     - a merger or consolidation with the interested stockholder or with any other corporation or other entity if the merger or consolidation is caused by the interested stockholder;

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

     - a sale or other disposition to or with the interested stockholder of assets with an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation or the aggregate market value of all of the outstanding stock of the corporation;

     - with certain exceptions, any transaction resulting in the issuance or transfer by the corporation or any majority-owned subsidiary of any stock of the corporation or such subsidiary to the interested stockholder;

     - any transaction involving the corporation or a majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of the corporation or any such subsidiary owned by the interested stockholder; or

     - any receipt by the interested stockholder of the benefit of any loans or other financial benefits provided by the corporation or any majority-owned subsidiary.

     Texas law imposes a special voting requirement for the approval of certain business combinations and related party transactions between public corporations and affiliated stockholders unless the board of directors of the corporation approves the transaction or the acquisition of shares by the affiliated stockholder prior to the affiliated stockholder becoming an affiliated stockholder. Texas law prohibits certain mergers, sales of assets, reclassifications and other transactions between stockholders beneficially owning 20% or more of the outstanding stock of a Texas public corporation for a period of three years following the stockholder acquiring shares representing 20% or more of the corporation's voting power unless two-thirds of the unaffiliated stockholders approve the transaction at a meeting held no earlier than six months after the stockholder acquires that ownership. Such a vote of stockholders is not necessary if the board of directors approves the transaction or approves the purchase of shares by the affiliated stockholder before the affiliated stockholder acquires beneficial ownership of 20% of the shares, or if the affiliated stockholder was an affiliated stockholder before December 31, 1996, and continued as such through the date of the transaction. Texas law does not contain the Delaware 85% unaffiliated share tender offer exception.

     Delaware law applies to business combinations in which AMFM may be involved, including the merger. In connection with the merger, in approving the merger agreement and the transactions contemplated thereby, the AMFM board satisfied the prior approval requirement under Delaware law. Thus, Delaware law will not restrict the merger or any of the other transactions contemplated by the merger agreement. Because Texas law and Delaware law are similar on this issue, there will be no significant difference after the merger between AMFM's current susceptibility to, and its stockholders' rights in the event of, a business combination or takeover and Clear Channel's susceptibility to, and its stockholders' rights in the event of, a business combination or takeover.

STANDARDS OF CONDUCT FOR DIRECTORS

     Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances." Later case law has established "gross negligence" as the test for breach of the standard for the duty of care in the decision-making process of directors of Delaware corporations.

     Similarly, under Texas law, the standards of conduct for directors have developed through written opinions of the Texas courts in cases decided by them. However, Texas case law concerning standards of conduct for directors is not as well developed as Delaware case law. Generally, directors of Texas corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty prohibits a director from profiting at the expense of the corporation in connection with the director's dealings with the corporation, third parties and stockholders. The duty of care requires directors to act in good faith and to
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exercise the same degree of care and prudence that ordinary persons in a like position under similar circumstances would exercise.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Scope. Under Delaware law, indemnification rights are expressly nonexclusive. A corporation is permitted to provide indemnification or advancement of expenses against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made with respect to any matter as to which such person is adjudged to be liable to the corporation, unless the court shall determine that such person is entitled to indemnity.

     The AMFM charter provides, in substance, that AMFM will indemnify any person who was or is a party, or is threatened to be made a party, to any type of proceeding by reason of the fact that he or she (A) is or was a director, officer, employee, or agent of AMFM, or (B) is or was serving at the request of AMFM as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic entity, to the full extent permitted by Delaware law, against any liability or expense, actually or reasonably incurred by such person in respect thereof.

     Texas law permits a corporation to provide indemnification or advancement of expenses, by a bylaw provision, agreement, security arrangement or otherwise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding if a court determines:

     - that the person conducted himself or herself in good faith;

     - in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation's best interest;

     - in all other cases that his or her conduct was not opposed to the corporation's best interests; and

     - in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses. No indemnification will be available if the person is found liable for willful or intentional misconduct.

     The Clear Channel charter requires that Clear Channel indemnify directors and officers, except in matters in which such director or officer is found liable for gross negligence or willful misconduct in performing his duties to the corporation.

     Advancement of Expenses. Delaware law provides for the advancement of expenses for such proceedings upon receipt of an undertaking by or on behalf of such person to repay such amount if a court determines that such person is not entitled to be indemnified. Delaware law does not require that such director give an affirmation regarding his conduct in order to receive an advance of expenses.

     Texas law provides that a corporation may pay or reimburse, in advance of the final disposition of the proceedings, reasonable court costs and attorneys' fees incurred by a director who was, is or is threatened to be made, a named defendant or respondent in a proceeding because the person is or was a director of such corporation. The corporation may pay or reimburse such expenses after the corporation receives:

     - a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Texas law; and

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     - a written undertaking by the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or indemnification for such expenses is precluded under Texas law.

     Procedure for Indemnification. Delaware law provides that any of the following can determine that indemnification is appropriate under Delaware law:

     - a majority vote of directors who are not party to the proceeding, or a committee of such directors designated by a majority vote of such directors, even though, in both cases, less than a quorum;

     - if there are no such directors, or if such directors so direct, independent legal counsel; or

     - a stockholder vote.

     Texas law provides that any of the following can determine that indemnification is appropriate under Texas law:

     - a majority vote of a quorum consisting of directors who are not party to the proceeding;

     - if such a quorum cannot be obtained, a special committee of the board of directors consisting of at least two directors not party to the proceeding;

     - special legal counsel; or

     - a stockholder vote excluding shares held by directors party to the proceeding.

     Mandatory Indemnification. Delaware law requires indemnification with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding. Under Texas law, indemnification by the corporation is mandatory only if the director is wholly successful on the merits or otherwise, in the defense of the proceeding.

     Insurance. Delaware law and Texas law both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person whether or not the corporation would have the power to indemnify him against that liability. Under Texas law, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement. As noted above, indemnification rights under Delaware law are expressly nonexclusive.

     Persons Covered. Delaware law provides substantially the same indemnification rights to officers, employees and agents as it provides for directors. Texas law expressly and separately deals with the protection available for officers, employees and agents. Such protections are similar to those provided to directors.

     Continuity of Indemnification. Delaware law contains a provision that expressly provides that the statutory indemnification provisions:

     - apply to a director, officer, employee or agent after he leaves the corporation for acts he performed while a director, officer, employee or agent; and

     - apply to the estate and personal representatives of the director, officer, employee or agent.

     Texas law does not have a provision that expressly provides indemnification after a directorship has terminated for acts or omissions which took place prior to such termination.

     Stockholder Report. Texas law requires a report to the stockholders upon indemnification or advancement of expenses. Delaware law does not have a similar reporting requirement.

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LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     Delaware law provides that a corporation's charter may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, no such provision can limit the liability of a director for:

     - any breach of the director's duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

     - violation of certain provisions of the Delaware General Corporation Law;

     - any transaction from which the director derived an improper personal benefit; or

     - any act or omission prior to the adoption of such a provision in the charter.

     The AMFM charter eliminates the monetary liability of directors to the fullest extent permitted by law.

     Under Texas law, a corporation's charter may eliminate all monetary liability of each director to the corporation or its stockholders for conduct in the performance of such director's duties other than certain conduct specifically excluded from protection. Texas law does not permit any limitation of liability of a director for:

     - breaching the duty of loyalty to the corporation or its stockholders;

     - failing to act in good faith;

     - engaging in intentional misconduct or a known violation of law;

     - obtaining an improper personal benefit from the corporation; or

     - violating applicable statutes that expressly provide for the liability of a director.

     The Clear Channel charter eliminates the monetary liability of Clear Channel's directors to the fullest extent permitted by law.

FOREIGN OWNERSHIP

     AMFM's charter provides that aliens, foreign governments, corporations organized under the laws of a foreign country and representatives of any of the foregoing may not in the aggregate own of record more than 25% of the total number of shares of AMFM's outstanding capital stock. In addition, no foreign person or entity or their representative will be entitled to vote or direct or control the vote of more than 25% of the total number of shares of AMFM's capital stock outstanding and entitled to vote, or more than 25% of the total voting power of all shares of the capital stock of AMFM outstanding and entitled to vote, at any time. AMFM's board, pursuant to its charter, has all powers necessary to implement these provisions.

     Clear Channel's bylaws state that not more than 20% of the total number of Clear Channel's shares may be owned of record or voted by or for the account of aliens or their representatives, by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country. The bylaws further state that Clear Channel may not be owned or controlled by another corporation of which any officer or more than one-fourth of the directors are aliens or of which more than one-fourth of the stock is owned of record or voted on by aliens, and no person who is an alien may serve as an officer or director of Clear Channel.

APPRAISAL RIGHTS

     Generally, under Delaware law, stockholders have the right to demand and receive payment in cash of the fair value of their stock, as appraised pursuant to judicial proceedings, in lieu of the consideration such stockholder would otherwise receive in the event of a merger or consolidation in such transaction. However, except as otherwise provided by Delaware law, a stockholder does not have appraisal rights in connection with a merger or consolidation or in the case of a disposition if:

     - the shares of such corporation are listed on a national securities exchange, designated as a national market system security by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders; or

     - such corporation will be the surviving corporation of the merger and Delaware law does not require a vote of the stockholders of the surviving corporation to approve such merger.

     However, a stockholder is entitled to appraisal rights in the case of a merger or consolidation, if the terms of an agreement of merger or consolidation require such stockholder to accept in exchange for his shares anything other than:

     - shares of stock of the corporation surviving or resulting from such merger or consolidation;

     - shares of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security by the NASD or held of record by more than 2,000 stockholders; or

     - cash in lieu of fractional shares.

     Generally, under Texas law, a stockholder has:

     - the right to dissent from any plan of merger or consolidation or disposition to which such corporation is a party if Texas law requires a stockholder vote; and

     - appraisal rights upon compliance with the statutory procedures.

     Under Texas law, a stockholder of a corporation does not have the right to dissent or to assert appraisal rights if:

     - the shares held by such stockholder are part of a class or series of shares that are listed on a national securities exchange, or held of record by not less than 2,000 holders, on the record date fixed to determine the stockholders entitled to vote on the plan of merger or consolidation or disposition; and

     - the stockholder is not required by the terms of the plan of merger or consolidation or disposition to accept for his shares any consideration other than (a) shares of the corporation that, immediately after the effective date of the merger, will be part of a class the shares of which are (x) listed or authorized for listing upon official notice of issuance, on a national securities exchange, or (y) held of record by not less than 2,000 holders or (b) cash in lieu of fractional shares that such stockholder is otherwise entitled to receive.

PREEMPTIVE RIGHTS

     Under Delaware law, a stockholder does not have preemptive rights unless the corporation's charter specifically grants such rights. The AMFM charter does not provide for preemptive rights.

     Under Texas law, preemptive rights exist automatically with respect to unissued or treasury shares owned by the corporation, unless the charter limits those rights. The Clear Channel charter expressly denies any such preemptive rights.

LIQUIDATION RIGHTS

     AMFM's charter provides that upon liquidation, dissolution or winding-up of AMFM, after distribution in full of the preferential amounts, if any, to be distributed to the holders of AMFM preferred stock, the holders of shares of AMFM common stock are entitled to receive all of the remaining assets of

AMFM available for distribution to its stockholders, ratably in proportion to the number of shares held by them. Clear Channel does not address liquidation rights in its charter.

DENIAL OF VOTING RIGHTS

     Delaware law provides that holders of the outstanding shares of a class of stock shall be entitled to vote as a class upon a proposed amendment to the charter, whether or not entitled to vote thereon by the charter, if the amendment would change the aggregate number of authorized shares or the par value of the class or would adversely affect the powers, preferences or special rights of the class.

     Texas law provides that holders of each class of shares are entitled to vote as a class upon a proposed amendment to the charter, whether or not entitled to vote thereon by the charter, if the amendment would change the number of authorized shares or the par value of the class, reclassify, cancel, or exchange shares of the class, create a new class of shares having equal or superior preferences or rights of the class, or increase the rights of an already outstanding class, or would adversely affect the powers, preferences or special rights of the class.

PAYMENT OF DIVIDENDS

     Under Delaware law, a board of directors may authorize a corporation to make distributions to its stockholders, subject to any restrictions in its charter, either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the board declares the dividend and/or the preceding fiscal year. Delaware law does not permit distributions out of net profits, however, if, following the distribution, the corporation's capital is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The AMFM charter does not further restrict the ability of the AMFM board to declare dividends.

     Under Texas law, a board of directors may authorize a corporation to make distributions to its stockholders out of its surplus, subject to any restriction in its charter. Texas law does not permit distributions if such distribution exceeds the surplus of the corporation or would render the corporation insolvent. The Clear Channel charter does not further restrict the ability of the Clear Channel board to declare dividends.

INSPECTION OF BOOKS AND RECORDS

     Under Delaware law, any stockholder of a Delaware corporation making a written demand may examine the list of stockholders and may inspect any other corporate books and records for any purpose reasonably related to the stockholder's interest as a stockholder.

     Under Texas law, any stockholder who holds at least 5% of all of the outstanding shares of a corporation or that has held his shares for at least six months will have the right to examine at any reasonable time, for any proper purpose, the relevant books and records of account, minutes and share transfer records of the corporation.

                           BUSINESS OF CLEAR CHANNEL

     Clear Channel is a diversified media company with two business segments: broadcasting and outdoor advertising. Clear Channel was incorporated in Texas in 1974. As of December 31, 1999, Clear Channel owned, programmed, or sold airtime for 510 domestic radio stations, two international radio stations and 24 domestic television stations. In addition, as of December 31, 1999, Clear Channel was one of the world's largest outdoor advertising companies based on its total advertising display inventory of approximately 133,000 domestic display faces and approximately 422,000 international display faces.

     During 1999, Clear Channel derived approximately 53% of its net revenue from broadcasting operations and approximately 47% from outdoor advertising operations.

     The broadcasting segment includes both radio and television stations for which Clear Channel is the licensee and radio and television stations for which Clear Channel programs or sells air time under local marketing agreements or joint sales agreements. The broadcasting segment also operates radio networks and produces syndicated programming. The outdoor advertising segment includes advertising display faces which Clear Channel owns or operates under lease management agreements.

BROADCASTING

     The following table sets forth certain selected information with regard to each of Clear Channel's 173 AM and 336 FM radio stations; 20 television stations and four satellite television stations that Clear Channel owned, programmed, or for which Clear Channel sold airtime, as of December 31, 1999. Excluded from the following table are the one AM and two FM Mexican radio stations for which Clear Channel provides programming to and sells airtime under exclusive sales agency arrangements. Numbers in brackets indicate the number of stations with respect to which Clear Channel has entered into agreements to divest. We currently contemplate that Clear Channel and AMFM will be required to divest between 110 and 115 radio stations in the aggregate to obtain antitrust and FCC approval of the merger.

                                           RADIO                              TELEVISION
                              -------------------------------    -------------------------------------
                                 AM           FM
MARKET                        STATIONS     STATIONS     TOTAL        STATION       NETWORK AFFILIATION
------                        --------     --------     -----    ---------------   -------------------
DOMESTIC:
ALABAMA
  Mobile....................      2            4           6           --              --
  Mobile, AL/Pensacola,
     FL.....................     --                       --         WPMI-TV           NBC
                                                                   WJTC-TV(a)          UPN
ARIZONA
  Phoenix...................     --            4           4
  Tucson....................     --           --          --       KTTU-TV(b)          UPN
ARKANSAS
  Little Rock...............     --            5           5         KLRT-TV           FOX
                                                                   KASN-TV(a)          UPN
CALIFORNIA
  Lancaster.................      1            2           3           --              --
  Los Angeles...............      2[1]         4[3]        6[4]        --              --
  Monterey..................      2            4           6           --              --
  Riverside.................      2           --           2           --              --
  San Diego.................      3[1]         5           8[1]        --              --
  San Francisco.............     --            1[1]        1[1]        --              --
  San Jose..................     --            3[3]        3[3]        --              --
  Santa Barbara.............      3(f)         4(f)        7           --              --
  Santa Clarita.............      1           --           1           --              --
  Thousand Oaks.............      1           --           1           --              --
  Walnut Creek..............     --            1[1]        1[1]        --              --

                                           RADIO                              TELEVISION
                              -------------------------------    -------------------------------------
                                 AM           FM
MARKET                        STATIONS     STATIONS     TOTAL        STATION       NETWORK AFFILIATION
------                        --------     --------     -----    ---------------   -------------------
COLORADO
  Denver....................      3            5           8           --              --
  Ft. Collins-Greeley.......      2            2           4           --              --
CONNECTICUT
  New Haven.................      2            1           3           --              --
FLORIDA
  Daytona Beach.............     --            1[1]        1[1]        --              --
  Florida Keys..............      1(a)         7           8           --              --
  Ft. Myers.................      2            6           8           --              --
  Ft. Pierce/Vero Beach.....      1            1           2           --              --
  Jacksonville..............      2(d)         7(d)        9         WAWS-TV           FOX
                                                                   WTEV-TV(a)          UPN
  Miami.....................      2            5           7           --              --
  Orlando...................      2            4           6           --              --
  Panama City...............      1            5           6           --              --
  Pensacola.................     --            2(d)        2           --              --
  Sarasota..................      2            4           6           --              --
  Tallahassee...............      1            4           5           --              --
  Tampa/St. Petersburg......      3            5           8           --              --
  West Palm Beach...........      3            3           6           --              --
GEORGIA
  Atlanta...................      2            4(f)        6           --              --
  Helen.....................     --            1           1           --              --
  Hogansville...............      1            1           2           --              --
IDAHO
  Boise.....................      2            4           6           --              --
  Idaho Falls...............      1            1           2           --              --
  Pocatello.................      1            2           3           --              --
  Twin Falls................      1            2           3           --              --
IOWA
  Ames......................      1            1           2           --              --
  Burlington................      1            1           2           --              --
  Cedar Rapids..............      2            2           4           --              --
  Des Moines................      1            3           4           --              --
  Ft. Dodge.................      1            1           2           --              --
  Ft. Madison...............      1            1           2           --              --
KANSAS
  Hoisington................     --           --          --      KBDK-TV(e)(j)        n/a
  Salina....................     --           --          --       KAAS-TV(e)          FOX
  Wichita...................     --           --          --         KSAS-TV           FOX
                                                                  KSCC-TV(a)(j)
KENTUCKY
  Lexington.................      2            5(f)        7           --              --
  Louisville................      3            5           8           --              --
LOUISIANA
  New Orleans...............      2            5           7           --              --
  Shreveport................      2            4(f)        6           --              --

                                           RADIO                              TELEVISION
                              -------------------------------    -------------------------------------
                                 AM           FM
MARKET                        STATIONS     STATIONS     TOTAL        STATION       NETWORK AFFILIATION
------                        --------     --------     -----    ---------------   -------------------
MARYLAND
  Baltimore.................      1            2[1]        3[1]        --              --
MASSACHUSETTS
  Springfield...............      2            1           3           --              --
MICHIGAN
  Grand Rapids..............      2            5           7           --              --
MINNESOTA
  Bemidji...................     --           --          --       KFTC-TV(k)          FOX
  Minneapolis...............     --           --          --         WFTC-TV           FOX
MISSISSIPPI
  Jackson...................      2[2]         3[3]        5[5]        --              --
MISSOURI
  St. Louis.................      1            5           6           --              --
NEVADA
  Las Vegas.................     --            4           4           --              --
NEW MEXICO
  Albuquerque...............     --            5           5           --              --
NEW YORK
  Albany....................      2[1]         5[2]        7[3]        --              --
  Albany/Schenectady/Troy...     --           --          --         WXXA-TV           FOX
  Rochester.................      2            5           7           --              --
  Syracuse..................      2            4(f)        6           --              --
  Utica.....................      3            3           6           --              --
NORTH CAROLINA
  Greensboro................      2[2]         2           4[2]        --              --
  Morehead City.............      1           --           1           --              --
  Raleigh-Durham............      1            4[4]        5[4]        --              --
NORTH DAKOTA
  Bismarck..................      1            1           2           --              --
  Grand Forks...............      1            4           5           --              --

                                           RADIO                              TELEVISION
                              -------------------------------    -------------------------------------
                                 AM           FM
MARKET                        STATIONS     STATIONS     TOTAL        STATION       NETWORK AFFILIATION
------                        --------     --------     -----    ---------------   -------------------
OHIO
  Chillicothe...............      2            2(f)        4           --              --
  Cincinnati................      4            4           8         WKRC-TV           CBS
  Cleveland.................      1            5           6           --              --
  Columbus..................      2            3           5           --              --
  Dayton....................      1            5           6           --              --
  Defiance..................     --            1           1           --              --
  Findlay...................     --            2           2           --              --
  Greenville................     --            1           1           --              --
  Hillsboro.................      1            1           2           --              --
  Lima......................      1            3           4           --              --
  Marion....................      1            2           3           --              --
  Sandusky..................      1            2           3           --              --
  Springfield...............      1           --           1           --              --
  Tiffin....................      1            1           2           --              --
  Toledo....................      2            3           5           --              --
  Washington Court House....      1            1           2           --              --
  Youngstown................      3(f)         5(g)(d)     8           --              --
OKLAHOMA
  Guymon....................      1(a)        --           1           --              --
  Oklahoma City.............      3(f)         4           7           --              --
  Tulsa.....................      2            4           6         KOKI-TV           FOX
                                                                   KTFO-TV(a)          UPN
OREGON
  Corvallis.................      3            3           6           --              --
  Medford...................      1            4           5           --              --
  Portland..................      2            3(c)        5           --              --
PENNSYLVANIA
  Allentown.................      1[1]         1[1]        2[2]        --              --
  Lancaster.................      1            1           2           --              --
  Johnstown.................      1            1           2           --              --
  Newcastle.................      2            1           3           --              --
  Reading...................      1            1[1]        2[1]        --              --
  Harrisburg/Lebanon/
     Lancaster/York.........      3            3           6         WHP-TV            CBS
                                                                   WLYH-TV(a)          UPN
  Williamsport..............      2            2           4           --              --
RHODE ISLAND
  Providence................     --            2           2         WPRI-TV           CBS
                                                                   WNAC-TV(a)          FOX
SOUTH CAROLINA
  Barnwell..................      1           --           1           --              --
  Charleston................      1            4           5           --              --
  Columbia..................      1[1]         3[3]        4[4]        --              --
  Greenville................      1(b)         3[2]        4[2]        --              --

                                           RADIO                              TELEVISION
                              -------------------------------    -------------------------------------
                                 AM           FM
MARKET                        STATIONS     STATIONS     TOTAL        STATION       NETWORK AFFILIATION
------                        --------     --------     -----    ---------------   -------------------
TENNESSEE
  Cookeville................      2            2           4           --              --
  Crossville/Sparta.........      4(f)         2           6           --              --
  Jackson                        --           --          --      WMTU-TV(a)(l)        UPN
  McMinnville...............      2            2           4           --              --
  Memphis...................      3            4           7         WPTY-TV           ABC
                                                                   WLMT-TV(a)          UPN
TEXAS
  Austin....................      1[1]         3[1]        4[2]        --              --
  Dallas....................     --            2           2           --              --
  El Paso...................      2            3           5           --              --
  Houston...................      3(h)[2]      7(d)[5]    10[7]        --              --
  San Antonio...............      3(f)         4           7           --              --
UTAH
  Salt Lake City............      3            4           7           --              --
VIRGINIA
  Charlottesville...........     --            3           3           --              --
  Norfolk...................     --            4           4           --              --
  Richmond..................      3[1]         3           6[1]        --              --
WASHINGTON
  Centralia.................      1            1           2           --              --
  Yakima....................      2            3           5           --              --
WISCONSIN
  Milwaukee.................      1            3           4           --              --
WYOMING
  Casper....................      2(c)         4(i)        6           --              --
  Cheyenne..................      1            4           5           --              --
INTERNATIONAL:
DENMARK
  Copenhagen................     --            2           2           --              --
                                ---          ---         ---     ---------------
          TOTAL.............    173[13]      336[32]     509[45]       24
                                ===          ===         ===     ===============

---------------

(a) Station programmed pursuant to a local marketing agreement (FCC licenses not owned by Clear Channel). We have applied to acquire the FCC licenses of WJTC-TV in Mobile, Alabama/Pensacola, Florida; KASN-TV in Little Rock, Arkansas; WTEV-TV in Jacksonville, Florida; KTFO-TV in Tulsa, Oklahoma; WMTU-TV in Jackson, Tennessee; and WLMT-TV in Memphis, Tennessee.

(b) Station programmed by another party pursuant to a local marketing agreement.

(c) Includes one station for which Clear Channel holds a construction permit but which is not yet operating.

(d) Includes one station for which Clear Channel sells airtime pursuant to a joint sales agreement (FCC license not owned by Clear Channel).

(e)  Satellite station of KSAS-TV in Wichita, Kansas.

(f) Includes one station programmed pursuant to a local marketing agreement (FCC license not owned by Clear Channel).

(g) Includes two stations programmed pursuant to local marketing agreements (FCC licenses not owned by Clear Channel).

(h) Includes two stations that are owned by CCC-Houston AM, Ltd., in which Clear Channel owns an 80% interest.

(i) Includes three stations programmed pursuant to a local marketing agreement (FCC license not owned by Clear Channel).

(j) Station for which there is a construction permit but which is not yet operating.

(k)  Satellite station of WFTC-TV in Minneapolis, Minnesota.

(l)  Satellite station of WLMT-TV in Memphis, Tennessee.

     Clear Channel also owns the Kentucky News Network based in Louisville, Kentucky, the Virginia News Network based in Richmond, Virginia, the Oklahoma News Network based in Oklahoma City, Oklahoma, the Voice of Southwest Agriculture Network based in San Angelo, Texas, the Clear Channel Sports Network based both in College Station, Texas, and Des Moines, Iowa, the Alabama Radio Network based in Birmingham, Alabama, the Tennessee Radio Network based in Nashville, Tennessee, the Florida Radio Network based in Orlando, Florida, the University of Florida Sports Network based in Gainesville, Florida and Orlando, Florida, and the Penn State Sports Network based in State College, Pennsylvania.

     Clear Channel produces more than 50 syndicated programs and services for more than 6,500 radio stations, which programs include Rush Limbaugh, The Dr. Laura Schlessinger Show and The Rick Dees Weekly Top 40, which are three of the top-rated radio programs in the United States.

OUTDOOR ADVERTISING

     The following table sets forth certain selected information with regard to Clear Channel's outdoor advertising display faces as of December 31, 1999.

MARKET                                             TOTAL DISPLAY FACES(A)
------                                             ----------------------
DOMESTIC:
ARIZONA
Phoenix..........................................             375
Tucson...........................................           1,421
CALIFORNIA
Los Angeles(b)...................................          12,213
North California(c)..............................           4,941
DELAWARE
Wilmington.......................................           1,043
FLORIDA
Tampa-St. Petersburg.............................           2,520
Atlantic Coast...................................             827
Orlando..........................................           1,930
Jacksonville.....................................           1,045
Miami............................................           2,004
Ocala-Gainesville................................           1,051
GEORGIA
Atlanta..........................................           2,089
ILLINOIS
Chicago..........................................          11,521
INDIANA
Indianapolis.....................................           1,636

MARKET                                             TOTAL DISPLAY FACES(A)
------                                             ----------------------
IOWA
Des Moines.......................................             635
MARYLAND
Baltimore........................................           4,480
Salisbury-Ocean City.............................           1,112
Washington, DC...................................           1,398
MICHIGAN
Detroit..........................................             166
MINNESOTA
Minneapolis......................................           1,746
NEW YORK
New York.........................................           2,910
Hudson Valley....................................             410
OHIO
Cleveland(d).....................................           2,273
PENNSYLVANIA
Philadelphia.....................................          14,453
SOUTH CAROLINA
Myrtle Beach.....................................           1,272
TENNESSEE
Chattanooga......................................           1,593
Memphis..........................................           2,450
TEXAS
Dallas...........................................           4,748
San Antonio......................................           3,353
Houston..........................................           4,961
El Paso..........................................           1,290
WISCONSIN
Milwaukee........................................           1,678
OTHER OUT-OF-HOME
Various..........................................          31,653
UNION PACIFIC SOUTHERN PACIFIC(E)
Various..........................................           5,900

MARKET                                             TOTAL DISPLAY FACES(A)
------                                             ----------------------
INTERNATIONAL
Australia -- New Zealand.........................           7,692
Belgium..........................................          15,684
Canada...........................................             252
China............................................          13,806
Denmark..........................................           5,932
Finland..........................................           1,618
France...........................................         109,955
Great Britain....................................          43,572
Hong Kong........................................           2,400
India............................................               5
Ireland..........................................           5,559
Italy............................................           5,742
Norway...........................................          26,510
Peru.............................................             498
Poland...........................................           6,635
Singapore........................................             566
Spain............................................           5,824
Sweden...........................................          15,860
Switzerland......................................          12,775
Taiwan...........................................           1,606
Thailand.........................................             388
Turkey...........................................           1,733
Small Transit displays(f)........................         137,448
                                                          -------
          TOTAL..................................         555,157
                                                          =======

---------------

(a) Domestic display faces primarily include 20'x60' bulletins, 14'x48' bulletins, 12'x25' Premier Panels(TM), 25'x25' Premier Plus Panels(TM), 12'x25' 30-sheet posters, 6'x12' 8-sheet posters, and various transit displays. International display faces include street furniture, various transit displays and billboards of various sizes.

(b) Includes Los Angeles, San Diego, Orange, Riverside, San Bernardino and Ventura counties.

(c) Includes San Francisco, Oakland, San Jose, Santa Cruz, Sacramento and Solano counties.

(d)  Includes Akron and Canton.

(e) Represents licenses managed under the Union Pacific Southern Pacific License Management Agreement.

(f) Represents small display faces on the interior and exterior of various public transportation vehicles.

MATERIAL ACQUISITIONS

     On May 4, 1999, Clear Channel closed its merger with Jacor. Each share of Jacor common stock was exchanged for 1.1573151 shares of Clear Channel common stock totaling approximately 60.9 million shares of Clear Channel common stock. At the time of the Jacor merger, Jacor owned, programmed or sold airtime for 157 FM and 81 AM radio stations and one television station. Jacor also produced more than 50 syndicated programs and services for more than 4,000 radio stations.

MATERIAL PENDING ACQUISITIONS

     On February 28, 2000, Clear Channel entered into a merger agreement with SFX Entertainment, Inc. (NYSE: SFX). SFX is the world's largest diversified promoter, producer and venue operator for live entertainment events. As of the close of business on February 28, 2000, the transaction values SFX Entertainment at approximately $4.4 billion, including the assumption of approximately $1.1 billion of

SFX's debt net of cash. SFX provides integrated promotion, production, venue operation and event management services for a broad variety of live entertainment events. SFX currently owns or operates 120 live entertainment venues in 31 of the top 50 U.S. markets, including 16 amphitheaters in the top 10 markets. In addition, SFX is a leading fully-integrated sports marketing and management company, representing more than 650 professional athletes, and is the largest producer and promoter of specialized motor sports shows in the U.S. in 1999. More than 60 million people attended approximately 26,000 events promoted and/or produced by SFX, including more than 7,000 music concerts, 13,300 theatrical shows, 1,400 family entertainment shows and 520 specialized sports shows. Under the terms of the agreement, SFX Class A stockholders will receive
0.6 shares of Clear Channel common stock for each SFX share, and SFX Class B stockholders will receive one share of Clear Channel common stock for each SFX share, on a fixed exchange basis. The completion of the transaction is subject to the vote of SFX's stockholders and customary regulatory approvals and closing conditions. See "Risk Factors -- Acquisition of SFX Entertainment, Inc." in Chapter One.

                                BUSINESS OF AMFM

GENERAL

     AMFM is a large national pure-play radio broadcasting and related media company with operations in radio broadcasting and media representation and growing Internet operations, which focus on developing AMFM's Internet web sites, streaming online broadcasts of AMFM's on-air programming and other media, and promoting emerging Internet and new media concerns. In addition, AMFM owns an approximate 30% equity (11% voting) interest in Lamar Advertising Company, an owner and operator of outdoor advertising structures in the United States.

  AMFM Radio Group

     As of December 31, 1999, AMFM owned and operated, programmed or sold air time for 456 radio stations (330 FM and 126 AM) in 102 markets in the continental United States and in Puerto Rico, including 12 radio stations programmed under time brokerage or joint sales agreements. AMFM owns superduopolies (clusters of four or five FM stations) in 11 of the nation's 15 largest radio markets -- Los Angeles, New York, Chicago, San Francisco, Dallas/Ft. Worth, Washington, D.C., Houston, Philadelphia, Detroit, Denver and Minneapolis-St. Paul and in five other large markets -- Phoenix, Cleveland, Orlando, Pittsburgh and Puerto Rico. Upon completion of AMFM's pending transactions, excluding the Clear Channel merger and divestitures required to complete the merger, AMFM will own and operate 442 radio stations serving 99 markets.

     AMFM also operates a national radio network, The AMFM Radio Networks, which broadcasts advertising and syndicated programming shows to a national audience of approximately 68 million listeners in the United States (including approximately 59 million listeners from AMFM's portfolio of stations). The AMFM Radio Networks' syndicated programming shows include, among others, American Top 40 with Casey Kasem, Rockline, The Dave Koz Smooth Jazz Show, The Bob & Tom Morning Show and special events such as horse racing's Triple Crown, which includes the Kentucky Derby.

     The AMFM Radio Group also includes Chancellor Marketing Group, a full-service sales promotion firm developing integrated marketing programs for Fortune 1000 companies.

     AMFM's portfolio of radio stations is geographically diversified and employs a wide variety of programming formats, including adult contemporary, contemporary hit radio, jammin' oldies, urban, jazz, country, oldies, news/talk, rock and sports. Each AMFM station targets a specific demographic audience within a market, with the majority of the stations appealing primarily to 18 to 34 or 25 to 54 year-old men and/or women, the demographic groups most sought after by advertisers. Management believes that, because of the size and diversity of its station portfolio, AMFM is not unduly reliant on the performance of any one station or market. Management also believes that the diversity of its portfolio of radio stations helps to insulate AMFM from downturns in specific markets and changes in musical tastes.

     For the year ended December 31, 1999, on a pro forma basis after giving effect to the transactions described in "Pro Forma Financial Information" beginning on page P-1, AMFM would have generated approximately 91% of its net revenues from radio broadcasting operations.

  AMFM New Media Group

     Media Representation. AMFM entered into the media representation business with the acquisition of Katz Media Group, Inc. and its subsidiaries on October 28, 1997. Katz Media is a full-service media representation firm that sells national spot advertising time for its clients in the radio and television industries throughout the United States. Katz Media is retained on an exclusive basis by radio and television stations in over 200 designated market areas throughout the United States, including at least one radio or television station in each of the 50 largest designated market areas. Katz Media is the exclusive representation firm for over 2,100 radio stations, including radio stations owned and operated by AMFM, Bonneville International Corporation, Clear Channel, Cox Radio, Inc., Hispanic Broadcasting Corporation and Infinity Broadcasting Corporation. Katz Media is also the exclusive representation firm for over

350 television stations, including television stations owned and operated by Allbritton Communications Company, Clear Channel, The E.W. Scripps Company, Fisher Broadcasting, Inc., Hearst Argyle Television, Inc., Lee Enterprises Incorporated, The New York Times Company, Paramount Communications, Inc. and Sinclair Broadcast Group, Inc., among others.

     New Systems Development. To allow radio stations to serve their advertising clients better and to compete more effectively with other media, AMFM has designed and created Galaxy(TM), a centralized advertising inventory management system providing up-to-the-minute information on available advertising time slots and current advertising rates. AMFM also owns StarSystem(TM), a programming distribution network enabling AMFM to cost-effectively provide high-quality on-air talent while still maintaining a station's local identity.

     Internet Initiative. AMFM has initiated a broad-based Internet strategy intended to leverage the value of its national radio station portfolio, proprietary content, advertiser relationships and listener base. In August 1999, AMFM formed and funded AMFM Interactive Inc. ("AMFMi"), a 91.5% owned subsidiary of AMFM Internet Holdings Inc., which is wholly-owned by AMFM. AMFMi is developing and intends to position AMFM's Internet web sites representing its portfolio of radio stations as highly trafficked Internet destinations designed to further AMFM's relationship with its listening audience. These efforts are intended to enhance AMFM's core broadcasting business by improving its affinity relationship with its listening audience, while also maximizing the long-term commercial viability of its developing Internet platform. These web sites are expected to encompass a variety of functions including online streaming of AMFM's on-air programming and other media. In addition, AMFM intends to promote emerging Internet and new media businesses.

     For the year ended December 31, 1999, on a pro forma basis after giving effect to the transactions described in "Pro Forma Financial Information" beginning on page P-1, AMFM would have generated approximately 9% of its net revenues from new media operations.

  Lamar Advertising Company Investment

     AMFM completed the sale of its outdoor advertising business to Lamar on September 15, 1999. AMFM now owns an approximate 30% equity (11% voting) interest in Lamar. AMFM is required to retain the shares of Lamar class A common stock representing its 30% equity interest in Lamar until September 15, 2000.

     Lamar operates approximately 116,800 outdoor advertising displays in 42 states. In addition, Lamar operates the largest logo sign business (signs located near highway exits which deliver brand name and directional information on available gas, food, lodging and camping services) in the United States. Lamar also operates transit advertising displays on bus shelters, bus benches and buses in several markets.

     For the year ended December 31, 1999, Lamar reported net revenue of $444.1 million, operating income before depreciation and amortization of $206.7 million, and net loss applicable to common stock of $44.9 million.

RECENT DEVELOPMENTS

  Corporate Reorganization

     On November 19, 1999, AMFM completed the combination of the outstanding bonds, bank indebtedness and preferred stock of its direct and indirect subsidiaries into two entities, Capstar Broadcasting Partners, Inc. ("Capstar Partners") and AMFM Operating Inc. ("AMFM Operating"), through a series of related transactions, including contributions of stock and mergers of its subsidiaries. As a result of the reorganization, Capstar Radio Broadcasting Partners, Inc. ("Capstar Radio") and Chancellor Media Corporation of Los Angeles ("CMCLA") were merged into Capstar Communications, Inc. ("Capstar Communications"). The combined entity was renamed AMFM Operating Inc. and became a wholly-owned subsidiary of Capstar Partners, which is a wholly-owned subsidiary of AMFM. All of the operating subsidiaries of AMFM, except for the subsidiaries engaged in AMFM's Internet initiative, became directly or indirectly owned by AMFM Operating.

     In January 2000, AMFM completed a corporate reorganization of its operating subsidiaries in order to make its organizational structure more tax efficient for franchise and state income tax purposes.

     During the second quarter of 1999, AMFM began reviewing its operations and streamlining them where possible. As of February 1, 2000, AMFM has exited its media representation business in England and has substantially completed the reorganization of its television representation divisions. Additionally, AMFM is reorganizing its radio station structure on a market basis. Finally, the corporate office functions associated with Capstar Broadcasting Corporation, which was merged into AMFM's direct subsidiary Chancellor Mezzanine Holdings Corporation as part of the reorganization, have been merged with the AMFM corporate office.

  Sale of Outdoor Advertising Business

     AMFM's outdoor advertising business was formed on July 31, 1998 with the acquisition of Martin Media and Martin & MacFarlane, Inc., and also included the assets of the outdoor advertising division of Whiteco Industries, Inc., which was acquired on December 1, 1998. On September 15, 1999, AMFM completed the sale to Lamar Advertising Company of all of the outstanding common stock of the subsidiaries of AMFM which held all of AMFM's assets used in its outdoor advertising business. Under the terms of the stock purchase agreement and related agreements, AMFM received cash proceeds of approximately $720.0 million which were used to repay outstanding indebtedness and 26,227,273 shares of Lamar class A common stock. AMFM owns approximately 30% of the aggregate number of outstanding shares of common stock and approximately 11% of the voting interest of Lamar as of February 1, 2000.

     Lamar, AMFM, and the controlling stockholder of Lamar entered into a stockholders agreement under which:

     - AMFM designated two members of the Lamar board of directors, increasing the size of Lamar's board to ten members;

     - AMFM agreed not to sell any of the Lamar class A common stock prior to September 16, 2000; and

     - Lamar agreed not to take any action without the prior written consent of AMFM that would result in

          (1) a change of control of Lamar, or

          (2) the acquisition or disposition of assets worth in excess of $500.0 million;

provided in each case that these restrictions do not apply to any transaction in which all of the owners of Lamar common stock cease to own any equity interest in Lamar or a successor, in any merger where all common stockholders of Lamar are entitled to statutory appraisal rights, or in any sale of substantially all of the assets of Lamar to an unaffiliated third party in which the net proceeds thereof are promptly distributed to the common stockholders of Lamar.

     In addition, Lamar and CMCLA entered into a registration rights agreement which gives AMFM the right to require Lamar to register the sale of the Lamar class A common stock under applicable securities laws in some circumstances.

     Capstar Merger

     On July 13, 1999, AMFM acquired Capstar Broadcasting Corporation through a merger of a wholly-owned subsidiary of AMFM into Capstar, with Capstar surviving as a wholly-owned subsidiary of AMFM. As a result of the Capstar merger, all of the then outstanding shares of Capstar common stock were converted into 0.4955 of a share of AMFM common stock, or approximately 53.6 million shares of AMFM common stock in the aggregate. As a result of the Capstar merger, AMFM added 338 radio stations (239 FM and 99 AM) to its portfolio and also assumed the outstanding options, warrants and other equity rights in Capstar which represented up to an additional 3.2 million shares of AMFM common stock.

  Other Completed Transactions

     In addition to the sale of its outdoor advertising business and the Capstar merger, during the period from January 1, 1999 through February 1, 2000, AMFM:

     - acquired 14 radio stations (11 FM and three AM) for approximately $399.1 million in cash;

     - sold 14 radio stations (10 FM and four AM) for approximately $116.0 million in cash;

     - acquired music production libraries for approximately $8.5 million in cash; and

     - exited Katz Media's representation business in England.

  Pending Transactions

     As of February 1, 2000, AMFM had the following pending transactions:

     On August 30, 1999, AMFM entered into an agreement with Cox Radio, Inc. to acquire KOST-FM and KFI-AM in Los Angeles plus $3.0 million in cash payable by Cox Radio, Inc. in exchange for 13 of its radio stations, including WEDR-FM in Miami, WFOX-FM in Atlanta, WEFX-FM, WNLK-AM, WKHL-FM and WSTC-AM in Stamford/Norwalk, WFYV-FM, WAPE-FM, WBWL-AM, WKQL-FM, WMXQ-FM and WOKV-AM in Jacksonville and WPLR-FM and the local sales rights of a 14th station, WYBC-FM, in New Haven. AMFM began programming KOST-FM and KFI-AM in Los Angeles and Cox Radio, Inc. began programming the 13 AMFM stations under time brokerage agreements effective October 1, 1999. Although there can be no assurance, AMFM expects that the exchange will be consummated in the second quarter of 2000.

     On January 19, 2000, AMFM entered into an agreement to exchange radio station KSKY-AM in Dallas for radio station KPRZ-FM in Colorado Springs owned by Bison Media, Inc., plus $7.5 million in cash payable by Bison Media. Although there can be no assurance, AMFM expects to complete the asset exchange in the second quarter of 2000.

     Consummation of each of the transactions discussed above is subject to various conditions, including approval from the FCC, in the case of radio broadcast station transactions, and the expiration or early termination of any waiting period required under the HSR Act or any approval required by the DOJ pursuant to a consent decree. AMFM believes that such conditions will be satisfied in the ordinary course, but there can be no assurance that this will be the case.

RADIO BROADCASTING

     The primary source of AMFM's radio revenues is the sale of broadcasting time for local, regional and national advertising. Approximately 69%, 66% and 63% of AMFM's gross radio revenues were generated from the sale of local advertising in 1997, 1998 and 1999, respectively. AMFM believes that radio is one of the most efficient, cost-effective means for advertisers to reach specific demographic groups. The advertising rates charged by AMFM's radio stations are based primarily on:

          (1) a station's ability to attract audiences in the demographic groups targeted by its advertisers (as measured principally by quarterly Arbitron rating surveys that quantify the number of listeners tuned to the station at various times); and

          (2) the supply of and demand for radio advertising time.

     Advertising rates generally are the highest during morning and evening drive-time hours. Depending on the format of a particular station, there are predetermined numbers of advertisements that are broadcast each hour. AMFM determines the number of advertisements broadcast hourly that can maximize available revenue dollars without jeopardizing listening levels. Although the number of
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

advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's sales staff generates most of its local and regional advertising sales. To generate national advertising sales, AMFM engages an advertising representative for each of its stations that specializes in national sales and is compensated on a commission-only basis. Most advertising contracts are short-term and generally run only for a few weeks.

     The following table sets forth selected information with regard to each of AMFM's 126 AM and 330 FM radio stations that it owned and operated or programmed, or for which it sold airtime, as of December 31, 1999. Numbers in brackets indicate the number of stations with respect to which AMFM has entered into agreements to divest. We currently contemplate that Clear Channel and AMFM will be required to divest between 110 and 115 radio stations in the aggregate to obtain antitrust and FCC approval of the merger.

                           MARKET                             AM STATIONS   FM STATIONS   TOTAL
                           ------                             -----------   -----------   -----
ALABAMA
Birmingham..................................................         1             4          5
Gadsden.....................................................         1             1          2
Huntsville..................................................         2             4          6
Montgomery..................................................         0             3          3
Tuscaloosa..................................................         1             3          4
ALASKA
Anchorage...................................................         2             4          6
Fairbanks...................................................         1             3          4
ARIZONA
Phoenix.....................................................         3             5[4]       8[4]
Tucson......................................................         2             2          4
Yuma........................................................         1             2          3
ARKANSAS
Fayetteville................................................         0             4          4
Ft. Smith...................................................         1             3          4
CALIFORNIA
Fresno......................................................         3             6          9
Los Angeles.................................................         2             5[1]       7(a)[1]
Modesto/Stockton............................................         2             4          6(b)
Riverside/San Bernardino....................................         1             1[1]       2[1]
Sacramento..................................................         2             2          4
San Diego...................................................         0             2[2]       2[2]
San Francisco...............................................         2             5          7
COLORADO
Colorado Springs............................................         0             2          2
Denver......................................................         1[1]          5[5]       6[6]
CONNECTICUT
Hartford....................................................         1             4          5
New Haven...................................................         0             1          1(b)
DELAWARE
Wilmington..................................................         2             2          4
FLORIDA
Ft. Pierce/Stuart/Vero Beach................................         1             4          5
Melbourne/Titusville/Cocoa Beach............................         2             3[1]       5[1]
Miami/Ft. Lauderdale........................................         1[1]          0          1[1]
Orlando.....................................................         0             4[3]       4[3]
Pensacola...................................................         0             3[2]       3[2]
GEORGIA
Savannah....................................................         2             4          6

                           MARKET                             AM STATIONS   FM STATIONS   TOTAL
                           ------                             -----------   -----------   -----
HAWAII
Honolulu....................................................         3             4          7
ILLINOIS
Chicago.....................................................         1             5          6
Springfield.................................................         1             2          3
INDIANA
Indianapolis................................................         1             2          3
IOWA
Cedar Rapids................................................         0             3[3]       3[3]
Des Moines..................................................         1             2[2]       3[2]
KANSAS
Wichita.....................................................         0             4          4
LOUISIANA
Alexandria..................................................         1             3          4
Baton Rouge.................................................         3             3          6
Shreveport..................................................         1[1]          2[2]       3[3]
MARYLAND
Frederick...................................................         1             1          2
MASSACHUSETTS
Boston......................................................         1             2          3
Springfield.................................................         1[1]          2[1]       3[2]
Worcester...................................................         1             1          2
MICHIGAN
Battle Creek/Kalamazoo......................................         2             2          4
Detroit.....................................................         2             5          7
Grand Rapids................................................         1             3[3]       4[3]
MINNESOTA
Minneapolis/St. Paul........................................         2             5          7
MISSISSIPPI
Biloxi......................................................         0             2[2]       2[2]
Jackson.....................................................         1             4          5
NEBRASKA
Lincoln.....................................................         0             4          4
Ogallala....................................................         1             2          3
Omaha/Council Bluffs........................................         1             3          4
NEW HAMPSHIRE
Manchester..................................................         1             1          2
Portsmouth/Dover/Rochester..................................         3             4          7
NEW MEXICO
Farmington..................................................         1             4          5(b)
NEW YORK
Albany/Schenectady/Troy.....................................         2[1]          4[2]       6[3]
Nassau/Suffolk (Long Island)................................         1             1          2
New York City...............................................         0             5          5
NORTH CAROLINA
Asheville...................................................         1             1          2
Charlotte...................................................         0             3          3
Greensboro..................................................         1[1]          2          3[1]
Raleigh.....................................................         0             4          4
Statesville.................................................         1             1          2
OHIO
Cincinnati..................................................         2[2]          2[2]       4[4]
Cleveland...................................................         3[3]          4[4]       7[7]
OKLAHOMA
Lawton......................................................         0             2          2

                           MARKET                             AM STATIONS   FM STATIONS   TOTAL
                           ------                             -----------   -----------   -----
PENNSYLVANIA
Allentown...................................................         2             2          4
Harrisburg/Lebanon/Carlisle.................................         1[1]          3[3]       4[4]
Philadelphia................................................         1             5          6
Pittsburgh..................................................         1             5          6
PUERTO RICO.................................................         0             8          8(d)
RHODE ISLAND
Providence..................................................         1             2          3
SOUTH CAROLINA
Columbia....................................................         2             4          6
Greenville..................................................         1             3[1]       4[1]
TENNESSEE
Jackson.....................................................         1             2          3
Nashville...................................................         1             4          5
TEXAS
Amarillo....................................................         1             3          4
Austin......................................................         1             3          4
Beaumont....................................................         1             3          4
Corpus Christi..............................................         2             4          6
Dallas......................................................         1             5[2]       6[2]
Houston.....................................................         3[1]          5[2]       8[3]
Killeen.....................................................         0             3          3(c)
Lubbock.....................................................         2             4          6
Lufkin......................................................         1             3          4
Odessa/Midland..............................................         0             3          3
Texarkana...................................................         1             3          4
Tyler.......................................................         1             4          5
Victoria....................................................         0             2          2
Waco........................................................         1             4[1]       5[1]
VERMONT
Burlington..................................................         1             3          4(e)
VIRGINIA
Richmond....................................................         0             4[3]       4[3]
Roanoke/Lynchburg...........................................         2             7          9
Winchester..................................................         1             2          3
WASHINGTON
Richland/Kennewick/Pasco....................................         2             4          6(f)
Spokane.....................................................         2             4          6(b)
WASHINGTON DC...............................................         3             5          8
WEST VIRGINIA/KENTUCKY
Huntington/Ashland..........................................         5             5         10(e)
Wheeling....................................................         2             5          7(b)
WISCONSIN
Madison.....................................................         2             4          6
Milwaukee...................................................         1             1          2
                                                                 -----         -----      -----
                                                                   126[13]       330[52]    456[65]
                                                                 =====         =====      =====

---------------

(a) Includes one FM and one AM station programmed pursuant to a local marketing agreement. AMFM does not own the FCC licenses.

(b) Includes one FM station programmed pursuant to a local marketing agreement. AMFM does not own the FCC license.

(c) Includes one FM station on which AMFM sells the commercial time pursuant to a joint sales agreement. AMFM does not own the FCC license.

(d)  Includes eight FM stations that were sold subsequent to December 31, 1999.

(e) Includes one AM station programmed pursuant to a local marketing agreement. AMFM does not own the FCC license.

(f) Includes two FM stations and two AM stations that were sold subsequent to December 31, 1999 and two FM stations programmed pursuant to a local marketing agreement which was assigned to a third party subsequent to December 31, 1999.

MEDIA REPRESENTATION

     AMFM's Katz Media representation operations generate revenues primarily through contractual commissions realized from the sale of national spot advertising air time. National spot advertising is commercial air time sold to advertisers on behalf of radio and television stations and cable systems located outside the local markets of those stations and systems. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in initial length. In connection with the substantial consolidation that has occurred in the broadcast industry in recent years and the development of large client station groups, the frequency of representation contract "buyouts" has increased. These buyouts occur because station groups have tended to negotiate exclusive, long-term representation contracts with a single media representation firm covering all of the station group's stations, including stations acquired after the date of the representation contract. In the event that one of the station group's stations is sold to an owner represented by a different firm, representation contracts are frequently bought out by the successor representation firm. Katz Media generally amortizes the cost of acquiring new representation contracts associated with a buyout over the expected benefit period, and recognizes the gain on the disposition of representation contracts on the effective date of the buyout agreement.

                        INFORMATION ABOUT CLEAR CHANNEL
                    DIRECTOR NOMINEES RELATING TO THE MERGER

CLEAR CHANNEL DIRECTOR NOMINEES RELATING TO THE MERGER

     The restated articles of incorporation of Clear Channel currently state that the number of directors constituting the board of directors of Clear Channel will be fixed by the bylaws. The second amended and restated bylaws of Clear Channel currently provide for up to nine directors, and the Clear Channel board has established the current board at eight members. However, pursuant to the merger agreement, the Clear Channel board has adopted a resolution to amend the second amended and restated bylaws effective immediately after the effective time of the merger to permit up to 13 directors. Under Texas law, existing directors can fill only up to two vacancies caused by reason of an increase in the number of directors between any two successive annual meetings of its stockholders. Accordingly, the Clear Channel board submits to a vote of its stockholders a proposal to elect the five individuals listed below as additional members of the board of directors of Clear Channel to fill the five vacancies arising immediately after the effective time of the merger. Each of the five nominees presently serves as a director of AMFM and is nominated in accordance with the terms of the merger agreement. At the Clear Channel stockholder meeting, the Clear Channel stockholders will also vote upon the election of eight members of the Clear Channel board, not contingent upon the merger. See "Proposal 1: Election of Directors" in Chapter Three.

     We cannot complete the merger unless all five nominees below are elected by a plurality of the votes cast by the holders of the shares of Clear Channel common stock represented and entitled to vote at the Clear Channel stockholder meeting. Each director elected to fill the five newly created vacancies after the completion of the merger will serve until the next annual meeting of the Clear Channel stockholders following the effective time of the merger or until his successor shall have been elected and qualified, subject to earlier resignation and removal. Each director elected at the Clear Channel stockholder meeting will be subject to being renominated as a director at the discretion of the Clear Channel board. Unless authority to vote for directors is "withheld" in the proxy, the persons named therein intend to vote "for" the election of the five nominees listed. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute to be nominated in accordance with the procedures agreed upon in the merger agreement. Clear Channel management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The election of the five nominees listed below will not be effective unless the merger is completed. The five nominees for director are as follows:

     Thomas O. Hicks (age 54). Mr. Thomas O. Hicks was elected Chairman of the Board of AMFM in September 1997 and elected Chief Executive Officer in March 1999. He had been Chairman of the Board of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company prior to that time, since April 1996. Mr. Thomas O. Hicks has served as a director of AMFMi since August 1999. Mr. Thomas
O. Hicks is Chairman of the Board and Chief Executive Officer of Hicks Muse. From 1984 to May 1989, Mr. Thomas O. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas Incorporated, a Dallas based private investment firm. Mr. Thomas O. Hicks serves as a director of LIN Holdings Corp., Sybron International Corporation, Inc., Cooperative Computing, Inc., International Home Foods, Inc., Triton Energy Limited, D.A.C. Vision Inc., Olympus Real Estate Corporation, Viasystems Group, Inc., Home Interiors & Gifts, Inc., Teligent, Inc. and G.H. Mumm Perrier-Jouet.

     Robert L. Crandall (age 64). Mr. Crandall became a director of AMFM on May 18, 1999. Mr. Crandall served as Chairman of the Board, President and Chief Executive Officer of AMR Corporation, the parent company of American Airlines, from 1985 to May 1998, when he retired. Mr. Crandall is also a director of American Express Company, Anixter International, Inc., Celestica, Inc., Halliburton Company and MediaOne Group, Inc.

     Vernon E. Jordan, Jr. (age 64). Mr. Jordan became a director of AMFM on October 14, 1997. Mr. Jordan currently serves as a senior managing director in the New York office of the investment banking firm of Lazard Freres & Co., LLC and Of Counsel in the Washington, D.C. office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Jordan serves as a director of American Express Company, Callaway Golf Company, Dow Jones & Company, Inc., J.C. Penney Company, Inc., Revlon Group, Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation. Mr. Jordan serves as trustee of Howard University.

     Michael J. Levitt (age 41). Michael J. Levitt became a director of AMFM on May 19, 1998 and a director of AMFMi on November 12, 1999. Mr. Levitt was appointed Chairman of the Board and Chief Executive Officer of AMFMi in February 2000. Mr. Levitt has been a partner of Hicks Muse since 1996. Before joining Hicks Muse, Mr. Levitt was a Managing Director and Deputy Head of Investment Banking with Smith Barney Inc. from 1993 through 1995. From 1986 through 1993, Mr. Levitt was with Morgan Stanley & Co. Incorporated, most recently as a Managing Director responsible for the New York-based Financial Entrepreneurs Group. Mr. Levitt serves as a director of Awards.com, El Sitio, G.H. Mumm Perrier-Jouet, Globix Corporation, Ibero American Media Partners, L.P., International Home Foods, Inc., RCN Corporation and STC Broadcasting, Inc.

     Perry J. Lewis (age 62). Mr. Lewis became a director of AMFM in September 1997. Mr. Lewis had previously served as a director of Evergreen Media Corporation since Evergreen Media Corporation acquired Broadcasting Partners, Inc. in 1995. Mr. Lewis has served as a director of AMFMi since September 1999. Mr. Lewis was the Chairman of Broadcasting Partners, Inc. from its inception in 1988 until its merger with Evergreen, and was Chief Executive Officer of Broadcasting Partners, Inc. from 1993 to 1995. Mr. Lewis is a founder of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm which was established in 1982. Mr. Lewis serves as a director of Aon Corporation and ITI Technologies, Inc.

     MANAGEMENT OF CLEAR CHANNEL RECOMMENDS THAT THE CLEAR CHANNEL STOCKHOLDERS VOTE "FOR" THE DIRECTOR NOMINEES NAMED ABOVE.

MANAGEMENT OF CLEAR CHANNEL

     The Clear Channel board is responsible for the management and direction of Clear Channel and for establishing broad corporate policies. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the Clear Channel board are kept informed of Clear Channel's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

     We believe that one of our most important assets is our experienced management team. With respect to our operations, general managers are responsible for the day-to-day operation of their respective broadcasting stations or outdoor branch locations. We believe that the autonomy of our general managers enables us to attract top quality managers capable of implementing our aggressive marketing strategy and reacting to competition in the local markets. Most general managers have options to purchase our common stock. As an additional incentive, a portion of each manager's compensation is related to the performance of the profit centers for which he or she is responsible. In an effort to monitor expenses, corporate management routinely reviews staffing levels and operating costs. Combined with the centralized accounting functions, this monitoring enables us to control expenses effectively. Corporate management also advises local general managers on broad policy matters and is responsible for long-range planning, allocating resources, and financial reporting and controls.

     The following information is submitted with respect to our executive officers as of December 31, 1999.

                                                                                               OFFICER
NAME                                     AGE                     POSITION                       SINCE
----                                     ---                     --------                      -------
L. Lowry Mays..........................  64    Chairman of the Board, Chief Executive          1972
                                               Officer and Director
Mark P. Mays...........................  36    President, Chief Operating Officer and          1989
                                               Director
Randall T. Mays........................  34    Executive Vice President, Chief Financial       1993
                                               Officer and Director
Herbert W. Hill, Jr. ..................  40    Senior Vice President and Chief Accounting      1989
                                               Officer
Kenneth E. Wyker.......................  38    Senior Vice President/Legal Affairs             1993
Mark Hubbard...........................  50    Senior Vice President/Corporate Development     1998
Karl Eller.............................  71    Chief Executive Officer -- Eller Media and      1997
                                               Director
Roger Parry............................  46    Chief Executive Officer -- Clear Channel        1998
                                                 International
Randy Michaels.........................  47    President of Radio                              1999
Paul Meyer.............................  57    President -- Eller Media                        1999
Juliana Hill...........................  30    Vice President/Finance and Strategic            1999
                                               Development
W. A. Ripperton Riordan................  42    Executive Vice President, Chief Operating       1995
                                                 Officer -- TV

     The officers named above serve until the next meeting of the Clear Channel board immediately following the Clear Channel annual stockholder meeting.

     L. Lowry Mays. Mr. L. Mays is the founder of Clear Channel and currently serves as Chairman of the Board and Chief Executive Officer of Clear Channel. He was President and Chief Executive Officer of Clear Channel from 1972 to February 1997. He has served as a director of Clear Channel since its inception. Mr. Mays is the father of Mark P. Mays and Randall T. Mays, who serve as the President and Chief Operating Officer and the Executive Vice President -- Chief Financial Officer of Clear Channel, respectively.

     Mark P. Mays. Mr. M. Mays serves as President and Chief Operating Officer of Clear Channel. He was Senior Vice President of Operations of Clear Channel from February 1993 until his appointment as Clear Channel's President and Chief Operating Officer in February 1997. He has been a Clear Channel director since May 1998. Mr. Mays is the son of L. Lowry Mays, Clear Channel's Chairman and Chief Executive Officer and the brother of Randall T. Mays, Clear Channel's Executive Vice President -- Chief Financial Officer.

     Randall T. Mays. Mr. R. Mays serves as the Executive Vice
President -- Chief Financial Officer of Clear Channel. He was Vice President and Treasurer of Clear Channel from January 1993 until February 1997 when he was appointed as Executive Vice President and Chief Financial Officer of Clear Channel. Mr. Mays is the son of L. Lowry Mays, Clear Channel's Chairman and Chief Executive Officer and the brother of Mark P. Mays, Clear Channel's President and Chief Operating Officer.

     Herbert W. Hill, Jr. Mr. Hill was appointed Senior Vice President/Chief Accounting Officer in February 1997. Prior thereto, he was our Vice President/Controller since January 1989.

     Kenneth E. Wyker. Mr. Wyker was appointed Senior Vice President for Legal Affairs in February 1997. Prior thereto he was Vice President for Legal Affairs since he joined us in July 1993.

     Mark Hubbard. Mr. Hubbard was appointed Senior Vice President -- Corporate Development in April 1998. Prior thereto he had worked as an independent consultant in the broadcasting industry from July 1994. Prior thereto, he was President of Fairmont Communications for the remainder of the relevant five-year period.

     Karl Eller. Mr. K. Eller was the founder of Eller Media Company, a subsidiary of Clear Channel, and has served as its Chairman and Chief Executive Officer since 1995. Mr. Eller has over 40 years of experience in the outdoor advertising industry. He was appointed as a director of Clear Channel in April 1997 in connection with Clear Channel's acquisition of Eller Media Company. Mr. Eller is the father of Scott Eller, who is the Vice-Chairman of Eller Media Company.

     Roger Parry. Mr. R. Parry was appointed Chief Executive Officer -- Clear Channel International in June 1998. Prior thereto, he was the Chief Executive of More Group plc from October 1995 to June 1998 and he was the Development Director of Aegis Group plc for the remainder of the relevant five-year period.

     Randy Michaels. Mr. R. Michaels was appointed President of Radio in May 1999. Prior thereto he was the Chief Executive Officer of Jacor Communications, Inc. from November 1996 to May 1999 and he was President and Company Chief Operating Officer of Jacor Communications, Inc. for the remainder of the relevant five-year period.

     Paul Meyer. Mr. P. Meyer was appointed President -- Eller Media in March 1999. Prior thereto he was the Executive Vice President and General Counsel of Eller Media Company from March 1996 to March 1999 and he was the managing Partner of Meyer, Hendricks Bivens & Moyes (and its predecessor law firms) for the remainder of the relevant five-year period.

     Juliana Hill. Ms. J. Hill was appointed Vice President/Finance and Strategic Development in March 1999. Prior thereto she was an Associate of US West Communications from August 1998 to March 1999 and she was a student at J.L. Kellogg Graduate School of management, Northwestern University from September 1996 to June 1998 and she was an Audit Manager of Ernst & Young LLP for the remainder of the relevant five-year period.

     W. A. Ripperton Riordan. Mr. W. A. R. Riordan was appointed Executive Vice President/Chief Operating Officer -- Television in November 1995. Prior thereto he was the Vice President/General Manager of Clear Channel Television for the remainder of the relevant five-year period.

CLEAR CHANNEL'S EMPLOYMENT AGREEMENTS

     Clear Channel has employment agreements with its three senior executives,
L. Lowry Mays, Mark Mays and Randall Mays. See "Other Clear Channel Annual Meeting Proposals -- Executive Compensation -- Employment Agreements" in Chapter Three.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT OF AMFM

     The following table sets forth, as of March 10, 2000 the number of shares and percentage of AMFM common stock beneficially owned by (a) each person or group known to beneficially own five percent or more of any class of the common stock of AMFM, (b) each director of AMFM, (c) certain executive officers, and
(d) all directors and executive officers of AMFM as a group. Except as noted below and pursuant to applicable community property laws, AMFM believes that each individual or entity named below has sole investment and voting power with respect to the shares of AMFM common stock set forth opposite such stockholder's name. For similar information about Clear Channel, see "Other Clear Channel Annual Meeting Proposals -- Security Ownership of Certain Beneficial Owners and Management of Clear Channel" in Chapter Three.

NAME OF BENEFICIAL OWNER                                        SHARES     PERCENT(1)
------------------------                                      ----------   -----------
Hicks Muse Parties(2).......................................  55,267,658       25.5%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
Putnam Investments, Inc.(3).................................  15,342,675        7.1%
  One Post Office Square
  Boston, Massachusetts 02109
AXA Financial, Inc.(4)......................................  14,465,693        6.7%
  1290 Avenue of the Americas
  New York, New York 10104
Thomas O. Hicks(2)(5).......................................  59,589,691       27.5%
R. Steven Hicks(6)..........................................   1,918,010      *
D. Geoffrey Armstrong(7)....................................     295,805      *
Kenneth J. O'Keefe(8).......................................     501,004      *
William S. Banowsky, Jr.(9).................................     184,074      *
Robert L. Crandall..........................................       5,000      *
Thomas J. Hodson(10)........................................      55,833      *
Vernon E. Jordan, Jr.(11)...................................      33,333      *
Michael J. Levitt(12).......................................      66,454      *
Perry J. Lewis(13)..........................................     116,881      *
John H. Massey(14)..........................................      33,333      *
Lawrence D. Stuart, Jr. ....................................      85,865      *
R. Gerald Turner(15)........................................      12,855      *
J. Otis Winters(16).........................................       8,828      *
All directors and executive officers as a group (14
  persons)(17)..............................................  62,906,966       28.8%

---------------

  *  Less than one percent (1%).

 (1) Assumes that 216,402,230 shares of common stock of AMFM were issued and outstanding as of March 10, 2000.

 (2) Includes (i) 135,136 shares owned of record by Capstar Boston Partners, L.L.C., a limited liability company of which the manager is a limited partnership whose ultimate general partner is Hicks, Muse Fund III Incorporated ("Fund III Inc."), (ii) 1,268,411 shares owned of record by Capstar BT Partners, L.P., a limited partnership of which the ultimate general partner is Fund III Inc., (iii) 30,007,111 shares owned of record by Capstar Broadcasting Partners, L.P. ("Capstar L.P."), a limited partnership of which the ultimate general partner is HM3/Capstar, Inc. ("HM3/Capstar"), (iv) 8,542,485 shares owned of record by HM4/Chancellor, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV LLC ("Fund IV"), (v) 2,155,514 shares owned of record by HM2/HMW, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund II Incorporated ("Fund II Inc."), (vi) 14,932 shares owned of record by Hicks, Muse,

     Tate & Furst Equity Fund II, L.P., a limited partnership of which the ultimate general partner is Fund II Inc., (vii) 13,127,402 shares owned of record by HM2/Chancellor, L.P., a limited partnership of which the ultimate general partner is HM2/Chancellor Holdings, Inc. ("HM2/ Chancellor") (Capstar Boston Partners, L.L.C., Capstar BT Partners, L.P., Capstar L.P., HM4/ Chancellor, L.P., HM2/HMW, L.P., Hicks, Muse, Tate & Furst Equity Fund II, L.P., and HM2/ Chancellor, L.P. and (viii) 16,667 shares issuable upon the exercise of stock options that are currently vested and held by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is H M Partners, Inc. ("H M Partners") (Capstar Boston Partners, L.L.C., Capstar BT Partners, L.P., Capstar L.P., HM4/Chancellor, L.P., HM2/HMW, L.P., Hicks, Muse, Tate & Furst Equity Fund II, L.P., HM2/Chancellor, L.P., and Hicks, Muse & Co. Partners, L.P., collectively, the "Hicks Muse Parties"). Thomas O. Hicks is a controlling stockholder and serves as Chief Executive Officer and Chairman of the Boards of Directors of Fund III Inc., HM3/Capstar, Fund II Inc., HM2/Chancellor and HM Partners, and Thomas O. Hicks is the sole number of Fund IV. Accordingly, Thomas O. Hicks may be deemed to be the beneficial owner of the AMFM common stock and options held by the Hicks Muse Parties. Mr. Thomas O. Hicks disclaims beneficial ownership of the shares of AMFM common stock not owned of record by him.

 (3) This information was provided to the Securities and Exchange Commission and AMFM in Schedule 13G/A, dated February 7, 2000.

 (4) This information was provided to the Securities and Exchange Commission and AMFM in Schedule 13G, dated February 10, 2000.

 (5) Includes 4,237,293 shares of AMFM common stock for which Thomas O. Hicks has sole voting and dispositive power and 55,352,398 shares (including vested stock options for 16,667 shares) of AMFM common stock for which Thomas O. Hicks has shared voting and dispositive power. Of the 4,237,293 shares of common stock for which Thomas O. Hicks has sole voting and dispositive power, 3,757,625 shares are held of record by Thomas O. Hicks, 331,030 shares are held of record by Thomas O. Hicks as the trustee of certain trusts for the benefit of Thomas O. Hicks' children, 108,901 shares are held of record by a private foundation controlled by Thomas O. Hicks, and 39,737 shares are owned of record by a limited partnership of which the general partner is a limited liability company of which Thomas O. Hicks is the sole member. Of the 55,352,398 shares of AMFM common stock for which Thomas O. Hicks has shared voting and dispositive power, 23,293 shares are owned by Thomas O. Hicks of record as the co-trustee of a trust for the benefit of unrelated parties, 61,447 shares are owned of record by a limited partnership of which the general partner is a limited liability company of which Thomas O. Hicks is the sole member, and 55,267,658 (including vested stock options for 16,667 shares) of such shares are owned of record by the Hicks Muse Parties.

 (6) Includes (i) 693,102 shares owned of record by R. Steven Hicks, (ii) 780 shares owned of record by R. Steven Hicks' wife, (iii) 3,685 shares owned of record by two of R. Steven Hicks' children, (iv) 247 and 495 shares owned by Dean McClure Taylor and Brinson Elizabeth Ellard, respectively, for whom R. Steven Hicks serves as custodian under the Texas Uniform Transfers to Minors Act, (v) 47,148 shares owned of record by a private foundation controlled by R. Steven Hicks, (vi) 1,088,320 shares issuable upon the exercise of warrants that are currently vested, and (vii) 84,233 shares issuable upon the exercise of stock options that are currently vested. R Steven Hicks disclaims beneficial ownership of all shares not owned by him of record.

 (7) Includes (i) 160,195 shares owned of record by Mr. Armstrong, (ii) 99,100 shares issuable upon the exercise of warrants that are currently vested, and (iii) 36,510 shares issuable upon the exercise of stock options that are currently vested.

 (8) Includes (i) 1,004 shares owned of record by Mr. O'Keefe, and (ii) 500,000 shares issuable upon the exercise of stock options that are currently vested.

 (9) Includes (i) 34,526 shares owned of record by Mr. Banowsky, (ii) 75,223 shares issuable upon the exercise of stock options that are currently vested, and (iii) 74,325 shares issuable upon the exercise of warrants that are currently vested.

(10) Consists of 55,833 shares issuable upon the exercise of stock options that are currently vested.

(11) Consists of 33,333 shares issuable upon the exercise of stock options that are currently vested.

(12) Consists of 65,306 shares owned of record by Mr. Levitt, 17,065 of which are held in joint tenancy with his wife and 1,148 of which are held in trust for his children.

(13) Includes (i) 53,548 shares owned of record by Mr. Lewis and (ii) 63,333 shares issuable upon the exercise of stock options that are currently vested.

(14) Consists of 33,333 shares issuable upon the exercise of stock options that are currently vested.

(15) Includes (i) 6,202 shares owned of record by Mr. Turner, (ii) 6,115 shares issuable upon the exercise of stock options that are currently vested, and
     (iii) 538 shares subject to stock options that are exercisable within 60 days.

(16) Includes (i) 495 shares owned of record by Mr. Winters and (ii) 8,333 shares issuable upon the exercise of stock options that are currently vested.

(17) Includes 4,536,933 shares issuable upon the exercise of stock options that are either currently vested or that are exercisable within 60 days.

                                  CHAPTER TWO
                   INFORMATION ABOUT THE MEETINGS AND VOTING

     This document is furnished in connection with the solicitation of proxies from the Clear Channel common stockholders by the Clear Channel board for use at the Clear Channel stockholder meeting and the AMFM common stockholders by the AMFM board for use at the AMFM stockholder meeting.

MATTERS RELATING TO THE MEETINGS

--------------------------------------------------------------------------------------------
                               CLEAR CHANNEL MEETING                  AMFM MEETING
--------------------------------------------------------------------------------------------
 Time and Place:          April 27, 2000                    April 26, 2000
                            11:00 a.m., local time            9:00 a.m., local time
                            Clear Channel Communications      The Hotel Crescent Court
                            200 East Basse Road               400 Crescent Court
                            San Antonio, Texas                Dallas, Texas
--------------------------------------------------------------------------------------------
 Purpose of the meeting   Merger Proposals:                 Merger Proposals:
 is to consider and vote
 upon                     - the issuance of Clear Channel   - the approval and adoption of
 the following matters:     common stock in the merger, as  the merger agreement, as
                            described in Chapter One under    described in Chapter One under
                            "The Merger"*                     "The Merger"
                          - the election of Robert L.       Other Proposals:
                            Crandall, Thomas O. Hicks,
                           Vernon E. Jordan, Jr., Michael   - such other matters as may
                           J. Levitt and Perry J. Lewis to     properly come before the
                           take office as additional         meeting or any adjournment or
                           directors on the Clear Channel    postponement thereof
                           board immediately after the
                           merger, as described in Chapter
                           One under "The Merger" and
                           "Terms of the Merger
                           Agreement"*
                          -----
                          * Neither the completion of the
                          merger nor the election of the
                          five additional directors will
                          occur if the Clear Channel
                          stockholders do not approve both
                          merger proposals.
                          Other Proposals:

                          - the election of directors to
                          the Clear Channel board, as
                            described in Chapter Three
                            under "Other Clear Channel
                            Annual Meeting
                            Proposals -- Proposal 1:
                            Election of Directors"

                          - the approval of the Annual
                            Incentive Plan, as described
                            in Chapter Three under "Other
                            Clear Channel Annual Meeting
                            Proposals -- Proposal 2:
                            Approval of the Annual
                            Incentive Plan"
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CLEAR CHANNEL MEETING                  AMFM MEETING
--------------------------------------------------------------------------------------------
                          - the amendment of Clear
                            Channel's Articles of
                            Incorporation to increase the
                            number of authorized shares of
                            Clear Channel common stock
                            from 900 million to 1.5
                            billion shares, as described
                            in Chapter Three under "Other
                            Clear Channel Annual Meeting
                            Proposals -- Proposal 3:
                            Amendment to Clear Channel's
                            Articles of Incorporation"

                          - the ratification of the
                          selection of Clear Channel's
                            independent auditors, as
                            described in Chapter Three
                            under "Other Clear Channel
                            Annual Meeting
                            Proposals -- Proposal 4:
                            Selection of Independent
                            Auditors"

                          - such other matters as may
                            properly come before the
                            meeting or any adjournment or
                            postponement thereof
--------------------------------------------------------------------------------------------
 Shares Entitled to       Only holders of record of Clear   Only holders of record of AMFM
 Vote:                    Channel common stock at the       common stock at the close of
                          close of business on the record   business on the record date are
                          date are entitled to receive      entitled to receive notice of
                          notice of and to vote at the      and to vote at the AMFM
                          Clear Channel stockholder         stockholder meeting. Each share
                          meeting. Each share of Clear      of AMFM common stock is entitled
                          Channel common stock is entitled  to one vote at the AMFM
                          to one vote at the Clear Channel  stockholder meeting.
                          stockholder meeting.
--------------------------------------------------------------------------------------------
 Record Date:             March 10, 2000                    March 10, 2000
--------------------------------------------------------------------------------------------
 Outstanding Shares on    At the close of business on       At the close of business on
 Record Date:             March 10, 2000, there were        March 10, 2000, there were
                          338,870,380 shares of Clear       216,402,230 shares of AMFM
                          Channel common stock outstanding  common stock outstanding and 338
                          and 2,588 holders of record of    holders of record of AMFM common
                          Clear Channel common stock.       stock.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CLEAR CHANNEL MEETING                  AMFM MEETING
--------------------------------------------------------------------------------------------
 Quorum Requirement:      The presence in person or by      The presence in person or by
                          proxy of the holders of a         proxy of the holders of a
                          majority of the Clear Channel     majority of the AMFM common
                          common stock issued, outstanding  stock issued, outstanding and
                          and entitled to vote at the       entitled to vote at the AMFM
                          Clear Channel stockholder         stockholder meeting will
                          meeting will constitute a quorum  constitute a quorum for the for the transaction of business.  transaction of business. Under
                          The shares of Clear Channel       Delaware law, shares of AMFM
                          common stock present in person    common stock present in person
                          or by proxy at the Clear Channel  or by proxy at the AMFM
                          stockholder meeting that abstain  stockholder meeting that abstain
                          from voting or that are the       from voting or that are the
                          subject of broker non-votes will  subject of broker non- votes
                          be counted as present for the     will be counted as present for
                          purpose of determining a quorum.  the purpose of determining a
                          Broker non-votes will not be      quorum and will have the effect
                          counted as votes cast with        of a vote against the AMFM
                          respect to, will not count as     merger proposal.
                          votes cast for or against, and
                          will not be included in           A broker non-vote occurs when a
                          calculating the number of votes   nominee holding stock for a
                          necessary for approval of any of  beneficial owner does not vote
                          the Clear Channel proposals,      on a particular matter because
                          except the charter amendment      the nominee does not have
                          proposal. A broker non-vote will  discretionary voting power with
                          have the effect of a vote         respect to the matter and has
                          against the Clear Channel         not received voting instructions
                          charter amendment proposal.       from the beneficial owner. If a
                                                            quorum is not present at the
                          A broker non-vote occurs when a   AMFM stockholder meeting, the
                          nominee holding stock for a       AMFM board will likely adjourn
                          beneficial owner does not vote    or postpone the meeting to
                          on a particular matter because    solicit additional proxies.
                          the nominee does not have
                          discretionary voting power with
                          respect to the matter and has
                          not received voting instructions
                          from the beneficial owner. If a
                          quorum is not present at the
                          Clear Channel stockholder
                          meeting, the Clear Channel board
                          will likely adjourn or postpone
                          the meeting to solicit
                          additional proxies.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CLEAR CHANNEL MEETING                  AMFM MEETING
--------------------------------------------------------------------------------------------
 Share Ownership of       At the close of business on       At the close of business on
 Management:              March 10, 2000, directors and     March 10, 2000, directors and
                          executive officers of Clear       executive officers of AMFM and
                          Channel and their affiliates      their affiliates beneficially
                          beneficially owned an aggregate   owned an aggregate of
                          of approximately 46,020,559       approximately 60,731,770 shares
                          shares or approximately 13.6% of  or approximately 28.1% of the
                          the Clear Channel common stock    AMFM common stock then
                          then outstanding, excluding       outstanding, excluding 2,175,196
                          3,799,911 shares issuable         shares issuable pursuant to
                          pursuant to warrants, vested      warrants, vested options, stock
                          options, stock appreciation       appreciation rights and other
                          rights and other rights           rights currently exercisable
                          currently exercisable within 60   within 60 days. See "Security
                          days. See "Other Clear Channel    Ownership of Certain Beneficial
                          Annual Meeting Proposals --       Owners and Management of AMFM"
                          Security Ownership of Certain     in Chapter One. In conjunction
                          Beneficial Owners and Management  with the execution of the merger
                          of Clear Channel" in Chapter      agreement, Thomas O. Hicks,
                          Three. In conjunction with the    HM2/HMW, L.P., HM2/Chancellor,
                          execution of the merger           L.P., HM4/Chancellor, L.P. and
                          agreement, L. Lowry Mays and 4-M  Capstar Broadcasting Partners,
                          Partners, Ltd., a limited         L.P., affiliates of Hicks, Muse,
                          partnership of which Mr. L. Mays  Tate & Furst Incorporated, which
                          is the general partner, entered   in the aggregate held
                          into a voting agreement with      approximately 27.5% of the
                          AMFM to vote their shares of      voting power of the outstanding
                          Clear Channel common stock,       AMFM common stock as of March
                          representing 8.6% of the Clear    10, 2000, each entered into a
                          Channel common stock outstanding  voting agreement with Clear
                          on March 10, 2000, in favor of    Channel. Pursuant to the voting
                          the Clear Channel merger          agreements, each of these AMFM
                          proposals. See "The               stockholders agreed to vote all
                          Merger -- Voting Agreements" in   shares of AMFM common stock
                          Chapter One and "Other Clear      under their voting control in
                          Channel Annual Meeting            favor of the AMFM merger
                          Proposals -- Security Ownership   proposal. See "The
                          of Certain Beneficial Owners and  Merger -- Voting Agreements" and
                          Management of Clear Channel" in   "Security Ownership of Certain
                          Chapter Three.                    Beneficial Owners and Management
                                                            of AMFM" in Chapter One.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CLEAR CHANNEL MEETING                  AMFM MEETING
--------------------------------------------------------------------------------------------
 Proxies and              For all shares of Clear Channel   For all shares of AMFM common
 Solicitation of          common stock represented by a     stock represented by a properly
 Proxies:                 properly executed proxy received  executed proxy received before
                          before or at the Clear Channel    or at the AMFM stockholder
                          stockholder meeting, the proxy    meeting, the proxy holders will
                          holders will vote in accordance   vote in accordance with the
                          with the instructions on the      instructions on the proxies. If
                          proxies. If no voting             no voting instructions are
                          instructions are indicated on a   indicated on a proxy, then the
                          proxy, then the proxy holders     proxy holders will vote the
                          will vote the shares represented  shares represented by the proxy
                          by the proxy in favor of the      in favor of approval and
                          Clear Channel merger proposals    adoption of the merger
                          and other annual meeting          agreement. In addition, the
                          proposals in accordance with the  proxy holders will have
                          recommendation of the Clear       discretion to vote on any other
                          Channel board. If a proxy card    matters properly presented at
                          is marked to withhold or abstain  the AMFM stockholder meeting. If
                          from the vote on any of the       AMFM proposes to adjourn the
                          Clear Channel proposals, it will  AMFM stockholder meeting, the
                          have the same effect as a         proxy holders will vote all
                          negative vote against such Clear  shares for which they have
                          Channel proposal. In addition,    voting authority in favor of
                          the proxy holders will have       adjournment, except for those
                          discretion to vote on any         shares that were voted against
                          matters properly presented at     the AMFM merger proposal. The
                          the Clear Channel stockholder     AMFM board requests AMFM
                          meeting. If Clear Channel         stockholders to complete, sign,
                          proposes to adjourn the Clear     date and promptly return the
                          Channel stockholder meeting, the  enclosed proxy card in the
                          proxy holders will vote all       enclosed postage-prepaid
                          shares for which they have        envelope. Brokers who hold
                          voting authority in favor of      shares of AMFM common stock as
                          adjournment, except for those     nominees will not have
                          shares that were voted against    discretionary authority to vote
                          the Clear Channel merger          the shares in the absence of
                          proposals. The Clear Channel      instructions from the beneficial
                          board requests Clear Channel      owners.
                          stockholders to complete, sign,
                          date and promptly return the
                          enclosed proxy card in the
                          enclosed postage-prepaid
                          envelope. Brokers who hold
                          shares of Clear Channel common
                          stock as nominees will not have
                          discretionary authority to vote
                          the shares in the absence of
                          instructions from the beneficial
                          owners.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               CLEAR CHANNEL MEETING                  AMFM MEETING
--------------------------------------------------------------------------------------------
 Adjournment or           If the Clear Channel stockholder  If AMFM stockholders make a
 Postponement:            meeting is postponed or           proper motion to adjourn or
                          adjourned for any reason, at any  postpone the AMFM stockholder
                          subsequent reconvening of the     meeting to another time and/or
                          Clear Channel stockholder         place for the purpose of
                          meeting, the proxy holders will   soliciting additional proxies in
                          vote all shares represented by a  favor of the AMFM merger proxy in the same manner as they  proposal, the proxy holders will
                          would have been voted at the      vote upon the motion as
                          initial convening of the Clear    determined in the proxy holder's
                          Channel stockholder meeting,      discretion. If AMFM stockholders
                          even if they were voted on the    postpone or adjourn the AMFM
                          same or any other matter at a     stockholder meeting for any
                          previous meeting. However, the    reason, at any subsequent
                          proxy holders will not vote       reconvening of the AMFM
                          those shares represented by a     stockholder meeting, the proxy
                          proxy which was revoked or        holders will vote all shares
                          withdrawn before the reconvened   represented by a proxy, in the
                          meeting.                          same manner as they would have
                                                            been voted at the initial
                                                            convening of the AMFM
                                                            stockholder meeting, even if
                                                            they were voted on the same or
                                                            any other matter at a previous
                                                            meeting. However, the proxy
                                                            holders will not vote those
                                                            shares represented by a proxy
                                                            which was revoked or withdrawn
                                                            before the reconvened meeting.
 Revocation of Proxies:   A Clear Channel stockholder may   An AMFM stockholder may revoke
                          revoke his proxy at any time      his proxy at any time before the
                          before the proxy is exercised by  proxy is exercised by filing a
                          filing a revoking instrument      revoking instrument with The
                          with the secretary of Clear       Bank of New York in its capacity
                          Channel or by executing another   as transfer agent for the AMFM
                          proxy bearing a later date. A     common stock or by executing
                          Clear Channel stockholder who     another proxy bearing a later
                          executed a proxy may suspend the  date. An AMFM stockholder who powers of the proxy holders with  executed a proxy may suspend the
                          respect to his shares by          powers of the proxy holders with
                          attending the Clear Channel       respect to his shares by
                          stockholder meeting in person     attending the AMFM stockholders'
                          and voting or requesting the      meeting in person and voting or
                          suspension. Attendance at the     requesting the suspension.
                          Clear Channel stockholder         Attendance at the AMFM
                          meeting will not, in itself,      stockholders' meeting will not,
                          revoke a proxy.                   in itself, revoke a proxy. Any
                                                            written notice revoking a proxy
                                                            should be sent to The Bank of
                                                            New York, 101 Barclay Street,
                                                            New York, New York 10268, Attn:
                                                            Proxy Department.
--------------------------------------------------------------------------------------------

VOTES REQUIRED TO APPROVE MERGER PROPOSALS

--------------------------------------------------------------------------------------------
                    ITEM                                      VOTE NECESSARY
--------------------------------------------------------------------------------------------
 I. Clear Channel Merger Proposals             - Issuance of Clear Channel common stock: The
                                                 rules governing companies listed on the
                                                 NYSE require listed companies to obtain
                                                 stockholder approval before issuing
                                                 additional shares of common stock if the
                                                 number of additional shares proposed to be
                                                 issued exceeds 20% of the shares
                                                 outstanding before the issuance. Under NYSE
                                                 rules, the issuance of Clear Channel common
                                                 stock to the AMFM stockholders in the
                                                 merger requires the approval of a majority
                                                 of votes cast on the Clear Channel share
                                                 issuance proposal, provided that the total
                                                 votes cast on the Clear Channel share
                                                 issuance proposal exceeds 50% of the votes
                                                 eligible to be cast on the proposal.
                                               - Election of five additional
                                                 directors: Texas law requires stockholder
                                                 approval to fill more than two vacancies on
                                                 the board of directors of a Texas
                                                 corporation caused by reason of an increase
                                                 in the number of directors. With respect to
                                                 the five additional seats on the Clear
                                                 Channel board to be filled after and
                                                 subject to the completion of the merger,
                                                 five individuals receiving the most votes
                                                 will be elected to fill those five
                                                 vacancies immediately after the merger,
                                                 although the merger will not be completed
                                                 and the five additional board seats will
                                                 not be created if the five nominees named
                                                 in this document are not elected.
--------------------------------------------------------------------------------------------
 II. AMFM Merger Proposal                      Delaware law requires the affirmative vote of
                                               holders of a majority of the outstanding
                                               shares of AMFM common stock for the approval
                                               and adoption of the merger agreement.
--------------------------------------------------------------------------------------------

     IN CONNECTION WITH THE AMFM STOCKHOLDERS MEETING, HOLDERS OF AMFM COMMON STOCK SHOULD NOT RETURN TO AMFM ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. WE WILL INFORM YOU WHEN AND HOW TO RETURN YOUR STOCK CERTIFICATES AFTER THE MERGER.

VOTES REQUIRED TO APPROVE CLEAR CHANNEL'S OTHER ANNUAL MEETING PROPOSALS

--------------------------------------------------------------------------------------------
                    ITEM                                      VOTE NECESSARY
--------------------------------------------------------------------------------------------
 I. Election of Directors                      Directors are elected by a plurality of the
                                               votes cast by holders of the shares of Clear
                                               Channel common stock represented and entitled
                                               to be voted at the Clear Channel stockholder
                                               meeting. Unless authority to vote for
                                               directors is "withheld" in the proxy, the
                                               proxy holders will vote "for" the election of
                                               the eight nominees listed.
--------------------------------------------------------------------------------------------
 II. Annual Incentive Plan                     The affirmative vote of holders of a majority
                                               of all the shares of Clear Channel common
                                               stock present in person or by proxy at the
                                               Clear Channel stockholder meeting is required
                                               in order to approve the adoption of the
                                               Annual Incentive Plan.
--------------------------------------------------------------------------------------------
 III. Charter Amendment to Increase            The affirmative vote of holders of at least
      Authorized Shares                        two- thirds of the outstanding shares of
                                               Clear Channel common stock entitled to vote
                                               at the Clear Channel stockholder meeting is
                                               required in order to adopt the charter
                                               amendment. Unless indicated to the contrary,
                                               the enclosed proxy will be voted for the
                                               charter amendment. Votes "withheld" or
                                               abstaining from voting will have the same
                                               effect as a negative vote or a vote "against"
                                               the charter amendment.
--------------------------------------------------------------------------------------------
 IV. Ratification of the Selection of          The affirmative vote of holders of a majority
     Independent Auditors                      of all the shares of Clear Channel common
                                               stock present in person or by proxy at the
                                               Clear Channel stockholder meeting is required
                                               in order to ratify the selection of the
                                               independent auditors.
--------------------------------------------------------------------------------------------

SOLICITATION OF PROXIES

     Clear Channel and AMFM will each bear the cost of proxy solicitation for their stockholder meeting, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding solicitation material to beneficial owners. In addition to solicitation by mail, directors, officers and employees of Clear Channel and AMFM may solicit proxies personally or by telephone, facsimile transmission or otherwise. Clear Channel and AMFM will not pay additional compensation to these directors, officers and employees for their solicitation but may reimburse them for out-of-pocket expenses. Clear Channel and AMFM retained Georgeson Shareholder Communications, Inc., at an estimated cost of approximately $8,500 plus reimbursement of out-of-pocket expenses, to assist in solicitation of proxies for the merger proposals. In addition Clear Channel retained Georgeson to assist in solicitation of proxies for the other Clear Channel annual meeting proposals, for which Georgeson will not charge an additional fee.

                                 CHAPTER THREE
                  OTHER CLEAR CHANNEL ANNUAL MEETING PROPOSALS

MANAGEMENT OF CLEAR CHANNEL

     The Clear Channel board is responsible for the management and direction of Clear Channel and for establishing broad corporate policies. However, in accordance with corporate legal principles, it is not involved in day-to-day operating details. Members of the Clear Channel board are kept informed of Clear Channel's business through discussions with the Chairman and other officers, by reviewing analyses and reports sent to them, and by participating in board and committee meetings.

COMPENSATION OF DIRECTORS

     Outside directors are paid $20,000 annual retainer with an additional $2,500 for each meeting of the Clear Channel board they attend. In addition, members of the compensation committee are paid $500 for each meeting of the compensation committee they attend. In addition, in February 1993, February 1994, April 1997, May 1998 and July 1999, each outside director was granted options to purchase 62,500, 50,000, 10,000, 10,000 and 5,000 shares of Clear Channel common stock, respectively. These options vest 20% per year beginning one year from the date of grant.

CLEAR CHANNEL BOARD MEETINGS

     During 1999, the Clear Channel board held eight meetings. Each of the nominees named above attended at least 75% of the aggregate of the total number of meetings of the Clear Channel board and the total number of meetings held by committees of the Clear Channel board on which that director served.

COMMITTEES OF THE CLEAR CHANNEL BOARD

     The Clear Channel board has two committees: the audit committee and the compensation committee. The audit committee, composed of Mssrs. Feld, Strauss and Williams, is responsible for reviewing Clear Channel's accounting practices and audit procedures. Clear Channel's compensation committee, currently composed of Mssrs. Strauss and Williams, administers Clear Channel's stock option plans and performance-based compensation plans and makes recommendations to the Clear Channel board concerning compensation arrangements for all officers and directors of Clear Channel and its subsidiaries. The compensation committee annually evaluates Clear Channel's performance and the actual compensation and share ownership of the executive officers compared with both Clear Channel's own industry and a broader group of companies such as the S&P 500. See the attached Clear Channel board compensation committee report, which details the basis on which the compensation committee determines executive compensation. The audit committee met twice and the compensation committee met twice in 1999.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Clear Channel board intends to nominate at the Clear Channel stockholder meeting the eight persons listed as nominees below. Each of the directors elected at the Clear Channel stockholder meeting will serve until the next annual meeting of stockholders or until his successor shall have been elected and qualified, subject to earlier resignation and removal. The directors are to be elected by a plurality of the votes cast by the holders of the shares of Clear Channel common stock represented and entitled to be voted at the Clear Channel stockholder meeting. Unless authority to vote for directors is "withheld" in the proxy, the persons named therein intend to vote "for" the election of the eight nominees listed. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. Management of Clear Channel has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

                                      III-1

NOMINEES FOR DIRECTOR

     The nominees for director are L. Lowry Mays, Karl Eller, Mark P. Mays, Randall T. Mays, Alan D. Feld, B. J. McCombs, Theodore H. Strauss and John H. Williams.

     L. Lowry Mays, age 64, is the founder of Clear Channel and currently serves as Chairman of the Board and Chief Executive Officer. He has served as a director of Clear Channel since its inception. Mr. Mays is the father of Mark P. Mays and Randall T. Mays, who serve as the President and Chief Operating Officer and the Executive Vice President -- Chief Financial Officer of Clear Channel, respectively. Mr. Mays also serves on the board of directors of NBC Internet, Inc.

     Karl Eller, age 71, was the founder of Eller Media Company, a subsidiary of Clear Channel, and has served as its Chairman and Chief Executive Officer since 1995. Mr. Eller has over 40 years of experience in the outdoor advertising industry. He was appointed as a director of Clear Channel in April 1997 in connection with Clear Channel's acquisition of Eller Media Company. Mr. Eller is the father of Scott Eller, who is the Vice-Chairman of Eller Media Company.

     Mark P. Mays, age 36, serves as the President and Chief Operating Officer of Clear Channel. Mr. Mays is the son of L. Lowry Mays, Clear Channel's Chairman and Chief Executive Officer and the brother of Randall T. Mays, Clear Channel's Executive Vice President -- Chief Financial Officer.

     Randall T. Mays, age 34, serves as the Executive Vice President -- Chief Financial Officer of Clear Channel. Mr. Mays is the son of L. Lowry Mays, Clear Channel's Chairman and Chief Executive Officer and the brother of Mark P. Mays, Clear Channel's President and Chief Operating Officer. Mr. Mays also serves on the board of directors of American Tower Corporation and XM Satellite Radio.

     Alan D. Feld, age 63, is the sole shareholder of a professional corporation which is partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. He has served as a director of Clear Channel since 1984. Mr. Feld also serves on the board of directors of Centerpoint Properties, Inc.

     B. J. McCombs, age 72, is a private investor with interests in automobile dealerships and other investments. He has served as a director of Clear Channel since its inception.

     Theodore H. Strauss, age 75, is the Senior Managing Director of Bear, Stearns & Co., Inc. He has served as a director of Clear Channel since 1984. Mr. Strauss also serves on the boards of directors of Sizeler Properties, Inc. and Hollywood Casinos, Inc.

     John H. Williams, age 66, is the Senior Vice President of Everen Securities, Inc. He has served as a director of Clear Channel since 1984. Mr. Williams also serves on the board of directors of GAINSCO, Inc.

     MANAGEMENT OF CLEAR CHANNEL RECOMMENDS THAT THE CLEAR CHANNEL STOCKHOLDERS VOTE "FOR" THE DIRECTOR NOMINEES NAMED ABOVE.

                                      III-2

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                     OWNERS AND MANAGEMENT OF CLEAR CHANNEL

     The table below sets forth information concerning the beneficial ownership of Clear Channel common stock as of March 10, 2000, for each director serving on the Clear Channel board in 1999 and each of the nominees for director; each of the named executive officers not listed as a director; the directors and executive officers as a group; and each person known to Clear Channel to own beneficially more than 5% of outstanding Clear Channel common stock. At the close of business on March 10, 2000, there were 338,870,380 shares of Clear Channel common stock outstanding. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                          AMOUNT AND NATURE OF     PERCENT
NAME                                                      BENEFICIAL OWNERSHIP     OF CLASS
----                                                      --------------------     --------
L. Lowry Mays...........................................       30,672,475(1)          9.0%
Karl Eller..............................................        1,448,112(2)          *
Mark P. Mays............................................        1,013,237(3)          *
Randall T. Mays.........................................          634,325(4)          *
Randy Michaels(5).......................................          972,563(6)          *
Roger Parry.............................................           20,000(7)          *
Alan D. Feld............................................          138,500(8)          *
B. J. McCombs...........................................       14,444,920(9)          4.3%
Theodore H. Strauss.....................................          226,690(10)         *
John H. Williams........................................           18,660(11)         *
Putnam Investments(11)..................................       28,666,378             8.5%
FMR Corp.(12)...........................................       20,630,729             6.1%
All Directors and Executive Officers as a Group (16
  persons)..............................................       49,840,470(12)        14.5%

---------------

  * Percentage of shares beneficially owned by such person does not exceed one percent of the class so owned.

 (1) Includes 1,370,000 shares subject to options held by Mr. L. Mays and 97,756 shares held by trusts of which Mr. L. Mays is trustee, but not beneficiary, 238,070 shares held by the Mays Family Foundation and 20,000,000 shares held by 4-M Partners, Ltd., over which Mr. L. Mays has either sole or shared investment or voting authority.

 (2) Includes 1,448,112 shares subject to options held by Mr. Eller.

 (3) Includes 52,008 shares subject to options held by Mr. M. Mays, 86,932 shares held by trusts of which Mr. M. Mays is trustee, but not beneficiary and 43,696 shares owned by Mr. M. Mays' minor child.

 (4) Includes 52,008 shares subject to options held by Mr. R. Mays and 10,269 shares held by trusts of which Mr. R. Mays is trustee, but not beneficiary.

 (5) Mr. Michaels is also known as Benjamin Homel and he files reports under
     Section 16(a) of the Securities Exchange Act of 1934 under that name.

 (6) Includes 532,135 shares subject to options held by Mr. Michaels.

 (7) Includes 20,000 shares owned by Mr. Parry's wife, as to which Mr. Parry disclaims beneficial ownership.

 (8) Includes 122,500 shares subject to options held by Mr. Feld. Excludes 10,860 shares owned by Mr. Feld's wife, as to which Mr. Feld disclaims beneficial ownership.

 (9) Includes 4,000 shares subject to options held by Mr. McCombs. Excludes 9,064,907 shares held by trusts of which Mr. McCombs' children are trustees, as to which Mr. McCombs disclaims beneficial ownership.

(10) Includes 122,500 shares subject to options held by Mr. Strauss.

(11) Includes 4,000 shares subject to options held by Mr. Williams.

                                      III-3

(12) Address: One Post Office Square, Boston, Massachusetts 02109

(13) Address: 82 Devonshire Street, Boston, Massachusetts 02109

(14) Includes 3,799,911 shares subject to options held by such persons, 200,877 shares held by trusts of which such persons are trustees, but not beneficiaries, 238,070 shares held be the Mays Family Foundation and 20,000,000 shares held be 4-M Partners, Ltd., and 43,696 shares owned by minor children.

                             EXECUTIVE COMPENSATION

     Clear Channel believes that compensation of its executive officers and others should be directly and materially linked to operating performance. For Fiscal Year 1999, the executive compensation program consisted of the base salary, a bonus plan based on Clear Channel's profitability and individual performance and stock options that generally become exercisable over a five year period.

EMPLOYMENT AGREEMENTS

     On October 1, 1999, Clear Channel entered into employment agreements with its three senior executives, L. Lowry Mays, Mark P. Mays and Randall T. Mays. Each agreement has a term of seven years with an automatic one-day extension for each day expired during the employment period unless Clear Channel or the executive elects not to extend the agreement on a daily basis.

     Each of these executive employment agreements provides for a minimum initial base salary, to be subject to review by the compensation committee of the Clear Channel board for purposes of an increase on no less than an annual basis. In addition, each agreement provides for an annual bonus pursuant to Clear Channel's annual incentive plan or as the compensation committee determines. Further, for each calendar year after December 31, 1999, each executive is entitled to receive a stock option to acquire at least a specified number of shares of Clear Channel common stock, subject to adjustments to account for changes in Clear Channel common stock. The agreement provides that the annual option grant will not be smaller than the option grant in the preceding year. Each option will have an exercise price equal to the last reported sale price of Clear Channel common stock on the NYSE on the day preceding the date of grant and will be exercisable for ten years following the date of grant, whether or not the executive is then employed. The compensation committee will determine the schedule upon which the options will vest and become exercisable.

     The employment agreement with L. Lowry Mays provides for an initial base salary of at least $1 million per year, an annual bonus, and an annual option grant to acquire not less than 100,000 shares of Clear Channel common stock. The employment agreement with Mark P. Mays provides for an initial base salary of at least $350,000 per year, an annual bonus, and an annual option grant to acquire not less than 50,000 shares of Clear Channel common stock. The employment agreement with Randall T. Mays provides for an initial base salary of at least $325,000 per year, an annual bonus, and an annual option grant to acquire not less than 50,000 shares of Clear Channel common stock.

     Each of these executive employment agreements provides for severance and change-in-control payments in the event that Clear Channel terminates an executive's employment "without cause" or if the executive terminates for "good reason." "Cause" includes only the executive's final conviction of a felony involving moral turpitude and willful misconduct that is materially and demonstrably injurious economically to Clear Channel, but only if three-quarters of the Clear Channel board determine that the executive's action involved bad faith or a lack of reasonable belief that the action was in the best interest of Clear Channel. Among other things, "good reason" includes a reduction in compensation, a change-in-control transaction involving Clear Channel, Clear Channel's election not to extend the term of the employment agreement daily and a diminution or other adverse change in the executive's duties, responsibilities or title, including loss of a seat on the board of directors. In addition, Mark
P. Mays and Randall T. Mays may also terminate for "good reason" if at any time neither L. Lowry Mays, Mark P. Mays nor Randall T. Mays is the Chairman and Chief Executive Officer of Clear Channel.

                                      III-4

     Following is a summary of the severance and change-in-control payments to which the executive is entitled in most cases of termination by Clear Channel "without cause" or termination by the executive for "good reason:"

     - a lump-sum cash payment equal to seven years of base salary and bonus, using the base salary at the date of termination and the highest bonus paid to executive in the three years preceding the termination but not less than an annual $1 million bonus for Randall T. Mays and Mark P. Mays and an annual $3 million bonus for L. Lowry Mays;

     - seven years of health and welfare benefits and life insurance coverage for the executive and his spouse and dependents;

     - an option to acquire 1,000,000 shares of Clear Channel common stock that, as of the date of termination, is 100% vested and exercisable for a period of ten years at an exercise price equal to the last sale price as reported on the NYSE on the date preceding the date of termination;

     - immediate vesting on the date of termination of all stock options, stock appreciation rights and restricted stock held by the executive on the date of termination;

     - resale registration of all shares held by the executive and all shares issuable upon exercise of the termination option;

     - lump-sum cash payment equal to seven years of compensation or contributions to which the executive would have been entitled under any plan;

     - sole ownership of all insurance benefits and policies for the benefit of the executive; and

     - gross-up payments.

     However, if either Mark P. Mays or Randall T. Mays terminates his employment agreement "for good reason" because neither L. Lowry Mays, Mark P. Mays nor Randall T. Mays is the Chairman and Chief Executive Officer of Clear Channel, then the lump-sum payment of salary and bonus and the provision of health and welfare benefits to which he is entitled doubles to 14 years and the option grant doubles to 2,000,000 shares of Clear Channel common stock.

     The executive employment agreements expressly state that the merger described in this document will not trigger a change-in-control for purposes of these severance and change-in-control payments. A change-in-control occurs if, among other things, the incumbent directors cease to constitute at least a majority of the Clear Channel board, any person beneficially owns 20% or more of the total voting power of Clear Channel's outstanding securities, the Clear Channel board approves a liquidation or dissolution, or Clear Channel stockholders approve a merger, consolidation, share exchange or other similar transaction, a sale of all or substantially all of Clear Channel's assets, unless the Clear Channel stockholders immediately preceding the transaction beneficially own more than 65% of the total voting power of the resulting entity.

                                      III-5

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the years ended December 31, 1999, 1998 and 1997, for the Chief Executive Officer and each of the other four most highly compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the years ended December 31, 1999 (hereinafter referred to as the "named executive officers").

                                               ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                         -------------------------------   --------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                           -----------------------   -------
                                                                 OTHER     RESTRICTED
                                                                ANNUAL       STOCK                    LTIP    ALL OTHER
NAME AND PRINCIPAL                       SALARY                 COMPEN-      AWARDS                  PAYOUT    COMPEN-
POSITION                        YEAR       ($)     BONUS($)    SATION($)      ($)       OPTIONS(#)    ($)     SATION($)
------------------              ----     -------   ---------   ---------   ----------   ----------   ------   ---------
L. Lowry Mays.................  1999     972,274   2,750,000       --          --        375,000       --      191,740(1)
  Chairman and CEO              1998     753,425   2,500,000       --          --        400,000       --      200,020(1)
  of Clear Channel              1997     726,014   2,000,000       --          --        100,000       --      236,148(1)
Randy Michaels................  1999(3)  519,120    810,853        --          --         50,000       --           --
  President -- Radio            1998         N/A        N/A       N/A         N/A            N/A      N/A          N/A
                                1997         N/A        N/A       N/A         N/A            N/A      N/A          N/A
Mark P. Mays..................  1999     382,499    895,000        --          --         76,500       --        2,800(2)
  President and COO of          1998     291,250    625,000        --          --         42,380       --        2,800(2)
  Clear Channel                 1997     231,910    500,000        --          --         34,600       --        3,325(2)
Randall T. Mays...............  1999     362,500    895,000        --          --         76,500       --        2,800(2)
  Executive Vice President      1998     266,667    625,000        --          --         42,380       --        2,800(2)
  and CFO of Clear Channel      1997     160,773    500,000        --          --         34,600       --        2,994(2)
Roger Parry...................  1999     559,825    411,980        --          --          - 0 -       --       83,217(2)
  CEO of Clear Channel          1998(3)  273,435      - 0 -        --          --         21,474       --       22,680(2)
  International                 1997         N/A        N/A       N/A         N/A            N/A      N/A          N/A

---------------

(1) Represents $188,940, $197,220 and $232,823 paid by Clear Channel in 1999, 1998 and 1997 respectively, on a split-dollar life insurance policy for L. Lowry Mays. Such amounts include the entire dollar amount of the term life portion and the present value to L. Lowry Mays of the interest-free use of the non-term portion of each premium payment. The remainder represents the amount of matching contributions paid by Clear Channel under the 401(k) Plan.

(2) Represents the amount of matching contributions paid by Clear Channel under the 401(k) Plan, or in the case of Mr. Parry, other retirement plans operated by Clear Channel in the United Kingdom.

(3) Represents partial year compensation.

STOCK OPTION GRANT TABLE

     The following table sets forth certain information concerning options granted to the named executive officers during the year ended December 31, 1999.

                                                            INDIVIDUAL GRANTS
                                             ------------------------------------------------    POTENTIAL REALIZABLE
                                                          PERCENT OF                                   VALUE AT
                                                            TOTAL                                ASSUMED ANNUAL RATES
                                             NUMBER OF     OPTIONS                                  OF STOCK PRICE
                                             SECURITIES   GRANTED TO   EXERCISE                    APPRECIATION FOR
                                             UNDERLYING   EMPLOYEES     OR BASE                      OPTION TERM
                                              OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------
NAME                                         GRANTED(#)      YEAR      ($/SHARE)      DATE        5%($)       10%($)
----                                         ----------   ----------   ---------   ----------   ---------   ----------
L. Lowry Mays..............................   375,000         23%       58.1875     2/19/06     8,883,058   20,701,304
Randy Michaels.............................    50,000          3%       69.6250      5/4/06     1,417,218    3,302,721
Mark P. Mays...............................    75,000          5%       58.1875     2/19/06     1,776,612    4,140,261
                                                1,500         --        64.0063     2/19/04        26,526       58,615
Randall T. Mays............................    75,000          5%       58.1875     2/19/06     1,776,612    4,140,261
                                                1,500         --        64.0063     2/19/04        26,526       58,615
Roger Parry................................     - 0 -         --             --          --            --           --

                                      III-6

STOCK OPTION EXERCISES AND HOLDING TABLE

     The following table set forth certain information regarding stock options exercised by the named executive officers during the year ended December 31, 1999, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 1999. Also reported are the values of "in the money" options which represent the positive spread between the exercise price of any existing stock options and the Clear Channel common stock price as of December 31, 1999.

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                           SHARES                         UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                         ACQUIRED ON                    OPTIONS AT FISCAL YEAR END      AT FISCAL YEAR-END
                          EXERCISE     VALUE REALIZED              (#)                          ($)
NAME                         (#)            ($)         EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                     -----------   --------------   --------------------------   -------------------------
L. Lowry Mays..........    500,000       29,106,250           995,000/      0         46,820,878/          0
Randy Michaels.........    392,619       24,416,781           532,135/ 50,000          32,651,365/   981,250
Mark P. Mays...........     39,576        2,574,117             7,408/213,480             566,942/11,611,877
Randall T. Mays........         --               --            22,224/213,480           1,780,279/11,611,877
Roger Parry............         --               --                 0/ 41,474                   0/ 1,585,018

                      BOARD COMPENSATION COMMITTEE REPORT

     The Clear Channel compensation committee currently consists of two outside board members, Theodore H. Strauss and John H. Williams. Mssrs. Williams and Strauss are both outside directors within the meaning of Section 162(m) of the Internal Revenue Code.

OVERALL POLICY

     The financial success of Clear Channel is linked to the ability of its executive officers and managers to direct Clear Channel's current operations and to assess the advantages of potential acquisitions and realign the operations of the acquired entities with the operating policies of Clear Channel. A major objective of Clear Channel's compensation strategy is to attract and retain top quality executives and operating managers. Another objective of Clear Channel's compensation strategy is to reward managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve Clear Channel's financial goals and to align the interests of Clear Channel's managers with the interests of Clear Channel's stockholders.

     In order to achieve the foregoing objectives, Clear Channel's compensation includes both a base salary component and incentive compensation. Incentive compensation includes both annual bonuses and stock options.

COMPENSATION

     Base salaries of executive officers are set with respect to comparable salaries paid by the broadcasting and outdoor industries in those markets in which Clear Channel operates. The salaries of all executive officers except the Chief Executive Officer are determined through mutual negotiations between the executive and the Chief Executive Officer and are based on both past performance and expected future performance. However, under certain circumstances, Clear Channel may enter into employment agreements with executive officers.

     Clear Channel entered into seven-year employment agreements with Mark P. Mays and Randall T. Mays, to serve as President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer, respectively, effective October 1, 1999. The employment agreement with Mark P. Mays provides for a minimum annual base salary of $350,000. The employment agreement with Randall T. Mays provides for a minimum annual base salary of at least $325,000. The salary amounts are subject to review by the compensation committee of the Clear Channel board and may be increased on an annual basis at the beginning of each fiscal year. The term of the employment agreements is automatically

                                      III-7
extended at the end of each day by one additional day for each day expired during the employment period, in the absence of a notice of non-extension from Mark P. Mays or Randall T. Mays, as the case may be. The employment agreements contemplate that Mark P. Mays and Randall T. Mays will be awarded bonus compensation as determined by the Performance-Based compensation committee of the Clear Channel board and annual option grants to acquire not less than 50,000 shares of Clear Channel common stock. The employment agreement provides for substantial severance and change-in-control payments and option grants in the event that Clear Channel terminates employment "without cause" or if the employee terminates for "good reason."

     The performance bonuses for 1999 for the executive officers were based upon the executives achieving certain budgeted goals, including an increase in cash flow over the prior year, other selected performance criteria or other subjective measures of performance. Budgeted goals are set for each such executive officer pursuant to an extensive annual operating plan established by Clear Channel and the Chief Executive Officer. Past and expected future performance was considered on a subjective basis in determining these budgeted goals, based on the varied circumstances impacting each operating division. Similarly, in determining option grants, the sole factor weighed was success in achieving budgeted goals as determined on a subjective basis after consideration of the varied circumstances impacting each operating division. The Chief Executive Officer reports to the compensation committee as to the compensation levels and performance goals, which he sets for Clear Channel's executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Clear Channel compensation committee established the Chief Executive Officer's performance goals and determines the amount of incentive bonus.

     Clear Channel entered into a seven-year employment agreement with L. Lowry Mays, to serve as Chairman and Chief Executive Officer effective October 1, 1999. The employment agreement provides for a minimum annual base salary of $1,000,000. The salary amount is subject to review by the Clear Channel compensation committee of the Clear Channel board and may be increased on an annual basis at the beginning of each fiscal year. The term of the employment agreement is automatically extended at the end of each day by one additional day for each day expired during the employment period, in the absence of a notice of non-extension from L. Lowry Mays. The employment agreement contemplates that L. Lowry Mays will be awarded bonus compensation as determined by the Clear Channel compensation committee of the Clear Channel board and an annual option grant to acquire not less than 100,000 shares of Clear Channel common stock. The employment agreement provides for substantial severance and change-in-control payments and option grants in the event that Clear Channel terminates L. Lowry Mays' employment "without cause" or if the L. Lowry Mays terminates for "good reason."

     At the end of 1999, the Chief Executive Officer's annual salary was $1,000,000 pursuant to his employment contract with Clear Channel. He was paid a cash bonus of $2,750,000 in February of 2000 that, while paid in 2000, rewarded the Chief Executive Officer for performance in 1999. Options were granted to the Chief Executive Officer in 1999 for the purchase of 375,000 shares of Clear Channel common stock.

     The Clear Channel compensation committee utilized information gathered from its review of compensation packages of ten comparable companies in the radio, television and outdoor advertising industry in determining the Chief Executive Officer's base salary and overall compensation package. The amount of salary paid and bonus awarded was judged to be deserving and balanced for the value received by the stockholders from the Chief Executive Officer's efforts, based on the overall increase in Clear Channel's after-tax cash flow and the increase in market value of Clear Channel's common stock from year to year.

     In evaluating the incentive bonus compensation to be awarded to Clear Channel's Chief Executive Officer, the Clear Channel compensation committee reviewed the financial performance of Clear Channel over the 1999 fiscal year. Based on the performance goals established by the Clear Channel compensation committee under the Performance-Based Compensation Plan adopted by the stockholders at the 1995
                                      III-8

Clear Channel annual stockholder meeting, the Chief Executive Officer was entitled to an incentive bonus of up to 20% of the increase in the after-tax cash flow from the 1998 fiscal year to the 1999 fiscal year. In 1999, after-tax cash flow increased from $419.7 million to $788.1 million, or 88%. The Clear Channel compensation committee determined that it was in the best interest of Clear Channel to award the Chief Executive Officer an incentive bonus of $2,750,000 for 1999 under the Performance-Based Compensation Plan.

     The Clear Channel compensation committee also noted that the market value of Clear Channel common stock outstanding at December 31, 1999 was $30.2 billion, a 110.4% increase over the market value at December 31, 1998, while the number of shares outstanding only increased by 28.5%. Total assets grew by 123.1% to $16.8 billion in 1999 mainly through acquisitions, while total stockholders' equity at December 31, 1999 to support that asset base grew to $10.1 billion, a 124.9% increase. Many factors contributed to this exceptional performance, but paramount were the financial and management skills employed by the Chief Executive Officer and the management group he put in place.

     As mentioned above, the Clear Channel compensation committee gathered competitive compensation data on ten radio, television and outdoor advertising companies. The companies were selected by the Clear Channel compensation committee as the most comparable to Clear Channel in terms of the properties operated and the markets served. The Clear Channel compensation committee determined that these ten companies provided more accurate compensation information relative to the radio, television broadcasting and outdoor advertising industry than the entire range of companies covered in the Paul Kagan Associates, Inc. Broadcast Index used in the Stock Performance Chart included in this document. Although the companies covered in this index own radio and/or television and/or outdoor advertising properties, many of these companies also own and/or operate businesses in such industries as radio and television networks, newspaper and magazine publishing, film production, financial services and manufacturing. In the opinion of the Clear Channel compensation committee, the Chief Executive Officer's 1999 compensation corresponded to the median to high end of the range paid by the ten companies surveyed.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the named executive officers to $1 million. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of outside directors (as defined for purposes of Section 162(m)).

     At the 1995 annual Clear Channel stockholder meeting, the stockholders approved the Performance-Based Compensation Plan, which meets the requirements of Section 162(m) with respect to the performance-based compensation paid to the Chief Executive Officer, as discussed above. The present intention of the Clear Channel compensation committee is to continue to comply with the requirements of
Section 162(m).

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE OF
                                          CLEAR CHANNEL COMMUNICATIONS, INC.
                                          John Williams and
                                          Theodore H. Strauss

                                      III-9

                            STOCK PERFORMANCE GRAPH

     The following chart demonstrates a five year comparison of the cumulative total returns, adjusted for stock splits and dividends, for Clear Channel, the Paul Kagan Associates, Inc. Broadcasting Average, and the S&P 500 Composite Index.

                          CLEAR CHANNEL COMMUNICATIONS
                            STOCK PERFORMANCE CHART

                        INDEXED YEARLY STOCK PRICE CLOSE
                (PRICES ADJUSTED FOR STOCK SPLITS AND DIVIDENDS)

                           [STOCK PERFORMANCE GRAPH]

                        INDEXED YEARLY STOCK PRICE CLOSE
                (PRICES ADJUSTED FOR STOCK SPLITS AND DIVIDENDS)

                                   -----------------------------------------------------------------------------
                                     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
----------------------------------------------------------------------------------------------------------------
 Clear Channel                        1,000        1,739        2,847        6,261        8,591        14,067
 Paul Kagan
 Broadcasting Index                   1,000        1,387        1,651        2,571        2,903         4,065
 S&P 500 Index                        1,000        1,376        1,692        2,256        2,901         3,511

                         COMPLIANCE WITH SECTION 16(A)
                              OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires Clear Channel's directors, executive officers and beneficial owners of more than 10% of any class of securities of Clear Channel to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Directors, executive officers and greater than 10% stockholders are required to furnish Clear Channel with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required to be filed by those persons, Clear Channel believes that, during the year ended December 31, 1999, all of its directors and executive officers were in compliance with the applicable filing requirements except that two reports covering one transaction each were filed late by Karl Eller and B.J. McCombs and one report covering one transaction was filed late by Alan D. Feld, Theodore H. Strauss and John H. Williams.

                                     III-10

                              CERTAIN TRANSACTIONS

     Clear Channel paid fees in 1999 to the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Alan Feld, a director of Clear Channel, is the sole stockholder of a professional corporation, which is a partner of such firm. Clear Channel purchased in 1999 various forms of insurance from Primera. B. J. McCombs, a director of Clear Channel, owns 75% of Primera. As part of its operations, Clear Channel leases certain office space in San Antonio, Texas from the trusts of the children of L. Lowry Mays and B. J. McCombs. This lease expired on December 31, 1997, however the office space is being rented on a month-to-month basis with current monthly rentals of $12,500. Clear Channel also contracts the printing of its quarterly and annual reports to its stockholders to Prime Time, Inc., a printing company 75% owned by L. Lowry Mays and operated by the daughter and son-in-law of Mr. L. Mays, who also own the remaining 25% interest. During 1999, Clear Channel incurred approximately $29,552 in expenses from Prime Time, Inc. Clear Channel believes all of the transactions described above are no less favorable to Clear Channel than could be obtained with nonaffiliated parties.

     Clear Channel's wholly-owned subsidiary, Clear Channel Television, Inc. ("CCTV"), adopted the 1991 CCTV Non-Qualified Stock Option Plan. At December 31, 1998, executive officers Mark P. Mays, Randall T. Mays, W.A. Ripperton Riordan and Herbert W. Hill Jr. held 4,000, 1,000, 2,500 and 2,000 options respectively under the CCTV Non-Qualified Stock Option Plan. The exercise price of such options was $1.00 per share. On January 31, 1999, upon obtaining an appraisal of the value of the options from an outside consulting firm, Clear Channel repurchased all of the outstanding options at a price of $744.31 per option.

     In May 1977, Clear Channel and its stockholders, including L. Lowry Mays and B.J. McCombs, entered into a Buy-Sell Agreement restricting the disposition of the outstanding shares of Clear Channel common stock owned by L. Lowry Mays and B.J. McCombs and their heirs, legal representatives, successors and assigns. The Buy-Sell Agreement provides that in the event that a restricted party desires to dispose of his shares, other than by disposition by will or intestacy or through gifts to such restricted party's spouse or children, such shares must by offered for a period of 30 days to Clear Channel. Any shares not purchased by Clear Channel must then be offered for a period of 30 days to the other restricted parties. If all of the offered shares are not purchased by Clear Channel or the other restricted parties, the restricted party offering his or her shares may sell them to a third party during a period of 90 days thereafter at a price and on terms not more favorable than those offered to Clear Channel and the other restricted parties. In addition, a restricted party may not individually, or in concert with others, sell any shares so as to deliver voting control to a third party without providing in any such sale that all restricted parties will be offered the same price and terms for their shares.

     In connection with the AMFM merger, several significant Clear Channel and AMFM stockholders entered in a shareholders agreement with Clear Channel that imposes standstill and transfer restrictions on the stockholders and obligates those AMFM stockholders to take various actions regarding regulatory approvals for the AMFM merger. The shareholders agreement is attached to this document as Annex B, and a summary of material terms of the shareholders agreement is set forth in Chapter One under "The Merger -- Shareholders Agreement".

               PROPOSAL 2: APPROVAL OF THE ANNUAL INCENTIVE PLAN

     The Clear Channel board has approved and recommends that the Clear Channel stockholders approve the adoption of the Annual Incentive Plan which is intended to comply with Section 162(m) of the Internal Revenue Code. A brief description of the Annual Incentive Plan is set forth below to facilitate an informed decision by the Clear Channel stockholders entitled to vote on its approval. However, the summary description is qualified in its entirety by the full text of the Annual Incentive Plan, a copy of which is attached hereto as Annex F.

     The Annual Incentive Plan, if approved by stockholders, will provide for the payment of bonuses to each executive officer of Clear Channel and its subsidiaries, and other key executives who are selected to

                                     III-11
participate in the Annual Incentive Plan by the compensation committee of the Clear Channel board. The bonuses will be performance awards based on the satisfaction of performance objectives as described below.

     On February 23, 2000, the Clear Channel board approved the Annual Incentive Plan. The Annual Incentive Plan permits the compensation committee to grant performance awards based upon pre-established performance goals to executives of Clear Channel and its subsidiaries selected by the compensation committee, whether or not such executives, at the time of grant, are subject to the limit on deductible compensation under Section 162(m) of the Internal Revenue Code (the "Performance Goal-Based Incentive Compensation").

     In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, the Annual Incentive Plan, including the performance goals set forth in the Annual Incentive Plan must be approved by the stockholders. If the Annual Incentive Plan is not approved by Clear Channel's stockholders, no performance awards granted under the Annual Incentive Plan will be paid whether or not the performance goals are achieved.

     Stockholder approval of the Annual Incentive Plan is recommended by the Clear Channel board in order to continue to provide an incentive to executive officers and other selected key executives of Clear Channel and its subsidiaries to contribute to the growth, profitability and increased stockholder value of Clear Channel, to retain such executives, and to endeavor to maintain the tax-deductible status of such incentive payments to Clear Channel's Chief Executive Officer and four most highly-paid executive officers at year end who are named in Clear Channel's proxy statement for the year in which such amounts are claimed as a deduction by Clear Channel. The affirmative vote of a majority of the Clear Channel common stock outstanding and present or represented and entitled to vote at the Clear Channel stockholder meeting is required to approve the proposal set forth herein. The proxy holders will vote for the proposal to approve the Annual Incentive Plan.

     The Annual Incentive Plan will be administered by the Clear Channel compensation committee. The Clear Channel compensation committee will select plan participants from among executive officers and other key executives of Clear Channel and its subsidiaries. The number of participants in the Annual Incentive Plan is not determinable from year-to-year. The Annual Incentive Plan provides for the grant of Performance Goal-Based Incentive Compensation ("Performance Awards"). Thus, under the Annual Incentive Plan, the compensation committee, in its sole discretion, may grant Performance Awards to eligible employees.

     Under the Annual Incentive Plan, the compensation committee has the authority to grant Performance Awards which provide participants with the right to such an award based upon the achievement of one or more levels of performance required to be attained with respect to a performance goal, as defined below (a "Performance Goal"), set by the compensation committee during a Performance Period (the "Performance Objective"). The Annual Incentive Plan contemplates that the following Performance Goals may be selected by the compensation committee and shall mean or may be expressed in terms of any of the following business criteria: revenue growth, earnings before interest, taxes depreciation and amortization ("EBITDA"), EBITDA growth, funds from operations, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, net earnings, earnings per share and per share growth, return on equity, return on assets, share price performance on an absolute basis and relative to an index, improvements in Clear Channel's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the Annual Incentive Plan, a Performance Period shall mean the calendar year, or such other shorter or longer period designated by the compensation committee, during which performance will be measured in order to determine a participant's entitlement to receive payment of a Performance Award.

                                     III-12

     The Annual Incentive Plan contemplates that the compensation committee will establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as a Performance Goal hereunder, one or more levels of performance with respect to each such criteria and the amount or amounts payable or other rights that the participant will be entitled upon achievement of such levels of performance. The Performance Objective applicable to a Performance Period must be established by the compensation committee prior to, or reasonably promptly following the inception of, a Performance Period, but no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, as required by Section 162(m) of the Internal Revenue Code.

     Upon certification of the achievement of Performance Objectives by the compensation committee which entitle a participant to the payment of a Performance Award, unless such participant has elected to defer payment upon approval by the compensation committee, the award shall be settled in cash or other property. A participant will not be granted Performance Award for any Performance Periods commencing in a calendar year that permit the participant in the aggregate to earn a cash payment or payment in other property, in excess of $10 million.

     The compensation committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the Performance Award of any participant, for any reason, including changes in the participant's position or duties with Clear Channel or any subsidiary during a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. To the extent necessary to preserve the intended economic effects of the Annual Incentive Plan to Clear Channel and its subsidiaries and the participants, the compensation committee is also authorized during or after a Performance Period to adjust the Performance Objectives and/or, the Performance Awards to take into account a change in corporate capitalization, a corporate transaction, any partial or complete liquidation of Clear Channel or any subsidiary or a change in accounting rules (with respect to Performance Awards, a change in accounting rules will not be taken into account for purposes of this adjustment unless the compensation committee determines otherwise no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the date prior to the date on which 25% of the Performance Period has elapsed); provided that, no such adjustment may cause any Performance Awards to fail to qualify as "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code.

     Under the Annual Incentive Plan, each participant (upon advance approval of the compensation committee) will have the right to defer receipt of part or all of any payment due with respect to a Performance Award, subject to the terms, conditions and administrative guidelines as the compensation committee shall determine from time to time.

     In the event a participant terminates his or her employment for any reason during a Performance Period, he or she (or his or her beneficiary, in the case of death) will generally not be entitled to receive a Performance Award for such Performance Period unless the compensation committee, in its sole and absolute discretion, elects to pay a Performance Award to such participant. In the event of the death of a participant, any payments due to such participant will continue to be paid to his or her beneficiary or, failing such designation, to his or her estate.

     The Clear Channel board, or a committee designated by the Clear Channel board, may, at any time, terminate or, from time to time, amend, modify or suspend the Annual Incentive Plan and the terms and provisions of any Performance Award theretofore awarded to any participant which has not been settled (either by payment or deferral). No Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

     The Annual Incentive Plan will constitute an "unfunded" plan for incentive and deferred compensation. Under the terms of the plan, a participant has only rights which are no greater than those of a general creditor of Clear Channel. The Annual Incentive Plan permits the compensation committee to

                                     III-13
authorize the creation of trusts and deposit therein cash, stock or other property or make other arrangements, to meet Clear Channel's obligations under the Annual Incentive Plan.

     The Annual Incentive Plan became effective on January 1, 2000, subject to the approval of the stockholders at the Clear Channel stockholders meeting.

     The affirmative vote of holders of a majority of all the shares of Clear Channel common stock present in person or by proxy at the Clear Channel stockholder meeting is required in order to adopt the Annual Incentive Plan. Unless indicated to the contrary, the enclosed proxy will be voted for the Annual Incentive Plan.

     THE BOARD RECOMMENDS THAT THE CLEAR CHANNEL STOCKHOLDERS VOTE "FOR" THE ANNUAL INCENTIVE PLAN.

     The amounts payable under the Annual Incentive Plan for 2000 which may be received by each of (a) the executive officers of Clear Channel named in the Summary Compensation Table above; (b) the executive officers of Clear Channel as a group; (c) the directors of Clear Channel who are not executive officers as a group; and (d) Clear Channel employees who are not executive officers as a group is not currently determinable.

       PROPOSAL 3: AMENDMENT TO CLEAR CHANNEL'S ARTICLES OF INCORPORATION

     The current authorized capital stock of Clear Channel consists of 2,000,000 shares of Class A preferred stock, $1.00 par value, and 8,000,000 shares of Class B preferred stock, $1.00 par value (the Class A preferred stock, together with the Class B preferred stock, referred to as the "Clear Channel preferred stock"), and 900,000,000 shares of Clear Channel common stock, $.10 par value, of which no shares of Clear Channel preferred stock and 338,807,730 shares of Clear Channel common stock were issued and outstanding at March 1, 2000. On February 23, 2000, the Clear Channel board adopted a proposed amendment to
Article IV of Clear Channel's Restated Articles of Incorporation (the "Articles of Incorporation") increasing the authorized number of shares of Clear Channel common stock from 900,000,000 shares to 1,500,000,000 shares for submission to the stockholders. In addition to the 338,807,730 shares of Clear Channel common stock outstanding on March 1, 2000, approximately 10,331,000 shares are reserved for issuance upon exercise of currently outstanding options to purchase Clear Channel common stock, 9,281,680, 9,453,582, 5,548,401, and 6,959,185 shares are reserved for issuance upon conversion of Clear Channel's 2 5/8% Senior Convertible Notes, 1 1/2% Senior Convertible Notes, Common Stock Warrants, and Liquid Yield Option Notes, respectively and approximately 243,600,000 are reserved for issuance upon consummation of pending mergers leaving approximately 276,018,422 shares available for issuance.

     The Clear Channel board is authorized to issue shares of Clear Channel preferred stock, in one or more series, and to fix the rights, preferences, privileges and qualifications thereof without any vote or action by the Clear Channel stockholders, provided that shares of Class B preferred stock may not be entitled to more than one vote per share when voting as a class with the holders of shares of Clear Channel Common Stock. The issuance of Clear Channel preferred stock could decrease the amount of earnings and assets available for distribution to holders of Clear Channel common stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of Clear Channel. However, the Clear Channel board and management of Clear Channel represent that they will not issue, without prior stockholder approval, shares of Class B preferred stock (i) for any defensive or anti-takeover purpose, (ii) to implement any stockholders' rights plan, or (iii) with features intended to make any attempted acquisition of Clear Channel more difficult or costly. Furthermore, no Class B preferred stock will be issued to any individual or group for the purpose of creating a block of voting power to support management on a controversial issue. No shares of Clear Channel preferred stock have ever been issued.

     Holders of Clear Channel common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of Clear Channel and ratably to receive dividends, if any, as may be declared from time to time by the Clear Channel board from funds legally available therefor, subject to the
                                     III-14
payment of any outstanding preferential dividends declared with respect to any Clear Channel preferred stock that from time to time may be outstanding. Upon liquidation, dissolution or winding up of Clear Channel, holders of Clear Channel common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of Clear Channel, subject to the rights to receive preferential distributions of the holders of any Clear Channel preferred stock then outstanding.

     If the proposed amendment is approved, all or any part of the authorized but unissued shares of Clear Channel common stock may thereafter be issued without further approval from the stockholders, except as may be required by law or the policies of any stock exchange on which the shares of stock of Clear Channel may be listed, for such purposes and on such terms as the Clear Channel board may determine. Holders of the capital stock of Clear Channel do not have any preemptive rights to subscribe for the purchase of any shares of Clear Channel common stock, which means that current stockholders do not have a prior right to purchase any new issue of Clear Channel common stock in order to maintain their proportionate ownership.

     The proposed amendment will not affect the rights of existing holders of Clear Channel common stock except to the extent that future issuances of Clear Channel common stock will reduce each existing stockholders' proportionate ownership.

     If the proposed amendment is adopted, Section 1 of Article IV of the Articles of Incorporation would be amended to read as follows:

     "Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 1,510,000,000 shares, consisting of three classes of capital stock:

          (a) 1,500,000,000 shares of Common Stock ("Common Stock"), par value of $.10 each;

          (b) 2,000,000 shares of Class A Preferred Stock ("Class A Preferred Stock"), par value $1.00 each; and

          (c) 8,000,000 shares of Class B Preferred Stock ("Class B Preferred Stock"), par value $1.00 each."

     The proposed amendment to Article IV will not change any other aspect of
Article IV.

     The Clear Channel board has determined that it would be appropriate for Clear Channel to increase the number of its authorized shares of Clear Channel common stock in order to have additional shares available for possible future acquisition or financing transactions, stock splits, stock dividends and other issuances, or to satisfy requirements for additional reservations of shares by reason of future transactions which might require increased reservations. Clear Channel plans to issue or reserve for issuance approximately 202.8 million shares of Clear Channel common stock upon the consummation of the AMFM merger. See Chapter One for a detailed description of the AMFM merger. Clear Channel also plans to issue or reserve for issuance approximately 40.9 million shares of Clear Channel common stock upon the consummation of the merger with SFX Entertainment. See "Business of Clear Channel -- Material Pending Acquisitions" and "Risk Factors -- Acquisition of SFX Entertainment, Inc." in Chapter One. There can be no assurance that either of these mergers will ultimately be consummated. Clear Channel currently has enough shares of Clear Channel common stock authorized for issuance to consummate all mergers and other issuances of Clear Channel common stock that have been previously reserved for issuance without amending its Articles of Incorporation. Furthermore, the additional authorized shares will allow Clear Channel to declare a two-for-one stock split, providing the conditions are appropriate for such a declaration. Clear Channel currently has no plans to issue any of the additional shares of Clear Channel common stock. The issuance of additional shares of Clear Channel common stock could decrease the amount of earnings and assets available for distribution to Clear Channel's existing stockholders, and may have the effect of delaying, deferring or preventing a change in control of Clear Channel.

                                     III-15

     In January, May, and June 1999 Clear Channel issued 1,725,000, 4,997,457 and 1,325,300 shares, respectively, in connection with public offerings. Clear Channel's ability to have additional shares of Clear Channel common stock available for issuance in possible future acquisitions and financings is an essential part of Clear Channel's acquisition strategy. Clear Channel has effected five-for-four stock splits in February 1992, February 1993, and February 1994, and two-for-one stock splits in November 1995, December 1996 and July 1998.

     The affirmative vote of holders of at least two-thirds of the outstanding shares of Clear Channel common stock entitled to vote at the Clear Channel stockholder meeting is required in order to adopt the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed amendment. Votes "withheld" or abstaining from voting will have the same effect as a negative vote or a vote "against" the proposed amendment. IF YOU DO NOT ATTEND THE MEETING IN PERSON OR RETURN YOUR PROPERLY COMPLETED AND SIGNED PROXY CARD, YOU WILL EFFECTIVELY BE VOTING AGAINST THE AMENDMENT.

     THE CLEAR CHANNEL BOARD RECOMMENDS THAT THE CLEAR CHANNEL STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.

                            PROPOSAL 4: SELECTION OF
                              INDEPENDENT AUDITORS

     Clear Channel's financial statements for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors. Representatives of Ernst & Young LLP are expected to be present at the Clear Channel stockholder meeting to respond to appropriate questions and will have an opportunity to make an appropriate statement if they so desire.

     The Clear Channel board has appointed Ernst & Young LLP as independent auditors to audit the financial statements of Clear Channel for the year ending December 31, 2000. Unless otherwise directed, the persons named in the accompanying proxy will vote in favor of the ratification of the appointment of Ernst & Young LLP.

     THE CLEAR CHANNEL BOARD RECOMMENDS THAT THE CLEAR CHANNEL STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                      CLEAR CHANNEL STOCKHOLDER PROPOSALS

     A proper proposal submitted by a Clear Channel stockholder for consideration at Clear Channel's 2000 annual stockholder meeting and received at Clear Channel's executive offices no later than November 15, 2000 will be included in Clear Channel's proxy statement and form of proxy relating to such annual stockholder meeting. If the proposal is adopted, it will be included in the information statements distributed to Clear Channel stockholders.

                                    GENERAL

     Neither Clear Channel management nor the Clear Channel board knows of any matter to be acted upon at the Clear Channel stockholder meeting other than the matters described above. If any other matter properly comes before the Clear Channel stockholder meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

     Clear Channel and AMFM will jointly bear the cost of soliciting proxies for votes on the merger proposals. See "Information About the Meetings and Voting -- Solicitation of Proxies" in Chapter Two. The same proxy solicitor will solicit proxies for the Clear Channel annual meeting proposals not related to the AMFM merger for no additional fee. Following the original mailing of the proxy soliciting material, regular employees of Clear Channel may solicit proxies by mail, telephone, telegraph and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers,

                                     III-16
custodians, nominees and other like parties, and Clear Channel expects to reimburse such parties for their charges and expenses connected therewith.

     A copy of Clear Channel's Annual Report on Form 10-K filed with the Securities and Exchange Commission has been mailed to all stockholders along with this document. Additional copies will be available without charge to stockholders upon written request to Clear Channel Communications, P.O. Box 659512, San Antonio, Texas 78265-9512.

                                     III-17

                                  CHAPTER FOUR
                    ADDITIONAL INFORMATION FOR STOCKHOLDERS

                                    EXPERTS

     The consolidated financial statements of Clear Channel at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, and the financial statement schedule appearing in Clear Channel's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference which are based in part on the reports of KPMG LLP, independent auditors, as to each of the three years in the period ended December 31, 1999. Such consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Jacor Communications, Inc. and its subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated into this document by reference to Clear Channel's Current Report on Form 8-K dated December 9, 1998, as amended by Form 8-K/A filed on February 23, 1999 and Form 8-K/A dated April 12, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Jacor Communications, Inc. and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated into this document by reference to Clear Channel's Current Report on Form 8-K dated December 9, 1998, as amended by Form 8-K/A filed on February 23, 1999 and Form 8-K/A dated April 12, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     The financial statements incorporated in this document by reference to the Annual Report on Form 10-K of AMFM Inc. (formerly Chancellor Media Corporation) and Subsidiaries for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements incorporated in this document by reference to the audited historical combined statement of assets acquired as of April 3, 1998 and the related combined statements of revenues and direct operating expenses of KBIG-FM, KLDE-FM and WBIX-FM (formerly WNSR-FM) for each of the three years in the period ended December 31, 1997, included in the AMFM Inc. (formerly Chancellor Media Corporation) Form S-4, dated June 8, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements incorporated in this document by reference to the audited historical statement of assets acquired as of May 29, 1998 and the related statements of revenues and direct operating expenses of KODA-FM for each of the two years in the period ended December 31, 1997 included in the AMFM Inc. (formerly Chancellor Media Corporation) Form S-4, dated June 8, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc. incorporated by reference into this document have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated by reference, and are incorporated herein in reliance upon such report given the authority of said firm as experts in auditing and accounting.

     The financial statements incorporated in this document by reference to the Annual Report on Form 10-K of Capstar Broadcasting Corporation and Subsidiaries for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements incorporated in this document by reference to the Annual Report on Form 10-K of Capstar Communications Inc. (formerly SFX Broadcasting Inc.) and Subsidiaries for the year December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Capstar Communications, Inc. and Subsidiaries (formerly known as SFX Broadcasting, Inc. and Subsidiaries) at December 31, 1997 and for the years ended December 31, 1997 and 1996, and the financial statement schedule appearing in Capstar Communications' Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein. Such consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports, given upon their authority as experts in accounting and auditing.

     The financial statements of Martin Media as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated into this document by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated into this document by reference in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Martin & MacFarlane, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 and the six month period ended December 31, 1995, incorporated into this document by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated into this document by reference in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of The Broadcast Group, Inc. as of December 31, 1998 and 1997 and for the years then ended incorporated into this document by reference have been incorporated into this document in reliance on the report of Kleiman, Carney & Greenbaum, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Akin, Gump, Strauss, Hauer & Feld, L.L.P. will pass upon certain legal matters relating to the validity of the shares of Clear Channel common stock to be issued in the merger. In addition, Vinson & Elkins L.L.P. and Akin, Gump, Strauss, Hauer & Feld, L.L.P. will issue tax opinions to AMFM and Clear Channel, respectively, in connection with the merger agreement. Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of Clear Channel and as of March 10, 2000, owned approximately 138,500 shares of Clear Channel common stock (including presently exercisable options to acquire approximately 122,500 shares). Vernon E. Jordan, Jr. is of counsel to Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of AMFM and as of March 10, 2000, owned approximately 33,333 shares of AMFM common stock, comprised entirely of presently exercisable options.

                      WHERE YOU CAN FIND MORE INFORMATION

     Clear Channel and AMFM file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Clear Channel or AMFM files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     Clear Channel filed a registration statement on Form S-4 to register with the SEC the Clear Channel common stock which Clear Channel will issue to the AMFM stockholders in the merger. This document is part of that registration statement and constitutes a prospectus of Clear Channel in addition to being a proxy statement for Clear Channel's special meeting of stockholders. AMFM is also using this document as a proxy statement for its special meeting of stockholders. As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Clear Channel and AMFM to incorporate by reference information into this document, which means that Clear Channel and AMFM can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

     This document incorporates by reference the following Clear Channel and AMFM SEC Filings:

     Clear Channel SEC Filings:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. Current Report on Form 8-K filed February 29, 2000.

     3. Current Report on Form 8-K filed May 7, 1999.

     4. Current Report on Form 8-K filed December 10, 1998, as amended by Form 8-K/A filed February 23, 1999 and Form 8-K/A filed April 12, 1999.

     AMFM SEC Filings:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     2. Current Report on Form 8-K filed on January 4, 2000;

     3. Current Report on Form 8-K filed on January 11, 2000;

     4. Current Report on Form 8-K, filed on February 17, 2000, as amended by Current Report on Form 8-K filed on February 18, 2000;

     5. Current Report on Form 8-K, filed on July 15, 1999, as amended by Current Report on Form 8-K, filed on August 3, 1999, and as further amended by Current Report on Form 8-K, filed on March 10, 2000; and

     6. Financial Statements included on the pages noted below of the Registration Statement on Form S-4, filed on June 8, 1999, as amended (Registration Number 333-80173):

      - Financial statements for Outdoor Advertising division of Whiteco Industries, Inc. as of December 31, 1996 and 1997 and September 30, 1998 and for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998 appearing on pages F-75 through F-81;

      - Financial statements for Martin Media as of December 31, 1996 and 1997 and for each of the years ended December 31, 1995, 1996 and 1997 and for the six months ended June 30, 1997 and 1998 appearing on pages F-141 through F-157;

      - Financial statements for Martin & MacFarlane, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997 and six months in the period ended December 31, 1995 and for the six months ended June 30, 1997 and 1998 appearing on pages F-158 through F-172 and pages F-185 through F-187;

      - The combined statement of assets acquired as of April 3, 1998 and the related combined statements of revenues and direct operating expenses of KBIG-FM, KLDE-FM and WBIX-FM

        (formerly WNSR-FM) for each of the three years ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 appearing on pages F-237 through F-241;

      - The combined statement of assets acquired as of May 29, 1998 and the related combined statements of revenues and direct operating expenses of KODA-FM for each of the two years ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 appearing on pages F-242 through F-246; and

      - Financial statements for The Broadcast Group, Inc. as of December 31, 1998 and 1997 and for the years then ended appearing on pages F-247 through F-253.

     Capstar Broadcasting Corporation SEC Filings:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     Capstar Communications, Inc. SEC Filings:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

     2. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

     Clear Channel and AMFM are also incorporating by reference additional documents that they file with the SEC between the date of this document and the date of their respective stockholder meetings.

     Documents listed above are available from the appropriate company, excluding all exhibits unless the exhibits have specifically been incorporated by reference into this document. Stockholders may obtain documents listed above from Clear Channel or AMFM without charge upon written or oral request to the following:

      Clear Channel Communications, Inc.                     Investor Relations
         200 Concord Plaza, Suite 600                            AMFM Inc.
           San Antonio, Texas 78216               1845 Woodall Rodgers Freeway, Suite 1300
      Attn: Office of Investor Relations                    Dallas, Texas 75201
         Phone Number: (210) 822-2828                   Phone Number: (214) 922-8700
          Fax Number: (210) 822-2299                     Fax Number: (214) 979-6699

     If you would like to request documents from Clear Channel or AMFM, please do so by April 14, 2000, so that you may receive them before the stockholder meetings. If you request any incorporated documents, we will mail them to you by first class mail or other equally prompt means as soon as practicable after we receive your request. You should rely only on the information contained in this document to vote on the proposals submitted by the Clear Channel and AMFM boards. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than as of the date of this document, and neither the mailing of this document to stockholders of Clear Channel and AMFM nor the issuance of Clear Channel common stock in the merger shall create any implication to the contrary.
                             ---------------------

     YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED PREPAID ENVELOPE. PROMPT RETURN OF YOUR PROXY MAY SAVE AMFM AND CLEAR CHANNEL ADDITIONAL SOLICITATION EXPENSE.

     WE ENCOURAGE ALL STOCKHOLDERS OF AMFM TO ATTEND THE AMFM SPECIAL STOCKHOLDER MEETING ON APRIL 26, 2000.

     WE ENCOURAGE ALL STOCKHOLDERS OF CLEAR CHANNEL TO ATTEND THE CLEAR CHANNEL ANNUAL STOCKHOLDER MEETING ON APRIL 27, 2000.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated financial statements give effect to the merger. For accounting purposes, Clear Channel has accounted for the merger as a purchase of AMFM; accordingly, the net assets of AMFM have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed consolidated balance sheet at December 31, 1999 gives effect to the merger as if it occurred on December 31, 1999. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 give effect to the merger as if it had occurred on January 1, 1999.

     The unaudited pro forma combined condensed consolidated balance sheet was prepared based upon the historical balance sheet of Clear Channel and the historical balance sheet of AMFM, adjusted for certain financing transactions, as if such transactions had occurred on December 31, 1999. The unaudited pro forma combined condensed consolidated statement of operations for year ended December 31, 1999 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the merger with Jacor Communications, Inc. as if such merger had occurred on January 1, 1999 ("Clear Channel Pro Forma"), and the historical statement of operations of AMFM, adjusted to reflect the merger with Capstar Broadcasting Corporation, the acquisition of KKFR-FM and KFYI-AM from The Broadcast Group, Inc., the disposition of WMVP-AM to ABC, Inc., the disposition of AMFM's outdoor advertising business to Lamar Advertising Company and certain financing transactions as if such transactions had occurred on January 1, 1999 ("AMFM Pro Forma"). Additionally, both the Clear Channel pro forma financial statements and the AMFM pro forma financial statements have been adjusted for the expected divestitures of 112 radio stations in markets where the combined AMFM and Clear Channel radio stations exceed the number necessary to obtain regulatory approvals for the merger. These divestitures have been recorded based upon managements' best estimates as to the expected cash sales proceeds for the stations involved. Certain amounts in the AMFM pro forma financial statements have been reclassified to conform to Clear Channel's presentation.

     The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical financial statements of AMFM and Clear Channel.

     The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger and the above described acquisitions, dispositions, financing and merger transactions of Clear Channel and AMFM occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                             CLEAR CHANNEL AND AMFM

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                              AT DECEMBER 31, 1999

                                     ASSETS

                                                                                                                    CLEAR CHANNEL
                                                                                                     PRO FORMA        AND AMFM
                                 CLEAR CHANNEL    CLEAR CHANNEL       AMFM            AMFM             MERGER         PRO FORMA
                                  HISTORICAL     DIVESTITURES(1)    PRO FORMA    DIVESTITURES(2)   ADJUSTMENTS(3)      MERGER
                                 -------------   ---------------   -----------   ---------------   --------------   -------------
Current Assets:
  Cash and cash equivalents.....  $    76,724       $      --      $    59,277     $        --      $        --      $   136,001
  Accounts receivable, net......      724,900              --          531,818              --               --        1,256,718
  Other current assets..........      123,485              --           92,324              --               --          215,809
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Current Assets....      925,109              --          683,419              --               --        1,608,528
Property, plant & equipment,
  net...........................    2,478,124         (23,204)         471,508         (64,842)              --        2,861,586
Intangible assets:
  Contract valuations...........      817,227              --               --              --               --          817,227
  Licenses and goodwill.........   11,809,882        (429,524)      11,024,651      (1,886,049)      13,827,289       34,346,249
  Other intangible assets.......       80,102          (1,493)         538,647         (40,313)              --          576,943
                                  -----------       ---------      -----------     -----------      -----------      -----------
                                   12,707,211        (431,017)      11,563,298      (1,926,362)      13,827,289       35,740,419
Less accumulated amortization...     (758,889)         27,443       (1,217,293)        196,708        1,020,585         (731,446)
                                  -----------       ---------      -----------     -----------      -----------      -----------
                                   11,948,322        (403,574)      10,346,005      (1,729,654)      14,847,874       35,008,973
Other assets:
  Restricted cash...............        4,349              --               --              --               --            4,349
  Notes receivable..............       53,675              --               --              --               --           53,675
  Equity investments in and
    advances to, nonconsolidated
    affiliates..................      380,918              --        1,103,442              --           44,258        1,528,618
  Other assets..................      251,604              --          261,434              --               --          513,038
  Other investments.............      779,411              --               --              --               --          779,411
                                  -----------       ---------      -----------     -----------      -----------      -----------
        TOTAL ASSETS............  $16,821,512       $(426,778)     $12,865,808     $(1,794,496)     $14,892,132      $42,358,178
                                  ===========       =========      ===========     ===========      ===========      ===========

                                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable, accrued
    expenses and other current
    liabilities.................  $   655,154       $      --      $   293,155     $        --      $        --      $   948,309
  Current portion of long-term
    debt........................       30,361              --               --              --               --           30,361
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Current
          Liabilities...........      685,515              --          293,155              --               --          978,670
Long-term debt..................    4,093,543        (866,112)       6,040,838      (2,280,209)         100,000        7,088,060
Liquid yield options notes......      490,809              --               --              --               --          490,809
Deferred income taxes...........    1,289,783         (34,229)       1,696,454        (295,237)       3,311,432        5,968,203
Other long-term liabilities.....      149,032              --           60,154              --               --          209,186
Minority interest...............       28,793              --            3,694              --               --           32,487
Shareholders' Equity:
  Common stock..................       33,861              --            2,163              --           18,163           54,187
  Additional paid-in capital....    9,216,957              --        5,246,444              --       11,766,393       26,229,794
  Common stock warrants.........      252,862              --               --              --               --          252,862
  Retained earnings.............      296,132         473,563         (477,094)        780,950         (303,856)         769,695
  Other comprehensive income....      282,745              --               --              --               --          282,745
  Other.........................        2,304              --               --              --               --            2,304
  Cost of shares held in
    treasury....................         (824)             --               --              --               --             (824)
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Shareholders'
          Equity................   10,084,037         473,563        4,771,513         780,950       11,480,700       27,590,763
                                  -----------       ---------      -----------     -----------      -----------      -----------
        TOTAL LIABILITIES AND
          SHAREHOLDERS'
          EQUITY................  $16,821,512       $(426,778)     $12,865,808     $(1,794,496)     $14,892,132      $42,358,178
                                  ===========       =========      ===========     ===========      ===========      ===========

                             CLEAR CHANNEL AND AMFM

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999

                                                                                                                  CLEAR CHANNEL
                                                                                                   PRO FORMA        AND AMFM
                                CLEAR CHANNEL    CLEAR CHANNEL       AMFM           AMFM             MERGER         PRO FORMA
                                  PRO FORMA     DIVESTITURES(4)   PRO FORMA    DIVESTITURES(5)   ADJUSTMENTS(6)      MERGER
                                -------------   ---------------   ----------   ---------------   --------------   -------------
Net revenue...................   $2,949,807        $(120,840)     $2,136,449      $(320,455)       $ (19,547)      $4,625,414
Operating expenses............    1,824,192          (57,857)     1,166,792        (179,245)         (13,156)       2,740,726
Depreciation and
  amortization................      817,060          (17,987)       839,493        (133,137)         262,982        1,768,411
Noncash compensation
  expense.....................           --               --         26,727              --               --           26,727
Merger and nonrecurring
  costs.......................           --               --         83,453              --           (5,475)          77,978
Corporate expenses............       77,519               --         64,750              --               --          142,269
                                 ----------        ---------      ----------      ---------        ---------       ----------
Operating income (loss).......      231,036          (44,996)       (44,766)         (8,073)        (263,898)        (130,697)
Interest expense..............      232,979          (47,723)       490,242        (165,315)           5,510          515,693
Gain on disposition of
  assets......................        1,734               --         12,289              --               --           14,023
Gain on disposition of
  representation contracts....           --               --         18,173              --               --           18,173
Other income..................       20,046               --          1,250              --               --           21,296
                                 ----------        ---------      ----------      ---------        ---------       ----------
Income (loss) before income
  taxes, equity in earnings
  (loss) of nonconsolidated
  affiliates and extraordinary
  item........................       19,837            2,727       (503,296)        157,242         (269,408)        (592,898)
Income tax (expense)
  benefit.....................      (85,393)            (178)       128,064         (23,110)          81,373          100,756
                                 ----------        ---------      ----------      ---------        ---------       ----------
Income before equity in
  earnings (loss) of
  nonconsolidated affiliates
  and extraordinary
  item........................      (65,556)           2,549       (375,232)        134,132         (188,035)        (492,142)
Equity in earnings (loss) of
  nonconsolidated
  affiliates..................       16,077               --        (87,694)             --           19,228          (52,389)
                                 ----------        ---------      ----------      ---------        ---------       ----------
Net income (loss) before
  extraordinary item..........   $  (49,479)       $   2,549      $(462,926)      $ 134,132        $(168,807)      $ (544,531)
                                 ==========        =========      ==========      =========        =========       ==========
Net income (loss) before
  extraordinary item per
  common share:
  Basic.......................   $    (0.15)                                                                       $    (1.00)
                                 ==========                                                                        ==========
  Diluted.....................   $    (0.15)                                                                       $    (1.00)
                                 ==========                                                                        ==========

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

     Clear Channel and AMFM unaudited pro forma combined condensed consolidated financial statements reflect the merger, accounted for as a purchase, as follows:

AMFM common shares outstanding 12/31/99.....................   210,158,922
AMFM pro forma preferred stock conversion...................     6,078,995
                                                              ------------
AMFM pro forma common stock outstanding.....................   216,237,917
Share conversion number.....................................          0.94
                                                              ------------
Clear Channel's common stock to be issued in the merger.....   203,263,642
Estimated value per share (based on the average price
  between September 29, 1999 and October 6, 1999)...........  $    77.3229
                                                              ------------
                                                              $ 15,716,934
Estimated value of common stock options and other equity....     1,316,229
Estimated transaction costs.................................       100,000
                                                              ------------
          Total estimated purchase price....................  $ 17,133,163
                                                              ============

     For purposes of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $17,133,163
Plus -- deferred tax liability..............................    3,311,432
Less -- estimated fair value adjustment to investment in and
  advances to nonconsolidated affiliates....................       44,258
Less -- AMFM net assets at December 31, 1999................    5,552,463
Plus -- elimination of AMFM's existing net licenses and
  goodwill..................................................    8,118,017
                                                              -----------
Estimated purchase price allocated to licenses and
  goodwill..................................................  $22,965,891
                                                              ===========

     The estimated purchase price allocated to licenses and goodwill of $22,965,891 will be amortized over a 25 year period using the straight-line method, which will result in annual licenses and goodwill amortization of $918,636.

     The above pro forma information does not include adjustments related to the potential antitrust issues raised by the DOJ concerning the approximate 30% equity (11% voting) interest in Lamar currently owned by AMFM. Clear Channel or AMFM could be required to divest some or all of the investment in Lamar or agree to various operating or other restrictions. The total income effect of the Lamar investment included in pro forma balances is a loss of $61,379. If divestiture of all of the Lamar investment is required, pro forma net loss before extraordinary items would be $483,152. Additionally, should Clear Channel or AMFM be required to divest some or all of the Lamar investment, proceeds from the divestiture would be used to reduce debt, which would reduce pro forma interest expense. See Footnote 10 on page P-14 for more information regarding this investment.

     The unaudited pro forma combined condensed consolidated balance sheet adjustments do not include an adjustment of AMFM long-term debt outstanding to fair value as the carrying value of the long-term debt approximates fair value.

     Clear Channel will be required to refinance certain outstanding AMFM long-term debt.

     The unaudited pro forma combined condensed consolidated balance sheet is based on the assumption that AMFM's debt holders will not tender their debt securities based on a change of control of AMFM, although Clear Channel must offer to tender all of AMFM's senior notes and notes at prices ranging from

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

100% to 101% of the principal amount of the notes. It is expected that the debt holders will not accept Clear Channel's tender offer, as the fair value of this debt is expected to be greater than the required offer at the time of the offer.

     The total number of actual divested stations is still subject to regulatory approval. Based on the current status of regulatory approvals, the final total of stations to be divested is expected to be between 110 and 115 stations. The pro forma adjustments at December 31, 1999 relating to the sale of radio stations Clear Channel and AMFM anticipate divesting, assuming a total of 112 radio stations in the aggregate will be divested, are as follows:

     (1) Clear Channel Divestitures

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(a)  Decrease in property, plant and equipment, net of
     accumulated depreciation....................................  $ (23,204)
(b)  Decrease in licenses and goodwill...........................   (429,524)
(c)  Decrease in other intangible assets.........................     (1,493)
(d)  Decrease in accumulated amortization........................    (27,443)
(e)  Decrease in long-term debt resulting from the use of net
     proceeds....................................................   (866,112)
(f)  Decrease in deferred income taxes...........................    (34,229)
(g)  Increase in retained earnings resulting from the gain on the sale of stations, net of tax at Clear Channel's assumed tax
     rate of 40%.................................................    473,563

     (2) AMFM Divestitures

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   -----------
(h)  Decrease in property, plant and equipment, net of
     accumulated depreciation....................................  $   (64,842)
(i)  Decrease in licenses and goodwill...........................   (1,886,049)
(j)  Decrease in other intangible assets.........................      (40,313)
(k)  Decrease in accumulated amortization........................     (196,708)
(l)  Decrease in long-term debt resulting from the use of net
     proceeds....................................................   (2,280,209)
(m)  Decrease in deferred income taxes...........................     (295,237)
(n)  Increase in retained earnings resulting from the gain on the sale of stations, net of tax at AMFM's assumed tax rate of
     39%.........................................................      780,950

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (3) The pro forma merger adjustments at December 31, 1999 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   -----------
(o)  Increase in goodwill and licenses equal to the excess
     purchase price of the merger................................  $13,827,289
(p)  Decrease in accumulated amortization resulting from the elimination of AMFM's existing accumulated amortization on
     goodwill....................................................   (1,020,585)
(q)  Increase in investment in and advances to, nonconsolidated affiliates due to the mark-up to fair value of AMFM's
     investments.................................................       44,258
(r)  Increase in long-term debt resulting from estimated merger
     expenses....................................................      100,000
(s)  Increase in deferred income tax due to fair value write-up
     of FCC licenses.............................................    3,311,432
(t)  Increase in common stock to account for Clear Channel common
     stock given in the merger at $0.10 par value................       18,163
(u)  Increase in additional paid-in capital to account for Clear
     Channel common stock given in the merger at $77.3229 per
     share less $0.10 par value ($15,696,608) plus the value of
     AMFM stock options included in the merger ($1,316,229) less
     AMFM's pro forma additional paid-in capital balance
     ($5,246,444)................................................   11,766,393
(v)  Decrease in retained earnings to eliminate AMFM's existing
     pro forma retained earnings balance.........................     (303,856)

     The pro forma adjustments for the year ended December 31, 1999 relating to the sale of radio stations Clear Channel and AMFM anticipate divesting, assuming a total of 112 radio stations in the aggregate will be divested, are as follows:

     (4) Clear Channel Divestitures

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    -------------------
(w)   Decrease in revenue.........................................       $(120,840)
(x)   Decrease in operating expenses..............................          57,857
(y)   Decrease in depreciation and amortization, of which $3,173 results in a permanent difference and will not be deducted
      for federal income tax purposes.............................          17,987
(z)   Decrease in interest expense associated with the reduction
      of long-term debt resulting from the use of net proceeds....          47,723
(aa)  Increase in income tax expense associated with the tax effect of adjustments (w) through (z) at Clear Channel's
      assumed tax rate of 40%.....................................            (178)

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (5) AMFM Divestitures

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    --------------------
(ab)  Decrease in revenue.........................................       $(320,455)
(ac)  Decrease in operating expenses..............................         179,245
(ad)  Decrease in depreciation and amortization, of which $97,986 results in a permanent difference and will not be deducted
      for federal income tax purposes.............................         133,137
(ae)  Decrease in interest expense associated with the reduction
      of long-term debt resulting from the use of net proceeds....         165,315
(af)  Increase in income tax expense associated with the tax effect of adjustments (ab) through (ae) at AMFM's assumed
      tax rate of 39%.............................................         (23,110)

     (6) The pro forma merger adjustments for the year ended December 31, 1999 are as follows:

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    --------------------
(ag)  Decrease in revenue due to the elimination of services AMFM provided to Clear Channel and services Clear Channel
      provided to AMFM............................................        $(19,547)
(ah)  Decrease in operating expense due to the elimination of services AMFM provided to Clear Channel and services Clear
      Channel provided to AMFM of $19,547, partially offset by the increase in operating expense resulting from change in
      classification for start-up and development costs of
      ($6,391) from treatment as depreciation expense and as
      merger and non-recurring costs (AMFM's policy) to treatment
      as operating expense (Clear Channel's policy)...............          13,156
(ai)  Increase in amortization expense resulting from the
      additional licenses and goodwill created by the merger and a change in the life of licenses and goodwill amortization
      from 15 years (AMFM's policy) to 25 years (Clear Channel's policy). Of the $263,898 additional amortization expense,
      $65,975 results in a permanent difference and will not be
      deductible for federal income tax purposes. This is
      partially offset by the decrease in amortization expense
      resulting from the change of classification of start-up and development costs of ($916) from treatment as depreciation expense (AMFM's policy) to treatment as operating expense
      (Clear Channel's policy)....................................        (262,982)
(aj)  Decrease in merger and non-recurring costs resulting from the change in classification for start-up and development
      costs from treatment as merger and non-recurring costs
      (AMFM's policy) to treatment as operating expense (Clear
      Channel's policy)...........................................           5,475
(ak)  Increase in interest expense associated with the increased long-term debt resulting from the estimated merger expenses
      of $100,000.................................................          (5,510)
(al)  Decrease in income tax expense associated with the tax effect of the adjustments in note (ai) and (ak) at Clear
      Channel's assumed tax rate of 40%...........................          81,373
(am)  Increase in equity in earnings of nonconsolidated affiliates caused by changing the life of excess cost amortization from
      15 years (AMFM's policy) to 25 years (Clear Channel's
      policy). This increase is partially offset by the
      amortization of the markup of excess cost to fair value.....          19,228

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pro forma basic and diluted share information is as follows:

                                                                  (IN
                                                               THOUSANDS)
                                                              ------------
Basic:
  Clear Channel pro forma weighted-average shares
     outstanding............................................    340,249
  AMFM pro forma weighted-average shares outstanding........    215,223
  Decrease weighted-average common stock outstanding to
     account for Clear Channel's common stock given in the
     merger at the share conversion number of 0.94..........    (11,959)
                                                                -------
  Clear Channel and AMFM Pro Forma merger weighted-average
     shares outstanding.....................................    543,513
                                                                =======
Diluted:
  Clear Channel pro forma weighted-average shares
     outstanding............................................    358,149
  AMFM pro forma weighted-average shares outstanding........    222,433
  Decrease weighted-average common stock outstanding to
     account for Clear Channel's common stock given in the
     merger and to account for the dilution effect AMFM's
     common stock warrants, employee stock options and other
     dilutive shares have on the Company at the share
     conversion number of 0.94..............................    (13,262)
                                                                -------
  Clear Channel and AMFM Pro Forma merger weighted-average
     shares outstanding.....................................    567,320
                                                                =======

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999

                                                              JACOR
                                                 CLEAR      HISTORICAL                     CLEAR
                                                CHANNEL     1/1 TO 5/4     PRO FORMA      CHANNEL
                                               HISTORICAL      1999      ADJUSTMENT(1)   PRO FORMA
                                               ----------   ----------   -------------   ----------
Net revenue..................................  $2,678,160    $271,647      $      --     $2,949,807
Operating expenses...........................   1,632,115     192,077             --      1,824,192
Depreciation and amortization................     722,233      46,951         47,876        817,060
Corporate expenses...........................      70,146       7,373             --         77,519
                                               ----------    --------      ---------     ----------
Operating income (loss)......................     253,666      25,246        (47,876)       231,036
Interest expense.............................     192,321      39,731            927        232,979
Gain on disposition of assets................     138,659     130,385       (267,310)         1,734
Other income (expense) -- net................      20,209        (163)            --         20,046
                                               ----------    --------      ---------     ----------
Income (loss) before income taxes, equity in
  earnings (loss) of nonconsolidated
  affiliates and extraordinary item..........     220,213     115,737       (316,113)        19,837
Income tax (expense) benefit.................    (150,635)    (52,300)       117,542        (85,393)
                                               ----------    --------      ---------     ----------
Income (loss) before equity in earnings of
  nonconsolidated affiliates and
  extraordinary
  item.......................................      69,578      63,437       (198,571)       (65,556)
Equity in earnings of nonconsolidated
  affiliates.................................      16,077          --             --         16,077
                                               ----------    --------      ---------     ----------
Net income (loss) before extraordinary
  item.......................................  $   85,655    $ 63,437      $(198,571)    $  (49,479)
                                               ==========    ========      =========     ==========
Net income (loss) before extraordinary item
  per common share:
  Basic......................................  $     0.27                                $    (0.15)
                                               ==========                                ==========
  Diluted....................................  $     0.26                                $    (0.15)
                                               ==========                                ==========

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

JACOR MERGER

     The Jacor acquisition pro forma adjustments exclude the effect of any divestiture of stations, which were required for regulatory approval, as Clear Channel intends the funds received from any divestiture to be reinvested in acquisitions of similar stations in other markets.

     (1) The pro forma merger adjustments for the year ended December 31, 1999 are as follows:

                                                               INCREASE (DECREASE)
                                                                    TO INCOME
                                                               -------------------
(a)   Increase in amortization expense resulting from the
      additional goodwill created by the merger and a change
      in the life of goodwill amortization from 40 years
      (Jacor's policy) to 25 years (Clear Channel's policy).
      This amortization expense results in a permanent
      difference and will not be deductible for federal
      income tax purposes...................................        $ (47,876)
(b)   Increase in interest expense associated with the
      increased long-term debt resulting from the estimated
      merger expenses of $50,000............................             (927)
(c)   Decrease in gain on disposition of assets as this gain
      is associated directly with the merger of Jacor and is
      a non-recurring item..................................         (267,310)
(d)   Decrease in income tax expense associated with the tax
      effect of adjustments (b) and (c) at Clear Channel's
      assumed tax rate of 40%...............................          117,542

                                      AMFM

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1999
                           (IN THOUSANDS OF DOLLARS)

                                                          AMFM        PRO FORMA         AMFM
                                                       HISTORICAL    ADJUSTMENTS      PRO FORMA
                                                       -----------   -----------     -----------
ASSETS
Current assets:
  Cash and cash equivalents..........................  $    59,277    $      --      $    59,277
  Accounts receivable, net...........................      531,818           --          531,818
  Other current assets...............................       92,324           --           92,324
                                                       -----------    ---------      -----------
          Total current assets.......................      683,419           --          683,419
Property and equipment, net..........................      471,508           --          471,508
Intangible assets:
  Licenses and goodwill..............................   11,024,651           --       11,024,651
  Other intangible assets............................      538,647           --          538,647
                                                       -----------    ---------      -----------
                                                        11,563,298           --       11,563,298
  Less accumulated amortization......................   (1,217,293)          --       (1,217,293)
                                                       -----------    ---------      -----------
                                                        10,346,005           --       10,346,005
Other assets:
  Investment in nonconsolidated affiliates...........    1,103,442           --        1,103,442
  Other assets.......................................      261,434           --          261,434
                                                       -----------    ---------      -----------
          TOTAL ASSETS...............................  $12,865,808    $      --      $12,865,808
                                                       ===========    =========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses..............  $   293,155    $      --      $   293,155
Long-term debt.......................................    5,890,217      141,145(1)     6,040,838
                                                                          9,476(2)
Deferred tax liabilities.............................    1,707,023       (3,317)(2)    1,696,454
                                                                         (7,252)(3)
Other liabilities....................................       60,154           --           60,154
Minority interest....................................        3,694           --            3,694
Redeemable preferred stock...........................      151,982     (151,982)(1)           --
Stockholders' equity:
  Preferred stock....................................      110,000     (110,000)(4)           --
  Common stock.......................................        2,102           61(4)         2,163
  Additional paid-in capital.........................    5,115,785       20,720(3)     5,246,444
                                                                        109,939(4)
  Accumulated deficit................................     (468,304)      10,837(1)      (477,094)
                                                                         (6,159)(2)
                                                                        (13,468)(3)
                                                       -----------    ---------      -----------
          Total stockholders' equity.................    4,759,583       11,930        4,771,513
                                                       -----------    ---------      -----------
          TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY...................................  $12,865,808    $      --      $12,865,808
                                                       ===========    =========      ===========

                                      AMFM

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   PRO FORMA          CAPSTAR AS       PRO FORMA
                                                                  ADJUSTMENTS        ADJUSTED FOR     ADJUSTMENTS
                                                      LAMAR         FOR THE         THE COMPLETED       FOR THE
                                      AMFM         TRANSACTION       LAMAR             CAPSTAR          CAPSTAR
                                  HISTORICAL(5)   HISTORICAL(6)   TRANSACTION      TRANSACTIONS(11)     MERGER
                                  -------------   -------------   -----------      ----------------   -----------
Net revenues....................   $1,977,888       $(156,627)     $      --          $ 347,290        $(31,397)(12)
Operating expenses..............    1,048,711         (84,583)            --            207,001          (4,221)(12)
Depreciation and amortization...      732,233         (94,062)            --             78,338         (26,832)(12)
                                                                                                        146,977(13)
Corporate general and
  administrative................       57,559          (6,835)            --             14,026              --
Noncash compensation expense....        6,443              --             --             20,284              --
Merger and non-recurring
  costs.........................       81,829          (2,154)            --             51,288         (47,510)(14)
                                   ----------       ---------      ---------          ---------        --------
Operating income (loss).........       51,113          31,007             --            (23,647)        (99,811)
Interest expense................      426,681            (171)       (36,128)(7)         90,075          (9,650)(12)
                                                                                                          1,406(15)
Interest income.................      (10,644)             --             --               (302)          9,650(12)
Gain on disposition of assets...     (221,312)           (947)       209,970(8)              --              --
Gain on disposition of
  representation contracts......      (18,173)             --             --                 --              --
Other (income) expense..........           --              --             --                 46              --
                                   ----------       ---------      ---------          ---------        --------
Income (loss) before income
  taxes.........................     (125,439)         32,125       (173,842)          (113,466)       (101,217)
Income tax expense (benefit)....       (6,391)          8,867        (60,845)(9)        (26,759)        (35,426)(16)
Dividends and accretion on
  preferred stock of
  subsidiaries..................       11,846              --             --             17,390              --
                                   ----------       ---------      ---------          ---------        --------
Income (loss) before equity in
  net loss of nonconsolidated
  affiliates....................     (130,894)         23,258       (112,997)          (104,097)        (65,791)
Equity in net loss of
  nonconsolidated affiliates....      (27,651)             --        (57,599)(10)        (2,444)             --
                                   ----------       ---------      ---------          ---------        --------
Net income (loss)...............     (158,545)         23,258       (170,596)          (106,541)        (65,791)
Preferred stock dividends.......       15,936              --             --                 --              --
                                   ----------       ---------      ---------          ---------        --------
Income (loss) attributable to
  common stockholders...........   $ (174,481)      $  23,258      $(170,596)         $(106,541)       $(65,791)
                                   ==========       =========      =========          =========        ========
Basic and diluted loss per
  common share..................   $    (1.01)
                                   ==========
Weighted-average common shares
  outstanding(22)...............      172,967                                                            28,464
                                   ==========                                                          ========

                                     PRO FORMA
                                    ADJUSTMENTS
                                      FOR THE           OTHER
                                  OTHER COMPLETED     PRO FORMA          AMFM
                                  TRANSACTIONS(17)   ADJUSTMENTS      PRO FORMA
                                  ----------------   -----------      ----------
Net revenues....................      $  (705)        $     --        $2,136,449
Operating expenses..............         (116)              --         1,166,792
Depreciation and amortization...        2,839               --           839,493
Corporate general and
  administrative................           --               --            64,750
Noncash compensation expense....           --               --            26,727
Merger and non-recurring
  costs.........................           --               --            83,453
                                      -------         --------        ----------
Operating income (loss).........       (3,428)              --           (44,766)
Interest expense................        2,815           15,214(18)       490,242
Interest income.................           --               --            (1,296)
Gain on disposition of assets...           --               --           (12,289)
Gain on disposition of
  representation contracts......           --               --           (18,173)
Other (income) expense..........           --               --                46
                                      -------         --------        ----------
Income (loss) before income
  taxes.........................       (6,243)         (15,214)         (503,296)
Income tax expense (benefit)....       (2,185)          (5,325)(19)     (128,064)
Dividends and accretion on
  preferred stock of
  subsidiaries..................           --          (29,236)(20)           --
                                      -------         --------        ----------
Income (loss) before equity in
  net loss of nonconsolidated
  affiliates....................       (4,058)          19,347          (375,232)
Equity in net loss of
  nonconsolidated affiliates....           --               --           (87,694)
                                      -------         --------        ----------
Net income (loss)...............       (4,058)          19,347          (462,926)
Preferred stock dividends.......           --          (15,936)(21)           --
                                      -------         --------        ----------
Income (loss) attributable to
  common stockholders...........      $(4,058)        $ 35,283        $ (462,926)
                                      =======         ========        ==========
Basic and diluted loss per
  common share..................                                      $    (2.15)
                                                                      ==========
Weighted-average common shares
  outstanding(22)...............                        13,792           215,223
                                                      ========        ==========

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                           (IN THOUSANDS OF DOLLARS)

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

     (1) Reflects the exchange of Capstar Broadcasting Partners' 12% Senior Exchangeable Preferred Stock recorded at $151,982 for 12% Subordinated Exchange Debentures due 2009 with a fair market value of $141,145 effective January 1, 2000.

     (2) Reflects the purchase of $200,000 of aggregate principal amount of AMFM Operating's 9 3/8% Senior Subordinated Notes due 2004 and estimated fees and expenses pursuant to a tender offer which was completed on February 15, 2000, funded with borrowings under the credit agreement. The adjustment to accumulated deficit represents the related extraordinary loss on the early extinguishment of debt of $6,159, net of a tax benefit of $3,317.

     (3) Reflects the adjustment to record estimated stock option compensation expense relating to certain executive stock options of $13,468, net of a tax benefit of $7,252, recognized ratably using the five-year vesting period from the date of grant through December 31, 1999. These options will become exercisable upon the Clear Channel merger, subject to the vesting terms.

     (4) Reflects the conversion of AMFM's 7% Convertible Preferred Stock to AMFM common stock on January 19, 2000 pursuant to a notice of redemption issued to holders.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     (5) AMFM began operating KKFR-FM and KFYI-AM in Phoenix under a time brokerage agreement effective November 5, 1998. Therefore, the results of operations of KKFR-FM and KFYI-AM are included in AMFM's historical operations for the year ended December 31, 1999.

         AMFM entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM in Chicago effective September 10, 1998. Therefore, substantially all of the results of operations of WMVP-AM are excluded from AMFM's historical operations for the year ended December 31, 1999.

     (6) On September 15, 1999, AMFM completed the sale to Lamar of all of the outstanding common stock of the subsidiaries which held all of AMFM's assets used in its outdoor advertising business. AMFM received net cash proceeds of approximately $700,000 and 26,227,273 shares of class A common stock, par value $.01 per share, of Lamar. This adjustment removes the historical results of operations of AMFM's outdoor advertising business.

     (7) Reflects the net decrease in interest expense of $36,128 for the year ended December 31, 1999 in connection with the additional bank borrowings related to the outdoor advertising acquisitions completed during 1999 and the paydown of debt resulting from the net proceeds of $700,000 received from Lamar.

      (8) Reflects the elimination of the nonrecurring gain of $209,970 incurred in connection with AMFM's sale of its outdoor advertising business.

      (9) Reflects the tax effect of the pro forma adjustments.

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     (10) The adjustment to reflect AMFM's 30% equity (11% voting) interest in Lamar and amortization of the investment basis in excess of underlying equity in the net assets of Lamar over an estimated life of 15 years is as follows:

                                                                 PERIOD FROM
                                                                 JANUARY 1 TO
                                                              SEPTEMBER 15, 1999
                                                              ------------------
Lamar historical net loss applicable to common stock for the
  nine months ended September 30, 1999......................       $(19,533)
Pro forma adjustments for the acquisition by Lamar of AMFM's
  outdoor business..........................................        (49,383)
                                                                   --------
Lamar pro forma net loss applicable to common
  stockholders..............................................        (68,916)
AMFM equity interest........................................             30%
                                                                   --------
Equity in pro forma net loss of Lamar.......................        (20,675)
Less historical equity in net loss of Lamar.................           (174)
                                                                   --------
Pro forma adjustment for equity in net loss of Lamar........        (20,501)
Amortization of investment basis in excess of underlying
  equity in the net assets of Lamar.........................        (37,098)
                                                                   --------
          Total equity in net loss of nonconsolidated
            affiliate.......................................       $(57,599)
                                                                   ========

       The Lamar pro forma net loss applicable to common stockholders was estimated by AMFM based on information obtained from publicly filed financial statements. These estimates, including the allocation of purchase price, are preliminary and subject to change.

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

ADJUSTMENTS TO CAPSTAR'S HISTORICAL CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS

     (11) Capstar's historical condensed consolidated statement of operations for the period from January 1 to July 13, 1999 and pro forma adjustments are summarized below:

PERIOD FROM JANUARY 1                              CAPSTAR      PRO FORMA       CAPSTAR
TO JULY 13, 1999                                  HISTORICAL   ADJUSTMENTS     PRO FORMA
---------------------                             ----------   -----------     ---------
Net revenues....................................  $ 347,290       $  --        $ 347,290
Operating expenses..............................    207,001          --          207,001
Depreciation and amortization...................     78,338          --           78,338
Corporate general and administrative............     14,026          --           14,026
Noncash compensation expense....................     20,284          --           20,284
LMA fees........................................        387        (387)(A)           --
Merger and non-recurring costs..................     51,288          --           51,288
                                                  ---------       -----        ---------
Operating income................................    (24,034)        387          (23,647)
Interest expense................................     90,075          --           90,075
Interest income.................................       (302)         --             (302)
Other (income) expense..........................         46          --               46
                                                  ---------       -----        ---------
Income (loss) before income taxes...............   (113,853)        387         (113,466)
Income tax expense (benefit)....................    (26,894)        135(B)       (26,759)
Dividends and accretion on preferred stock of
  subsidiary....................................     17,390          --           17,390
                                                  ---------       -----        ---------
Income (loss) before equity in net loss of
  nonconsolidated affiliates....................   (104,349)        252         (104,097)
Equity in net loss of nonconsolidated
  affiliates....................................     (2,444)         --           (2,444)
                                                  ---------       -----        ---------
Income (loss) attributable to common
  stockholders..................................  $(106,793)      $ 252        $(106,541)
                                                  =========       =====        =========

---------------

(A) Reflects the elimination of $387 of time brokerage (LMA) fees paid by Capstar for the period from January 1 to July 13, 1999 related to acquired radio stations that were previously operated under time brokerage agreements.

(B)  Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS RELATED TO THE CAPSTAR MERGER

     (12) Reflects the elimination of intercompany transactions between AMFM and Capstar for AMFM's media representation services provided to Capstar, Capstar's participation in The AMFM Radio Networks, fees paid by AMFM to Capstar under time brokerage (LMA) agreements and interest on Capstar's note payable to AMFM of $150,000 for the period from January 1 to July 13, 1999.

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     (13) Reflects incremental amortization related to the Capstar merger and is based on the allocation of the total consideration as follows:

                                                                PERIOD FROM
                                                               JANUARY 1 TO
                                                               JULY 13, 1999
                                                               -------------
Amortization expense on $5,892,486 of intangible assets.....     $210,602
Less: historical amortization expense.......................      (63,625)
                                                                 --------
Adjustment for net increase in amortization expense.........     $146,977
                                                                 ========

        Historical depreciation expense of Capstar as adjusted for the completed Capstar transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

     (14) Reflects the elimination of financial advisory and other expenses of Capstar in connection with the Capstar merger of $47,510 for the period from January 1 to July 13, 1999.

     (15) Reflects the adjustment to record interest expense of $1,406 for the year ended December 31, 1999 on additional bank borrowings related to estimated financial advisors, legal, accounting and other professional fees incurred by AMFM and Capstar.

     (16) Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS RELATED TO THE OTHER COMPLETED TRANSACTIONS

     On April 16, 1999, AMFM sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. AMFM entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998.

     On July 1, 1999, AMFM acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. AMFM began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective November 5, 1998.

     (17) The combined condensed statement of operations for the other completed transactions for the year ended December 31, 1999 is summarized below:

                                                CHICAGO          PRO FORMA
                                              DISPOSITION     ADJUSTMENTS FOR        OTHER
YEAR ENDED                                    HISTORICAL    THE OTHER COMPLETED    COMPLETED
DECEMBER 31, 1999                              1/1-4/16        TRANSACTIONS       TRANSACTIONS
-----------------                             -----------   -------------------   ------------
Net revenues................................     $(705)           $    --           $  (705)
Operating expenses..........................      (116)                --              (116)
Depreciation and amortization...............        --              2,839(a)          2,839
                                                 -----            -------           -------
Operating income (loss).....................      (589)            (2,839)           (3,428)
Interest expense............................        --              2,815(b)          2,815
                                                 -----            -------           -------
Income (loss) before income taxes...........      (589)            (5,654)           (6,243)
Income tax expense (benefit)................        --             (2,185)(c)        (2,185)
                                                 -----            -------           -------
Income (loss)...............................     $(589)           $(3,469)          $(4,058)
                                                 =====            =======           =======

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

(a) Reflects incremental amortization related to the assets acquired in the Phoenix acquisition and is based on the allocation of the total consideration as follows:

                              INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
YEAR ENDED                    AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
DECEMBER 31, 1999              PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
-----------------             ------------   ----------   ------------   ------------   ----------
Phoenix acquisition.........     1/1-7/1      $85,160        $2,839          $ --         $2,839

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the acquisition was not completed.

     Historical depreciation expense for the Phoenix acquisition is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(b)   Reflects the adjustment to interest expense as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Additional bank borrowings related to other completed
  transactions..............................................       $69,000
                                                                   -------
Interest expense at 7.25%...................................         5,003
Less: historical interest expense recognized subsequent to
  the completed
  transaction...............................................         2,188
                                                                   -------
Net increase in interest expense............................       $ 2,815
                                                                   =======

(c)   Reflects the tax effect of the pro forma adjustments.

     (18) Reflects (i) the net decrease in interest expense resulting from the November 19, 1999 refinancing of the existing credit agreements of two of AMFM's subsidiaries into a single new credit agreement with an estimated average interest rate of 7.25%, (ii) the net decrease in interest expense related to the purchase of $293,641 of aggregate principal amount of AMFM Operating's 10 3/4% Senior Subordinated Notes due 2006 and estimated fees and expenses pursuant to a tender offer which was completed on November 12, 1999, funded with borrowings under the credit agreement, (iii) the net decrease in interest expense related to the purchase of $200,000 of aggregate principal amount of AMFM Operating's 9 3/8% Senior Subordinated Notes due 2004 and estimated fees and expenses which was completed on February 15, 2000, funded with borrowings under the credit agreement, (iv) the net increase in interest expense related to the exchange of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock of AMFM Operating for 12 5/8% Senior Subordinated Exchange Debentures due 2006 on November 23, 1999 and (v) the net increase in interest expense related to the exchange of the 12% Senior Exchangeable Preferred Stock of Capstar Partners for 12% Subordinated Exchange Debentures due 2009 completed effective January 1, 2000.

     (19) Reflects the tax effect of the pro forma adjustments.

     (20) Reflects the elimination of dividends related to the exchange of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock of AMFM Operating for 12 5/8% Senior Subordinated Exchange Debentures due 2006 completed on November 23, 1999 and the exchange of the 12% Senior

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

        Exchangeable Preferred Stock of Capstar Partners for 12% Subordinated Exchange Debentures due 2009 completed effective January 1, 2000.

     (21) Reflects the elimination of preferred stock dividends related to (i) the conversion of AMFM's $3.00 Convertible Exchangeable Preferred Stock to AMFM common stock on August 24, 1999, pursuant to a notice of redemption issued to holders and (ii) the conversion of AMFM's 7% Convertible Preferred Stock to AMFM common stock on January 19, 2000 pursuant to a notice of redemption issued to holders.

     (22) The pro forma combined loss per common share data is computed by dividing pro forma loss attributable to common stockholders by the weighted-average common shares assumed to be outstanding. A summary of shares used in the pro forma combined loss per common share calculation follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
                                                               (IN THOUSANDS)
Historical weighted-average shares outstanding..............       172,967
Incremental weighted-average shares relating to:
  53,553,966 shares of common stock issued in connection
     with the Capstar merger on July 13, 1999...............        28,464
  11,979,800 shares of common stock issued upon the
     conversion of AMFM's $3.00 Convertible Exchangeable
     Preferred Stock on August 24, 1999.....................         7,713
  6,079,088 shares of common stock issued upon the
     conversion of AMFM's 7% Convertible Preferred Stock on
     January 19, 2000.......................................         6,079
                                                                   -------
Shares used in the pro forma combined earnings per share
  calculation...............................................       215,223
                                                                   =======

                                INDEX TO ANNEXES

ANNEX A    Agreement and Plan of Merger
ANNEX B    Shareholders Agreement
ANNEX C    Registration Rights Agreement
ANNEX D    Opinion of Salomon Smith Barney Inc.
ANNEX E    Opinion of Morgan Stanley & Co. Incorporated
ANNEX F    Clear Channel Communications, Inc. Annual Incentive Plan

                                                                         ANNEX A

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      CLEAR CHANNEL COMMUNICATIONS, INC.,

                              CCU MERGER SUB, INC.

                                      AND

                                   AMFM INC.

                          DATED AS OF OCTOBER 2, 1999

================================================================================

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE 1. THE MERGER.......................................................  A-2
  Section 1.1.  The Merger..................................................  A-2
  Section 1.2.  Closing.....................................................  A-2
  Section 1.3.  Effective Time..............................................  A-2
  Section 1.4.  Effects of the Merger.......................................  A-2
  Section 1.5.  Certificate of Incorporation and Bylaws of the Surviving
                Corporation.................................................  A-2
  Section 1.6.  Directors...................................................  A-2
  Section 1.7.  Officers....................................................  A-2
ARTICLE 2.      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                CORPORATIONS; EXCHANGE OF CERTIFICATES......................  A-2
  Section 2.1.  Capital Stock of Merger Sub.................................  A-2
  Section 2.2.  Cancellation of Treasury Stock and Parent Owned Stock.......  A-3
  Section 2.3.  Conversion of Company Common Stock..........................  A-3
  Section 2.4.  Exchange of Certificates....................................  A-3
  Section 2.5.  Stock Transfer Books........................................  A-5
ARTICLE 3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............  A-6
  Section 3.1.  Organization, Qualification, Etc. ..........................  A-6
  Section 3.2.  Capital Stock...............................................  A-6
  Section 3.3.  Corporate Authority Relative to this Agreement; No
                Violation...................................................  A-7
  Section 3.4.  Reports and Financial Statements............................  A-7
  Section 3.5.  No Undisclosed Liabilities..................................  A-8
  Section 3.6.  No Violation of Law.........................................  A-8
  Section 3.7.  Environmental Laws and Regulations..........................  A-8
  Section 3.8.  No Undisclosed Employee Benefit Plan Liabilities or
                Severance Arrangements......................................  A-9
  Section 3.9.  Absence of Certain Changes or Events........................  A-10
  Section 3.10. Investigations; Litigation..................................  A-10
  Section 3.11. Joint Proxy Statement; Registration Statement; Other
                Information.................................................  A-11
  Section 3.12. Lack of Ownership of Parent Common Stock....................  A-11
  Section 3.13. Tax Matters.................................................  A-11
  Section 3.14. Opinion of Financial Advisor................................  A-11
  Section 3.15. Required Vote of the Company Stockholders...................  A-12
  Section 3.16. Insurance...................................................  A-12
  Section 3.17. Real Property; Title........................................  A-12
  Section 3.18. Collective Bargaining Agreements and Labor..................  A-12
  Section 3.19. Material Contracts..........................................  A-12
  Section 3.20. Takeover Statute............................................  A-13
  Section 3.21. Company FCC License; Operations of Company Licensed
                Facilities..................................................  A-13
  Section 3.22. Transactions With Affiliates................................  A-14
  Section 3.23. Intellectual Property.......................................  A-14
ARTICLE 4.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....  A-14
  Section 4.1.  Organization, Qualification, Etc. ..........................  A-14
  Section 4.2.  Capital Stock...............................................  A-15
  Section 4.3.  Corporate Authority Relative to this Agreement; No
                Violation...................................................  A-15
  Section 4.4.  Reports and Financial Statements............................  A-16
  Section 4.5.  No Undisclosed Liabilities..................................  A-17
  Section 4.6.  No Violation of Law.........................................  A-17
  Section 4.7.  Environmental Laws and Regulations..........................  A-17
  Section 4.8.  No Undisclosed Employee Benefit Plan Liabilities............  A-17
  Section 4.9.  Absence of Certain Changes or Events........................  A-18

                                                                              PAGE
                                                                              ----
  Section 4.10. Investigations; Litigation..................................  A-18
  Section 4.11. Joint Proxy Statement; Registration Statement; Other
                Information.................................................  A-18
  Section 4.12. Lack of Ownership of Company Common Stock...................  A-18
  Section 4.13. Tax Matters.................................................  A-18
  Section 4.14. Required Vote of Parent Stockholders........................  A-19
  Section 4.15. Opinion of Financial Advisor................................  A-19
  Section 4.16. Insurance...................................................  A-19
  Section 4.17. Real Property; Title........................................  A-19
  Section 4.18. Collective Bargaining Agreements and Labor..................  A-19
  Section 4.19. Material Contracts..........................................  A-19
  Section 4.20. Takeover Statute............................................  A-19
  Section 4.21. Parent FCC License; Operations of Parent Licensed
                Facilities..................................................  A-20
ARTICLE 5.      COVENANTS RELATING TO CONDUCT OF BUSINESS...................  A-20
  Section 5.1.  Conduct of Business by the Company or Parent................  A-20
  Section 5.2.  Proxy Material; Registration Statement......................  A-23
  Section 5.3.  Stockholders' Meeting.......................................  A-24
  Section 5.4.  Approvals and Consents; Cooperation.........................  A-24
  Section 5.5.  Access to Information; Confidentiality......................  A-25
  Section 5.6.  Affiliates..................................................  A-25
  Section 5.7.  Rights Under Stock Plans....................................  A-25
  Section 5.8.  Filings; Other Action.......................................  A-26
  Section 5.9.  Further Assurances..........................................  A-28
  Section 5.10. No Inconsistent Activities..................................  A-28
  Section 5.11. Director and Officer Liability..............................  A-29
  Section 5.12. Accountants' "Comfort" Letters..............................  A-31
  Section 5.13. Additional Reports..........................................  A-31
  Section 5.14. Plan of Reorganization......................................  A-31
  Section 5.15. Conveyance Taxes............................................  A-31
  Section 5.16. Public Announcements........................................  A-32
  Section 5.17. Board and Vice Chairman.....................................  A-32
  Section 5.18. Expenses....................................................  A-32
  Section 5.19. Notice of Certain Events....................................  A-34
  Section 5.20. Withdrawal, Modification or Change in Board
                Recommendation..............................................  A-34
  Section 5.21. Employee Plans and Benefits and Employment Contracts........  A-34
  Section 5.22. Redemption or Conversion of Preferred Stock.................  A-35
  Section 5.23. Section 16(b) Board Approval................................  A-35
ARTICLE 6.      CONDITIONS TO THE MERGER....................................  A-36
  Section 6.1.  Conditions to the Obligations of Each Party.................  A-36
  Section 6.2.  Conditions to the Obligations of Parent and Merger Sub......  A-37
  Section 6.3.  Conditions to the Obligations of the Company................  A-37
ARTICLE 7.      TERMINATION AND AMENDMENT...................................  A-37
  Section 7.1.  Termination.................................................  A-37
  Section 7.2.  Effect of Termination.......................................  A-39
ARTICLE 8.      GENERAL PROVISIONS..........................................  A-40
  Section 8.1.  Notices.....................................................  A-40
  Section 8.2.  Definitions.................................................  A-40
  Section 8.3.  Counterparts................................................  A-42
  Section 8.4.  Entire Agreement; No Third-Party Beneficiaries..............  A-42
  Section 8.5.  Assignment..................................................  A-42
  Section 8.6.  Governing Law...............................................  A-42

                                                                              PAGE
                                                                              ----
  Section 8.7.  Enforcement.................................................  A-42
  Section 8.8.  Severability................................................  A-42
  Section 8.9.  Interpretation..............................................  A-42
  Section 8.10. Survival of Representations and Warranties..................  A-42
  Section 8.11. Survival of Covenants and Agreements........................  A-43
  Section 8.12. Attorneys' Fees.............................................  A-43
  Section 8.13. Amendment...................................................  A-43
  Section 8.14. Extension; Waiver...........................................  A-43
  Section 8.15. Procedure for Termination, Amendment, Extension or Waiver...  A-43
  Section 8.16. No Recourse Against Others..................................  A-43


     This AGREEMENT AND PLAN OF MERGER, dated as of October 2, 1999, is entered into by and among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Parent"), CCU MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and AMFM INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the combination of the Company and Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "Agreement");

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective shareholders for Merger Sub to merge with and into the Company as set forth below (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Parent, Merger Sub or the Company, will be converted into shares of common stock, par value $0.10 per share, of Parent ("Parent Common Stock") in accordance with the provisions of Article 2 of this Agreement;

     WHEREAS, as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) Parent and certain stockholders of the Company (the "Voting Stockholders") are entering into voting agreements dated as of the date of this Agreement (collectively, the "Company Stockholders Voting Agreement") pursuant to which such stockholders have agreed to vote their shares of Company Common Stock in favor of the proposal to approve and adopt the Merger and this Agreement and (ii) the Company and certain stockholders of Parent are entering into a Voting Agreement dated as of the date of this Agreement (the "Parent Stockholders Voting Agreement") pursuant to which such stockholders have agreed to vote their shares of Parent Common Stock in favor of the proposals (x) to approve the issuance of Parent Common Stock in the Merger and (y) to elect certain director nominees to the Board of Directors of Parent;

     WHEREAS, as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent, certain stockholders of the Company and certain stockholders of Parent entered into a Shareholders Agreement (the "Shareholders Agreement") relating to, among other things, the acquisition and disposition of Parent Common Stock subsequent to the Merger;

     WHEREAS, the respective Boards of Directors of Parent and the Company have approved the Parent Stockholders Voting Agreement and the Company Stockholders Voting Agreement, and the Board of Directors of Parent has approved the Shareholders Agreement;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

     Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3) of the Merger. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and Merger Sub in accordance with the DGCL.

     Section 1.2. Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be specified by the parties which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

     Section 1.3. Effective Time. On the Closing Date, the parties shall execute and file in the office of the Secretary of State of Delaware a certificate of merger (a "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings, and take such other and further action as may be required under the DGCL in connection with the Merger. The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

     Section 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (a) The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

     (b) The By-Laws of the Merger Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

     Section 1.6. Directors. The directors of the Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE 2.

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     Section 2.1. Capital Stock of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation.

     Section 2.2. Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held, immediately prior to the Effective Time, in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 2.3. Conversion of Company Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, subject to this Section 2.3 and Section 2.4(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.2 (the "Canceled Shares")) shall be converted into 0.94 (the "Conversion Number") of a duly authorized, validly issued and nonassessable share of Parent Common Stock (the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Conversion Number shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The Company represents and warrants that the holders of the Company Common Stock are not entitled to appraisal rights.

     Section 2.4. Exchange of Certificates.

     (a) Exchange Agent. Promptly after the Effective Time, Parent shall deliver to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article 2, through the Exchange Agent, certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to
Section 2.3 and cash in an amount required to be paid pursuant to Sections 2.4(d) and 2.4(f) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver, out of the Exchange Fund, to holders of Company Common Stock the Parent Common Stock contemplated to be issued pursuant to Section 2.3 (and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d)), and the cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled to pursuant to Section 2.4(f) hereof out of the Exchange Fund. Except as contemplated by Section 2.4(g) hereof, the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time (but in no event more than five business days thereafter) Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Canceled Shares) (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock, or cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) hereof.

     (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder's shares of Company Common Stock have been converted into pursuant to this Article 2 (and any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d)), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.4(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d).

     (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.4(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid promptly to the holder of the Certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

     (e) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4(d) or (f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (f) No Fractional Shares.

          (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) In lieu of the issuance of fractional shares, each holder of Company Common Stock shall be entitled to receive an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day prior to the Closing Date.

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent for, and Parent shall deliver, the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.4(f) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to
Section 2.4(d). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

     (i) Withholding Rights. Each of the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

     (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holder thereof is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holder thereof is entitled pursuant to this Agreement.

     (k) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     Section 2.5. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent (or Parent for any reason) shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.4(d).

                                   ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date hereof (the "Company Disclosure Letter"):

     Section 3.1. Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate have a Material Adverse Effect on the Company. The copies of the Company's charter and by-laws which have been made available to Parent are complete and correct and in full force and effect on the date hereof. Each of the Company's Significant Subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act")) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, limited partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate have a Material Adverse Effect on the Company. Except as set forth in Section 3.1 of the Company Disclosure Letter, all the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all Liens, except for Liens arising out of the senior credit facilities of Capstar Radio Broadcasting Partners, Inc. and Chancellor Media Corporation of Los Angeles, as the same may be amended, supplemented or otherwise modified in accordance with this Agreement and any renewal, extension, refunding, restructuring, replacement or refinancing thereof in accordance with this Agreement (collectively, the "Company Credit Agreement") and the $150 million promissory note dated May 29, 1999, made payable by Capstar Broadcasting Corporation to the Company. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company.

     Section 3.2. Capital Stock. The authorized capital stock of the Company consists of 750,000,000 shares of the Company Common Stock and 50,000,000 shares of the Company's preferred stock, par value $0.01 per share, of which 2,200,000 shares have been designated as 7% Convertible Preferred Stock (the "7% Convertible Preferred Stock"). At the close of business on September 30, 1999, 209,641,983 shares of the Company Common Stock and 2,200,000 shares of the 7% Convertible Preferred Stock were issued and outstanding. All the outstanding shares of the Company Common Stock and the 7% Convertible Preferred Stock have been validly issued and are fully paid and non-assessable. As of the date hereof, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its stock other than options, warrants and other rights to receive or acquire an aggregate of 27,891,187 shares of the Company Common Stock pursuant to the Company's stock option plans, as amended (the "Company Stock Option Plans"), options and warrants described in Section 3.2 of the Company Disclosure Letter.

     Except for the issuance of shares of the Company Common Stock pursuant to the options and warrants and other rights referred to in Section 3.2 of the Company Disclosure Letter, from September 30, 1999 to the date hereof, no shares of the Company Common Stock have been issued.

     Section 3.3. Corporate Authority Relative to this Agreement; No
Violation. The Company has the corporate power and authority to enter into this Agreement and the Parent Stockholders Voting Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Parent Stockholders Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and, except for the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Parent Stockholders Voting Agreement and the transactions contemplated hereby and thereby. As of the date hereof, the Board of Directors of the Company has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholders and, subject to the provisions contained in Sections 5.10 and 5.20, to recommend to such stockholders that they vote in favor thereof. This Agreement and the Parent Stockholders Voting Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Parent Stockholders Voting Agreement have been duly and validly executed and delivered by the other parties hereto and thereto, and subject to the Company Stockholder Approval (as defined in Section 5.3 hereof) this Agreement and the Parent Stockholders Voting Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable approvals of the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act"), any non-United States competition, antitrust and investment laws and the securities or blue sky laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation (collectively, the "Company Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the Parent Stockholders Voting Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, have a Material Adverse Effect on the Company; provided that the Company makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Parent or any of its Subsidiaries or facts specifically pertaining to any of them. Except for the Company Required Approvals, the Company is not subject to or obligated under any charter, bylaw or contract provision or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement or the Parent Stockholders Voting Agreement, except for any breaches or violations which would not, in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.4. Reports and Financial Statements. The following reports, proxy statements and prospectuses filed by the Company and its predecessors with the SEC are publicly available:

          (a) the Company's (and its predecessors') Annual Reports on Form 10-K, as amended, filed with the Securities and Exchange Commission (the "SEC") for the years ended December 31, 1996, 1997 and 1998;
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          (b) the Company's Quarterly Reports on Form 10-Q, as amended, filed with the SEC for the quarters ended March 31, 1999 and June 30, 1999;

          (c) each definitive proxy statement filed by the Company and its predecessors with the SEC since January 1, 1996;

          (d) each final prospectus filed by the Company and its predecessors with the SEC since January 1, 1996, except any final prospectus on Form S-8; and

          (e) all Current Reports on Form 8-K filed by the Company with the SEC since December 31, 1998.

     As of their respective dates, such reports, proxy statements, and prospectuses filed on or prior to the date hereof (collectively, the "Company SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing clause (ii) shall not apply to the financial statements included in the Company SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP). Since January 1, 1996 and to the date hereof, the Company and its predecessors have timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     Section 3.5. No Undisclosed Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet, except (a) liabilities or obligations reflected in any of the Company SEC Reports and (b) liabilities or obligations which would not in the aggregate have a Material Adverse Effect on the Company.

     Section 3.6. No Violation of Law. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws (as defined in Section 3.7 below) which are dealt with exclusively in Section 3.7), except (a) as described in any of the Company SEC Reports and (b) for violations or possible violations which would not in the aggregate have a Material Adverse Effect on the Company. The Company and its Subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses, except for such permits, licenses and governmental authorizations the failure of which to have would not have in the aggregate a Material Adverse Effect on the Company. To the best Knowledge of the Company, the Company's Subsidiaries which are FCC licensees are financially qualified, and are otherwise qualified to be FCC licensees. The representations and warranties contained in this Section 3.6 are made as of the date hereof.

     Section 3.7. Environmental Laws and Regulations. Except as described in any of the Company SEC Reports, as of the date hereof (a) the Company and each of its Subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for noncompliance which would not in the aggregate have a Material Adverse Effect on the Company, which compliance includes,

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but is not limited to, the possession by the Company and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof, (b) neither the Company nor any of its Subsidiaries has received written notice of, or, to the Knowledge of the Company, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person alleging liability under or non-compliance with any Environmental Law or that the Company or any Subsidiary is a potentially responsible party at any Superfund site or state equivalent site ("Environmental Claims") which would in the aggregate have a Material Adverse Effect on the Company, (c) to the Knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, (d) to the Knowledge of the Company, the Company and its Subsidiaries have not disposed of or released hazardous materials (at a concentration or level which requires remedial action under any Environmental Law) at any real property currently owned or leased by the Company or any Subsidiary or at any other real property, except for such disposals or releases as would not in the aggregate have a Material Adverse Effect on the Company, and (e) neither the Company nor its Subsidiaries have agreed to indemnify any predecessor or other party with respect to any environmental liability, other than customary indemnity provisions contained in agreements entered into in the ordinary course of business which would not in the aggregate have a Material Adverse Effect on the Company.

     Section 3.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements. Except to the extent that, in the aggregate, violations of Section 3.8(a) through (e) would not result in a Material Adverse Effect on the Company, as of the date hereof:

          (a) All benefit and compensation plans, contracts, policies, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, change in control, employment agreement, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, or arrangements covering current employees at the Company's corporate offices in Austin, Boston, Chicago and Dallas, and, to the Knowledge of the Company, covering any other employees or former employees of the Company and its Subsidiaries (all current and former employees of the Company and its subsidiaries being herein referred to as the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Benefit Plans") are listed on Section 3.8(a) of the Company Disclosure Letter. There are no "change in control" or similar provisions covering current employees at the Company's corporate offices in Austin, Boston, Chicago and Dallas, and, to the Knowledge of the Company, covering any other employees or former employees of the Company and its Subsidiaries other than those set forth in the Benefit Plans identified on Section 3.8(a) of the Company Disclosure Letter.

          (b) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, the Code, and all other applicable law. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) or is operating within the remedial amendment period and may still obtain a favorable determination letter from the Internal Revenue Service, and the Company has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of the Company, threatened litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

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          (c) No current or former Pension Plan of the Company or any of its
     Subsidiaries, or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), is or has been subject to Title IV of ERISA or Section 412 of the Code within the past six years.

          (d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the audited financial statements of the Company.

          (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan.

          (f) The consummation of the transactions contemplated by this Agreement will not, solely as a result of such consummation, (x) entitle any Employees of the Company or any of the Subsidiaries to severance pay,
     (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans.

          (g) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of the Company or any of its subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

          (h) All Benefit Plans covering current or former non-U.S. Employees comply in all material respects with applicable law. No unfunded liabilities exist with respect to any Benefit Plan that covers such non-U.S. Employees.

     Section 3.9. Absence of Certain Changes or Events. Other than as disclosed in the Company SEC Reports or previously disclosed in writing to Parent, since June 30, 1999 to the date hereof, (a) the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on the Company. Since June 30, 1999 to the date hereof, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of the Company or its Subsidiaries nor have any such shares been repurchased or redeemed, other than dividends or distributions paid to the Company or a wholly-owned Subsidiary.

     Section 3.10. Investigations; Litigation. As of the date hereof, except as described in any of the Company SEC Reports or previously disclosed in writing to Parent:

          (a) to the Knowledge of the Company, no investigation or review by any governmental body or authority with respect to the Company or any of its Subsidiaries which would in the aggregate have a Material Adverse Effect on the Company is pending nor has any governmental body or authority notified the Company of an intention to conduct the same;

          (b) there are no actions, suits or proceedings pending (or, to the Company's Knowledge, threatened) against or affecting the Company or its Subsidiaries, or any of their respective properties or before any federal, state, local or foreign governmental body or authority, which, in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company; and

          (c) to the Knowledge of the Company, the Company SEC Reports or the Company Disclosure Letter lists all of the pending litigation of the Company that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

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     Section 3.11. Joint Proxy Statement; Registration Statement; Other
Information. None of the information with respect to the Company or its Subsidiaries to be included in the Joint Proxy Statement (as defined in Section 5.2) or the Registration Statement (as defined in Section 5.2) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting (as defined in Section 5.3), or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Parent, Merger Sub or any affiliate of Parent specifically for inclusion in the Joint Proxy Statement. The Joint Proxy Statement (as it relates to the Company) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.12. Lack of Ownership of Parent Common Stock. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by the Company's employee benefit plans).

     Section 3.13. Tax Matters.

     (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is or was a member (a "Company Group") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group nor has the Company or any Subsidiary filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any Subsidiary is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary could become liable to another Person as a result of the imposition of a Tax upon any Person, or the assessment or collection of a Tax, except for such agreements as would not in the aggregate have a Material Adverse Effect on the Company. The Company has provided or made available to Parent information relating to (i) the taxable years of the Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) Neither the Company nor any of its Subsidiaries has Knowledge of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     The representations and warranties contained in this Section 3.13 are made as of the date hereof.

     Section 3.14. Opinion of Financial Advisor. The Board of Directors of the Company has received the oral opinion of Morgan Stanley Dean Witter, to the effect that, as of October 2, 1999 the Conversion
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Number is fair to the Company's stockholders from a financial point of view. A copy of the written opinion of Morgan Stanley Dean Witter will be delivered to Parent as soon as practicable after the date of this Agreement.

     Section 3.15. Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is required to adopt this Agreement. No other vote of the stockholders of the Company is required by law or the charter or By-laws of the Company in order for the Company to consummate the Merger and the transactions contemplated hereby.

     Section 3.16. Insurance. Except to the extent that the lack of a policy could reasonably be expected to have a Material Adverse Effect on the Company, as of the date hereof, the Company and its Subsidiaries have insurance policies, including without limitation policies of life, fire, health and other casualty and liability insurance, that the Company believes is sufficient for its business and operations.

     Section 3.17. Real Property; Title. As of the date hereof, the Company and its Subsidiaries have good and marketable title to all real properties owned by them except where the failure to have such title would not in the aggregate have a Material Adverse Effect on the Company.

     Section 3.18. Collective Bargaining Agreements and Labor. The Company has previously made available to Parent all labor or collective bargaining agreements in effect as of the date of this Agreement which pertain to a material number of the employees of the Company and its Subsidiaries. As of the date hereof, there are no pending complaints, charges or claims against the Company or its Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination by the Company of any individual, except for such complaints, charges or claims which if adversely determined would not in the aggregate have a Material Adverse Effect on the Company.

     Section 3.19. Material Contracts.

     (a) Except as disclosed in the Company Disclosure Letter, from and after the date of filing of the Company SEC Reports, neither the Company nor any of its Subsidiaries has entered into any contract, agreement or other document or instrument (other than this Agreement) that would be required to be filed with the SEC or any material amendment, modification or waiver under any contract, agreement or other document or instrument (other than any such amendments, modifications or waivers entered into following the date of this Agreement in connection with the transactions contemplated hereby) that was previously filed with the SEC or would be required to be so filed.

     (b) Except as filed as an exhibit to the Company SEC Reports or as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or has entered into or made any material amendment or modification to or granted any material waiver under any contract, agreement, document or instrument that the Company would be required to file under Item 601 of Regulation S-K promulgated under the Securities Act as an Exhibit to Form 10-K (collectively, the "Material Agreements").

     (c) Each of the Material Agreements is valid and enforceable against the Company in accordance with its terms, and there is no default under any Material Agreements either by the Company or any of its Subsidiaries which is a party to such Material Agreements or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Knowledge of the Company, any other party thereto, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on the Company. In addition, neither the Company nor any Subsidiary of the Company is in breach of any Material Agreement (including any breach which would give rise to a right to terminate any such agreement) that has caused a Material Adverse Effect on the Company. To the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written notice (or to the Knowledge of the Company any other notice) of default or termination under any Material Agreement, and to the Knowledge of the Company, there exists no basis for any assertion of a right of default or termination under such agreements. To the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written notice (or to the Knowledge of the
                                      A-12
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Company any other notice) of the exercise of a put option or other right pursuant to which the Company or any of its Subsidiaries would be obligated to purchase capital stock or assets relating to any Company LMA Facility (as defined in Section 3.21).

     The representations and warranties contained in this Section 3.19 are made as of the date hereof.

     Section 3.20. Takeover Statute. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and, assuming the accuracy of Parent's representation and warranty contained in Section 4.12, such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the Knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     Section 3.21. Company FCC License; Operations of Company Licensed Facilities. The Company and its Subsidiaries have operated the radio stations for which the Company and any of its Subsidiaries hold licenses from the FCC, in each case which are owned or operated by the Company and its Subsidiaries (each a "Company Licensed Facility" and collectively the "Company Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to the Company and its Subsidiaries (the "Company FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, each broadcast radio station for which the Company or any of its Subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Company LMA Facility" and collectively the "Company LMA Facilities") has been operated in compliance with the terms of the licenses issued by the FCC to the owner of such Company LMA Facility (each an "LMA Facility FCC License" and collectively the "LMA Facility FCC Licenses") except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has, and each of its Subsidiaries has, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to Company Licensed Facilities and has timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have, and are the authorized legal holders of, all Company FCC Licenses necessary or used in the operation of the businesses of Company Licensed Facilities as presently operated. To the Knowledge of the Company, the third-parties with which the Company or its Subsidiaries have entered into local marketing agreements with respect to Company LMA Facilities have, and are the authorized legal holders of, the LMA Facility FCC License necessary or used in the operation of the business of the respective Company LMA Facility to which such local marketing agreement relates. All Company FCC Licenses and, to the Knowledge of the Company, LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of the Company, any of its Subsidiaries (or, to the Company's Knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Company Disclosure Letter, no application, action or proceeding is pending for the renewal of any Company FCC License or, to the Knowledge of the Company, LMA Facility FCC License as to which any petition to deny has been filed and, to Company's Knowledge, there is not before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to any Company Licensed Facility or Company LMA Facility that, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Company, and the Company has no Knowledge of any basis that could reasonably be expected to cause the FCC not to renew any of Company FCC Licenses or the LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There is not pending and, to Company's Knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of Company FCC Licenses or, to the Knowledge of the Company, any of the LMA Facility FCC Licenses

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that, if adversely determined, could reasonably be expected to have a Material
Adverse Effect on the Company (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). The representations and warranties contained in this Section 3.21 are made as of the date hereof.

     Section 3.22. Transactions With Affiliates. Other than the transactions contemplated by this Agreement, or except to the extent disclosed in the Company SEC Reports or in the Company Disclosure Letter, as of the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Company's affiliates (other than Subsidiaries of the Company) or any other Person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     Section 3.23. Intellectual Property. Except as set forth in the Company Disclosure Letter and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company: (a) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property;
(c) to the Knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; and (d) neither the Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by the Company and its Subsidiaries and to the Knowledge of the Company no Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing. The representations and warranties contained in this Section 3.23 are made as of the date hereof.

                                   ARTICLE 4.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that except as set forth in the Parent Disclosure Letter delivered to the Company on the date hereof:

     Section 4.1. Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate have a Material Adverse Effect on Parent or Merger Sub. The copies of Parent's Articles of Incorporation,
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as amended, and Amended and Restated By-laws and Merger Sub's charter and by-laws which have been made available to the Company are complete and correct and in full force and effect on the date hereof. Each of Parent's Significant Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate have a Material Adverse Effect on Parent or Merger Sub. All the outstanding shares of capital stock of, or other ownership interests in, Parent's Subsidiaries and Merger Sub are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all Liens, except for restrictions contained in credit agreements and similar instruments to which Parent is a party. Except as disclosed in the Parent SEC Reports, there are no existing options (except for those set forth in Section 4.2 below), rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Parent or Merger Sub.

     Section 4.2. Capital Stock. The authorized capital stock of Parent consists of 900,000,000 shares of Parent Common Stock, and 2,000,000 shares of Class A Preferred Stock, par value $1.00 per share and 8,000,000 shares of Class B Preferred Stock, par value $1.00 per share (collectively, the "Parent Preferred Stock"). The shares of Parent Common Stock to be issued in the Merger or upon the exercise of the Company stock options, warrants, conversion rights or other rights or upon vesting or payment of other Company equity-based awards thereafter will, when issued, be validly issued fully paid and non-assessable. As of the date hereof, 338,398,684 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable. As of the date hereof, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock other than options and other rights to receive or acquire an aggregate of 30,097,952 shares of Parent Common Stock pursuant to:

          (a) the 1994 Incentive Stock Option Plan of Parent;

          (b) the 1994 Non-Qualified Stock Option Plan;

          (c) the Parent Director's Non-Qualified Stock Option Plan;

          (d) the 1998 Stock Incentive Plan;

          (e) various other option agreements with officers or employees of the Parent or the Parent's Subsidiaries, option assumption agreements, and incentive compensation grants;

          (f) Parent's 2 5/8% Senior Convertible Notes due 2003, convertible into Parent Common Stock;

          (g) the warrants of Jacor Communications, Inc. ("Jacor") assumed by Parent;

          (h) Jacor LYONs due 2011; and

          (i) Jacor LYONs due 2018.

     Section 4.3. Corporate Authority Relative to this Agreement; No Violation.

     (a) Parent has the corporate power and authority to enter into this Agreement, the Registration Rights Agreement dated the date hereof between Parent and certain stockholders of the Company (the "Registration Rights Agreement" and, together with the Company Stockholders Voting Agreement and the Shareholders Agreement, the "Ancillary Agreements"), the Shareholders Agreement and the Company Stockholders Voting Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of

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Parent and except for the Parent Stockholder Approval (as defined in Section 5.3 hereof), no other corporate or stockholder proceedings on the part of Parent are necessary to authorize this Agreement, the Ancillary Agreements, the issuance of the Parent Common Stock and the other transactions contemplated hereby and thereby. As of the date hereof, the Board of Directors of Parent has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholders and, subject to the provisions contained in Sections 5.10 and 5.20, to recommend to such stockholders that they vote in favor thereof. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Parent and, assuming this Agreement and the Ancillary Agreements have been duly and validly executed and delivered by the other parties hereto and thereto, and subject to the Parent Stockholder Approval (as defined in Section 5.3 hereof), this Agreement and the Ancillary Agreements constitute valid and binding agreements of Parent, enforceable against it in accordance with their respective terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Exchange
Act, the HSR Act, the Communications Act, any non-United States competition, antitrust and investments laws, the securities or blue sky laws of the various states and the rules of the New York Stock Exchange, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation (collectively, the "Parent Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement or the Ancillary Agreements, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, have a Material Adverse Effect on Parent; provided that Parent makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its Subsidiaries or facts specifically pertaining to any of them. Except for the Parent Required Approvals, neither Parent nor Merger Sub is subject to or obligated under any charter, bylaw or contract provision or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out this Agreement or the Ancillary Agreements, except for any breaches or violations which would not, in the aggregate, have a Material Adverse Effect on Parent.

     (b) Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub, and no other corporate or stockholder proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Merger Sub has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholders and recommends to such stockholders that they vote in favor thereof. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar loss affecting creditors' rights generally, or by principles governing the available of equitable remedies). This Agreement has been approved by Parent, as the sole stockholder of Merger Sub.

     Section 4.4. Reports and Financial Statements. The following reports, proxy statements and prospectuses filed by Parent with the SEC are publicly available:

          (a) Parent's Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996, 1997 and 1998;

          (b) Parent's Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1999 and June 30, 1999;

          (c) each definitive proxy statement filed by Parent with the SEC since January 1, 1996;

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          (d) each final prospectus filed by Parent with the SEC since January
     1, 1996, except any final prospectus on Form S-8; and

          (e) all Current Reports on Form 8-K filed by Parent with the SEC since December 31, 1998.

     As of their respective dates, such reports, proxy statements and prospectuses filed on or prior to the date hereof (collectively, "Parent SEC Reports") (i) complied as to form in all material respect with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing clause (ii) shall not apply to the financial statements included in the Parent SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP). Since January 1, 1996 and to the date hereof, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

     Section 4.5. No Undisclosed Liabilities. As of the date hereof, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet, except (a) liabilities or obligations reflected in any of the Parent SEC Reports and (b) liabilities or obligations which would not in the aggregate have a Material Adverse Effect on Parent.

     Section 4.6. No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in any of the Parent SEC Reports and
(b) for violations or possible violations which would not in the aggregate have a Material Adverse Effect on Parent. Parent and its Subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses, except for such permits, licenses and governmental authorizations the failure of which to have would not have in the aggregate a Material Adverse Effect on Parent. To the best Knowledge of Parent, Parent's Subsidiaries which are FCC licensees are financially qualified, and are otherwise qualified to be FCC licensees. The representations and warranties contained in this Section 4.6 are made as of the date hereof.

     Section 4.7. Environmental Laws and Regulations. Except as described in any of the Parent SEC Reports, as of the date hereof (a) Parent and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, except for non-compliance which would not in the aggregate have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof; (b) neither Parent nor any of its Subsidiaries has received written notice of, or, to the Knowledge of Parent, is the subject of, any Environmental Claims which would in the aggregate have a Material Adverse Effect on Parent; and (c) to the Knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     Section 4.8. No Undisclosed Employee Benefit Plan Liabilities. Except as described in any of the Parent SEC Reports or as otherwise set forth on Section
4.8 of the Parent Disclosure Letter, as of the date hereof all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed

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to by Parent or its Subsidiaries are in material compliance with their terms and all applicable provisions of ERISA, the Code and any other applicable legislation, and Parent and its Subsidiaries do not have any liabilities or obligations with respect to any such employee benefit plans, whether or not accrued, contingent or otherwise, except (a) as described in any of the Parent SEC Reports and (b) for instances of noncompliance or liabilities or obligations that would not in the aggregate have a Material Adverse Effect on Parent.

     Section 4.9. Absence of Certain Changes or Events. Other than as disclosed in the Parent SEC Reports, since June 30, 1999 to the date hereof, (a) the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on Parent.

     Section 4.10. Investigations; Litigation. As of the date hereof, except as described in any of the Parent SEC Reports or previously disclosed in writing to the Company:

          (a) to the Knowledge of Parent, no investigation or review by any governmental body or authority with respect to Parent or any of its Subsidiaries which would in the aggregate have a Material Adverse Effect on Parent is pending nor has any governmental body or authority notified Parent of an intention to conduct the same;

          (b) there are no actions, suits or proceedings pending (or, to Parent's Knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties, or before any federal, state, local or foreign governmental body or authority which in the aggregate is reasonably likely to have a Material Adverse Effect on Parent; and

          (c) to the Knowledge of Parent, the Parent SEC Reports or the Parent Disclosure Letter lists all of the pending litigation of Parent that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Parent.

     Section 4.11. Joint Proxy Statement; Registration Statement; Other Information. None of the information with respect to Parent or its Subsidiaries to be included in the Joint Proxy Statement (as defined in Section 5.2) or the Registration Statement (as defined in Section 5.2) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Joint Proxy Statement or the Registration Statement. Each of the Joint Proxy Statement (as it relates to Parent) and Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 4.12. Lack of Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock (exclusive of any shares owned by Parent's employee benefit plans).

     Section 4.13. Tax Matters.

     (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries is or was a member (a "Parent Group") have been timely filed or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All Taxes
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due and owing by Parent, any Subsidiary of Parent or any Parent Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As of the date hereof, there is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group which would, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group with respect to completed and settled examinations or concluded litigation have been paid. Parent has provided or made available to the Company information relating to (i) the taxable years of Parent for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (b) Neither Parent nor any of its Subsidiaries has Knowledge of any fact or has taken any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 4.14. Required Vote of Parent Stockholders. Other than (i) the affirmative vote approving the issuance of shares of Parent Common Stock to the stockholders of the Company in the Merger by the holders of a majority of the outstanding shares of Parent Common Stock actually present and voting and (ii) a plurality vote of the holders of Parent Common Stock electing the Director Nominees (as defined in Section 5.17) to Parent's Board of Directors, no other vote of the stockholders of Parent or Merger Sub is required by law, the charter or By-laws of Parent or Merger Sub in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.

     Section 4.15. Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Salomon Smith Barney Inc. ("SSB") dated the date of this Agreement to the effect that, as of such date, the Conversion Number is fair from a financial point of view to Parent. A copy of the written opinion of SSB will be delivered to the Company as soon as practicable after the date of this Agreement.

     Section 4.16. Insurance. Except to the extent that the lack of a policy could reasonably be expected to have a Material Adverse Effect on Parent, as of the date hereof, Parent and its Subsidiaries have insurance policies, including without limitation policies of life, fire, health and other casualty and liability insurance, that Parent believes is sufficient for its business and operations.

     Section 4.17. Real Property; Title. As of the date hereof, Parent and its Subsidiaries have good and marketable title to all real properties owned by it except where the failure to have such title would not in the aggregate have a Material Adverse Effect on Parent.

     Section 4.18. Collective Bargaining Agreements and Labor. As of the date hereof, there are no pending complaints, charges or claims against Parent or its Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination by Parent of any individual, except for such complaints, charges or claims which if adversely determined would not in the aggregate have a Material Adverse Effect on Parent.

     Section 4.19. Material Contracts. As of the date hereof, neither Parent nor any of its Subsidiaries Knows of, or has received notice of, any violation or default under any material contract (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) to which Parent or any of its Subsidiaries is a party except for such violations or defaults as would not in the aggregate have a Material Adverse Effect on Parent.

     Section 4.20. Takeover Statute. The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby and, assuming the accuracy of the Company's representation and warranty contained in Section 3.12, such approval constitutes approval of the Merger and the other
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transactions contemplated hereby by the Board of Directors of Parent under the provisions of Article 13.03 of the Texas Business Corporation Act (the "TBCA") such that Article 13.03 of the TBCA does not apply to this Agreement and the transactions contemplated hereby. To the Knowledge of Parent, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     Section 4.21. Parent FCC License; Operations of Parent Licensed
Facilities. Parent and its Subsidiaries have operated the radio stations for which Parent and any of its Subsidiaries hold licenses from the FCC, in each case which are owned or operated by Parent and its Subsidiaries (each a "Parent Licensed Facility" and collectively the "Parent Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Parent and its Subsidiaries (the "Parent FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. To the Knowledge of Parent, each broadcast radio station for which Parent or any of its Subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Parent LMA Facility" and collectively the "Parent LMA Facilities") has been operated in compliance with the terms of the licenses issued by the FCC to the owner of such Parent LMA Facility (each an "LMA Facility FCC License" and collectively the "LMA Facility FCC Licenses") except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent has, and each of its Subsidiaries have, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to Parent Licensed Facilities and has timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries have, and are the authorized legal holders of, all Parent FCC Licenses necessary or used in the operation of the businesses of Parent Licensed Facilities as presently operated. To the Knowledge of Parent, the third-parties with which Parent or its Subsidiaries have entered into local marketing agreements with respect to Parent LMA Facilities have, and are the authorized legal holders of, the LMA Facility FCC License necessary or used in the operation of the business of the respective Parent LMA Facility to which such local marketing agreement relates. All Parent FCC Licenses and, to the Knowledge of Parent, LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Parent, any of its Subsidiaries (or, to Parent's Knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except as set forth in Parent Disclosure Letter, no application, action or proceeding is pending for the renewal of any Parent FCC License or, to the Knowledge of Parent, LMA Facility FCC License as to which any petition to deny has been filed and, to Parent's Knowledge, there is not before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to any Parent Licensed Facility or Parent LMA Facility that, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Parent, and Parent has no Knowledge of any basis that could reasonably be expected to cause the FCC not to renew any of Parent FCC Licenses or the LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There is not pending and, to Parent's Knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of Parent FCC Licenses or, to the Knowledge of Parent, any of the LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Parent (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). The representations and warranties contained in this Section 4.21 are made as of the date hereof.

                                   ARTICLE 5.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 5.1. Conduct of Business by the Company or Parent. Except as contemplated by this Agreement and in the Company Disclosure Letter or the Parent Disclosure Letter, or as necessary or
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appropriate to satisfy the obligations hereunder, prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 7.1, and except as may be agreed to by the other parties hereto or as may be permitted pursuant to this Agreement:

          (a) The Company:

             (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business;

             (ii) shall use its reasonable efforts, and cause each of its Subsidiaries to use its reasonable efforts, consistent with prudent business practice to (A) preserve intact its business organizations and goodwill in all material respects, (B) keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them, in each case as a group;

             (iii) shall notify Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing could have a Material Adverse Effect on the Company;

             (iv) shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

             (v) shall not, and shall not permit any of its Subsidiaries to, enter into or amend any severance or similar agreements or arrangements which would be triggered by the transactions contemplated hereby, with any of their respective directors or employees, except for the payment of stay bonuses and severance mutually agreed to by Parent and the Company;

             (vi) shall not, without the consent of Parent, which consent shall not be unreasonably withheld, enter into any new written employment, consulting or salary continuation agreement with any employee or director which, in any case, has a term of more than one year or compensation at an annual rate in excess of $150,000 or, grant any increases in the compensation or benefits to any employee or director, other than as required by any agreement in existence prior to the date hereof and other than (a) compensation increases not in excess of 10% per year of such Person's compensation and (b) bonus increases not in excess of 10% per year of such Person's bonus from the preceding year;

             (vii) shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, (x) any merger, consolidation or business combination, any acquisition of an assets or securities, any disposition of assets or securities in any case, involving consideration in excess of $2 million individually or $25 million in the aggregate, and except for acquisitions previously disclosed in the Company Disclosure Letter or (y) any release or relinquishment of any material contract rights;

             (viii) shall not propose or adopt any amendments to its corporate charter or By-laws;

             (ix) shall not, and shall not permit any of its Subsidiaries to,
        (A) issue any shares of their capital stock, except upon exercise of rights under the Company Stock Option Plans, warrants listed in Section
        3.2 of the Company Disclosure Letter, the 7% Convertible Preferred Stock, any other agreement or arrangement referred to in Section 3.2 of the Company Disclosure Letter, options issued pursuant to existing employee incentive or benefit plans, programs or arrangements and non-employee director plans (including, without limitation, shares issued in connection with stock grants or awards or the exercise of rights or options granted in the ordinary course of business consistent with past practice pursuant to such plans, programs or arrangements) or

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        (B) effect any stock split not previously announced or (C) otherwise change the capitalization of the Company as it existed on the date hereof, except as contemplated herein;

             (x) without the consent of Parent, which consent shall not be unreasonably withheld, shall not, and shall not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, to acquire any shares of its capital stock, other than as required in any employment or other agreement in existence prior to the date hereof;

             (xi) shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase, exchange, convert or redeem any shares of its stock other than shares of 7% Convertible Preferred Stock and preferred stock of Subsidiaries;

             (xii) shall not, and shall not permit any of its Subsidiaries to amend in any significant respect the terms of their respective Benefit Plans, including but not limited to employee benefit plans, programs or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements, as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan;

             (xiii) shall not, and shall not permit any of its Subsidiaries to, amend the Company Credit Agreement, enter into any loan agreement as borrower or as lender, incur indebtedness that is subject to any prepayment penalty or for which the Company or its Subsidiaries are obligated to pay any discount, origination or similar fees, or grant any Liens on any of its assets;

             (xiv) shall not, and shall not permit any of its Subsidiaries to, except with respect to agreements contemplated by or permitted pursuant to this Agreement, enter into any material agreement with aggregate consideration of $2.0 million per year;

             (xv) shall not, and shall not permit any of its Subsidiaries, to enter into an agreement with any Affiliate of the Company, any family member of any Affiliate of the Company or any stockholder who owns more than 10% of the outstanding capital stock of the Company;

             (xvi) shall not, and shall not permit any of its Subsidiaries to make any material Tax election or settle or compromise any material Tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business;

             (xvii) shall not enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law and except in the ordinary course of business consistent in all material respects with past practices;

             (xviii) shall not, and shall not permit any of its Subsidiaries to, make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, or enter into an agreement to effect any of the foregoing, in each case which would reasonably be expected to adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or materially delay obtaining any consents or approvals of any Governmental Entity required under this Agreement or otherwise delay the Closing; and

             (xix) shall not agree, or permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions described in clauses (iv) through (xviii) or take any action which would make any representation or warranty in Article 3 hereof untrue or incorrect.

          (b) The Parent:

             (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business; provided, however, that nothing contained in this proviso shall limit Parent's ability to authorize or propose, or enter into, an agreement with respect to any acquisitions or to issue any debt or equity securities;
                                      A-22
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             (ii) shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement;

             (iii) shall and shall cause Merger Sub to vote all shares of Company Common Stock, if any, beneficially owned by Merger Sub or its affiliates in favor of adoption and approval of the Merger and this Agreement at the Company Special Meeting (as defined in Section 5.3);

             (iv) shall not, and shall not permit any of its Subsidiaries to, make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any similar transaction, or enter into an agreement to effect any of the foregoing, in each case which would reasonably be expected to adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement or materially delay obtaining any consents or approvals of any Governmental Entity required under this Agreement or otherwise delay the Closing;

             (v) shall not, and shall not permit any of its Subsidiaries to, change any of the accounting principles or practices used by it or any of its Subsidiaries, except as required by the Securities Exchange Commission (the "SEC") or required by GAAP;

             (vi) shall use its reasonable efforts, and cause each of its Subsidiaries to use its reasonable efforts, consistent with prudent business practice to (A) preserve intact its business organizations and goodwill in all material respects, (B) keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them, in each case as a group;

             (vii) shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

             (viii) shall not propose or adopt any amendments to its corporate charter or By-laws other than as necessary to effect the changes contemplated by this Agreement; and

             (ix) shall not agree, or permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions described in clauses (iv) through (viii) or take any action which would make any representation or warranty in Article 4 hereof untrue or incorrect.

     Section 5.2. Proxy Material; Registration Statement.

     (a) The Company and the Parent will confer with each other concerning receipt of the necessary regulatory approval set forth in Section 5.8, and not less than ninety (90) days prior to the anticipated receipt of such approvals, the Company and Parent will prepare and file with the SEC, will use its reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable, a joint proxy statement that will be the same proxy statement/prospectus contained in the Registration Statement (as hereinafter defined) and a form of proxy, in connection with the vote of each of the Company's and the Parent's stockholders with respect to the matters contemplated hereby (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's and the Parent's stockholders, is herein called the "Joint Proxy Statement").

     (b) Parent will prepare and, on the date mutually agreed to by the parties, file with the SEC a registration statement of the Parent on Form S-4 (such registration statement together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include the Joint Proxy Statement. Such Registration Statement shall be used for the purposes of registering with the SEC and with applicable state securities authorities the issuance of Parent Common Stock to holders of Company Common Stock in connection with the Merger. In addition, each of Parent and the Company will upon reasonable advance notice provide the other with all information and other

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

data as may be reasonably requested by Parent or the Company, as the case may be, in connection with the preparation and filing of the Registration Statement and the Joint Proxy Statement.

     (c) The Parent shall use its best efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date after filing the Registration Statement and to remain effective until the Effective Time.

     Section 5.3. Stockholders' Meeting. Each of the Company and Parent shall, in accordance with applicable law and their respective Certificate or Articles of Incorporation and By-laws duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, shall be referred to as the "Parent Special Meeting" or the "Company Special Meeting," as the case may be, and, together as the "Special Meetings") of its respective stockholders for the purpose of, in the case of the Company, approving and adopting the agreement of merger (as such term is used in Section 251 of the DGCL) set forth in this Agreement and approving the Merger by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") and in the case of Parent, (i) approving the issuance of shares of Parent Common Stock to the stockholders of the Company in the Merger by the holders of a majority of the outstanding shares of Parent Common Stock actually present and voting and (ii) electing the Director Nominees (as defined in Section 5.17) to Parent's Board of Directors by a plurality vote of the holders of Parent Common Stock (collectively, the "Parent Stockholder Approval"). Parent and the Company agree to use their reasonable efforts to cause the Special Meetings to occur within sixty (60) days after the date on which the Registration Statement becomes effective but not sooner than twenty (20) business days after the date the Joint Proxy Statement is first mailed to stockholders. Each of Parent and the Company shall include in the Joint Proxy Statement the recommendation of their Boards of Directors that stockholders vote in favor of the Company Stockholder Approval or the Parent Stockholder Approval, as the case may be; in each case subject to the duties of the respective Boards of Directors to make any further disclosure to the stockholders (which shall not, unless expressly stated, constitute a withdrawal or adverse modification of such recommendation) and, subject to the right to change such recommendation or terminate this Agreement following receipt of a Company Superior Proposal or Parent Superior Proposal, as applicable, or subject to the right to change such recommendation in accordance with Section 5.20. Each of Parent and the Company agrees to cooperate and use its respective best efforts to hold the Parent Special Meeting and the Company Special Meeting on the same day. If the Company's Board of Directors withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing, the Company shall remain obligated to call, give notice of, convene and hold the Company Special Meeting.

     Section 5.4. Approvals and Consents; Cooperation.

     (a) The Company and Parent shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (i) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

          (ii) promptly prepare and file with the NYSE listing applications covering the shares of Parent Common Stock issuable in the Merger or upon exercise of the Company stock options, warrants, conversion rights or other rights or vesting or payment of other Company equity based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance; and

          (iii) cooperate with one another in obtaining the opinions described in Section 6.1(h) of this Agreement.

     (b) Subject to the limitations contained in Section 5.2, the Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions.

     Section 5.5. Access to Information; Confidentiality. As permitted by law, each of the Company and Parent shall, upon reasonable notice to an Executive Officer (as defined in Section 8.2 hereof) of the Company or Parent, as the case may be, afford to the other party, and to such party's authorized officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours, in a manner so as not to interfere with the normal operations of the Company or Parent and their Subsidiaries of either and subject to reasonable restrictions imposed by an Executive Officer of the Company or Parent, as the case may be, during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company or Parent and its Subsidiaries, and during such period, the Company or Parent shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of applicable federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Notwithstanding anything to the contrary in this Agreement, neither party nor any or its Subsidiaries shall be required to disclose any information to the other party or its authorized representatives if doing so would (i) violate any federal, state, local or foreign law, rule or regulation to which such party or any of its Subsidiaries is subject; or (ii) directly or indirectly affect either party's competitive position in any of the markets in which either party operates or in respect of the activities in which either party is engaged. No investigation or information furnished pursuant to this Section 5.5 shall affect any representations or warranties made by the parties herein or the conditions to the obligations of the parties to consummate the Merger. Each party will keep such information provided to it by the other party confidential in accordance with the terms of the Confidentiality Agreements between Parent and the Company, dated February 8, 1999 and September 27, 1999, respectively (the "Confidentiality Agreements"), the terms of which are incorporated herein by reference, as if such information were Evaluation Material (as such term is defined in the Confidentiality Agreements).

     Section 5.6. Affiliates. The Company shall, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all Persons who are, at the time of the Company Special Meeting, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company will use its reasonable efforts to cause its affiliates to deliver to Parent not later that 10 days prior to the date of the Company Special Meeting, a written agreement substantially in the form attached as Exhibit 5.6, and will use its reasonable efforts to cause Persons or entities who become "affiliates" after such date but prior to the Closing Date to execute and deliver these agreements at least 5 days prior to the Closing Date.

     SECTION 5.7. Rights Under Stock Plans.

     (a) Each outstanding option or warrant to purchase shares of Company Common Stock ("Option") granted under the Company Stock Option Plans or otherwise, which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be assumed by Parent and deemed to constitute an option or warrant to acquire, on the same terms and conditions, mutatis mutandis (including, without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such Option prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable) at a price per share equal to (x) the aggregate exercise price for Company Common Stock purchasable pursuant to such Option divided by (y) the Conversion Number; provided that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Option shall not include any fractional share and, upon exercise of such Option, a cash payment shall be made for any fractional share based upon the last sale price per share of Parent Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Parent and the Surviving Corporation shall comply with the terms of the Company Stock Option Plans and the agreements governing any

Options. The adjustments provided herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Parent shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options in accordance with this Section 5.7. As promptly as practicable after the Effective Time, Parent shall use its reasonable efforts to cause the Parent Common Stock subject to assumed Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and shall use its reasonable efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to occur promptly after the Effective Time and to be maintained for so long as such Options remain outstanding.

     Section 5.8. Filings; Other Action.

     (a) Subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and the Communications Act, (ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking or undertaking all such further action as may be necessary to resolve such objections, if any, as the FCC, the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under relevant antitrust, competition or communications laws with respect to the transactions contemplated hereby, subject to Parent's right to direct such actions and things to be done set forth in Section 5.8(b) below.

     (b) Without limiting the generality of the undertakings pursuant to Section 5.8(a): (i) each of Parent and the Company shall provide promptly to the FCC or to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws (each, a "Government Antitrust Entity") information and documents requested by the FCC or such Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 5.8(a)(i) above, each of Parent and the Company shall file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof, and thereafter use its best efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act unless Parent in its reasonable judgment determines that it is reasonable in the circumstances not to comply substantially with any requests for additional information and documentary material under the HSR Act; (iii) Parent shall proffer its willingness to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such assets, categories of assets or businesses of the Company or Parent or either's respective Subsidiaries, (B) terminate such existing relationships and contractual rights and obligations of the Company or Parent or either's respective Subsidiaries,
(C) amend or terminate such existing licenses or other intellectual property agreements and to enter into such new licenses or other intellectual property agreements of the Company or Parent or either's respective Subsidiaries, (D) terminate any venture or arrangement and (E) effectuate any change or restructuring of the Company's or Parent's ownership, including, without limitation, the withdrawal or removal of officers or directors or the conversion or repurchase of equity securities of Parent or the Company (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with the FCC or the relevant Government Antitrust Entity giving effect thereto)
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

in each case with respect to the foregoing clauses (A), (B), (C), (D) or (E) (each a "Divestiture Condition"), if such action is likely to be necessary for the purpose of avoiding or preventing any action or inaction by the FCC or any Government Antitrust Entity which would restrain, enjoin or otherwise prevent or materially delay consummation of the transactions contemplated by this Agreement prior to the Termination Date; (iv) Parent shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause
(iii) of this subsection (b)) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date; (v) each of the Company and Parent will keep the other informed of any material communication, and provide to the other copies of all correspondence, between it (or its advisors) and the FCC or any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.8(b); and (vi) each of the Company and Parent shall permit the other to review any material communication to be given by it to, and shall consult with each other in advance of any telephonic calls, meeting or conference with, the FCC or any Government Antitrust Entity and, to the extent permitted, give the other party the opportunity to attend and participate in such telephonic calls, meetings and conferences. Notwithstanding any of the foregoing, (i) no failure to obtain termination of the waiting period under the HSR Act or consent of the FCC shall be deemed to be a breach hereunder by the Company or (to the extent that such failure to obtain termination of the waiting period under the HSR Act or consent of the FCC resulted from the ownership of assets by the Company or its Subsidiaries not owned on the date hereof or from ownership of assets by Affiliates of the Company other than those set forth on Schedule 4.2 of the Shareholders Agreement), by Parent and (ii) subject to the limitations in clause
(i) above, any Divestiture Condition imposed or requested by any Governmental Entity shall not excuse Parent from its obligation to consummate the transactions contemplated hereby, and the failure of the Merger to occur by reason of the imposition or request of such a Divestiture Condition or the failure of Parent to discharge, satisfy or remove such a Divestiture Condition shall be deemed a material breach by Parent of Section 5.8 of this Agreement. Subject to the foregoing, Parent shall be principally responsible for and in control of the process of dealing with the FCC or any Government Antitrust Entity relating to its obligations under subsections (b) (iii) and (b) (iv) hereof, including the negotiation and determination of any actions proposed to be taken by the Company or Parent or either's respective Subsidiaries. Notwithstanding the provisions of Section 5.8(a) and 5.8(b), in the event that either Parent or the Company is requested, as a condition to obtaining the approval of the FCC or any Government Antitrust Entity to the transactions contemplated hereunder, to take any action arising from a Material Change and such action if taken would have a Material Adverse Effect on the combined consolidated businesses, assets, operations or prospects of Parent and the Company, then Parent shall not be required to take such action and no failure by Parent to take such action shall be deemed a breach of this Section 5.8 or of any other provisions of this Agreement. For purposes of the preceding sentence, "Material Change" shall mean a change in the Communications Act, in the policies of the FCC in implementing or enforcing the Communications Act or in the policies of any Government Antitrust Entity in implementing or enforcing the Antitrust Laws, in each case which is adopted on or after the date hereof (it being expressly understood and agreed that the revisions to the FCC broadcast multiple ownership and attribution rules which were adopted by the FCC on August 5, 1999 and which take effect on November 16, 1999 shall not be considered material changes for purposes of this sentence), and which imposes an implicit or explicit national limit on the number of radio stations that may be directly or indirectly owned by a Person or the effect of any such changed policies or laws is to impose a national limit on the number of radio stations that may be directly or indirectly owned by a Person.

     (c) If the Company or Parent is required to take any action with respect to a Divestiture Condition in order to comply with this Section 5.8, the Company or Parent may take such action concurrently with the closing of the Merger on the Closing Date, and nothing in this Agreement shall require the Company or Parent to take such action prior to the Closing Date.

     Section 5.9. Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company and Parent shall take all such necessary action.

     Section 5.10. No Inconsistent Activities.

     (a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and to various alternatives to the transactions contemplated by this Agreement, and in light of the Company's representations contained in Section 3.14, the Company agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or expressly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Company Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Company's Board of Directors from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with the Company pursuant to a Company Acquisition Proposal which the Company's Board of Directors determines in good faith is more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement (a "Company Superior Proposal") so long as (i) prior to furnishing such information to, or entering into discussions or negotiations with, such a Person, the Company provides two (2) business days' advance written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, a Person from whom the Company shall have received an executed confidentiality agreement in form and substance similar to the Confidentiality Agreements prior to furnishing such information, (ii) such unsolicited bona fide proposal relating to a Company Superior Proposal is made by a third party that the Company's Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial capability to consummate, such Company Superior Proposal, (iii) the Company's Board of Directors, after duly considering the written advice of outside legal counsel to the Company, determines in good faith that such action is required for the Company's Board of Directors to comply with its fiduciary duties to stockholders imposed by applicable law and (iv) the Company uses all reasonable efforts to keep Parent informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides Parent copies of such written proposals and any amendments or revisions thereto or correspondence related thereto. The Company shall notify Parent orally and in writing of the fact that it received inquiries, offers or proposals with respect to a Company Acquisition Proposal, within 24 hours after the Company obtains Knowledge of the receipt thereof. Nothing contained herein shall prohibit the Company from disclosing to its stockholders a position as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to a Company Acquisition Proposal by means of a tender offer. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Company Acquisition Proposal and will take the necessary steps to inform its officers, directors, employees, agents, attorneys, accountants, financial advisors and other representatives of the obligations undertaken in this Section 5.10(a). The Board of Directors of the Company shall not approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal; provided, however, that the Board of Directors of the Company may approve and recommend a Company Superior Proposal. Nothing in this Section 5.10(a) shall (x) permit the Company to enter into an agreement with respect to a Company Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with any Person that provides for, or in any way facilitates, a Company Acquisition Proposal) or (y) affect any other obligation of the Company under this Agreement.

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

     (b) In light of the consideration given by the Board of Directors of Parent prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and to various alternatives to the transactions contemplated by this Agreement, and in light of Parent's representations contained in Section 4.15, Parent agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or expressly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Parent or any of its Subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Parent Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Parent Acquisition Proposal; provided, however, that the foregoing shall not prohibit Parent's Board of Directors from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with Parent pursuant to a Parent Acquisition Proposal which Parent's Board of Directors determines in good faith is more favorable from a financial point of view to Parent's shareholders than the transactions contemplated by this Agreement (a "Parent Superior Proposal") so long as (i) prior to furnishing such information to, or entering into discussions or negotiations with, such a Person, Parent provides two (2) business days' advance written notice to the Company to the effect that it is furnishing information to, or entering into discussions or negotiations with, a Person from whom Parent shall have received an executed confidentiality agreement in form and substance similar to the Confidentiality Agreements prior to furnishing such information, (ii) such unsolicited bona fide proposal relating to a Parent Superior Proposal is made by a third party that Parent's Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial capability to consummate, such Parent Superior Proposal, (iii) Parent's Board of Directors, after duly considering the written advice of outside legal counsel to Parent, determines in good faith that such action is required for Parent's Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law and
(iv) Parent uses all reasonable efforts to keep the Company informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides the Company copies of such written proposals and any amendments or revisions thereto or correspondence related thereto. Parent shall notify the Company orally and in writing of the fact that it received inquiries, offers or proposals with respect to a Parent Acquisition Proposal, within 24 hours after Parent obtains Knowledge of the receipt thereof. Nothing contained herein shall prohibit Parent from disclosing to its shareholders a position as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to a Parent Acquisition Proposal by means of a tender offer. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Parent Acquisition Proposal and will take the necessary steps to inform its officers, directors, employees, agents, attorneys, accountants, financial advisors and other representatives of the obligations undertaken in this Section 5.10(b). The Board of Directors of Parent shall not approve or recommend, or propose to approve or recommend, a Parent Acquisition Proposal; provided, however, that the Board of Directors of Parent may approve and recommend a Parent Superior Proposal. Nothing in this Section 5.10(b) shall (x) permit Parent to enter into an agreement with respect to a Parent Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Parent shall not enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with any person that provides for, or in any way facilitates, a Parent Acquisition Proposal) or (y) affect any other obligation of Parent under this Agreement.

     Section 5.11. Director and Officer Liability.

     (a) Parent, Merger Sub and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) as provided in the Company Certificate of Incorporation, Company By-laws, charter or By-laws of any Subsidiary of the Company or any Indemnity Agreement (as defined below) shall survive the Merger and continue in full force and effect. To the extent permitted by (i) the DGCL,
(ii) the Company's Certificate of Incorporation, the Company's By-laws, the charter or By-laws of any Subsidiary of the Company or (iii) any agreement
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providing for indemnification by the Company or any Subsidiary of the Company of
any Indemnitee in effect on the date of this Agreement (including any indemnity provisions contained in any agreement providing for the registration of securities) (each, an "Indemnity Agreement"), advancement of Indemnitee Expenses (as defined below) pursuant to this Section 5.11 shall be mandatory rather than permissive and the Surviving Corporation and Parent shall advance Costs (as defined below) in connection with such indemnification. Parent shall, and shall cause the Surviving Corporation to, expressly assume and honor in accordance with their terms all Indemnity Agreements.

     (b) For a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers' and directors' liability insurance and fiduciary liability insurance covering the Indemnitees who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance; provided, however, that neither Parent nor the Surviving Corporation will be required in order to maintain such policies to pay an annual premium in excess of 150% of the greater of (i) the last annual premium paid by the Company prior to the date of this Agreement and (ii) the annual premium for the year in which the Closing occurs (the "Cap"); and provided, further, that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, then Parent shall, or shall cause the Surviving Corporation to, maintain policies that, in Parent's good faith judgment, provide the maximum coverage available at an annual premium equal to the Cap.

     (c) In addition to the other rights provided for in this Section 5.11 and not in limitation thereof, for six (6) years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of such officers or directors (collectively, the "Indemnitees") against all losses, Indemnitee Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "Costs") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director or officer of the Company or any of its Subsidiaries and arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim") and (ii) advance to such Indemnitees all Indemnitee Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Indemnitee Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Parent or the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six year period, all rights to indemnification and advancement of Indemnitee Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees. For the purposes of this Section 5.11, "Indemnitee Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

     (d) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.11 shall be binding upon the successors and assigns of Parent and the Surviving Corporation. In the event the Company or the Surviving Corporation or any of

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their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.11.

     (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 5.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.11 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.11 applies shall be third party beneficiaries of this Section 5.11, each of whom may enforce the provisions of this Section 5.11).

     (f) Parent shall, and shall cause the Surviving Corporation to, advance all Indemnitee Expenses to any Indemnitee incurred enforcing the indemnity or other obligations provided for in this Section 5.11.

     Section 5.12. Accountants' "Comfort" Letters. The Company and Parent will each use reasonable efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

     Section 5.13. Additional Reports. Each of the Company and Parent shall furnish to the other copies of any reports of the type referred to in Sections
3.4 and 4.4 which it files with the SEC on or after the date hereof, and the Company or Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and their results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that such unaudited financial statements other than year-end financial statements will not include all of the notes required by GAAP).

     Section 5.14. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     Section 5.15. Conveyance Taxes. Each of Parent and the Company, respectively, shall timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees not including any income tax, gross receipt tax or any similar tax measured with respect to gross or net income (collectively, the "Conveyance Taxes") imposed on it at or prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith. Parent and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any such Conveyance Taxes.

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     Section 5.16. Public Announcements. The initial press release relating to this Agreement shall be a joint press release mutually agreed upon by Parent and the Company. Unless otherwise required by applicable law or the requirements of any listing agreement with any applicable stock exchange, Parent and the Company shall each use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

     Section 5.17. Board and Vice Chairman.

     (a) Parent shall take such action as shall be required to cause Parent's Board of Directors immediately after the Effective Time to be increased by five
(5) members. Prior to the mailing to stockholders of the Joint Proxy Statement, the Company's Board of Directors shall select five (5) individuals (the "Director Nominees") for nomination as directors of Parent, which nominees shall include Robert Crandall, Vernon E. Jordan, Jr., Perry J. Lewis (the "Named Nominees") and Thomas O. Hicks and either Michael J. Levitt, Lawrence D. Stuart, Jr. or Jack D. Furst (collectively with Thomas O. Hicks, the "Hicks Muse Partners"). Prior to mailing of the Joint Proxy Statement, Parent may, at its option, elect effective prior to the Effective Time to reduce the size of its Board of Directors to seven (7) members. If Parent exercises such option, immediately after the Effective Time, Parent's Board will be increased by four
(4) members and the Director Nominees shall consist of two of the Named Nominees (as mutually agreed by the Company and Parent), Thomas O. Hicks and either Michael J. Levitt, Lawrence D. Stuart, Jr. or Jack D. Furst. The Director Nominees shall be nominated to stand for election as directors of Parent at the Parent Special Meeting. If an individual so selected and nominated consents to serve as director, Parent shall use all reasonable efforts to cause such individual to be elected to its Board of Directors by the Parent's stockholders at the Parent Special Meeting, effective as of the Effective Time, for a term expiring at Parent's next annual meeting of stockholders following the Effective Time subject to being renominated as a director at the discretion of Parent's Board of Directors. If at any time prior to the Effective Time, any Director Nominee that is a Hicks Muse Partner does not consent or shall be unable to serve as a director at the Effective Time, the Company shall designate another Hicks Muse Partner to serve in such individual's place and if at any time prior to the Effective Time any Director Nominee other than a Hicks Muse Partner does not consent or shall be unable to serve as a director at the Effective Time, the Company and Parent shall mutually agree as to a substitute Director Nominee who is not a member of the Company's management and who is not affiliated with Hicks, Muse, Tate & Furst Incorporated to serve in such individual's place.

     (b) Immediately subsequent to the Effective Time, Thomas O. Hicks shall be appointed Vice Chairman of Parent until the earlier of his resignation or removal or until his successor is duly elected and qualified, as the case may be.

     Section 5.18. Expenses.

     (a) Except as provided in paragraphs (c) and (d), all Expenses (as defined below) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that if this Agreement is terminated for any reason, then the allocable share of Parent and the Company for all Expenses (including any fees and expenses of accountants, experts, and consultants, but excluding the fees and expenses of legal counsel and investment bankers) related to preparing, printing, filing and mailing the Registration Statement, the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, Joint Proxy Statement and HSR Act and the Communications Act, shall be allocated one-half each.

     (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Joint Proxy

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

Statement, the solicitation of stockholder approvals, requisite HSR Act and Communications Act filings and all other matters related to the consummation of the transactions contemplated hereby.

     (c) The Company agrees that, if (i) Parent terminates this Agreement pursuant to Section 7.1(g), (ii) the Company terminates this Agreement pursuant to Section 7.1(h), (iii) Parent terminates this Agreement pursuant to Section 7.1(d) or Parent terminates this Agreement pursuant to Section 7.1(b) at a time that a Company Breach (as defined in Section 7.1(d)) exists, (iv) this Agreement terminates pursuant to Section 7.1(f) due to the failure to receive Company Stockholder Approval and prior to the Company Special Meeting the Company's Board of Directors withdrew, modified or changed its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolved to do any of the foregoing or (v) this Agreement terminates pursuant to Section 7.1(f) due to the failure to receive Company Stockholder Approval and in each case described in clauses (iii) and (v) within eighteen months after the termination of this Agreement (A) a transaction is consummated, which transaction, if offered or proposed, would constitute a Company Acquisition Proposal, (B) a definitive agreement (the execution and delivery of which has been authorized by the boards of directors, or comparable bodies, that would if consummated constitute a Company Acquisition Proposal) for such a transaction is entered into (and in the case described in clause (v) such transaction is consummated whether or not within such eighteen-month period) or (C) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 50% or more of the combined power to vote generally for the election of directors, then upon the first to occur of any such case the Company shall pay to Parent a Termination Fee of $700 million, plus the reasonably documented Expenses of Parent up to $25 million. Parent may assert its right to the Termination Fee and Expenses under one or more cases set forth under this Section 5.18(c), but in no event shall Parent receive more than one Termination Fee and Expenses under this
Section 5.18(c). To the extent permitted by law, the payments under this Section 5.18(c) are in addition to any liability that a party hereto otherwise has for a breach of this Agreement.

     (d) Parent agrees that, if (i) the Company terminates this Agreement pursuant to Section 7.1(i), (ii) Parent terminates this Agreement pursuant to
Section 7.1(j), (iii) the Company terminates this Agreement pursuant to Section 7.1(c) or the Company terminates this Agreement pursuant to Section 7.1(b) at a time that a Parent Breach (as defined in Section 7.1(c)) exists or (iv) this Agreement terminates pursuant to Section 7.1(f) due to the failure to receive Parent Stockholder Approval and in each case described in clauses (iii) and (iv) within eighteen months after the termination of this Agreement (A) a transaction is consummated, which transaction, if offered or proposed, would constitute a Parent Acquisition Proposal, (B) a definitive agreement (the execution and delivery of which has been authorized by the boards of directors, or comparable bodies, that would if consummated constitute a Parent Acquisition Proposal) for such a transaction is entered into (and in the case described in clause (iv) such transaction is consummated whether or not within such eighteen-month period) or (C) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Parent then representing 50% or more of the combined power to vote generally for the election of directors, then upon the first to occur of any such case Parent shall pay to the Company a Termination Fee of $1 billion, plus the reasonably documented Expenses of the Company up to $25 million. The Company may assert its right to the Termination Fee and Expenses under one or more cases set forth in this Section 5.18(d), but in no event shall the Company receive more than one Termination Fee and Expenses under this Section 5.18(d). To the extent permitted by law, the payments under this Section 5.18(d) are in addition to any liability that a party hereto has for a breach of this Agreement.

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

     Section 5.19. Notice of Certain Events. Each party to this Agreement shall promptly as reasonably practicable notify the other parties hereto of:

          (a) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its Knowledge, threatened against, relating to or involving or otherwise affecting it or any actions, suits, claims, investigations or proceedings commenced or, to the best of its Knowledge, threatened against, its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Article 3 or which relate to the consummation of the transactions contemplated by this Agreement;

          (d) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under any material agreement; and

          (e) any Material Adverse Effect of the Company or Material Adverse Effect of Parent or the occurrence of any event which is reasonably likely to result in a Material Adverse Effect of the Company or a Material Adverse Effect of Parent, as the case may be.

     Section 5.20. Withdrawal, Modification or Change in Board Recommendation.

     (a) The Company's Board of Directors shall not withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolve to do any of the foregoing, except (i) if the Board of Directors of the Company approves and recommends a Company Superior Proposal in accordance with Section 5.10(a) or (ii) in matters other than those relating to a Company Superior Proposal, to the extent the Company's Board of Directors, after duly considering the written advice of outside legal counsel to the Company determines in good faith that such action is required for the Company's Board of Directors to comply with its fiduciary duties to stockholders imposed by applicable law. Any withdrawal, modification or change in the recommendation of the Company's Board of Directors of this Agreement or the Merger made in accordance with this Section 5.20(a) shall not be in breach of the Company's representations, warranties or covenants contained in this Agreement.

     (b) The Parent's Board of Directors shall not withdraw, modify or change its recommendation of this Agreement or vote in favor of the Parent Stockholder Approval in a manner adverse to the Company or resolved to do any of the foregoing except (i) if the Board of Directors of Parent approves and recommends a Parent Superior Proposal in accordance with Section 5.10(b) or (ii) in matters other than those relating to a Parent Superior Proposal, to the extent Parent's Board of Directors, after duly considering the written advice of outside legal counsel to Parent determines in good faith that such action is required for Parent's Board of Directors to comply with its fiduciary duties to stockholders imposed by applicable law. Any withdrawal, modification or change in the recommendation of Parent's Board of Directors of this Agreement or the Merger made in accordance with this Section 5.20(b) shall not be in breach of Parent's representations, warranties or covenants contained in this Agreement.

     Section 5.21. Employee Plans and Benefits and Employment Contracts.

     (a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries or group of such officers, directors, employees or consultants.

     (b) As soon as administratively feasible following the Closing Date, the Surviving Corporation and its Subsidiaries shall or the Parent shall cause the Surviving Corporation and it Subsidiaries to, provide employees of the Company or its Subsidiaries (excluding employees covered by collective bargaining agreements) the employee benefit plans, severance benefits, programs, policies and arrangements that are no less favorable in the aggregate than such programs and policies provided to similarly situated employees of Parent and its Subsidiaries.

     (c) To the extent permitted under applicable law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for all purposes including, without limitation, service for purposes of determining (i) short-term and long-term disability benefits; (ii) severance benefits; (iii) vacation benefits; and (iv) vesting, eligibility and accrued benefits under any qualified, non-qualified, and welfare benefit plan. All pre-existing conditions and exclusions shall be waived and expenses incurred by any employee for deductibles and co-payments in the portion of the year prior to the date an employee first became a participant in such plan shall be credited to the benefit of such employee under such plan in the year in which such employee's participation commenced.

     Section 5.22. Redemption or Conversion of Preferred Stock. Prior to the Closing Date, the Company shall redeem or convert all of its outstanding 7% Convertible Preferred Stock.

     Section 5.23. Section 16(b) Board Approval.

     (a) Prior to Closing, the Board of Directors of Parent shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the acquisition of Parent Common Stock at the Effective Time by officers and directors of Parent (including officers or directors of the Company who become, prior to, at, or following the Effective Time of the Merger, officers or directors of Parent) as a result of the conversion of shares of Company Common Stock in the Merger and the assumption of the Options by Parent at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the Options to be assumed by Parent at the Effective Time, the material terms of the options and warrants to purchase Parent Common Stock acquired by such insiders as a result of the assumption by Parent of such Options.

     (b) Prior to Closing, the Board of Directors of the Company shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the conversion at the Effective Time of the shares of the Company Common Stock held by officers and directors of the Company into shares of Parent Common Stock as a result of the conversion of shares in the Merger, and the assumption by Parent at the Effective Time of the Options of the officers and directors of the Company. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Company Common Stock to be converted into shares of Parent Common Stock at the Effective Time, the number and material terms of the Options to be assumed by Parent at the Effective Time, and that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

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

                                   ARTICLE 6.

                            CONDITIONS TO THE MERGER

     Section 6.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

          (b) Stockholder Approvals. The Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

          (c) No Injunction or Restraint. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the transactions contemplated hereby.

          (d) Consents. All consents and approvals (other than any consent or approval required pursuant to or in connection with the Antitrust Laws) of Governmental Entities (other than the FCC) necessary for consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, would not in the aggregate have a Material Adverse Effect on the Company or Parent.

          (e) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (f) Communications Act. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired; provided, however, Parent may elect to consummate the Merger on an initial order from the FCC.

          (g) Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger or upon exercise of the Options shall have been authorized for listing on the NYSE, subject to official notice of listing.

          (h) Tax Opinion. Each of the Company and Parent shall have received prior to the effectiveness of the Registration Statement an opinion of its tax counsel, Vinson & Elkins L.L.P., and Akin, Gump, Strauss, Hauer & Feld, L.L.P., respectively, in form and substance reasonably satisfactory to the Company and Parent, as applicable, to the effect that, the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that the Company, Parent and Merger Sub will each be a "party to the reorganization" within the meaning of
     Section 368(b) of the Code, and that accordingly none of the Company, Parent and Merger Sub shall recognize gain or loss for federal income tax purposes as a result of the Merger and stockholders of the Company will not recognize gain or loss for federal income tax purposes on the receipt pursuant to the Merger of Parent Common Stock in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Vinson & Elkins L.L.P. and Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall receive and may rely upon representations contained in certificates of Parent, Merger Sub and the Company.

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

     Section 6.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

          (a) Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation or warranty) would have a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) The Company shall have completed the redemption or conversion in full of its outstanding 7% Convertible Preferred Stock.

     Section 6.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

          (a) Each of the representations and warranties of Parent and Merger Sub set forth in his Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak expressly as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Material Adverse Effect qualifier(s) contained in any and each such representation or warranty) would have a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (b) Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                                   ARTICLE 7.

                           TERMINATION AND AMENDMENT

     Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Parent or the Company:

          (a) by the mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2001 (the "Termination Date"); provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date; and provided, further, that Parent shall have no right to terminate this Agreement under this paragraph (b) if the Merger shall not have become effective prior to the Termination Date due to Parent's failure to satisfy or remove a Divestiture Condition to the extent required by Section 5.8, which failure shall constitute a material breach of this Agreement by Parent; and provided, further, the Termination Date shall be extended until no later than September 30, 2001 to the extent that the only condition to the consummation of the Merger that has failed to be satisfied by the parties hereto is the termination of the waiting period under the HSR Act or the receipt of FCC consent in either case due to the assets of RCN Corporation owned on the date hereof;

          (c) by the Company, if there has occurred a breach by Parent of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (B) cannot be or has not been cured within twenty business days after the giving of written notice to Parent of such breach, provided that in no event shall such twenty-business day period extend beyond the Termination Date; provided, however, that there shall be no cure period for Parent's breach of Section 5.10(b) or 5.20(b) or any breach by Parent that relates to one or more Divestiture Conditions to the extent required by Section 5.8 (a "Parent Breach");

          (d) by Parent, if there has occurred a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (B) cannot be or has not been cured within twenty business days after the giving of written notice to the Company of such breach, provided that in no event shall such twenty-business day period extend beyond the Termination Date; provided, however, that there shall be no cure period for the Company's breach of Section 5.10(a) or 5.20(a) (a "Company Breach");

          (e) by either the Company or Parent, if there shall be any applicable law, rule or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree of a court or other Governmental Entity of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable; provided, that Parent shall have no right to terminate this Agreement under this paragraph (e) if the condition set forth in this paragraph (e) shall not be satisfied due to Parent's failure to satisfy or remove a Divestiture Condition to the extent required by Section 5.8, which failure shall constitute a material breach of this Agreement by Parent;

          (f) by either the Company or Parent, if the stockholder approvals referred to in Section 5.3 shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

          (g) by Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the stockholders of the Company any Company Acquisition Proposal or resolved to do so; (ii) a tender offer or exchange offer for outstanding shares of capital stock of the Company then representing 50% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of the Company does not, within the applicable period required by law, recommend that stockholders not tender their shares into such tender or exchange offer; or (iii) the Company's Board of Directors fails to call or hold the Company Special Meeting by reason of the receipt of a Company Acquisition Proposal;

          (h) by the Company, if the Company shall have given notice to Parent advising Parent that the Company has received, and intends to accept, a Company Superior Proposal from a third party in accordance with Section 5.10(a), advising Parent that the Company intends to terminate this Agreement in accordance with this Section 7.1(h) and makes payment as required pursuant to Section 5.18(c) of this Agreement and of the Expenses for which the Company is responsible under Section 5.18(c) of this Agreement both by wire transfer of immediately available funds upon the acceptance of the Company Superior Proposal and as a condition to termination under this section 7.1(h). The Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) unless it has provided Parent the requisite notices under Section 5.10 and the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Parent for at least 72 hours to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein. It is acknowledged by Parent that such negotiations with Parent shall be conducted in a manner consistent with the fiduciary duties of the Company's Board of Directors;

          (i) by the Company, if (i) the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement or to vote in favor of the Parent Stockholder Approval in a manner adverse to the Company or shall have resolved to do any of the foregoing or the Board of Directors of Parent shall have recommended to the shareholders of Parent any Parent Acquisition Proposal or resolved to do so; or (ii) a tender offer or exchange offer for outstanding shares of capital stock of Parent then representing 50% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of Parent does not, within the applicable period required by law, recommend that shareholders not tender their shares into such tender or exchange offer; or
     (iii) Parent's Board of Directors fails to call or hold the Parent Special Meeting by reason of the receipt of a Parent Acquisition Proposal; or

          (j) by Parent, if Parent shall have given notice to the Company advising the Company that Parent has received, and intends to accept, a Parent Superior Proposal from a third party in accordance with Section 5.10(b), advising the Company that Parent intends to terminate this Agreement in accordance with this Section 7.1(j) and makes payment as required pursuant to Section 5.18(d) of this Agreement and of the Expenses for which Parent is responsible under Section 5.18(d) of this Agreement both by wire transfer of immediately available funds upon the acceptance of the Parent Superior Proposal and as a condition to termination under this
     Section 7.1(j). Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(j) unless it has provided the Company the requisite notices under Section 5.10 and Parent shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with the Company for at least 72 hours to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated herein. It is acknowledged by the Company that such negotiations with the Company shall be conducted in a manner consistent with the fiduciary duties of Parent's Board of Directors.

     Section 7.2. Effect of Termination. In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this Section 7.2 and except for the provisions of Sections 5.16, 5.18, the last sentence of Section 5.5 and Article 8 (other than Sections
8.10 and 8.11), provided that nothing herein shall relieve any party from liability for any breaches hereof which at a minimum shall be the Expenses of the non-breaching party.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

     SECTION 8.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile transmission or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

     (a) if to the Company, to:

         AMFM Inc.
         1845 Woodall Rogers Freeway
         Suite 1300
         Dallas, Texas 75201
         Attention: William S. Banowsky, Jr.
         Facsimile No.: (214) 922-8700

         with a copy to:

         Vinson & Elkins L.L.P.
         2001 Ross Avenue
         Suite 3700
         Dallas, Texas 75201
         Attention: Michael D. Wortley
         Facsimile No.: (214) 220-7716

     (b) if to Parent or Merger Sub, to:

         Clear Channel Communications, Inc.
         200 Concord Plaza
         Suite 600
         San Antonio, Texas 78216-6940
         Attention: Randall T. Mays
         Facsimile No.: (210) 822-2299

         with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         1700 Pacific Avenue
         Suite 4100
         Dallas, Texas 75201
         Attention: Michael E. Dillard, P.C.
         Facsimile No.: (214) 969-4343

     Section 8.2. Definitions. For purposes of this Agreement:

          (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such first Person.

          (b) "Antitrust Laws" mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          (c) "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in (whether or not in writing and whether or not delivered to the Company's stockholders generally), a merger, consolidation, liquidation, reorganization, tender offer, exchange offer, consolidation or other business combination directly or indirectly involving the Company or any of its

     Subsidiaries or the acquisition of a substantial equity interest in or a substantial portion of the assets of, any such entity, other than the transactions contemplated by this Agreement.

          (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (e) "Executive Officer" means, with respect to the Company, as applicable, those executive officers of the Company, listed on Exhibit 8.2(e)(i) hereto and with respect to Parent, those executive officers of Parent listed on Exhibit 8.2(e)(ii) hereto.

          (f) "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          (g) "Knowledge", "Know" or "Known" means, with respect to the matter in question, if any of the Executive Officers of the Company or Parent, as the case may be, has actual knowledge of such matter.

          (h) "Lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business (iii) all liens approved in writing by the other party hereto or (iv) restrictions on transfer imposed by federal or state securities laws.

          (i) "Material Adverse Effect" means, any adverse change in the business, financial condition or results of operations of the Company or Parent, as the case may be, or its respective Subsidiaries that is material to the Company or Parent, as the case may be, and its respective Subsidiaries taken as a whole.

          (j) "Parent Acquisition Proposal" means any offer or proposal for, or any indication of interest in (whether or not in writing and whether or not delivered to Parent's shareholders generally), a merger, consolidation, liquidation, reorganization, tender offer, exchange offer, consolidation or other business combination directly or indirectly involving Parent or any of its Subsidiaries or the acquisition of a substantial equity interest in or a substantial portion of the assets of, any such entity, other than the transactions contemplated by this Agreement.

          (k) "Person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

          (l) "Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          (m) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          (n) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 8.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (provided, however, that the provisions of the Confidentiality Agreements shall remain valid and in effect) and, except for the provisions of Article 2 and Sections 5.7 and 5.11, is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

     Section 8.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

     Section 8.7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas or in Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Texas or any Texas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Texas.

     Section 8.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 8.9. Interpretation. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The disclosure of any matter in any Section of a Disclosure Letter hereto shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Material Adverse Effect for purposes of this Agreement.

     Section 8.10. Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

     Section 8.11. Survival of Covenants and Agreements. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

     Section 8.12. Attorneys' Fees. If any action or law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     Section 8.13. Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 8.14. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.13, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 8.15. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement or other action attributed to the Board of Directors pursuant to Section 7.1, an amendment of this Agreement pursuant to
Section 8.13 or an extension or waiver pursuant to Section 8.14 shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

     Section 8.16. No Recourse Against Others. No past, present or future director, officer, employee, stockholder, incorporator or partner, as such, of Parent, the Company, Merger Sub or the Surviving Corporation shall have any liability for any obligations of Parent, the Company, Merger Sub or the Surviving Corporation under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

                            [SIGNATURE PAGE FOLLOWS]

                        MERGER AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        CLEAR CHANNEL COMMUNICATIONS, INC.

                                        By:       /s/ RANDALL T. MAYS
                                           -------------------------------------
                                        Name: Randall T. Mays
                                        Title:  Executive Vice President and
                                                Chief
                                                Financial Officer

                                        CCU MERGER SUB, INC.

                                        By:       /s/ RANDALL T. MAYS
                                           -------------------------------------
                                        Name: Randall T. Mays
                                        Title:  Executive Vice President and
                                                Chief
                                                Financial Officer

                                        AMFM INC.

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  Chairman and Chief Executive
                                        Officer

                                  EXHIBIT 5.6

                              AFFILIATE AGREEMENT

Clear Channel Communications, Inc.
200 Concord Plaza
Suite 600
San Antonio, Texas 78216-6940

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 2, 1999 among Clear Channel Communications, Inc., a Texas corporation ("Parent"), CCU Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and AMFM Inc., a Delaware corporation (the "Company"), pursuant to which Merger Sub will be merged with and into the Company.

     The undersigned understands that it may be deemed to be an "affiliate" of the Company for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 5.6 of the Merger Agreement.

     With respect to such securities of Parent as may be received by the undersigned pursuant to the Merger Agreement (the "Shares"), the undersigned represents to and agrees with Parent that:

          A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

          B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of the Company, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

          C. The undersigned also understands that, if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

        "The securities represented by this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), and may be sold, transferred or otherwise disposed of only upon receipt by the Corporation of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

                                            Very truly yours,

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                               EXHIBIT 8.2(e)(i)

                           COMPANY EXECUTIVE OFFICERS

                               James E. de Castro
                             D. Geoffrey Armstrong
                               Kenneth J. O'Keefe
                            William S. Banowsky, Jr.

                               EXHIBIT 8.2(e)(ii)

                           PARENT EXECUTIVE OFFICERS

                                 L. Lowry Mays
                                  Mark P. Mays
                                Randall T. Mays
                                Kenneth E. Wyker
                                   Julie Hill

                                                                         ANNEX B

                             SHAREHOLDERS AGREEMENT

     This SHAREHOLDERS AGREEMENT (this "Agreement") is entered into this 2nd day of October, 1999 by and among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Parent"), L. LOWRY MAYS and 4-M PARTNERS, LTD., a Texas limited partnership (the "Existing Shareholders"), and the other parties listed on the signature page hereof (the "New Shareholders").

                                  WITNESSETH:

     WHEREAS, Parent, CCU Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and AMFM INC., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, the New Shareholders together are significant shareholders of the Company, and upon consummation of the Merger in accordance with the Merger Agreement, the New Shareholders will become significant shareholders of Parent immediately after the Merger;

     WHEREAS, as of the date hereof, the Existing Shareholders together are significant shareholders of Parent and together will continue to be significant shareholders of Parent immediately after the Merger; and

     WHEREAS, Parent, the Existing Shareholders and the New Shareholders wish to provide for and acknowledge certain arrangements and understandings respecting the share ownership of the Existing Shareholders and the New Shareholders and certain other matters.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the New Shareholders and the Existing Shareholders hereby agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. In addition, the following terms, as used in this Agreement, shall have the respective meanings set forth in this Article 1:

     "Affiliate" of any Person, means (i) another Person that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such first Person; (ii) another Person whose assets are attributable to such first Person pursuant to the attribution rules and regulations of the Communications Act; or (iii) another Person who is a member of a 13d Group with such first Person. Notwithstanding the foregoing, for purposes of this Agreement, no Existing Shareholder shall constitute an "Affiliate" of any New Shareholder, and no New Shareholder shall constitute an "Affiliate" of any Existing Shareholder.

     "Beneficial owner" or "beneficially owned" or "beneficial ownership" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act.

     "Board" or "Board of Directors" means the board of directors of Parent, as constituted from time to time.

     "Business Combination Transaction" shall mean (A) a (i) merger, (ii) consolidation, (iii) "business combination" as defined in Part Thirteen of the Texas Business Corporation Act as in effect on the date hereof, (iv) compulsory share exchange, (v) recapitalization, or (vi) a transaction in which Parent or any

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successor or Subsidiary of Parent is a constituent corporation or to which
Parent or any successor or Subsidiary of Parent is a party, or (B) a sale of a substantial portion of the assets of Parent or any successor, division or Subsidiary of Parent; provided, however, for purposes of this Agreement, none of the foregoing shall constitute a "Business Combination Transaction" if the beneficial ownership of the capital stock of Parent or the surviving entity (following a merger in which Parent ceases to exist) immediately after the consummation of the transaction is substantially the same as the beneficial ownership of the capital stock of Parent immediately prior to the transaction.

     "Buy-Sell Agreement" means that certain Buy-Sell Agreement, dated May 31, 1977, by and among Parent, L. Lowry Mays, and B.J. McCombs.

     "Common Stock" means the common stock of Parent, par value $0.10 per share.

     "Communications Act" means the Communications Act of 1934, as amended, and any regulations promulgated thereunder.

     "Effective Time" means the time at which the Merger becomes effective.

     "Exchange Act" means the Securities Exchange act of 1934, as amended, or any successor federal statute, as in effect from time to time.

     "FCC" means the Federal Communications Commission.

     "FCC Rule" means any FCC rule, regulation or policy regarding ownership of, control over, or any relationship with any medium of mass communication.

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Independent Director" means, with respect to a matter presented to the Board of Directors for approval, any member of the Board of Directors who (i) is not a Director Nominee in Section 5.17 of the Merger Agreement and (ii) under the Texas Business Corporation Act, does not have an interest in the matter presented for approval.

     "Non-Listed Assets" means all radio, television, and outdoor advertising assets owned by any New Shareholder or any Affiliate of a New Shareholder from time to time that are not listed on Schedule 4.2 hereto.

     "Person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, as in effect from time to time.

     "Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

     "13d Group" means a group with in the meaning of Section 13(d)(3) of the Exchange Act.

     "Voting Power" means, with respect to Voting Securities, the maximum number of votes that the holders of Voting Securities are entitled (at the time of determination of Voting Power) to vote in the election of directors (except to the extent such voting rights are contingent upon dividend arrearages or similar circumstances).

     "Voting Securities" means the Common Stock and any other securities of Parent or its successors that are entitled by their terms to vote generally in the election of directors of Parent or its successors and all options, rights, warrants and other securities convertible into, or exercisable or exchangeable for, any shares of the Common Stock or other securities possessing such voting rights.
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                                   ARTICLE 2

                             SHAREHOLDER ACTIVITIES

     Section 2.1. Certain Agreements of the New Shareholders.

     (a) General. The New Shareholders jointly and severally covenant and agree that from and after the Effective Time, except as specifically permitted or contemplated by this Agreement or unless previously approved in writing by Parent upon the approval of a majority of the Independent Directors or with the approval of the Chief Executive Officer of Parent, the New Shareholders and their Affiliates will not in any manner, directly or indirectly, acting alone or in concert with others:

          (i) beneficially own or seek to beneficially own, directly or indirectly, Voting Securities of Parent such that the aggregate beneficial ownership of the New Shareholders and their Affiliates exceeds 20% of the total Voting Securities of Parent outstanding at any time (such 20% limitation of the total Voting Securities outstanding from time to time shall be referred to as the "Percentage Limitation");

          (ii) acquire or offer, agree, attempt, seek, propose, or announce an intention to acquire, directly or indirectly, by purchase or otherwise, any Voting Securities (or any direct or indirect beneficial ownership, rights, options or interests therein), if after the consummation of such acquisition the New Shareholders and their Affiliates would have an aggregate beneficial ownership of Voting Securities in excess of the Percentage Limitation;

          (iii) acquire or offer, agree, attempt, seek, propose, or announce an intention to acquire, directly or indirectly, by purchase or otherwise, any assets of Parent or any of its successors or Subsidiaries;

          (iv) (A) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to securities of Parent or any of its successors or Subsidiaries; (B) initiate any shareholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under Exchange Act) with respect to Parent or any of its successors or Subsidiaries; or (C) directly or indirectly, advise, assist, encourage, induce, or act as a financing source for others to take any such action;

          (v) take any action for the purpose of (A) convening a meeting of the shareholders of Parent or any of its successors or Subsidiaries; (B) taking action by written consent of the shareholders of Parent or any of its successors or Subsidiaries; or (C) directly or indirectly, advise, assist, encourage, induce, or act as a financing source for others to take such action;

          (vi) except in connection with actions otherwise permitted by this Agreement, make any public announcement or disclosure relating to (A) the acquisition of Voting Securities that would result in the aggregate beneficial ownership of Voting Securities of the New Shareholders and their Affiliates exceeding the Percentage Limitation; (B) a proposal for a Business Combination Transaction; or (C) a tender offer or exchange offer for Voting Securities;

          (vii) except as permitted by Section 3.1, enter into or agree, offer, commence, propose or seek to enter into, discuss, or otherwise be involved in or part of, directly or indirectly, any (A) tender offer or exchange offer for Voting Securities or (B) any Business Combination Transaction;

          (viii) request or solicit any Person or negotiate with any Person to
     (A) make a tender offer or exchange offer for Voting Securities or (B) make a Business Combination Transaction;

          (ix) make any proposal (A) to Parent or its Board of Directors for a Business Combination Transaction or (B) for a tender offer or exchange offer for Voting Securities;

          (x) except in connection with bona fide estate planning activities undertaken by a New Shareholder who is an individual, deposit Voting Securities into a voting trust or subject Voting Securities to voting agreements, or grant any proxy with respect to any Voting Securities to any person not designated by Parent's Board of Directors, other than in connection with a bona fide pledge of Voting Securities by a New Shareholder who is an individual;

          (xi) form, join or in any way participate in a 13d Group for the purpose of taking any action restricted or prohibited under any clause of this Subsection (a) of Section 2.1;

          (xii) disclose publicly any intention, plan or arrangement inconsistent with the foregoing or the other provisions of this Agreement relating to any Voting Securities; or

          (xiii) enter into any discussions, negotiations, arrangements or understandings with any third party with a view to, or advise, aid, abet, solicit, induce, encourage, or finance in whole or in part, any action prohibited by any clause of this Subsection (a) of Section 2.1 if such action were taken by the New Shareholders or their Affiliates or which action would be prohibited by any clause of this Subsection (a) of Section
     2.1 if such third party were a New Shareholder or an Affiliate of a New Shareholder.

     (b) Suspension. The agreements contained in Subsection (a) of this Section
2.1 shall not apply during the pendency of a Business Combination Transaction approved by a majority of the Independent Directors.

     Section 2.2. Certain Agreements of the Existing Shareholders.

     (a) General. The Existing Shareholders jointly and severally covenant and agree that from and after the Effective Time, except as specifically permitted or contemplated by this Agreement or unless previously approved in writing by Parent upon the approval of a majority of the Board of Directors (not including any Existing Shareholder as a member of the Board of Directors for purposes of determining such approval), the Existing Shareholders will not in any manner, directly or indirectly acting alone or in concert with others:

          (i) beneficially own or seek to beneficially own, directly or indirectly, Voting Securities of Parent such that the aggregate beneficial ownership of the Existing Shareholders exceeds the Percentage Limitation;

          (ii) acquire or offer, agree, attempt, seek, propose, or announce an intention to acquire, directly or indirectly, by purchase or otherwise, any Voting Securities (or any direct or indirect beneficial ownership, rights, options or interests therein), if after the consummation of such acquisition the Existing Shareholders would have an aggregate beneficial ownership of Voting Securities in excess of the Percentage Limitation;

          (iii) acquire or offer, agree, attempt, seek, propose, or announce an intention to acquire, directly or indirectly, by purchase or otherwise, any assets of Parent or any of its successors or Subsidiaries;

          (iv) (A) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to securities of Parent or any of its successors or Subsidiaries; (B) initiate any shareholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under Exchange Act) with respect to Parent or any of its successors or Subsidiaries; or (C) directly or indirectly, advise, assist, encourage, induce, or act as a financing source for others to take any such action;

          (v) take any action for the purpose of (A) convening a meeting of the shareholders of Parent or any of its successors or Subsidiaries; (B) taking action by written consent of the shareholders of Parent or any of its successors or Subsidiaries; or (C) directly or indirectly, advise, assist, encourage, induce, or act as a financing source for others to take such action;

          (vi) except in connection with actions otherwise permitted by this Agreement, make any public announcement or disclosure relating to (A) the acquisition of Voting Securities that would result in the aggregate beneficial ownership of Voting Securities of the Existing Shareholders exceeding the Percentage Limitation; (B) a proposal for a Business Combination Transaction; or (C) a tender offer or exchange offer for Voting Securities;

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

          (vii) except as permitted by Section 3.3, enter into or agree, offer, commence, propose or seek to enter into, discuss, or otherwise be involved in or part of, directly or indirectly, any (A) tender offer or exchange offer for Voting Securities or (B) any Business Combination Transaction;

          (viii) request or solicit any Person or negotiate with any Person to
     (A) make a tender offer or exchange offer for Voting Securities or (B) make a Business Combination Transaction;

          (ix) make any proposal for (A) any Business Combination Transaction to Parent or its Board of Directors or (B) a tender offer or exchange offer for Voting Securities;

          (x) except in connection with bona fide estate planning activities undertaken by an Existing Shareholder who is an individual, deposit Voting Securities into a voting trust or subject Voting Securities to voting agreements or grant any proxy with respect to any Voting Securities to any person not designated by Parent's Board of Directors, other than in connection with a bona fide pledge of Voting Securities by an Existing Shareholder who is an individual;

          (xi) form, join or in any way participate in a 13d Group for the purpose of taking any action restricted or prohibited under any clause of this Subsection (a) of Section 2.2;

          (xii) disclose publicly any intention, plan or arrangement inconsistent with the foregoing or the other provisions of this Agreement relating to any Voting Securities; or

          (xiii) enter into any discussions, negotiations, arrangements or understandings with any third party with a view to, or advise, aid, abet, solicit, induce, encourage, or finance in whole or in part, any action prohibited by any clause of this Subsection (a) of Section 2.2 if such action were taken by an Existing Shareholder or which action would be prohibited by any clause of this Subsection (a) of Section 2.2 if such third party were an Existing Shareholder.

     (b) Suspension. The agreements contained in Subsection (a) of this Section
2.2 shall not apply to prevent the parties to the Buy-Sell Agreement from exercising any and all rights thereunder and shall not apply during the pendency of a Business Combination Transaction approved by a majority of the Board of Directors.

                                   ARTICLE 3

                            RESTRICTIONS ON TRANSFER

     Section 3.1. Transfer Restrictions Applicable to the New Shareholders. The parties hereto agree that from and after the Effective Time the New Shareholders and their Affiliates may, at any time, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose, or offer or enter into any agreement or understanding to sell, any Voting Securities; provided, however, the New Shareholders agree that they and their Affiliates may not sell Voting Securities, to a Person who, after consummation of such sale, will beneficially own, directly or indirectly, more than 20% of the outstanding Voting Securities, except (a) upon the prior consent of a majority of the Independent Directors specifically expressed in a resolution; (b) in connection with a tender offer or exchange offer, Business Combination Transaction, or a similar transaction recommended by a majority of the Independent Directors; (c) in response to a tender offer or exchange offer not approved by the Independent Directors if (X) no New Shareholder or Affiliate of a New Shareholder, directly or indirectly, initiated or commenced or advised, assisted, encouraged, induced, or acted as a financing source for others to commence such tender offer or exchange offer; (Y) holders of no less than 51% (excluding the Voting Securities beneficially owned by the New Shareholders and their Affiliates) of the total outstanding Voting Securities (including the Voting Securities beneficially owned by the New Shareholders and their Affiliates) subject to the tender offer or exchange offer have affirmatively accepted such offer and deposited the Voting Securities in accordance with the terms of the offer; and (Z) no New Shareholder or Affiliate of a New Shareholder made any public or private disclosure of its intention to participate in the tender offer or exchange offer prior to acceptance by no less than 51% of the total outstanding Voting Securities as described in (Y) above; or (d) in connection with a Business Combination Transaction, whether or not recommended by a majority
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

of the Independent Directors, that occurred by operation of law provided that the New Shareholders and their Affiliates were otherwise in compliance with this Agreement.

     Section 3.2. Notice of Distributions. In connection with any dividend or distribution to the holders of equity interests of any New Shareholder that is a partnership, corporation or other entity, each New Shareholder that is a partnership, corporation or other entity severally agrees to provide Parent with at least ten (10) days prior written notice of such dividend or distribution to its equity holders.

     Section 3.3. Transfer Restrictions Applicable to the Existing
Shareholders. The parties hereto agree that from and after the Effective Time the Existing Shareholders may, at any time, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose, or offer or enter into any agreement or understanding to sell, any Voting Securities; provided, however, the Existing Shareholders agree that they may not sell Voting Securities to a Person, who after consummation of such sale, will beneficially own, directly or indirectly, more than 20% of the outstanding Voting Securities of Parent, except (a) upon the prior consent of a majority of the Board of Directors specifically expressed in a resolution; (b) in connection with a tender offer or exchange offer, Business Combination Transaction, or a similar transaction recommended by the Board of Directors; (c) in response to a tender offer or exchange offer not approved by the Board of Directors if (X) no Existing Shareholder, directly or indirectly, initiated or commenced or advised, assisted, encouraged, induced, or acted as a financing source for others to commence such tender offer or exchange offer; (Y) holders of no less than 51% (excluding the Voting Securities beneficially owned by the Existing Shareholders) of the total outstanding Voting Securities (including the Voting Securities beneficially owned by the Existing Shareholders) subject to the tender offer or exchange offer have affirmatively accepted such offer and deposited the Voting Securities in accordance with the terms of the offer; and
(Z) no Existing Shareholder made any public or private disclosure of its intention to participate in the tender offer or exchange offer prior to acceptance by no less than 51% of the total outstanding Voting Securities as described in (Y) above; or (d) in connection with a Business Combination Transaction, whether or not recommended by a majority of the Board of Directors, that occurred by operation of law, provided that the Existing Shareholders were otherwise in compliance with this Agreement.

     Section 3.4. Voting Restrictions.

     (a) Non-Class Voting. In connection with any matter in which a New Shareholder or Existing Shareholder has voting rights related to Voting Securities not entitled to vote separately as a class but that vote together with all other Voting Securities not entitled to vote separately as a class on such matter, the number of votes which such New Shareholder or Existing Shareholder, as the case may be, shall be entitled to cast at its sole discretion with respect to such matter shall not exceed one vote fewer than twenty percent (20%) of the aggregate number of votes entitled to be cast thereon by all securities of Parent entitled to vote on such matter, less (i) in the case of any New Shareholder, the votes entitled to be cast by all other New Shareholders and the votes entitled to be cast by all Affiliates of New Shareholders relating to Voting Securities not entitled to vote separately as a class and (ii) in the case of any Existing Shareholder, the votes entitled to be cast by any other Existing Shareholder not entitled to vote separately as a class.

     (b) Class Voting. In connection with any matter in which a New Shareholder or Existing Shareholder has voting rights which are entitled to be counted separately as part of a class of securities entitled to vote as a class on such matter, the number of votes which such New Shareholder or Existing Shareholder, as the case may be, shall be entitled to cast at its sole discretion with respect to such matter shall not exceed one vote fewer than twenty percent (20%) of the aggregate number of votes entitled to be cast thereon by all securities of such class, less (i) in the case of a New Shareholder, the votes entitled to be cast by all other New Shareholders and the votes entitled to be cast by all Affiliates of New Shareholders relating to Voting Securities of the same class and (ii) in the case of an Existing Shareholder, the votes entitled to be cast by all other Existing Shareholders relating to Voting Securities of the same class.

     (c) Limitation. If any New Shareholder or Existing Shareholder would otherwise be entitled to cast votes in excess of the number calculated pursuant to clauses (a) and (b) above, then the balance of such votes shall be cast for, against or abstain in respect of such matter in the same proportion as the votes cast for, against or abstain by all other shareholders of Parent entitled to vote on the matter.

                                   ARTICLE 4

                    OTHER COVENANTS OF THE NEW SHAREHOLDERS

     Section 4.1. Facilitation of the Merger. The New Shareholders jointly and severally covenant and agree that from and after the date hereof the New Shareholders and their Affiliates will (a) use their commercially reasonable efforts to cooperate with and provide assistance to Parent so as to facilitate Parent's compliance with the provisions of Section 5.8 of the Merger Agreement;
(b) refrain from taking any action which will cause the FCC or any Governmental Authority to restrain, enjoin, or otherwise prevent or materially delay the consummation of the Merger; and (c) use their best efforts (i) to avoid or prevent any Action (as defined in Section 4.2) resulting in any way from the attribution to Parent and its Affiliates of the ownership of assets of RCN Corporation, a Delaware corporation, due to the equity interest therein held by an Affiliate of a New Shareholder (the "RCN Interest") and (ii) to prevent the RCN Interest from preventing or materially delaying the consummation of the Merger beyond the Termination Date. Prior to the Effective Time, Section 4.1 governs the obligations of the New Shareholders and their Affiliates with respect to the RCN Interest, and from and after the Effective Time, Section 4.2 shall govern such obligations. This Section 4.1 shall not apply to any assets listed on Schedule 4.2.

     Section 4.2. Regulatory Compliance Responsibilities. In consideration for Parent's agreement to enter into the Merger Agreement and issue Common Stock to the New Shareholders in the Merger despite the potential for increased regulatory complications, the New Shareholders jointly and severally covenant and agree that from and after the date hereof:

          (a) the New Shareholders and their Affiliates will (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses, (ii) amend or terminate existing relationships (including, but not limited to positional interests and debtor-creditor relationships) and contractual rights and obligations, (iii) amend or terminate existing licenses or other intellectual property agreements and enter into new licenses or other intellectual property agreements, and (iv) take any and all other action, if any of the foregoing is reasonably likely to be necessary for the purpose of avoiding or preventing any Action; provided that the foregoing clauses (i)-(iv) shall not apply to any assets listed on Schedule 4.2. As used herein, "Action" shall mean any action or inaction by the FCC or any Governmental Entity that (A) would adversely affect the ability of Parent and its Affiliates to acquire additional media properties, expand its media properties or enter into joint ventures or other relationships respecting media properties and media-related activities and (B) was caused by or resulted in any way from (i) the attribution to Parent and its Affiliates of the ownership of Non-Listed Assets of the New Shareholder and its Affiliates pursuant to the Communications Act which causes the Parent or New Shareholder to violate the FCC Rules or (ii) the ownership of Non-Listed Assets of the New Shareholder and its Affiliates under applicable federal, state and local antitrust laws or any other federal, state or local laws. For example, "Action" as used herein may include the FCC's failure to grant its consent to an application filed by Parent or an Affiliate of Parent seeking approval for an acquisition of new media of mass communication including, but not limited to, radio and television stations; and

          (b) the New Shareholders and their Affiliates shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of any agreement to which the Parent or an Affiliate of Parent is a party in accordance with its terms unlawful or that would prevent or delay consummation of such transaction, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated above) necessary to vacate, modify or suspend such
                                       B-7
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     injunction or order so as to permit the consummation of such transaction prior to the deadline agreed upon by the parties to such transaction, provided that such injunction or order was caused by or resulted in any way from (x) the attribution to Parent and its Affiliates of the ownership of Non-Listed Assets of the New Shareholder and its Affiliates pursuant to the Communications Act which causes the Parent or New Shareholder or any of its Affiliates to violate the FCC Rules or (y) the ownership of Non-Listed Assets of the New Shareholder and its Affiliates under applicable federal, state and local antitrust laws or any other federal, state or local laws. The foregoing obligations of the New Shareholder and its Affiliates shall apply regardless of whether the conflict or violation results in whole or in part from actions of Parent or its Affiliates, actions of the New Shareholder or its Affiliates, or changes in any applicable laws.

          (c) Parent will promptly provide notice to the New Shareholders upon the execution of a definitive agreement for a new acquisition or other transaction which Parent reasonably believes will cause the New Shareholders or their Affiliates to incur obligations under this Section 4.2.

     Section 4.3. Scope. The foregoing obligations in Section 4.2 shall apply only to radio and television assets of the New Shareholders and their Affiliates which assets are located in the United States and outdoor advertising assets of the New Shareholders and their Affiliates which assets are located anywhere in the world excluding South America.

     Section 4.4. Survival. This Article 4 shall survive the termination of this Agreement for so long as the assets or actions of the New Shareholder or its Affiliates are attributable to or deemed to be owned or taken by Parent pursuant to attribution, control or ownership laws, rules or policies of any Governmental Entity; provided, however, if the Merger Agreement terminates prior to the consummation of the Merger, then this Article 4 shall terminate simultaneously with the termination of the Merger Agreement.

     Section 4.5. Liability Under Article IV. Thomas O. Hicks, a New Shareholder, shall not be personally liable for monetary damages arising from a breach or violation of this Article 4 by any New Shareholder; provided, however, all other New Shareholders shall be jointly and severally liable for any and all losses or damages, direct or indirect, consequential or otherwise, arising from a breach or violation of this Article 4. Except as set forth above, Thomas O. Hicks shall not in any way be released from the obligations of the New Shareholders hereunder.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     Section 5.1. Representations and Warranties of the New Shareholders.

     (a) Binding Agreement. Each New Shareholder severally represents and warrants as follows: (i) the New Shareholder, if not an individual, is duly organized and validly existing under the laws of the State of its organization;
(ii) the New Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (iii) the New Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding obligation of the New Shareholder, enforceable against the New Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (b) No Conflict. Each New Shareholder severally represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof in each case by the New Shareholder (i) requires any consent, approval, authorization or permit of, registration, declaration, or filing with, or notification to, any Governmental Entity (except for filings or notifications under the Exchange Act or Communications Act), (ii) results in a default (or an event which, with notice or lapse of time or both, will result in a default) or gives rise to any right of termination by any third party, cancellation, amendment, or acceleration under any material contract, agreement, instrument, commitment,

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arrangement, or understanding, or results in the creation of a security interest, lien, charge, encumbrance, equity, or claim with respect to any of the securities of the Company beneficially owned by the New Shareholder, (iii) requires any material consent, authorization, or approval of any person other than a Governmental Entity which has not been obtained, (iv) violates or conflicts with any order, writ, injunction, decree or law applicable to the New Shareholder or the securities of the Company beneficially owned by the New Shareholder, or (v) violates or conflicts with the organizational documents, if any, of the New Shareholder.

     (c) Share Ownership. Each New Shareholder severally represents and warrants that (i) except as set forth in Schedule 5.1, the New Shareholder is the record owner of the number of shares of common stock, par value $0.01 per share, of the Company set forth opposite his or its name on Schedule 5.1 (the "New Shareholder Shares"), free and clear of any security interests, liens, charges, encumbrances, options or restriction on the right to vote the New Shareholder Shares; (ii) the New Shareholder holds exclusive power to vote the New Shareholder Shares, subject to the limitations set forth in that certain Voting Agreement of even date herewith by and between the New Shareholder and Parent; and (iii) the New Shareholder Shares represent all of the shares of capital stock of the Company owned of record by the New Shareholder.

     Section 5.2. Representations and Warranties of the Existing Shareholders.

     (a) Binding Agreement. The Existing Shareholders represent and warrant as follows: (i) the Existing Shareholder, if not an individual, is duly organized and validly existing under the laws of its state of organization; (ii) the Existing Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) the Existing Shareholder has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid, and binding obligation of the Existing Shareholder, enforceable against the Existing Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (b) No Conflict. Each Existing Shareholder represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof in each case by the Existing Shareholder (i) requires any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Entity (except for filings under the Exchange Act or Communications Act), (ii) results in a default (or an event which, with notice or lapse of time or both, will result in a default) or gives rise to any right of termination by any third party, cancellation, amendment, or acceleration under any material contract, agreement, instrument, commitment, arrangement, or understanding, or results in the creation of a security interest, lien, charge, encumbrance, equity, or claim with respect to any of the securities of Parent beneficially owned by the Existing Shareholder, (iii) requires any material consent, authorization, or approval of any person other than a Governmental Entity which has not been obtained, (iv) violates or conflicts with any order, writ, injunction, decree or law applicable to the Existing Shareholder or the securities of Parent beneficially owned by the Existing Shareholder, or (v) violates or conflicts with the organizational documents, if any, of the Existing Shareholder.

     (c) Share Ownership. Each Existing Shareholder represents and warrants that
(i) except as set forth in Schedule 5.2, the Existing Shareholder is the record owner of the number of shares of Common Stock of Parent set forth on Schedule
5.2 (the "Existing Shareholder Shares"), free and clear of any security interests, liens, charges, encumbrances, options or restriction on the right to vote the Existing Shareholder Shares; (ii) the Existing Shareholder holds exclusive power to vote the Existing Shareholder Shares, subject to the limitations set forth in that certain Voting Agreement of even date herewith by and between the Existing Shareholder and the Company; and (iii) the Existing Shareholder Shares represent all of the shares of capital stock of Parent owned of record by the Existing Shareholder.

                                   ARTICLE 6

                                 MISCELLANEOUS

     Section 6.1. Termination. Except for Article 4, which shall survive for the period specified therein (but in no event after the termination of the Merger Agreement), this Agreement shall terminate upon the earlier to occur of the following: (i) the fifth anniversary of the Effective Time of the Merger, (ii) the termination of the Merger Agreement prior to consummation of the Merger,
(iii) the agreement of the parties hereto to terminate this Agreement, or (iv) the date on which a person or group (not including the New Shareholder, the Existing Shareholder or their respective Affiliates) beneficially owns more than 50% of the Voting Power, whether by way of tender or exchange offer or otherwise.

     Section 6.2. Survival. The representations and warranties herein contained shall survive indefinitely following the termination of this Agreement, subject to applicable statutes of limitation, if any; provided, however, that no representations and warranties shall survive the termination of this Agreement pursuant to Section 6.1(ii).

     Section 6.3. Specific Enforcement. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, each party shall be entitled to seek specific performance of the terms hereof. Further, the parties hereto expressly waive (a) the defense that a remedy in damages will be adequate and (b) any requirement, in an action for specific performance, for the posting of a bond. The New Shareholders further agree to use their best efforts to cause their respective partners, trustees, directors, officers, employees and agents to waive, any requirement for the posting of a bond in connection with such remedy.

     Section 6.4. No Waiver. The parties hereby agree that no failure or delay by a party to this Agreement, in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     Section 6.5. Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law). Parent, the Existing Shareholders, and the New Shareholders hereby consent to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereby in the United States District Court for the Western District of Texas sitting in Bexar County, Texas.

     Section 6.6. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

     Section 6.7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

     Section 6.8 Interpretation. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 6.9. Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex or telecopier (with receipt confirmed), or one business day following deposit with overnight courier or three business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

     If to Parent:

         Clear Channel Communications, Inc.
         200 Concord Plaza
         Suite 600
         San Antonio, Texas 78216-6940
         Attention: Randall T. Mays
         Telephone: (210) 822-2828
         Facsimile: (210) 822-2299

     With a copy to:

         Akin, Gump, Strauss, Hauer & Feld L.L.P.
         1700 Pacific Avenue
         Suite 4100
         Dallas, Texas 75201-4675
         Attention: Michael E. Dillard, P.C.
         Telephone: (214) 969-2800
         Facsimile: (214) 969-4343

     If to the New Shareholders:

         c/o Hicks, Muse, Tate & Furst Incorporated
         200 Crescent Court
         Suite 1600
         Dallas, Texas 75201
         Attention: Thomas O. Hicks
         Telephone: (214) 740-7300
         Facsimile: (214) 740-7313

     With a copy to:

         Hicks, Muse, Tate & Furst Incorporated
         200 Crescent Court
         Suite 1600
         Dallas, Texas 75201
         Attention: Lawrence D. Stuart, Jr.
         Telephone: (214) 740-7300
         Facsimile: (214) 740-7313

     Section 6.10. Assignment. Without the prior written consent of the other parties hereto, no party hereto may assign this Agreement or any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise except that Parent may, without the prior written consent of the other parties, assign this Agreement upon a merger, consolidation, "business combination" as defined in Part Thirteen of the Texas Business Corporation Act as in effect on the date hereof, compulsory share exchange, recapitalization or other similar transaction, provided that holders of the capital stock of Parent or the surviving entity immediately prior to such transaction hold at least a majority of the capital stock of Parent or the surviving entity immediately after such transaction.

     Section 6.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     Section 6.12. Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     Section 6.13. Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     Section 6.14. Shareholder Capacity. No covenant or agreement of the Existing Shareholders contained herein is made by an Existing Shareholder in his capacity as a director or officer. No covenant or agreement of Thomas O. Hicks contained herein shall be deemed to be made by him in his capacity as a director or officer provided that he complies with the provisions of Section 2.1 and votes in his capacity as a director or officer. All New Shareholders other than Thomas O. Hicks shall be jointly and severally liable for any breach of this Agreement by any New Shareholder, including Thomas O. Hicks.

     Section 6.15. No Recourse Against Others. No past, present or future partner, director, officer, employee, member or stockholder of a New Shareholder or an Existing Shareholder or any of their respective partners, directors, officers, employees, members or stockholders (unless such person has executed this Agreement) shall have any liability for any obligations of the New Shareholders or the Existing Shareholders under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

                     SHAREHOLDERS AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be duly executed as of the day and year first above written.

                                        CLEAR CHANNEL COMMUNICATIONS, INC.,
                                        A TEXAS CORPORATION

                                                 /s/ RANDALL T. MAYS
                                        ----------------------------------------
                                        By:   Randall T. Mays
                                        Title: Executive Vice President and
                                               Chief Executive Officer

                                        EXISTING SHAREHOLDERS:

                                                  /s/ L. LOWRY MAYS
                                        ----------------------------------------
                                                     L. Lowry Mays

                                        4-M PARTNERS, LTD., a Texas limited
                                        partnership

                                        By:        /s/ L. LOWRY MAYS
                                           -------------------------------------
                                        Name: L. Lowry Mays
                                        Title:  General Partner

                                        NEW SHAREHOLDERS:

                                        HICKS, MUSE, TATE & FURST EQUITY FUND
                                        II, L.P.

                                        By: HM2/GP PARTNERS, L.P., its general
                                            partner

                                        By: HICKS, MUSE GP PARTNERS, L.P., its
                                            general partner

                                        By: HICKS, MUSE FUND II INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        HM2/HMW, L.P.

                                        By: HICKS, MUSE, TATE & FURST EQUITY
                                            FUND II, L.P., its general partner

                                        By: HM2/GP PARTNERS, L.P., its general
                                            partner

                                        By: HICKS, MUSE GP PARTNERS, L.P., its
                                            general partner

                                        By: HICKS, MUSE FUND II INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        HM2/CHANCELLOR, L.P.

                                        By: HM2/CHANCELLOR GP, L.P., its general
                                            partner

                                        By: HM2/CHANCELLOR HOLDINGS, INC., its
                                            general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        HM4/CHANCELLOR, L.P.

                                        By: HICKS, MUSE FUND IV LLC, its general
                                            partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        CAPSTAR BROADCASTING PARTNERS, L.P.

                                        By: HM3/CAPSTAR PARTNERS, L.P., its
                                            general partner

                                        By: HM3/CAPSTAR, INC., its general
                                            partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:   President

                                        CAPSTAR BT PARTNERS, L.P.

                                        By: HM3/GP PARTNERS, L.P., its general
                                            partner

                                        By: HICKS, MUSE GP PARTNERS III, L.P.,
                                            its general partner

                                        By: HICKS, MUSE FUND III INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:   President

                                        CAPSTAR BOSTON PARTNERS, L.L.C.

                                        By: HM3/GP PARTNERS, L.P., its managing
                                            member

                                        By: HICKS, MUSE GP PARTNERS III, L.P.,
                                            its general partner

                                        By: HICKS, MUSE FUND III INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:   President

                                                 /s/ THOMAS O. HICKS
                                        ----------------------------------------
                                                    Thomas O. Hicks

                                                                         ANNEX C

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT dated as of October 2, 1999 (this "Agreement"), among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation (the "Issuer"), and the other persons set forth on the signature pages hereto (including such persons' permitted transferees, the "Holders").

                                  WITNESSETH:

     WHEREAS, this Agreement is being entered into in connection with the closing under the Merger Agreement referred to below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.1 Definitions. Terms defined in the Agreement and Plan of Merger, dated as of October 2, 1999 (the "Merger Agreement"), among the Issuer, CCU Merger Sub, Inc., a Delaware corporation wholly owned by the Issuer, and AMFM Inc., a Delaware corporation (the "Company"), are used herein as defined therein. In addition, the following terms, as used herein, shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any successor governmental body or agency.

     "Common Stock" shall mean the common stock, par value $.10 per share, of the Issuer.

     "Demand Registration" shall have the meaning ascribed thereto in Section 2.1(a).

     "Demand Request" shall have the meaning ascribed thereto in Section 2.1(a).

     "Disadvantageous Condition" shall have the meaning ascribed thereto in
Section 2.4.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Registration" shall mean the sale of any securities pursuant to a registration statement that is not a firmly underwritten offering of Common Stock.

     "HMTF" shall mean Hicks, Muse, Tate & Furst Incorporated, a Delaware corporation.

     "Holders' Agent" shall have the meaning ascribed thereto in Section 4.11.

     "Holder" shall mean each of the Persons who are listed as signatories hereto other than the Issuer and their Included Transferees.

     "Included Transferee" shall mean any transferee in a Significant Disposition, as well as any subsequent transferees to the extent such subsequent transferees received shares in the manner set forth in the definition of "Significant Disposition," but in each case only with respect to shares of Registrable Securities received in a Significant Disposition.

     "Person" shall mean any natural person, firm, individual, business trust, association, corporation, partnership, joint venture, company, unincorporated entity or other entity.

     "Registrable Securities" shall mean Common Stock acquired by the initial Holders pursuant to the Merger (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such

Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event). The Person that issues the Registrable Securities shall be the "Issuer" hereunder. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the Securities Act, (ii) such Registrable Securities shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iii) such Registrable Securities shall have ceased to be outstanding. Any shares of Common Stock received by an Included Transferee pursuant to a Significant Disposition shall be deemed "Registrable Securities" for purposes of this Agreement.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article 2, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; and (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; provided that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, (y) the fees and expenses of counsel for any Holder and (z) all costs and expenses of the Issuer incurred as contemplated in Section 2.6(g).

     "Rule 144" shall mean Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

     "Rule 415 Offering" shall mean an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) -- promulgated under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Holder" shall mean any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

     "Shareholders Agreement" shall mean that certain Shareholders Agreement dated the date hereof among the Issuer, L. Lowry Mays and the Holders and the other Persons named therein.

     "Significant Disposition" means any sale, exchange, disposition or other transfer to one Person to the extent that (a) such sale, exchange, disposition or transfer involves at least a majority of all the Registrable Securities then held by the initial Holders and (b) the value of the Registrable Securities received by such transferees was at least $2,000,000,000 based on the closing price of the Common Stock on the trading day immediately preceding the day of such sale, exchange, distribution, disposition or other transfer. If a transferee of Common Stock in a Significant Disposition makes a subsequent disposition or transfer of the entire amount of securities received as set forth above in a single transaction to one Person, such transferee (but not more than one Person) shall be deemed an Included Transferee and shall have the rights of a Holder under this Agreement, and any subsequent transferee (but not more than one Person) of such entire block of shares of Common Stock shall be deemed an Included Transferee and shall have rights of a Holder under this Agreement.

     "Termination Date" shall have the meaning set forth in Article 3.

     Section 1.2 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE 2

                              REGISTRATION RIGHTS

     Section 2.1  Demand Registration.

     (a) Upon written notice to the Issuer prior to the Termination Date from a Holder or Holders holding a majority in interest of the Registrable Securities (the "Demand Request") requesting that the Issuer effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Holders (the "Requesting Holders" which term shall include parties deemed "Requesting Holders" pursuant to Section 2.1(d)) in a firmly underwritten public offering, the Issuer shall prepare as soon as practicable and, within 30 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act within 45 days after the filing of such registration statement. A registration effected pursuant to a Demand Request pursuant to this Section 2.1(a) shall be referred to herein as a "Demand Registration." Notwithstanding any other provision of this Agreement to the contrary:

          (i) the Holders may collectively exercise their rights to request Demand Registrations on not more the one occasion in any 12-month period;

          (ii) the method of disposition requested by Holders in connection with any Demand Registration may not, without the Issuer's written consent, be a Rule 415 Offering; and

          (iii) the Issuer shall not be required to effect a Demand Registration hereunder unless the aggregate offering size for such offering is at least $500 million.

     (b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this Section 2.1 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, if (i) such Demand Registration has not become effective under the Securities Act or (ii) such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (other than as a result of any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission of a Holder) for at least 90 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. So long as a Demand Request is made by the Holders prior to the Termination Date, the Holders shall not lose their right to their Demand Registration under Section 2.1(a) if the Demand Registration related to such Demand Request is delayed or not effected in the circumstances set forth in this
Section 2.1(b) or Section 2.4.

     (c) The Issuer shall have the right to cause the registration of additional equity securities for sale for the account of the Issuer or any other Person to whom the Issuer has granted registration rights from time to time, in the registration of Registrable Securities requested by the Holders pursuant to
Section 2.1(a) above, provided that if such Holders are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in Section 2.3(b) that, in such underwriter's good faith view, all or a part of such Registrable Securities and additional equity securities cannot be sold and the inclusion of such Registrable Securities and additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated (referred to herein as a "Material Adverse Effect"), then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated as follows: (i) first, all securities the Holders propose to register and (ii) thereafter, the securities to be registered for the account of the Issuer and/or securities requested to be registered for the account of other Persons entitled to participate, in such proportions determined by the Issuer in its discretion or in accordance with agreements between the Issuer and other Persons.

     (d) Within 7 days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to the Holders' Agent (which shall be deemed notice to all the Holders), advising such Holder of its right to include any or all of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in the Demand Registration. Any Holder may, within 15 days of delivery to such Holder of a notice pursuant to this Section 2.1(d), elect to so include all or any portion of such Holder's Registrable Securities in the Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Holder. All Holders requesting to have their Registrable Securities included in a Demand Registration pursuant to this Section 2.1(d) shall be deemed "Requesting Holders" for purposes of this
Article 2.

     Section 2.2  Piggyback Registrations.

     (a) Right to Piggyback. Each time the Issuer proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Issuer or the account of any securityholder) or proposes to make such an offering of equity securities (other than pursuant to an Excluded Registration) to the public pursuant to a previously filed registration statement pursuant to Rule 415 under the Securities Act, the Issuer shall give prompt written notice to each Holder of Registrable Securities (which notice shall be given not less than 10 days prior to the proposed initial filing date of the Issuer's registration statement in the case of a non-Rule 415 Offering or the commencement of the offering, in the case of a Rule 415 Offering), which notice shall offer each such Holder the opportunity to offer any or all of its or his Registrable Securities in such public offering. Each Holder who desires to sell its or his Registrable Securities in such underwritten public offering shall so advise the Issuer in writing (stating the number of Registrable Securities desired to be registered or sold) within 5 days after the date of such notice from the Issuer. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Securities in any offering pursuant to this Section 2.2(a) by giving written notice to the Issuer of such withdrawal. The Issuer may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered. Except as provided above, the Holders shall have no registration rights with respect to an Excluded Registration.

     (b) Priority on Piggyback Registrations. The priority of shares to be included on an offering pursuant to which the Holders have piggyback registrations and as to which the underwriters have advised the Holders that a Material Adverse Effect would be likely shall be as follows:

          (i) with respect to an offering initiated by the Issuer on its own behalf, first, to the Issuer, and second to the Holders and any other securityholders of the Issuer who have the right to include securities in such offering pro rata based on the number of shares proposed by such Persons to be included in the offering; and

          (ii) with respect to an offering pursuant to demand registration rights of securityholders of the Issuer other than the Holders, first to the securityholders pursuant to their demand registration rights, second to the Issuer, and third, to the Holders and any other securityholders of the Issuer who have the right to include securities in such offering pro rata based on the number of shares proposed by the Holders and such other securityholders to be included in such offering.

If as a result of the provisions of this Section 2.2(b) any Holder shall not be entitled to include all Registrable Securities in an offering that such Holder has requested to be so included, such Holder may

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withdraw such Holder's request to include Registrable Securities in such offering prior to completion of the offering.

     (c) Limited Purpose Shelf Registration Statement. The Issuer shall prepare, and file with the Commission one or more Registration Statements on Form S-3 under Rule 415 of the Securities Act covering the resale of the Registrable Securities in an amount of shares to be mutually agreed by Issuer and Holders' Agent from time to time, but such Registration Statement on Form S-3 shall be restricted for use by the Holders only for participation pursuant to Section 2.2(a) in a firmly underwritten public offering of Common Stock proposed by the Issuer for the account of the Issuer or the account of any other securityholder.

     Section 2.3  Other Matters In Connection With Registrations.

     (a) Each Holder shall keep the Holders' Agent informed promptly of (x) the name, address and other contact information of such Holder, (y) the number of Registrable Securities held from time-to-time by such Holder, and (z) each sale, transfer or other disposition of Registrable Securities (including the number of shares sold) by each such Holder. The Holders' Agent shall use its reasonable best efforts to keep the Issuer informed promptly of (x) the name, address and other contact information of each Holder, (y) the number of Registrable Securities held from time-to-time by each such Holder and (z) each sale, transfer or other disposition of Registrable Securities (including the number of shares sold) by each such Holder.

     (b) The Issuer shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of any Demand Registration or other registration who shall be reasonably acceptable to Holders owning a majority of the Registrable Securities proposed to be sold therein.

     (c) No Holder may participate in any registration statement hereunder unless such Person (x) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Issuer and
(y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

     Section 2.4 Certain Delay Rights. The Issuer may defer the filing or effectiveness (but not the preparation) of a registration statement required by
Section 2.1 for a period not to exceed 120 days (or, if longer, 120 days after the effective date of the registration statement contemplated by clause (ii) or
(iii) below) if (i) at the time the Issuer receives the Demand Request, the Issuer or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Issuer determines in good faith that such disclosure would be materially detrimental to the Issuer and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, (ii) within three (3) business days following its receipt of a Demand Request, the Issuer decides to effect a public offering of the Issuer's securities for the Issuer's account, or (iii) prior to the receipt of any Demand Request, another Person has exercised demand registration rights and the Issuer has begun preparations or planning for the offering (each of clauses (i), (ii) and (iii) referred to herein as a "Disadvantageous Condition"). A deferral of the filing or effectiveness of a registration statement pursuant to this Section 2.4 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) or (iii) of the preceding sentence, the proposed offering for the Issuer's or another securityholder's account is abandoned. In order to defer the filing or effectiveness of a registration statement pursuant to this Section 2.4, the Issuer shall promptly (but in any event within three (3) business days), upon determining to seek such deferral, deliver to each Holder (whether by notice directly to such Holder or through the Holders' Agent) a certificate signed by an executive officer of the Issuer stating that the Issuer is deferring such filing pursuant to this Section 2.4 and a general statement of the reason for such deferral, and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held
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by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Issuer. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Issuer may defer the filing of a particular registration statement pursuant to this Section 2.4 only once during any 12-month period.

     Section 2.5 Expenses. Except as provided herein, the Issuer shall be responsible for all Registration Expenses with respect to each registration hereunder, whether or not any registration statement becomes effective. Notwithstanding the foregoing, (i) each Holder and the Issuer shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, (ii) each Holder shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder, (iii) each Holder shall be responsible for the legal fees and expenses of its own counsel; and (iv) the Issuer shall be responsible for all out-of-pocket costs and expenses of the Issuer and its officers and employees incurred in connection with providing the assistance and/or attending analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities as contemplated in Section 2.6(g).

     Section 2.6 Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Issuer shall as promptly as practicable (but subject to the provisions of Section 2.1):

          (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of 90 days after such registration statement becomes effective, provided, that such 90-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by Section 2.6(e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by Section 2.6(e) below;

          (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such documents incorporated by reference in such registration statement or prospectus as the Holders of Registrable Securities or such underwriter may reasonably request (it being understood that, subject to Section 2.10 and the requirements of the Securities Act and applicable State securities law, the Issuer consents to the use of the prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment to supplement is a part);

          (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in or incorporated by reference into the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters

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     delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

          (e) promptly notify the Selling Holders and each underwriter in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose,
     (iii) at any time when a prospectus relating to a registration pursuant to
     Section 2.1 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) of any request by the Commission, or any other regulatory body or other body having jurisdiction, for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders, promptly prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

          (f) use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange or automated interdealer quotation system on which the Common Stock is then listed;

          (g) use reasonable efforts to assist the Holders in the marketing of Common Stock in connection with up to five underwritten offerings hereunder (including, to the extent reasonably consistent with work commitments, using reasonable efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration), with all out-of-pocket costs and expenses incurred by the Issuer or such officers in connection with such attendance or assistance to be paid by the Issuer as provided in Section 2.5;

          (h) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder in such jurisdictions (provided, however, that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

          (i) make generally available to the Holders an earning statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Issuer's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Issuer timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act;

          (j) if requested by the managing underwriter or any Selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Selling Holder reasonably requests to be included therein, including, without limitation, with
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     respect to the Registrable Securities being sold by such Selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (k) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Selling Holder;

          (l) provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;

          (m) cooperate with each Selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

          (n) prepare and file with the Commission promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Issuer or the managing underwriter, is required in connection with the distribution of the Registrable Securities; and

          (o) advise each Selling Holder of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     Section 2.7  Underwriting; Due Diligence.

     (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article 2, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.6(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article 2, the Issuer shall give the Holders' Agent and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accounts who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided that the foregoing shall not require the Issuer to provide access to (or copies of) any competitively sensitive information relating to the Issuer or its subsidiaries or their respective businesses; provided further that (i) each Holder and the underwriters and their respective counsel and accountants shall have entered into a confidentiality agreement reasonably acceptable to the Issuer and (ii) the Holders' Agent and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to minimize the disruption to the Issuer's business and coordinate any such investigation of the books, records and properties of the Issuer and any such discussions with the Issuer's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

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     Section 2.8  Indemnification and Contribution.

     (a) The Issuer agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and each of its employees, advisors, agents, representatives, partners, officers and directors, and each Person, if any, who controls such Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Issuer in writing by such Selling Holder expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holders provided in this Section 2.8(a). The reimbursement required by this Section 2.8(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its employees, advisors, agents, representatives, directors, the officers who sign the registration statement and each Person, if any who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto; provided that the obligation to indemnify will be several, not joint and several, among such Selling Holders, and the liability of each Selling Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such Selling Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Selling Holder has furnished in writing to the Issuer information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto, such Selling Holder has furnished in writing to the Issuer information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Issuer. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.8(b).

     (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that

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the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.8 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld and unless such settlement contains a full and unconditional release of the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

     (d) If the indemnification provided for in this Section 2.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, cost, claim, damage, liability or expense referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage, liability, expense, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 2.8, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.8(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

     (e) The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

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     Section 2.9  Holdback Agreement. Each Selling Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Issuer (otherwise than through the registered public offering then being made), within 10 days prior to or 30 days (or such lesser period as the lead or managing underwriters may permit) after the date of the consummation of such offering for any Demand Registration hereunder, for any underwritten public offering by the Issuer by or any other Person of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

     Section 2.10 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a "Suspension Notice") from the Issuer of the happening of any event of the kind described in
Section 2.6(e)(iii), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Issuer that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Issuer, such Holder will deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 2.6(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Issuer shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

                                   ARTICLE 3

                              TERM AND TERMINATION

     This Agreement shall become effective at the Effective Time of the Merger and shall continue in effect for five (5) years from the Effective Time, and shall continue in effect thereafter until the Issuer terminates this Agreement by delivery of written notice to each Holder (whether by notice directly to such Holder or through the Holders' Agent) on the earlier of the following to occur (or at any time thereafter): (i) the market value of the aggregate amount of Registrable Securities beneficially owned by the Holders is less than $1,000,000,000 based on the average closing price of the Issuer's Common Stock for the twelve (12) consecutive calendar months preceding the date of notice of termination; or (ii) the aggregate number of shares of Registrable Securities beneficially owned by the Holders is less than the average weekly trading volume of the Common Stock during the preceding consecutive six-month period and the market value of the aggregate amount of Registrable Securities beneficially owned by the Holders is less than $2,000,000,000 based on the average closing price of the Issuer's Common Stock for the twelve (12) consecutive calendar months preceding the date of notice of termination. Such date upon which the Issuer terminates this Agreement shall be referred to herein as the "Termination Date." Notwithstanding the above, no termination shall be effective for any Demand Registration for which the Issuer has received a Demand Request.

                                   ARTICLE 4

                                 MISCELLANEOUS

     Section 4.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     Section 4.2 Not Exclusive; No Other Rights. The Holders agree that nothing herein contained shall prohibit the Issuer from granting registration rights to any other party, provided that such registration

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rights shall not conflict with the terms of this Agreement. The Issuer represents and warrants that no other Person has registration rights that conflict with the rights granted to the Holders hereunder.

     Section 4.3 Assignment. No party may assign any of its rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other parties.

     Section 4.4 Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.

     Section 4.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto (unless such contact information in the case of the Holders is updated by written notice from the affected Holder to the Issuer).

     Section 4.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     Section 4.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     Section 4.8 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto; provided, that, this Agreement is also intended to be for the benefit of and is enforceable by each Holder.

     Section 4.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

     Section 4.10 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 4.11 Holders' Agent. Each Holder hereby appoints HMTF as its agent and attorney-in-fact (the "Holders' Agent") for purposes of the delivery and receipt of all notices and requests pursuant to this Agreement. The Issuer may give notice to any Holder hereunder by giving such notice directly to such Holder. Alternatively, the Issuer may give notice to the Holders' Agent, in which event the Holders' Agent will promptly so give such notice to each Holder. Delivery of any notice or other communication pursuant to this Agreement by the Issuer to the Holders' Agent in accordance with Section 4.5 will be deemed to constitute notice by the Issuer directly to the Holders. Delivery of any notice or other communication pursuant to this Agreement by the Holders' Agent to the Issuer in accordance with Section 4.5 will be deemed to constitute notice by the Holders directly to the Issuer. Notwithstanding anything else contained herein, under no circumstances shall the Issuer be required to deliver any notice or other communication pursuant to this Agreement directly to any Holder. Further notwithstanding anything else contained herein, the Holders' Agent will not be liable or responsible to any Person should any Holder fail to act in accordance with any notice so give to such Holder hereunder.

     Section 4.12 Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     Section 4.13 Termination of Existing Registration Rights. Each Holder that is a party to any registration rights agreement of the Issuer in effect on the date hereof hereby consents to the termination of such agreement effective on the Effective Time.

                  REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, the Issuer and the Holders have caused this Agreement to be duly executed as of the day and year first above written.

                                        CLEAR CHANNEL COMMUNICATIONS, INC.,
                                        a Texas corporation

                                        By:       /s/ RANDALL T. MAYS
                                           -------------------------------------
                                        Name: Randall T. Mays

                                        Address:  200 Concord Plaza
                                                  Suite 600
                                                  San Antonio, Texas 78216-6940

                                        Facsimile No.: (210) 822-2299

                                        HOLDERS:

                                        HICKS, MUSE, TATE & FURST EQUITY
                                        FUND II, L.P.

                                        By: HM2/GP PARTNERS, L.P.,
                                            its general partner

                                        By: HICKS, MUSE GP PARTNERS, L.P.,
                                            its general partner

                                        By: HICKS, MUSE FUND II INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        HM2/HMW, L.P.

                                        By: HICKS, MUSE, TATE & FURST EQUITY
                                            FUND II, L.P.,
                                            its general partner

                                        By: HM2/GP PARTNERS, L.P.,
                                            its general partner

                                        By: HICKS, MUSE GP PARTNERS, L.P.,
                                            its general partner

                                        By: HICKS, MUSE FUND II INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        HM2/CHANCELLOR, L.P.

                                        By: HM2/CHANCELLOR GP, L.P.,
                                            its general partner

                                        By: HM2/CHANCELLOR HOLDINGS, INC.,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        HM4/CHANCELLOR, L.P.

                                        By: HICKS, MUSE FUND IV LLC,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        CAPSTAR BROADCASTING PARTNERS, L.P.

                                        By: HM3/CAPSTAR PARTNERS, L.P.,
                                            its general partner

                                        By: HM3/CAPSTAR, INC.,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        CAPSTAR BT PARTNERS, L.P.

                                        By: HM3/GP PARTNERS, L.P.,
                                            its general partner

                                        By: HICKS, MUSE GP PARTNERS III, L.P.,
                                            its general partner

                                        By: HICKS, MUSE FUND III INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                        CAPSTAR BOSTON PARTNERS, L.L.C.

                                        By: HM3/GP PARTNERS, L.P.,
                                            its managing member

                                        By: HICKS, MUSE GP PARTNERS III, L.P.,
                                            its general partner

                                        By: HICKS, MUSE FUND III INCORPORATED,
                                            its general partner

                                        By:       /s/ THOMAS O. HICKS
                                           -------------------------------------
                                        Name: Thomas O. Hicks
                                        Title:  President

                                                 /s/ THOMAS O. HICKS
                                        ----------------------------------------
                                                    Thomas O. Hicks

                                                  /s/ JOHN D. MUSE
                                        ----------------------------------------
                                                      John D. Muse

                                                 /s/ CHARLES W. TATE
                                        ----------------------------------------
                                                    Charles W. Tate

                                                  /s/ JACK D. FURST
                                        ----------------------------------------
                                                     Jack D. Furst

                                                /s/ MICHAEL J. LEVITT
                                        ----------------------------------------
                                                   Michael J. Levitt

                                            /s/ LAWRENCE D. STEWART, JR.
                                        ----------------------------------------
                                                Lawrence D. Stewart, Jr.

                                                /s/ DAVID B. DENIGER
                                        ----------------------------------------
                                                    David B. Deniger

                                                  /s/ DAN H. BLANKS
                                        ----------------------------------------
                                                     Dan H. Blanks

[SALOMON SMITH BARNEY LOGO]

                                                                         ANNEX D

October 2, 1999

Board of Directors
Clear Channel Communications, Inc.
200 Concord Plaza
Suite 600
San Antonio, Texas 78216-6940

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Clear Channel Communications, Inc. ("Parent") of the Exchange Ratio (as defined below) contemplated by the Agreement and Plan of Merger (the "Merger Agreement") among Parent, CCU Merger Sub, Inc. ("Merger Sub") and AMFM Inc. (the "Company") to be entered into in connection with the proposed merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger Agreement, each share of the common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than Canceled Shares (as defined in Section 2.3 of the Merger Agreement)) will be converted into the right to receive 0.94 of a share (the "Exchange Ratio") of the common stock, par value $0.10 per share, of Parent ("Parent Common Stock").

     In connection with rendering our opinion, we have, among other things: (i) reviewed the October 1, 1999 draft of the Merger Agreement, including the exhibits thereto and certain documents referred to therein, in the form provided to us; (ii) reviewed certain publicly available business and financial information that we deemed relevant relating to Parent and the Company and the industries in which they operate; (iii) reviewed certain internal non-public financial and operating data and other information provided to or reviewed for us by the managements of Parent and the Company relating to Parent's and the Company's businesses, including certain financial forecasts as to the future financial results of such businesses provided to or reviewed for us by the management of Parent and certain financial forecast information provided to or reviewed for us by the management of the Company as to the future financial results of its business; (iv) reviewed certain publicly available business and financial information with respect to certain other companies that we believed to be relevant or comparable in certain respects to Parent and the Company, and the trading markets for such other companies' securities; (v) reviewed and analyzed certain publicly available and other information concerning the trading of, and the trading market for, Parent Common Stock and Company Common Stock;
(vi) reviewed the financial terms of certain business combinations and acquisition transactions we deem reasonably comparable to the Merger and otherwise relevant to our inquiry; (vii) discussed with members of Parent's and the Company's senior managements and other officers and employees of Parent and the Company the foregoing, including the past and current business operations, financial condition and prospects of Parent and the Company, respectively, before and after giving effect to the Merger; and (viii) considered such other information, financial studies, analyses, investigations and financial, economic, market and trading criteria as we deemed relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available. With respect to Parent's and the Company's financial forecasts, we have been informed by management of Parent, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently

[SALOMON SMITH BARNEY LOGO]

Board of Directors
Clear Channel Communications, Inc.
October 2, 1999
Page  2

available estimates and judgments on the part of management of Parent as to the future financial performance of Parent or the Company, as the case may be. With respect to the Company's financial forecast information, we have been informed by management of the Company, and we have assumed, that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of management of the Company as to the future financial performance of the Company. We express no view as to such forecasts or forecast information or the assumptions on which they are based. We have assumed that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We have not assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets or liabilities of Parent or the Company, nor for conducting a physical inspection of the properties and facilities of Parent or the Company.

     For purposes of rendering our opinion, we have assumed that the representations and warranties of each party contained in the Merger Agreement are true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. Representatives of Parent have advised us, and we have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either Parent or Company is a party, as contemplated by the Merger Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the Merger.

     Our opinion necessarily is based on market, economic and other conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion does not address Parent's underlying business decision to effect the Merger. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Parent Common Stock or Company Common Stock following the announcement or consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     As you are aware, Salomon Smith Barney Inc. has acted as financial advisor to Parent in connection with the Merger and will receive a fee for such services, a significant portion of which will be received upon the consummation of the Merger. In addition, we will receive a portion of such fee in connection with the delivery of this opinion. We have in the past provided investment banking services to Parent, the Company and/or their respective affiliates for which we have received compensation. In the ordinary course of business, we or our affiliates may hold or trade in the debt and equity securities of Parent, the Company, and/or their respective affiliates for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain other business relationships with Parent, the Company and their respective affiliates.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Parent in its evaluation of the proposed Merger, and our opinion is not intended to be and

[SALOMON SMITH BARNEY LOGO]

Board of Directors
Clear Channel Communications, Inc.
October 2, 1999
Page  3

does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Merger.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Parent.

                                            Very truly yours,

                                            /s/ SALOMON SMITH BARNEY
                                            SALOMON SMITH BARNEY INC.

                                                                         ANNEX E

[MORGAN STANLEY DEAN WITTER LOGO]

                                                   1585 BROADWAY
                                                   NEW YORK, NEW YORK 10036
                                                   (212) 761-4000

                                October 2, 1999

Board of Directors
AMFM Inc.
1845 Woodall Rodgers Freeway, Suite 1300
Dallas, TX 75201

Members of the Board:

     We understand that AMFM Inc. (the "Company"), Clear Channel Communications, Inc. ("Clear Channel") and CCU Merger Sub, Inc., a wholly owned subsidiary of Clear Channel ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of October 2, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Clear Channel and each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), other than shares owned directly or indirectly by Clear Channel, Merger Sub or the Company, will be converted into 0.94 of a share (the "Conversion Number") of common stock, par value $10 per share, of Clear Channel (the "Clear Channel Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Conversion Number pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company and Clear Channel, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Clear Channel prepared by the managements of the Company and Clear Channel, respectively;

     (iii) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of Clear Channel with senior executives of Clear Channel;

     (v) discussed and reviewed financial projections for the Company and Clear Channel contained in certain publicly available securities analysts' research reports that were recommended for review by the respective managements of such companies;

     (vi) reviewed the pro forma impact of the Merger on the earnings and capitalization ratios of Clear Channel;

     (vii) reviewed the reported prices and trading activity for the Company Common Stock and the Clear Channel Common Stock;

     (viii) compared the financial performance of the Company and Clear Channel and the prices and trading activity of the Company Common Stock and the Clear Channel Common Stock with that of certain publicly traded companies and their securities;

                                               [MORGAN STANLEY DEAN WITTER LOGO]

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

     (x) participated in discussions among representatives of the Company and Clear Channel and their financial advisors;

     (xi)  reviewed the Merger Agreement and certain related agreements; and

     (xii) performed such other studies and analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data provided by the Company and Clear Channel, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of the Company and Clear Channel, respectively. In relying on the financial projections for the Company and Clear Channel included in the securities analysts' research reports reviewed by us, we have assumed that the recommendation of these reports to us by the managements of the Company and Clear Channel indicated their respective beliefs that these reports were reasonably prepared on the bases set forth in the prior sentence. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Clear Channel, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that obtaining all necessary regulatory approvals for the Merger will not have an adverse effect on the Company or Clear Channel.

     We have been retained to render our opinion to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Clear Channel and have received fees for the rendering of these services. In arriving at our opinion we were not authorized to and did not negotiate with Clear Channel or its representatives regarding the terms of the Merger Agreement.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this letter may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission and distributed to stockholders of the Company and Clear Channel in respect of the Merger. In addition, this opinion does not in any manner address the prices at which the Clear Channel Common Stock will actually trade at any time and we express no recommendation or opinion as to how the holders of Company Common Stock should vote at the stockholders' meeting held in connection with the Merger.

                                               [MORGAN STANLEY DEAN WITTER LOGO]

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Conversion Number pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED


                                          By: /s/ PAUL J. TAUBMAN
                                             -----------------------------------
                                              Paul J. Taubman
                                              Managing Director

                                                                         ANNEX F

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                             ANNUAL INCENTIVE PLAN

     1. Purposes. The purposes of this Annual Incentive Plan are to provide an incentive to executive officers and other selected key executives of Clear Channel to contribute to the growth, profitability and increased shareholder value of Clear Channel, to retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Board" shall mean Clear Channel's Board of Directors.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

          (c) "Committee" shall mean a committee composed of at least two members of the Board who qualify as "outside directors" within the meaning of Section 162(m) of the Code.

          (d) "Company" shall mean Clear Channel Communications, Inc. and any entity that succeeds to all or substantially all of its business.

          (e) "Effective Date" shall mean January 1, 2000.

          (f) "Eligible Employee" shall mean each executive officer of Clear Channel, including those employed by subsidiaries, and other key executives of Clear Channel and its subsidiaries selected by the Committee.

          (g) "GAAP" shall mean U.S. Generally Accepted Accounting Principles.

          (h) "Participant" shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

          (i) "Performance Award" shall mean the right of a Participant to receive cash or other property following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 5.

          (j) "Performance Goals" shall mean or may be expressed in terms of any of the following business criteria: revenue growth, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA growth, funds from operations, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, net earnings, earnings per share and per share growth, return on equity, return on assets, share price performance on an absolute basis and relative to an index, improvements in Clear Channel's attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

          (k) "Performance Objective" shall mean the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

          (l) "Performance Period" shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant's entitlement to receive payment of an Award.

          (m) "Plan" shall mean this Clear Channel Communications, Inc. Annual Incentive Plan, as amended from time to time.

     3. Administration.

          (a) Authority. The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, in its sole discretion, from time to time to select Participants; to grant Performance Awards under the Plan; to determine the type, terms and conditions of, and all other matters relating to, Performance Awards; to prescribe Performance Award agreements (which need not be identical); to establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and to make such determinations and interpretations and to take such steps in connection with the Plan or the Performance Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Performance Awards granted thereunder shall be final and binding on all persons.

          (b) Manner of Exercise of Committee Authority. The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of Clear Channel, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Performance Awards to executive officers of Clear Channel; (ii) to make Awards which are intended to constitute "qualified performance-based compensation" under
     Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the company.

          (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of Clear Channel, Clear Channel's independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of Clear Channel acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by Clear Channel with respect to any such action or determination.

     4. Types of Awards. Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in
Section 5 in respect of any Performance Period.

     5. Performance Awards.

          (a) Form of Award. The Committee is authorized to grant Performance Awards pursuant to this Section 5. A Performance Award shall represent the conditional right of the Participant to receive cash or other property based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this
     Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee.

          (b) Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

          (c) Additional Provisions Applicable to Performance Awards. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants.

          (d) Duration of the Performance Period. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

          (e) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(e).

          (f) Adjustment. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitations changes in the position or duties of any Participant with Clear Channel during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to Clear Channel and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of Clear Channel or any subsidiary into another corporation, any consolidation of Clear Channel or any subsidiary into another corporation, any separation of Clear Channel or any subsidiary (including a spinoff or the distribution of stock or property of Clear Channel or any subsidiary), any reorganization of Clear Channel or any subsidiary or a large, special and non-recurring dividend paid or distributed by Clear Channel (whether or not such reorganization comes within the definition of Section 368 of the
     Code), (iii) any partial or complete liquidation of Clear Channel or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of Section 2(j) of the
     Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (g) Timing of Payment. Except as provided below, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following

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     the determination in respect thereof made pursuant to Section 5(e), and any non-cash amounts or any other rights that the Participant is entitled to with respect to a Performance Award for a Performance Period will be paid in accordance with the terms of the Performance Award.

          (h) Deferral of Payments. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Participant shall have the right to elect to defer receipt of part or all of any payment due with respect to a Performance Award.

          (i) Maximum Amount Payable Per Participant Under This Section 5. With respect to Performance Awards to be settled in cash or property, a Participant shall not be granted Performance Awards for all of the Performance Periods commencing in a calendar year that permit the Participant in the aggregate to earn a cash payment or payment in other property, in excess of $10,000,000.

     6. General Provisions.

          (a) Termination of Employment. In the event a Participant terminates employment for any reason during a Performance Period or prior to the Performance Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Performance Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay a Performance Award to such Participant.

          (b) Death of the Participant. Subject to Section 6(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.

          (c) Taxes. Clear Channel is authorized to withhold from any Performance Award granted, any payment relating to a Performance Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving a Performance Award, and to take such other action as the Committee may deem advisable to enable Clear Channel and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Performance Award. This authority shall include authority for Clear Channel to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (d) Limitations on Rights Conferred under Plan and
     Beneficiaries. Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Performance Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of Clear Channel or constitute any contract or agreement of employment, or interfere in any way with the right of Clear Channel to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

          (e) Changes to the Plan and Awards. Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been settled (either by payment or deferral). No

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     Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

          (f) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to a Performance Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Performance Award, or the taking of any other action pursuant to the Plan shall give any such Participant any rights that are greater than those of a general creditor of Clear Channel; provided that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet Clear Channel's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

          (g) Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of Clear Channel for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

          (h) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Performance Award shall be determined in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws, and applicable Federal law.

          (i) Exemption Under Section 162(m) of the Code. The Plan, and all Performance Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve Clear Channel's Federal income tax deduction for compensation paid pursuant to the Plan.

          (j) Effective Date. The Plan, as amended and restated, is effective on the Effective Date, subject to subsequent approval thereof by Clear Channel's stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 6(e). If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect. Unless Clear Channel determines to submit Section 5 of the Plan and the definition of "Performance Goal" to Clear Channel's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under Section 5 after the date of such annual meeting, but the remainder of the Plan shall continue in effect until terminated in accordance with Section 6(e).

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